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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ClubCorp Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
As of July 21, 2017, 66,242,861 shares of common stock, which includes 65,557,010 issued and outstanding shares of common stock (of which 966,299 are Restricted Shares (as defined herein)) and 685,851 shares of common stock subject to PSUs (other than Road to 300 PSUs (as defined herein), which will be cancelled without payment, and assuming that performance resulted in a payout of the target award).
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001159 by the underlying value of the transaction of $1,134,077,781, which has been calculated as the sum of:

i.	65,557,010 issued and outstanding shares of common stock (including Restricted Shares) multiplied by $17.12 per share, and
ii.
685,851 shares of common stock underlying PSUs (other than Road to 300 PSUs, which will be cancelled without payment, and assuming that performance resulted in a payout of the target award) multiplied by $17.12 per share.

	(4)	Proposed maximum aggregate value of transaction: $1,134,077,781
	(5)	Total fee paid: $131,439.61
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED JULY 26, 2017

[    •    ], 2017

Dear Fellow Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of ClubCorp Holdings, Inc., a Nevada corporation ("ClubCorp"), to be held at La Cima Club, 5215 North O'Connor Boulevard, The Tower at Williams Square, Suite 2600, Irving, Texas 75039 on [    •    ], [    •    ], 2017 at [    •    ], Central Time (the "special meeting").

        At the special meeting, stockholders will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 9, 2017 (as amended or modified from time to time, the "merger agreement"), among ClubCorp, Constellation Club Parent, Inc., a Delaware corporation ("Parent"), and Constellation Merger Sub Inc., a Nevada corporation ("Merger Sub"). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into ClubCorp and ClubCorp will survive the merger as a wholly owned subsidiary of Parent (the "merger"). Parent and Merger Sub were formed by certain funds managed by affiliates of Apollo Management VIII, L.P. (on behalf of its affiliated funds, "Apollo").

        If the merger is completed, our stockholders will have the right to receive $17.12 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, $0.01 par value per share, of ClubCorp ("ClubCorp common stock") that they own immediately prior to the effective time of the merger, which represents a premium of (i) approximately 30.7% over the closing price of ClubCorp's common stock on July 7, 2017, the last trading day prior to the date on which public announcement of the merger agreement was made and (ii) approximately 29.0% to the volume-weighted average share price of ClubCorp common stock during the thirty (30) days ended July 7, 2017. Approval of the proposal to approve the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote on the merger proposal.

        ClubCorp common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "MYCC". The closing price of ClubCorp common stock on the NYSE on [    •    ], 2017, the most recent practicable date prior to the date of the accompanying proxy statement, was $[    •    ] per share.

        The ClubCorp board of directors has reviewed and considered the terms and conditions of the merger and unanimously determined that the merger, the merger agreement, and the other transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of ClubCorp and its stockholders and has unanimously declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The ClubCorp board of directors made its determination after consideration of a number of factors more fully described in the accompanying proxy statement. The ClubCorp board of directors unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

        At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to ClubCorp's named executive officers by ClubCorp based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission and (ii) a proposal to approve an adjournment of the special meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to approve the merger agreement. The ClubCorp board of directors unanimously recommends that you vote "FOR" each of these proposals.

        The ClubCorp board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

        If your shares are held in "street name," you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

        The merger cannot be completed unless ClubCorp stockholders approve the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you attend the special meeting and vote in person, your vote by ballot at the special meeting will revoke any proxy previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and also will have the same effect as a vote "AGAINST" the approval of the merger agreement. Similarly, if you hold your shares in "street name" and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and also will have the same effect as a vote "AGAINST" the approval of the merger agreement.

        The obligations of ClubCorp, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain customary conditions. The accompanying proxy statement contains detailed information about ClubCorp, the special meeting, the merger agreement, the merger and the merger-related named executive officer compensation proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about ClubCorp from documents we have filed with the U.S. Securities and Exchange Commission.

        If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885.

        Thank you for your confidence in ClubCorp.

Sincerely,

John A. Beckert	Eric L. Affeldt
Chairman of the Board of Directors	Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [    •    ], 2017 and, together with the enclosed form of proxy card, is first being mailed to ClubCorp stockholders on or about [    •    ], 2017.

ClubCorp Holdings, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[ • ], [ • ], 2017 at [ • ], Central Time
PLACE	La Cima Club, 5215 North O'Connor Boulevard, The Tower at Williams Square, Suite 2600, Irving, Texas 75039
ITEMS OF BUSINESS

•

To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 9, 2017 (as amended or modified from time to time, the "merger agreement"), among ClubCorp Holdings, Inc., a Nevada corporation ("ClubCorp"), Constellation Club Parent,  Inc., a Delaware corporation ("Parent"), and Constellation Merger Sub Inc., a Nevada corporation ("Merger Sub") (the "merger proposal"); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ClubCorp to its named executive officers that is based on or otherwise relates to the merger (the "named executive officer merger-related compensation proposal");

•

To consider and vote on a proposal to approve an adjournment of the special meeting of ClubCorp stockholders (the "special meeting") from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the "adjournment proposal"); and

•

To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the ClubCorp board of directors (the "Board").

RECORD DATE
Only holders of record of our common stock, $0.01 par value per share ("ClubCorp common stock"), at the close of business on [ • ], 2017 (the "record date") are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.
VOTING BY PROXY
Your vote is very important, regardless of the number of shares you own. The Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the United States), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Board unanimously recommends that you vote:
• "FOR" the merger proposal;
• "FOR" the named executive officer merger-related compensation proposal; and
• "FOR" the adjournment proposal.
NO APPRAISAL RIGHTS
Pursuant to the Section 92A.390 of the Nevada Revised Statutes (the "NRS"), no holder of any shares of ClubCorp common stock will have or be entitled to assert dissenter's rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

        YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THIS PROPOSAL. IF YOU HOLD YOUR SHARES IN "STREET NAME" AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER PROPOSAL.

        Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

        If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of ClubCorp common stock as of the record date. All stockholders should also bring valid photo identification (such as a driver's license or passport).

        The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement and the named executive officer merger-related compensation proposal, and provides specific information concerning the special meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of ClubCorp common stock, please contact ClubCorp's proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by e-mail: ClubCorp@mackenziepartners.com.

By Order of the Board of Directors,

Ingrid J. Keiser, Secretary
Dallas, Texas [ • ], 2017

i

ii

SUMMARY TERM SHEET

        This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of ClubCorp stockholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on ClubCorp included in documents incorporated by reference into this proxy statement, see the section entitled "Where You Can Find More Information" beginning on page 128. We have included page references in this summary to direct you to a more complete description of the topics presented below.

        All references to "ClubCorp," "we," "us," or "our" in this proxy statement refer to ClubCorp Holdings, Inc., a Nevada corporation; all references to "Parent" refer to Constellation Club Parent, Inc., a Delaware corporation; all references to "Merger Sub" refer to Constellation Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent formed solely for the purpose of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement; all references to "Apollo" refer to Apollo Management VIII, L.P., on behalf of its affiliated funds; all references to "ClubCorp common stock" refer to the common stock, $0.01 par value per share, of ClubCorp; all references to the "Board" refer to the board of directors of ClubCorp; all references to the "merger" refer to the merger of Merger Sub with and into ClubCorp with ClubCorp surviving as a wholly owned subsidiary of Parent; unless otherwise indicated or as the context otherwise requires, all references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of July 9, 2017, by and among ClubCorp, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein, as amended or modified from time to time. ClubCorp, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation."

The Parties

ClubCorp (see page 27)

        ClubCorp Holdings, Inc. was incorporated in the State of Nevada on November 10, 2010. We are a membership based leisure business and a leading owner operator of private golf and country clubs and business, sports and alumni clubs in North America. As of June 13, 2017, our portfolio of 204 owned or operated clubs, with over 184,000 memberships, served over 430,000 individual members. We own, lease or operate through joint ventures 152 golf and country clubs and manage eight golf and country clubs. Likewise, we lease or operate through a joint venture 41 business, sports and alumni clubs and manage three business, sports and alumni clubs. We are the largest owner of private golf and country clubs in the United States and own the underlying real estate for 129 of our 160 golf and country clubs. Our golf and country clubs include 137 private country clubs, 16 semi-private clubs and seven public golf courses. Our business, sports and alumni clubs include 29 business clubs, seven business and sports clubs, six alumni clubs, and two sports clubs. Our facilities are located in 27 states, the District of Columbia and two foreign countries

        Our common stock is traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "MYCC." Our principal executive offices are located at 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234. Our telephone number is (972) 243-6191. Our website address is www.clubcorp.com.

        Additional information about ClubCorp is contained in our public filings with the U.S. Securities and Exchange Commission (the "SEC"), which are incorporated by reference herein. See the section entitled "Where You Can Find More Information."

Parent (see page 27)

        Parent is an affiliate of the Apollo Funds (as defined below under "Summary Term Sheet—Financing of the Merger"), which are each managed by affiliates of Apollo Management VIII, L.P. (which we refer to as "Apollo Management"). Parent, Apollo Management and the Apollo Funds are affiliates of Apollo Global Management, LLC (which we refer to as "AGM"). AGM is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. AGM had assets under management of approximately $197 billion as of March 31, 2017 in private equity, credit and real estate funds invested across a core group of nine industries where AGM has considerable knowledge and resources. AGM's units are listed on the NYSE under the symbol "APO." Parent was formed on July 6, 2017, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Parent's principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, NY 10019, and its telephone number is (212) 515-3200.

Merger Sub (see page 28)

        Merger Sub, a Nevada corporation and a wholly owned subsidiary of Parent, was formed on July 6, 2017 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into ClubCorp, and Merger Sub will cease to exist. Merger Sub's principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, NY 10019 and its telephone number is (212) 515-3200.

The Special Meeting

Date, Time and Place (see page 29)

        The special meeting of ClubCorp stockholders (the "special meeting") is scheduled to be held at La Cima Club, 5215 North O'Connor Boulevard, The Tower at Williams Square, Suite 2600, Irving, Texas 75039 on [    •    ], [    •    ], 2017 at [    •    ], Central Time.

Purpose of the Meeting (see page 29)

        The special meeting is being held in order to consider and vote on the following proposals:

  •
  To approve the merger agreement (the "merger proposal").

  •
  To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ClubCorp to its named executive officers that is based on or otherwise relates to the merger (the "named executive officer merger-related compensation proposal").

  •
  To approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the "adjournment proposal").

        Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board.

        The Board reviewed and considered the terms and conditions of the proposed merger with the assistance of ClubCorp's management ("management") and outside legal counsel and financial advisors. After consideration of various factors more fully described in this proxy statement, the Board unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of ClubCorp and our stockholders and unanimously declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The Board unanimously recommends that ClubCorp stockholders vote "FOR" the merger proposal, "FOR" the named executive officer merger-related compensation proposal and "FOR" the adjournment proposal.

        ClubCorp stockholders representing a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon must vote to approve the merger proposal as a condition for the merger to occur. If the ClubCorp stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 30)

        Only holders of record of ClubCorp common stock at the close of business on [    •    ], 2017, the record date for the special meeting (the "record date"), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [    •    ] shares of ClubCorp common stock were issued and outstanding, held by approximately [    •    ] holders of record.

        Holders of ClubCorp common stock are entitled to one vote on each matter submitted to a vote at the special meeting for each share of ClubCorp common stock they own at the close of business on the record date.

Quorum (see page 30)

        Under our bylaws, the presence at the special meeting, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of at least [    •    ] shares of ClubCorp common stock (a majority of the voting power of ClubCorp common stock issued and outstanding at the close of business on the record date) will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present at the meeting, but broker "non-votes" will not be counted as present in person or by proxy at the special meeting. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ClubCorp to additional expense.

        If you submit (and do not thereafter validly revoke) a properly executed proxy card, even if you abstain from voting, your shares of ClubCorp common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to approve the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote (see page 30)

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker "non-votes" will also have the same effect as a vote "AGAINST" the merger proposal.

        The outcome of the named executive officer merger-related compensation proposal vote will not be binding on the Board. Therefore, there is no "required vote" on this proposal. The Board will consider the outcome of this advisory vote in determining how to proceed following the special meeting.

        The adjournment proposal will be approved only if the number of votes cast in favor of the adjournment proposal exceeds the number of votes cast in opposition to the adjournment proposal.

        Abstentions and broker non-votes will not be counted as votes cast on the adjournment proposal or the named executive officer merger-related compensation proposal and therefore will not affect the outcome of these proposals.

Voting at the Special Meeting (see page 32)

        If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record." Stockholders of record can vote their shares of ClubCorp common stock in the following ways: (i) by completing, signing and returning by mail the enclosed proxy card authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting, (ii) by submitting a proxy by telephone using the toll-free number (1-800-690-6903), (iii) by submitting a proxy over the Internet at the website at www.proxyvote.com or (iv) attending the special meeting and voting your shares in person. Even if you plan to be present at the special meeting, ClubCorp encourages you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet to ensure that your shares are represented and voted at the meeting.

        If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a "legal proxy", executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares giving them the right to vote the shares at the special meeting.

        You may revoke your proxy at any time prior to the vote at the special meeting by delivering to ClubCorp's Secretary a signed notice of revocation or submitting a later-dated proxy. You may also revoke your proxy by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ClubCorp common stock to be voted.

        ClubCorp recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes (see page 31)

        At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote "AGAINST" the merger proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal. Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to non-routine matters (which include the three proposals described in this proxy statement), if a beneficial owner of shares of ClubCorp common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the merger proposal.

Solicitation of Proxies (see page 33)

        The Board is soliciting your proxy, and ClubCorp will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ClubCorp common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation by certain of ClubCorp's directors, officers and employees.

Adjournment (see page 33)

        In addition to the merger proposal and the named executive officer merger-related compensation proposal, ClubCorp stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ClubCorp common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time. If the adjournment is for more than 60 days, a new record date must be set for the adjourned meeting and a notice of the adjourned meeting will be given to each stockholder of record entitled to vote. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger

        The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger (see page 38)

        If the merger is completed, then at the effective time of the merger (the "effective time"), Merger Sub will merge with and into ClubCorp, the separate corporate existence of Merger Sub will cease and ClubCorp will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration (see page 38)

        Upon the terms and subject to the conditions of the merger agreement, at the effective time, ClubCorp stockholders will have the right to receive $17.12 in cash, without interest and subject to any applicable withholding taxes, for each share of ClubCorp common stock that they own immediately prior to the effective time (other than shares (i) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the effective time, and in each case not held on behalf of third parties, (ii) owned by ClubCorp, including shares held in treasury by ClubCorp, and in each case not held in a fiduciary capacity on behalf of third parties and (iii) owned by any direct or indirect wholly owned subsidiary of ClubCorp) (the "per share merger consideration").

Treatment of ClubCorp Equity Awards (see page 38)

        The merger agreement provides that, immediately prior to the effective time:

  •
  each outstanding Restricted Share (as such term is defined in the merger agreement) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such Restricted Share to receive $17.12 in cash plus any accrued dividends payable in respect of such Restricted Share;

  •
  each outstanding PSU (as such term is defined in the merger agreement) (other than any PSU granted on April 12, 2016 (each, a "Road to 300 PSU")) will automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such PSU to receive, an amount in cash equal to the product of (A) the target number of shares subject to such PSU immediately prior to the effective time multiplied by (B) $17.12, plus any accrued dividend equivalents payable in respect of such PSU; and

  •
  each Road to 300 PSU will be cancelled without the payment of any consideration;

provided that the amounts payable with respect to such Restricted Shares or PSUs will vest and be payable by the surviving corporation, subject to the applicable holder's continued employment through the applicable payment date (in the case of PSUs) or vesting date (in the case of Restricted Shares), as applicable, (A) with respect to Restricted Shares or PSUs, as applicable, that are not vested in accordance with their terms at the effective time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the effective time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the effective time, and (B) with respect to Restricted Shares or PSUs, as applicable, that are vested as of the effective time in accordance with their terms, at or promptly following the effective time, and in all cases, without any interest for the period from the effective time until such date (with respect to each Restricted Share, such applicable date, the "Restricted Share Payment Date" and, with respect to each PSU, such applicable date, the "PSU Payment Date") and less applicable taxes required to be withheld with respect to such payment; provided, further, that if the employment of a holder of Restricted Shares or PSUs is, following the effective time, but prior to the applicable Restricted Share Payment Date or PSU Payment Date, as applicable, terminated for any reason other than (x) by Parent or any of its affiliates (including the surviving corporation) for "cause" (as such term is defined in ClubCorp's 2012 Stock Award Plan (the "Stock Award Plan")) or (y) by such holder without "good reason" (as such term is defined in the merger agreement), then, in the case of each of the foregoing clauses (x) and (y), the payment described above will be accelerated to the next practicable payroll date after the date of such termination.

Recommendation of the Board of Directors (see page 54)

        The Board reviewed and considered the terms and conditions of the proposed merger with the assistance of management and outside legal counsel and financial advisors. After consideration of various factors, the Board unanimously (i) determined that it is advisable, fair to and in the best interests of ClubCorp and our stockholders for ClubCorp to enter into the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and (iii) resolved that the merger agreement be submitted to the ClubCorp stockholders for approval thereby in accordance with applicable law, the merger agreement and the bylaws of ClubCorp at a special meeting of stockholders and recommended that our stockholders vote to approve the merger agreement. Certain factors considered by the Board in reaching its decision to adopt the merger agreement can be found in "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 54.

        The Board unanimously recommends that the ClubCorp stockholders vote:

  •
  "FOR" the merger proposal;

  •
  "FOR" the named executive officer merger-related compensation proposal; and

  •
  "FOR" the adjournment proposal.

Opinions of ClubCorp's Financial Advisors (see page 59)

  Opinion of Jefferies LLC

        ClubCorp has engaged Jefferies LLC ("Jefferies") as a financial advisor to ClubCorp in connection with the merger. In connection with the merger, Jefferies delivered a written opinion, dated July 9, 2017, to the Board as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement. The full text of Jefferies' opinion, which is attached as Annex B to this proxy statement and is incorporated herein by reference, describes the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies. Jefferies' opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the per share merger consideration from a financial point of view and did not address any other aspect of the merger or any other matter. The opinion did not address the relative merits of the merger as compared to any alternative transaction or opportunity that might be available to ClubCorp, nor did it address the underlying business decision by ClubCorp to engage in the merger. Jefferies' opinion does not constitute a recommendation as to how any stockholder should vote or act with respect to the merger or any other matter. The summary of Jefferies' opinion set forth below is qualified in its entirety by reference to the full text of Jefferies' opinion.

  Opinion of Wells Fargo Securities, LLC

        ClubCorp also has engaged Wells Fargo Securities, LLC ("Wells Fargo Securities") as a financial advisor to ClubCorp in connection with the merger. In connection with the merger, Wells Fargo Securities rendered an opinion, dated July 9, 2017, to the Board as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement. The full text of Wells Fargo Securities' written opinion is attached as Annex C to this proxy statement and is incorporated in this proxy statement by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in rendering its opinion. The opinion was addressed to the Board (in its capacity as such) for its information and use in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger. Wells Fargo Securities' opinion did not address the merits of the underlying decision by ClubCorp to enter into the merger agreement or the relative merits of the merger compared with other business strategies or transactions available or that have been or might be considered by ClubCorp or the Board or in which ClubCorp might engage. Wells Fargo Securities' opinion does not constitute a recommendation to the Board or any other person or entity in respect of the merger, including as to how any holder of any of ClubCorp's securities should vote or act in connection with the merger or any other matters.

Interests of ClubCorp's Executive Officers and Directors in the Merger (see page 77)

        In considering the recommendation of the Board, ClubCorp stockholders should be aware that certain directors and executive officers of ClubCorp will have interests in the proposed merger that are different from, or in addition to, the interests of ClubCorp stockholders generally and that may create potential conflicts of interest. These interests are described in more detail in "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger," and with respect to the named executive officers of ClubCorp, are quantified in the "Golden Parachute Compensation" table included in "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger" section of this proxy statement. The Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

        These interests include:

  •
  Certain of ClubCorp's executive officers are entitled to protections and benefits under Change in Control Severance Agreements and certain other executive officers are entitle to protections and benefits under ClubCorp's Change of Control Severance Plan in the event of a qualifying termination of employment during the two-year period and one-year period, respectively, commencing on the date of the merger;

  •
  ClubCorp's PSUs (other than any Road to 300 PSUs, which will be cancelled without payment) held by ClubCorp's executive officers will vest at the target level of performance and be converted into the right to receive the per share merger consideration on specified payment dates (which payment dates are subject to acceleration in connection with certain terminations of the applicable executive officer's employment);

  •
  Restricted Shares held by ClubCorp's executive officers will vest and be converted into the right to receive the per share merger consideration on specified payment dates (which payment dates are subject to acceleration in connection with certain terminations of the applicable executive officer's employment); and

  •
  Restricted Shares held by members of the Board will vest and be converted into the right to receive the per share merger consideration promptly after the effective time; and

  •
  ClubCorp's directors and officers are entitled to indemnification and insurance arrangements pursuant to the merger agreement and ClubCorp's organizational documents and under certain indemnification agreements.

        These interests are discussed in more detail in the section entitled "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger," beginning on page 77 of this proxy statement.

Financing of the Merger (see page 85)

        We anticipate that the total funds needed to complete the merger (including the funds to pay ClubCorp's stockholders, to pay the holders of other equity-based interests the amounts due to them under the merger agreement, and to repay, prepay, repurchase, redeem, defease or discharge certain existing indebtedness of ClubCorp and its subsidiaries), which is expected to be approximately $2.4 billion, will be funded through a combination of available cash of ClubCorp and its subsidiaries, if any, and the following:

            (i)  debt financing in an aggregate principal amount of $1.6 billion as well as a committed $175 million senior secured revolving facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing, which includes the revolving credit facility. See the section of this proxy statement entitled "The Merger—Financing of the Merger—Debt Financing"; and

           (ii)  equity commitments by Apollo Investment Fund VIII, L.P., Apollo Overseas Partners (Delaware 892) VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners VIII, L.P. (together with their alternative investment vehicles, the "Apollo Funds") in an aggregate amount of up to $675 million. See the section of this proxy statement entitled "The Merger—Financing of the Merger—Equity Financing."

        The completion of the merger is not conditioned upon Parent's receipt of financing.

Limited Guarantee (see page 89)

        Subject to the terms and conditions set forth in a limited guarantee, dated July 9, 2017 (the "limited guarantee"), the Apollo Funds have guaranteed the payment obligations of Parent with respect to (i) (x) the obligation of Parent under the merger agreement to pay a reverse termination fee of $74.2 million if the merger agreement is terminated by ClubCorp under specified circumstances (see the section entitled "The Merger Agreement—Termination Fees and Expenses"), (y) Parent's obligation to pay up to $2.5 million of certain expenses incurred by ClubCorp in connection with the successful enforcement by ClubCorp of Parent's obligation to pay the reverse termination fee (referred to herein as "enforcement expenses"), and (z) certain reimbursement or payment obligations of Parent relating to the debt financing and the repayment or satisfaction and discharge, as applicable, of existing ClubCorp indebtedness of up to $500,000 or (ii) damages (solely to the extent payable pursuant to a final and non-appealable order of a court of competent jurisdiction), if any, payable for fraud or willful breach by Parent or Merger Sub of up to $74.2 million.

        The Apollo Funds' obligations under the limited guarantee are subject to a maximum aggregate cap of $74.2 million plus, if applicable, the enforcement expenses and the reimbursement obligations, in each case subject to the applicable cap.

Antitrust Review Required for the Merger (see page 90)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), and until the applicable 30-day waiting period has expired or has been terminated. On July 20, 2017, ClubCorp and Parent each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on August 21, 2017 at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material.

        While we have no reason to believe it will not be possible to complete the antitrust review in a timely manner, there is no certainty that this review will be completed within the period of time contemplated by the merger agreement or that the completion of such review would not be conditioned upon actions that would be materially adverse to ClubCorp or Parent, or that a regulatory challenge to the merger will not be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page 91)

        The exchange of ClubCorp common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 91. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

No Appraisal Rights (see page 91)

        Pursuant to the Section 92A.390 of the Nevada Revised Statutes (the "NRS"), no holder of any shares of ClubCorp common stock will have or be entitled to assert dissenter's rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Expected Timing of the Merger

        We expect to complete the merger in the third quarter of 2017. However, the merger is subject to antitrust review and other conditions, and it is possible that factors outside of the control of ClubCorp or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Restrictions on Solicitation of Competing Acquisition Proposals (see page 103)

        From and after the date of the merger agreement until the effective time or, if earlier, the valid termination of the merger agreement, ClubCorp is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with third parties in relation to any alternative transactions (subject to certain exceptions prior to the approval of the merger proposal by ClubCorp stockholders at the special meeting). Specifically, ClubCorp will not, and will cause its subsidiaries not to (and will use its reasonable best efforts to cause its and their respective directors, officers, employees, consultants, investment bankers, attorneys, accountants, agents and other advisors or representatives not to):

  •
  initiate, solicit, knowingly encourage, propose or knowingly induce the making, submission or announcement of, or knowingly facilitate or assist any inquiries, offers or proposals with respect to an acquisition proposal or the consummation thereof, or any offer or proposal that could reasonably be expected to lead to an acquisition proposal or the consummation thereof;

  •
  enter into, continue or otherwise participate or engage in any negotiations or discussions concerning or with respect to any inquiries from any person (other than Parent, Merger Sub or any of their respective designees) relating to the making of an acquisition proposal, or provide or afford access to its properties, assets, books and records, personnel (solely in connection with the evaluation of an acquisition proposal) or non-public information or data to any person (other than Parent, Merger Sub or any of their respective designees) relating to the making of an acquisition proposal or any inquiry or proposal with respect thereto;

  •
  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal;

  •
  execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any acquisition proposal other than certain permitted confidentiality agreements;

  •
  fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of securities of ClubCorp or any of its subsidiaries unless the Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties; or

  •
  authorize, agree or commit to do any of the foregoing.

        ClubCorp agreed to immediately cease and cause to be terminated, and to cause each of its subsidiaries, and use its reasonable best efforts to cause its and its subsidiaries' respective representatives to immediately cease and cause to be terminated, any activities, solicitations, discussions or negotiations with any person and its affiliates and representatives (other than Parent, Merger Sub or any of their respective representatives and designees) in connection with or relating to an acquisition proposal, in each case that existed as of the date of the merger agreement. ClubCorp also agreed to (i) promptly request that each person (other than Parent, Merger Sub or any of their respective representatives and designees) that has prior to the date of the merger agreement executed a confidentiality agreement in connection with its consideration of acquiring ClubCorp return or destroy all confidential information furnished pursuant to the date of the merger agreement and (ii) terminate any access to any data room (electronic or otherwise) previously provided to any such person, its affiliates or representatives.

        However, prior to approval of the merger proposal by the ClubCorp stockholders at the special meeting, we may participate or engage in discussions with any person or group that has made a bona fide acquisition proposal after the date of the merger agreement that was not solicited in breach of the merger agreement (including the non-solicitation restrictions described above) (other than de minimis breaches) and provide access to such person or group and its representatives to our, and our subsidiaries' properties, books and records and other information or data in response to a request therefor, if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute a superior proposal and, after consultation with its outside legal counsel, that failure to provide such access or engage in such discussions would be, or reasonably likely to be, inconsistent with its fiduciary duties under applicable law and has received an acceptable confidentiality agreement from such person; provided that ClubCorp will substantially contemporaneously provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub.

        ClubCorp is not entitled to terminate the merger agreement to enter into an agreement for a superior proposal unless it complies with certain procedures in the merger agreement, including engaging in good faith negotiations with Parent and its representatives during specified periods to enable Parent to make adjustments to the merger agreement such that any acquisition proposal (or modification thereof) would cease to constitute a superior proposal. If ClubCorp terminates the merger agreement in order to accept a superior proposal, it must pay a $34.2 million termination fee to Parent. For more information, see the section of this proxy statement captioned "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals."

Conditions to the Closing of the Merger (see page 113)

        Each party's respective obligation to effect the merger under the merger agreement is subject to the satisfaction or, to the extent permitted by applicable law, waiver of various conditions, including the following:

  •
  the merger agreement has been approved by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of ClubCorp common stock entitled to vote thereon;

  •
  no law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) will have been enacted, entered, promulgated or enforced by any governmental authority of competent jurisdiction which prohibits, makes illegal or enjoins the consummation of the merger and will remain in effect;

  •
  the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been earlier terminated and any required approvals thereunder will have been obtained, as further described in the section entitled "The Merger—Antitrust Review Required for the Merger" beginning on page 90;

  •
  ClubCorp's, Parent's and Merger Sub's respective representations and warranties in the merger agreement will be true and correct as of the date of the merger agreement and as of the effective time in the manner described under "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 113;

  •
  ClubCorp, Parent and Merger Sub have performed or complied in all material respects with each of their respective obligations, agreements and covenants under the merger agreement at or prior to the effective time in the manner described under "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 113;

  •
  since the date of the merger agreement, there has not been a material adverse effect (as defined under the section entitled "The Merger Agreement—Representations and Warranties" beginning on page 94) with respect to ClubCorp and its subsidiaries, taken as a whole;

  •
  the delivery of an officer's certificate by each of ClubCorp and Parent certifying that the conditions with respect to accuracy of representations and warranties and compliance with obligations, agreements and covenants under the merger agreement, and in the case of ClubCorp, that there has not been a material adverse effect with respect to ClubCorp and its subsidiaries, taken as a whole; and

  •
  following the date of the merger agreement, the Board or any committee or subcommittee thereof, or any equivalent governing body of any non-wholly owned subsidiary of ClubCorp, will not have declared, set aside, established a record date for, authorized, made or paid any dividend or other distribution, payable in cash, stock, property, rights or otherwise, with respect to any of the capital stock of ClubCorp or any of its non-wholly owned subsidiaries, other than (i) the one-time dividend declared by the Board on July 9, 2017 in the amount of $0.13 per share in cash, which is expected to be paid on July 28, 2017, and (ii) all unpaid dividends and dividend equivalents associated with Restricted Shares and PSUs.

Termination of the Merger Agreement (see page 115)

        ClubCorp or Parent may terminate the merger agreement under certain circumstances, including:

  •
  by mutual written consent of Parent and Merger Sub and ClubCorp;

  •
  if the merger has not occurred on or prior to 5:00 p.m., Dallas Texas time, on January 9, 2018 (as may be extended pursuant to the merger agreement) (the "outside date"), provided that such outside date may be extended by Parent in its sole discretion until four business days after the end of the marketing period if the marketing period has commenced but has not yet been completed (not to be extended by more than the remaining number of calendar days of the marketing period that have not yet been completed), provided further that the right to terminate the merger agreement under this circumstance will not be available to any party whose action or failure to perform any of its obligations under the merger agreement required to be performed prior to the effective time was the primary cause of the merger not having occurred on or prior to the outside date;

  •
  if any court of competent jurisdiction or other governmental authority located or having jurisdiction in the United States has issued an order, decree or ruling, or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or will have become final and non-appealable, provided that the party seeking to terminate the merger agreement under this circumstance has used such standard of efforts as may be required pursuant to the merger agreement to prevent, oppose and remove such restraint, injunction or other prohibition; or

  •
  if the approval of the merger agreement by ClubCorp's stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

        ClubCorp may terminate the merger agreement by written notice to Parent:

  •
  if there has been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, or any such representation or warranty will be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to ClubCorp's obligation to effect the merger not being satisfied (and such breach or failure is not curable or, if curable, not cured prior to the earlier of (i) 30 days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by ClubCorp to Parent and (ii) two business days prior to the outside date), provided that the right to terminate the merger agreement under this circumstance will not be available to ClubCorp if ClubCorp is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

  •
  prior to the approval of the merger agreement by the ClubCorp stockholders at the special meeting or any adjournment or postponement thereof, in order to enter into a definitive acquisition agreement with respect to a superior proposal, subject to ClubCorp's compliance with the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee; or

  •
  if (i) the marketing period has ended and (a) all of the conditions applicable to Parent, Merger Sub and ClubCorp's obligations to close the merger and (b) Parent and Merger Sub's obligations to close the merger have, in each case, been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing of the merger), (ii) Parent and Merger Sub fail to consummate the merger on the date required pursuant to the merger agreement, (iii) ClubCorp has irrevocably notified Parent by written notice that it is ready, willing and able to consummate the merger and all the conditions to ClubCorp's obligation to close the merger have been satisfied or waived, (iv) Parent and Merger Sub fail to consummate the merger by the third business day after the delivery of the notice described in clause (iii), and (v) at all times during such three business day period described in clause (iv), ClubCorp stood ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

        Parent may terminate the merger agreement by written notice to ClubCorp:

  •
  if there has been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of ClubCorp contained in the merger agreement, or any such representation or warranty will be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to Parent's and Merger Sub's obligation to effect the merger not being satisfied (and such breach or failure is not curable or, if curable, not cured prior to the earlier of (i) 30 days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by Parent to ClubCorp and (ii) two business days prior to the outside date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

  •
  if the Board (or a committee thereof) has made a Change of Recommendation (as defined below in "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Board Recommendation and Change of Recommendation" beginning on page 106).

Termination Fees and Expenses (see page 117)

        Upon termination of the merger agreement, under certain specified circumstances, ClubCorp may be required to pay a termination fee of $34.2 million to Parent pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain circumstances, ClubCorp may be required to reimburse Parent, Merger Sub and their respective affiliates for up to $2.5 million of reasonable and documented out-of-pocket fees and expenses incurred in connection with the enforcement of ClubCorp's obligation to pay the termination fee pursuant to the terms and conditions of the merger agreement. If the merger agreement is terminated as a result of (i) ClubCorp's material uncured breach of the merger agreement, or (ii) a failure to obtain stockholder approval at a meeting where a vote for the approval of the merger agreement was taken, ClubCorp will reimburse Parent an amount up to $6.25 million in respect of its transaction-related expenses. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay ClubCorp a reverse termination fee in an aggregate amount of $74.2 million and enforcement expenses pursuant to the terms and conditions of the merger agreement. See the section entitled "The Merger Agreement—Termination Fees and Expenses" beginning on page 117 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Directors' and Officers' Indemnification and Insurance (see page 110)

        Following the effective time and until the sixth anniversary thereof, subject to the limitations set forth in the merger agreement, Parent will cause the surviving corporation to indemnify each current and former director and officer of the Company and its subsidiaries (in each case, to the extent acting in such capacity) for matters existing or occurring prior to the effective time and advance expenses incurred by such indemnified party in the defense of any proceeding (provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). The provisions in the surviving corporation's and each of its subsidiaries organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be substantially equivalent to the provisions contained in ClubCorp's or such subsidiaries' organizational documents as in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of any such individuals without the prior written consent of each such individual. Additionally, for a period of six years, Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, either the current policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by ClubCorp and its subsidiaries (the "existing policies") or insurance policies for the directors and officers of at least the same coverage, with deductibles substantially equivalent to those of the existing policies and containing terms and conditions and providing benefits that are substantially equivalent to any beneficiary thereof, with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. In lieu of providing such coverage, ClubCorp may, at its option, purchase from insurance carriers with comparable credit ratings no later than the effective time, a six-year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles substantially equivalent to those of the existing policies and containing terms and conditions that are substantially equivalent to the insured than the existing policies maintained by ClubCorp and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated by the merger agreement, subject to the cost limitations set forth in the merger agreement, and Parent will cause the surviving corporation to maintain such "tail policy" in full force and effect for such six year period.

Delisting and Deregistration of ClubCorp Common Stock (see page 109)

        As promptly as practicable following the completion of the merger, ClubCorp common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Market Prices of ClubCorp Common Stock (see page 122)

        The closing sales price of ClubCorp common stock on the NYSE on [    •    ], 2017, the latest practicable date before the printing of this proxy statement, was $[    •    ] per share. The closing sales price of ClubCorp common stock on the NYSE on July 7, 2017, the last trading day prior to the public announcement of the proposed merger, was $13.10 per share. You are urged to obtain current market quotations for ClubCorp common stock when considering whether to approve the merger proposal.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.
Why am I receiving these proxy materials?

A.
On July 9, 2017, ClubCorp entered into the merger agreement providing for the merger of Merger Sub with and into ClubCorp, pursuant to which ClubCorp will survive the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, ClubCorp stockholders must vote to approve the merger agreement. The approval of this proposal by our stockholders is a condition to the consummation of the merger. See the section entitled "The Merger Agreement—Conditions to the Closing of the Merger" beginning on page 113. You are receiving this proxy statement in connection with the solicitation by the Board of proxies of ClubCorp stockholders in favor of the merger proposal.

  You are also being asked to vote on a proposal to approve on a non-binding, advisory basis, certain compensation that will or may be paid by ClubCorp to its named executive officers that is based on or otherwise relates to the merger and on a proposal to approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal.

  This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

  Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible

Q.
What is the proposed transaction?

A.
If the merger proposal is approved by ClubCorp stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into ClubCorp. ClubCorp will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Parent.

Q.
What will I receive in the merger if it is completed?

A.
Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $17.12 in cash, without interest and subject to any applicable withholding taxes, for each share of ClubCorp common stock you own, which represents a premium of (i) approximately 30.7% of ClubCorp's closing stock price on July 7, 2017, the last trading day prior to the date on which public announcement of the merger agreement was made and (ii) approximately 29.0% to the volume weighted average price ("VWAP") of ClubCorp common stock during the 30 days ended July 7, 2017. For example, if you own 100 shares of ClubCorp common stock, you will be entitled to receive $1,712.00 in cash in exchange for your shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.
Where and when is the special meeting, and who may attend? What do I need to bring if I plan to attend the special meeting?

A.
The special meeting will be held at La Cima Club, 5215 North O'Connor Boulevard, The Tower at Williams Square, Suite 2600, Irving, Texas 75039 on [    •    ], [    •    ], 2017 at [    •    ], Central Time. The meeting room will open at [    •    ], Central Time, and registration will begin at that time. Stockholders of record as of the record date of the special meeting and their duly appointed proxy holders may attend the meeting. Stockholders of record should bring the enclosed proxy card as evidence of ownership regardless of whether they intend to vote using such proxy card. Beneficial owners of shares held in "street name" who have not obtained a proxy but who wish to attend the meeting should bring a copy of an account statement reflecting their ownership of ClubCorp common stock as of the record date and will only be able to vote at the special meeting if they have a "legal proxy", executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares, giving them the right to vote the shares at the special meeting. All stockholders and proxyholders should bring valid photo identification (such as a driver's license or passport).

  Alternatively, you may make arrangements in advance by contacting our Investor Relations Department at (972) 888-7495 or by email at clubcorp.investor.relations@clubcorp.com.

  No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Q.
Who can vote at the Special Meeting?

A.
All ClubCorp stockholders of record as of the close of business on [    •    ], 2017, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of ClubCorp common stock issued and outstanding as of the record date is entitled to one vote on all matters that come before the special meeting. At the close of business on the record date, there were [    •    ] shares of ClubCorp common stock issued and outstanding, held by approximately [    •    ] holders of record.

Q.
What matters will be voted on at the special meeting?

A.
At the special meeting, you will be asked to consider and vote on the following proposals:

•
the merger proposal;

•
the named executive officer merger-related compensation proposal; and

•
the adjournment proposal.

  Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board. If other matters are properly presented at the special meeting for consideration and you are a stockholder of record as of the record date and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Q.
What is the position of the Board regarding the merger?

A.
After consideration of various factors, the Board has unanimously (i) determined that it is advisable, fair to and in the best interests of ClubCorp and our stockholders for ClubCorp to enter into the merger, the merger agreement and the other transactions contemplated by the merger agreement, (ii) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement and (iii) resolved that the merger agreement be submitted to the ClubCorp stockholders for approval thereby in accordance with applicable law, the merger agreement and the bylaws of ClubCorp at a special meeting of stockholders.

Q.
How does the Board recommend that I vote on the proposals?

A.
ClubCorp's Board unanimously recommends that you vote:

•
"FOR" the merger proposal;

•
"FOR" the named executive officer merger-related compensation proposal; and

•
"FOR" the adjournment proposal.

Q.
What vote is required to approve the merger proposal?

A.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker "non-votes" will also have the same effect as a vote "AGAINST" the merger proposal.

Q.
What vote is required to approve the named executive officer merger-related compensation proposal and the adjournment proposal?

A.
If a quorum is present, the adjournment proposal will be approved only if the number of votes cast in favor of the adjournment proposal exceeds the number of votes cast in opposition to the adjournment proposal.

  The outcome of the named executive officer merger-related compensation proposal vote will not be binding on the Board. Therefore, there is no "required vote" on this proposal. The Board will consider the outcome of this advisory vote in determining how to proceed following the special meeting.

  Abstentions and broker non-votes will not be counted as votes cast on the adjournment proposal or the named executive officer merger-related compensation proposal and therefore will not affect the outcome of these proposals.

Q.
Do you expect the merger to be taxable to ClubCorp stockholders?

A.
The exchange of ClubCorp common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 125. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.
What other effects will the merger have on ClubCorp?

A.
If the merger is completed, ClubCorp common stock will be delisted from the NYSE and deregistered under the Exchange Act, and ClubCorp will no longer be required to file periodic reports with the SEC with respect to ClubCorp common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, ClubCorp common stock will no longer be publicly traded and you will no longer have any interest in ClubCorp's future earnings or growth. In addition, each share of ClubCorp common stock you hold will represent only the right to receive $17.12 in cash, without interest and subject to any applicable withholding taxes. ClubCorp will also become a wholly owned subsidiary of Parent at the effective time.

Q.
When is the merger expected to be completed?

A.
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger in the third quarter of this year. However, ClubCorp cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of stockholder approval of the merger proposal and the completion of antitrust approval, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.
What happens if the merger is not completed?

A.
If the merger proposal is not approved by ClubCorp stockholders, or if the merger is not completed for any other reason, ClubCorp stockholders will not receive any payment for their shares of ClubCorp common stock in connection with the merger agreement or the transactions contemplated thereby. Instead, ClubCorp will remain an independent public company and shares of ClubCorp common stock will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, ClubCorp may be required to pay Parent a termination fee of $34.2 million, or Parent may be required to pay ClubCorp a termination fee of $74.2 million. If the merger agreement is terminated as a result of a failure to obtain stockholder approval at a meeting where a vote for the approval of the merger agreement was taken, ClubCorp will reimburse Parent an amount up to $6.25 million in respect of its documented out-of-pocket transaction-related expenses. See the section entitled "The Merger Agreement—Termination Fees and Expenses" beginning on page 117 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.
How will our directors and executive officers vote on the merger proposal?

A.
The directors and officers of ClubCorp have informed ClubCorp that, as of the date of this proxy statement, they intend to vote their respective shares of ClubCorp common stock in favor of the merger proposal.

  As of the record date for the special meeting, the directors and executive officers of ClubCorp owned, in the aggregate, [    •    ] shares of ClubCorp common stock, representing [    •    ]% of the issued and outstanding ClubCorp common stock entitled to vote at that time.

Q.
Do any of ClubCorp's directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.
Yes. In considering the recommendation of the Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be approved by the ClubCorp stockholders.

  See the section entitled "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger" beginning on page 77 of this proxy statement.

Q.
Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.
The SEC rules require ClubCorp to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to ClubCorp's named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.
Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.
The Board is soliciting your proxy, and ClubCorp will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of ClubCorp common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation, by certain of ClubCorp's directors, officers and employees.

Q.
What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A.
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.
How do I vote if my shares are registered directly in my name?

A.
If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record." Stockholders of record can vote their shares of ClubCorp common stock in the following ways:

•
By Mail:  If you are a stockholder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope.

•
By Internet or Telephone:  You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the secured website. You can vote using a touchtone telephone by calling 1-800-690-6903. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the Internet or by telephone. If you submit your vote via proxy over the Internet or by telephone, you do not have to mail in a proxy card.

•
At the Special Meeting:  If you are a stockholder of record planning to attend the special meeting and wish to vote your shares in person, we will give you a ballot at the meeting.

  Even if you plan to be present at the special meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at

  11:59 p.m. Eastern Time on [    •    ], 2017. Proxy cards mailed by holders of record must be received no later than [    •    ], 2017 in order to be counted in the vote.

  If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares.

Q.
How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.
If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares.

Q.
What is a proxy?

A.
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of ClubCorp common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of ClubCorp common stock is called a "proxy card."

Q.
If a stockholder gives a proxy, how are the shares voted?

A.
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process on the proxy card, you may specify whether your shares would be voted "FOR" or "AGAINST" or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to each proposal.

Q.
Can I change or revoke my proxy after it has been submitted?

A.
Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•
submitting another proxy over the Internet or by telephone prior to [    •    ], Eastern Time, on [    •    ], 2017;

•
timely delivering a written notice that you are revoking your proxy to our Corporate Secretary;

•
timely delivering a valid, later-dated proxy card; or

•
attending the special meeting and notifying the election officials that you wish to revoke your proxy or voting by ballot in person at the special meeting. Simply attending the special meeting will not, by itself, revoke your proxy.

  If you are the beneficial owner of shares held in "street name," you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions.

  If you submit a proxy or provide instructions to vote your shares and do not thereafter validly revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Q.
How many shares of ClubCorp common stock must be present to constitute a quorum for the meeting? What if there is no quorum?

A.
Under our bylaws, the presence at the special meeting, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of at least [    •    ] shares of ClubCorp common stock (a majority of the voting power of ClubCorp common stock issued and outstanding at the close of business on the record date) will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present at the meeting, but broker "non-votes" will not be counted as present in person or by proxy at the special meeting. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, a majority of the voting power represented or the person presiding at the special meeting may adjourn the special meeting to another place, date or time until a quorum is represented. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ClubCorp to additional expense. If the adjournment is for more than 60 days, a new record date must be set for the adjourned meeting and a notice of the adjourned meeting will be given to each stockholder of record entitled to vote. As of the close of business on the record date, there were [    •    ] shares of ClubCorp common stock outstanding. Accordingly, [    •    ] shares of ClubCorp common stock must be present or represented by proxy at the special meeting to constitute a quorum.

Q.
What if I abstain from voting on any proposal?

A.
If you attend the special meeting or submit (and do not thereafter validly revoke) a properly executed proxy card, even if you abstain from voting, your shares of ClubCorp common stock will still be counted for purposes of determining whether a quorum is present at the special meeting, but will not be voted on the proposals from which you abstain, and such abstentions will not be considered a vote "cast" at the special meeting. As a result, your abstention from voting will have the same effect as a vote "AGAINST" the merger proposal, but will have no outcome on the effect of the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.
Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the special meeting?

A.
If you are a stockholder of record of ClubCorp and you do not attend the special meeting, sign and return your proxy card, vote by submitting your proxy by telephone or vote by submitting your proxy over the Internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the number of votes entitled to be cast (which is based on the total number of shares of ClubCorp common stock outstanding as of the close of business on the record date), not just the votes that are cast in person or by proxy at the special meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote "AGAINST" the merger proposal.

  You will have the right to receive the per share merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote "AGAINST" the merger proposal.

Q.
What is a broker non-vote?

A.
Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to non-routine matters (which include the three proposals described in this proxy statement), if a beneficial owner of shares of ClubCorp common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or adjournment proposal. Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the merger proposal.

Q.
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A.
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in "street name" will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.
Am I entitled to exercise dissenter's rights under the NRS instead of receiving the per share merger consideration for my shares of ClubCorp common stock?

A.
No. Pursuant to the Section 92A.390 of the NRS, no holder of any shares of ClubCorp common stock will have or be entitled to assert dissenter's rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Q.
What happens if I sell my shares of ClubCorp common stock before the completion of the merger?

A.
If you transfer your shares of ClubCorp common stock, you will have transferred your right to receive the per share merger consideration in the merger. In order to receive the per share merger consideration, you must hold your shares of ClubCorp common stock through the completion of the merger.

Q.
Should I send in my evidence of ownership now?

A.
No. After the merger is completed, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of ClubCorp common stock for the consideration to be paid to former ClubCorp stockholders in connection with the merger. If you are the beneficial owner of shares of ClubCorp common stock held in "street name," you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.
What does it mean if I get more than one proxy card or voting instruction card?

A.
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.
What is householding and how does it affect me?

A.
The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or ClubCorp at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by contacting our Investor Relations Department by (a) mail at ClubCorp Holdings, Inc., Attention: Investor Relations, 3030 LBJ Freeway, Suite 600, Dallas, TX 75234, (b) telephone at (972) 888-7495, or (c) e-mail at clubcorp.investor.relations@clubcorp.com.

Q.
What will the holders of outstanding ClubCorp equity awards receive in the merger?

A.
Immediately prior to the effective time:

•
each outstanding Restricted Share will be cancelled and converted into the right of the holder of such Restricted Share to receive, $17.12 in cash plus any accrued dividends payable in respect of such Restricted Share;

•
each outstanding PSU (other than any Road to 300 PSU, which will be cancelled without payment) will be cancelled and converted into the right of the holder of such PSU to receive, an amount in cash equal to the product of (A) the target number of shares subject to such PSU immediately prior to the effective time multiplied by (B) $17.12, plus any accrued dividends payable in respect of such PSU; and

•
each Road to 300 PSU will be cancelled without the payment of any consideration;

  provided that the amounts payable with respect to such Restricted Shares or PSUs will vest and be payable by the surviving corporation, subject to the applicable holder's continued employment through the applicable payment date (in the case of PSUs) or vesting date (in the case of Restricted Shares), as applicable, (A) with respect to Restricted Shares or PSUs, as applicable, that are not vested in accordance with their terms at the effective time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the effective time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the effective time, and (B) with respect to Restricted Shares or PSUs, as applicable, that are vested as of the effective time in accordance with their terms, at or promptly following the effective time, and in all cases, without any interest for the period from the effective time until the applicable Restricted Share Payment Date or PSU Payment Date and less applicable taxes required to be withheld with respect to such payment; provided, further, that if the employment of a holder of Restricted Shares or PSUs is, following the effective time, but prior to the applicable Restricted Share Payment Date or PSU Payment Date, as applicable, terminated for any reason other than (x) by Parent or any of its affiliates (including the surviving corporation) for "cause" (as such term is defined in the Stock Award Plan) or (y) by such holder without "good reason" (as such term is defined in the merger agreement), then, in the case of each of the foregoing clauses (x) and (y), the payment described above will be accelerated to the next practicable payroll date after the date of such termination.

Q.
When will ClubCorp announce the voting results of the special meeting, and where can I find the voting results?

A.
ClubCorp intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that ClubCorp files with the SEC are publicly available when filed.

Q.
Where can I find more information about ClubCorp?

A.
You can find more information about us from various sources described in the section entitled "Where You Can Find More Information" beginning on page 128 of this proxy statement.

Q.
Who can help answer my other questions?

A.
If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., which is acting as the proxy solicitation agent for ClubCorp in connection with the merger, or ClubCorp.

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(800) 322-2885
ClubCorp@mackenziepartners.com

or

ClubCorp Holdings, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
Attention: Investor Relations
(972) 888-7495
clubcorp.investor.relations@clubcorp.com

  If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction and the Merger, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "continue" or similar terminology. These statements reflect only ClubCorp's current expectations and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the merger due to the failure to obtain stockholder approval of the merger agreement or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Parent to obtain the necessary financing to complete the merger; risks related to disruption of management's attention from ClubCorp's ongoing business operations due to the transaction; the effect of the announcement of the merger on ClubCorp's relationships with its members, operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in ClubCorp's relationships with its employees; capital market conditions, including availability of funding sources for us; changes in our credit ratings; risks related to our increased indebtedness, including our ability to meet certain financial covenants in our debt instruments; the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock.

        Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Form 10-K for the fiscal year ended December 27, 2016, as amended, and Part II, Item 1A. Risk Factors in our Form 10-Q for the fiscal quarter ended June 13, 2017.

 THE PARTIES TO THE MERGER

ClubCorp

ClubCorp Holdings, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234
(972) 888-7495

        ClubCorp Holdings, Inc. was incorporated in the State of Nevada on November 10, 2010. We are a membership based leisure business and a leading owner operator of private golf and country clubs and business, sports and alumni clubs in North America. As of June 13, 2017, our portfolio of 204 owned or operated clubs, with over 184,000 memberships, served over 430,000 individual members. We own, lease or operate through joint ventures 152 golf and country clubs and manage eight golf and country clubs. Likewise, we lease or operate through a joint venture 41 business, sports and alumni clubs and manage three business, sports and alumni clubs. We are the largest owner of private golf and country clubs in the United States and own the underlying real estate for 129 of our 160 golf and country clubs. Our golf and country clubs include 137 private country clubs, 16 semi-private clubs and seven public golf courses. Our business, sports and alumni clubs include 29 business clubs, seven business and sports clubs, six alumni clubs, and two sports clubs. Our facilities are located in 27 states, the District of Columbia and two foreign countries.

        Our common stock is traded on the NYSE under the ticker symbol "MYCC." Our principal executive offices are located at 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234. Our telephone number is (972) 243-6191. Our website address is www.clubcorp.com.

        Additional information about ClubCorp is contained in our public filings with the SEC, which are incorporated by reference herein. See the section entitled "Where You Can Find More Information" on page 128.

Parent

Constellation Club Parent, Inc.
c/o Apollo Global Management
9 West 57th St., 43rd Floor
New York, NY 10019
(212) 513-3200

        Parent is an affiliate of the Apollo Funds managed by Apollo Management. Parent, Apollo Management and the Apollo Funds are affiliates of AGM. AGM is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. AGM had assets under management of approximately $197 billion as of March 31, 2017 in private equity, credit and real estate funds invested across a core group of nine industries where AGM has considerable knowledge and resources. AGM's units are listed on the NYSE under the symbol "APO." Parent was formed on July 6, 2017, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Parent has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement.

Merger Sub

Constellation Merger Sub Inc.
c/o Apollo Global Management
9 West 57th St., 43rd Floor
New York, NY 10019
(212) 513-3200

        Merger Sub, a Nevada corporation and a wholly owned subsidiary of Parent, was formed on July 6, 2017 solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into ClubCorp, and Merger Sub will cease to exist.

 THE SPECIAL MEETING

        This proxy statement is being provided to the ClubCorp stockholders as part of a solicitation by the Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

        The special meeting is scheduled to be held at La Cima Club, 5215 North O'Connor Boulevard, The Tower at Williams Square, Suite 2600, Irving, Texas 75039 on [    •    ], [    •    ], 2017 at [    •    ], Central Time.

Purpose of the Special Meeting

        At the special meeting, ClubCorp stockholders will be asked to consider and vote on the following proposals:

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  the merger proposal, which is further described in the sections entitled "The Merger Proposal (Proposal 1)", "The Merger" and "The Merger Agreement," beginning on pages 35, 38 and 92, respectively, and a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

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  the named executive officer merger-related compensation proposal, which is further described in the sections entitled "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger" and "Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)" beginning on pages 77 and 36, respectively; and

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  the adjournment proposal, which is further described in the section entitled "The Adjournment Proposal (Proposal 3)" beginning on page 37.

        Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the Board.

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker "non-votes" will also have the same effect as a vote "AGAINST" the merger proposal. If the ClubCorp stockholders fail to approve the merger proposal, the merger will not occur.

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ClubCorp, Parent or the surviving corporation. Accordingly, because ClubCorp is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

        Other than the matters described above, ClubCorp does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the Board of Directors

        The Board has unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of ClubCorp and its stockholders and has unanimously approved and declared advisable the merger, the merger agreement and the other transactions contemplated by the merger agreement. The Board made its determination after consideration of a number of factors more fully described in the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" beginning on page 54.

        The Board unanimously recommends that the ClubCorp stockholders vote "FOR" the merger proposal, "FOR" the named executive officer merger-related compensation proposal and "FOR" the adjournment proposal.

Record Date; Stockholders Entitled to Vote

        Only holders of record of ClubCorp common stock at the close of business on [    •    ], 2017, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. At the close of business on the record date, [    •    ] shares of ClubCorp common stock were issued and outstanding.

        Holders of ClubCorp common stock are entitled to one vote for each share of ClubCorp common stock they own at the close of business on the record date.

Quorum

        Under our bylaws, the presence at the special meeting, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of at least [    •    ] shares of ClubCorp common stock (a majority of the voting power of ClubCorp common stock issued and outstanding at the close of business on the record date) will constitute a quorum. Abstentions will be counted as present at the special meeting for purposes of determining whether a quorum is present at the meeting, but broker "non-votes" will not be counted as present in person or by proxy at the special meeting. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ClubCorp to additional expense.

        If you submit (and do not thereafter validly revoke) a properly executed proxy card, even if you abstain from voting, your shares of ClubCorp common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to approve the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

        Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to return your proxy card or otherwise fail to vote your shares at the special meeting, or if you abstain from voting on the merger proposal, it will have the same effect as a vote "AGAINST" the merger proposal. Broker "non-votes" will also have the same effect as a vote "AGAINST" the merger proposal.

        The outcome of the named executive officer merger-related compensation proposal vote will not be binding on ClubCorp, the Board, Parent or the surviving corporation. Therefore, there is no "required vote" on this proposal. Accordingly, because ClubCorp is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

        The adjournment proposal will be approved only if the number of votes cast in favor of the adjournment proposal exceeds the number of votes cast in opposition to the adjournment proposal.

        Abstentions and broker non-votes will not be counted as votes cast on the adjournment proposal or the named executive officer merger-related compensation proposal and therefore will not affect the outcome of these proposals.

Abstentions and Broker Non-Votes

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote "AGAINST" the merger proposal.

        If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted "FOR" (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal.

        Broker non-votes are shares held in "street name" by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in "street name" do not have discretionary voting authority with respect to non-routine matters (which include the three proposals described in this proxy statement), if a beneficial owner of shares of ClubCorp common stock held in "street name" does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. However, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the merger proposal.

Failure to Vote

        If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum exists.

        As discussed above, under NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in "street name" and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted as present for purposes of determining whether a quorum exists.

        A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote "AGAINST" the merger proposal.

Voting by ClubCorp's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of ClubCorp and their affiliates were entitled to vote [    •    ] shares of ClubCorp common stock, or approximately [    •    ]% of the shares of ClubCorp common stock issued and outstanding on that date. ClubCorp's directors and executive officers have informed us that they intend to vote their respective shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of ClubCorp's directors and executive officers is obligated to do so.

Voting at the Special Meeting

        If your shares are registered directly in your name with our transfer agent, you are considered a "stockholder of record." Stockholders of record can vote their shares of ClubCorp common stock in the following ways: (i) by completing, signing and returning by mail the enclosed proxy card authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting, (ii) by submitting a proxy by telephone, (iii) by submitting a proxy over the Internet or (iv) attending the special meeting and voting your shares in person. Even if you plan to be present at the special meeting, ClubCorp encourages you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet to ensure that your shares are represented and voted at the meeting. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [    •    ], 2017. Proxy cards mailed by holders of record must be received no later than [    •    ], 2017 in order to be counted in the vote.

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  By Mail:  If you are a stockholder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope.

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  By Internet or Telephone:  You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the secured website. You can vote using a touchtone telephone by calling 1-800-690-6903. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the Internet or by telephone. If you submit your vote via proxy over the Internet or by telephone, you do not have to mail in a proxy card.

  •
  At the Special Meeting:  If you are a stockholder of record planning to attend the special meeting and wish to vote your shares in person, we will give you a ballot at the meeting.

        If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in "street name" and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in "street name" are not able to vote at the special meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares giving them the right to vote the shares at the special meeting.

        Stockholders of record as of the record date for the special meeting and their duly appointed proxy holders may attend the special meeting. If you are a stockholder of record, you should bring the admission ticket which is part of the proxy card and a valid form of photo identification (such as a driver's license or passport). If you are a beneficial owner, you must bring an account statement or letter from your bank, broker or nominee showing that you own ClubCorp common stock as of the record date along with a valid form of photo identification (such as a driver's license or passport).

Revocation of Proxies

        You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may revoke your proxy by:

  •
  submitting another proxy over the Internet or by telephone prior to 11:59, Eastern Time, on [    •    ], 2017;

  •
  timely delivering a written notice that you are revoking your proxy to our Secretary;

  •
  timely delivering a valid, later-dated proxy; or

  •
  attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

        If you are the beneficial owner of shares held in "street name," you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions.

        If you submit a proxy or provide instructions to vote your shares and do not thereafter validly revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Solicitation of Proxies

        The Board is soliciting your proxy, and ClubCorp will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $25,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ClubCorp common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation by certain of ClubCorp's directors, officers and employees.

Adjournment

        In addition to the merger proposal and the named executive officer merger-related compensation proposal, ClubCorp stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, a majority of the voting power represented or the person presiding at the special meeting may adjourn the special meeting to another place, date or time until a quorum is represented. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ClubCorp to additional expense. If the adjournment is for more than 60 days, a new record date must be set for the adjourned meeting and a notice of the adjourned meeting will be given to each stockholder of record entitled to vote. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

        The Board unanimously recommends a vote "FOR" the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Other Information

        You should not send documents representing ClubCorp common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of ClubCorp common stock for the consideration to be paid to the former ClubCorp stockholders in connection with the merger.

Questions

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (800) 322-2885.

THE MERGER PROPOSAL
(PROPOSAL 1)

        We are asking you to approve the merger agreement. For a summary of and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth under the sections of this proxy statement captioned "The Merger" and "The Merger Agreement." A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

        The Board unanimously recommends that the ClubCorp stockholders vote "FOR" the merger proposal.

 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED
COMPENSATION PROPOSAL
(PROPOSAL 2)

        In accordance with Section 14A of the Exchange Act, ClubCorp is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of ClubCorp in connection with the merger, the value of which is set forth in the table entitled "Golden Parachute Compensation" on page 84. This proposal, commonly known as "say-on-golden parachutes" is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, ClubCorp is asking its stockholders to vote on the adoption of the following resolution:

          "RESOLVED, that the compensation that may be paid or become payable to ClubCorp's named executive officers in connection with the merger, as disclosed under "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers," including the table, associated footnotes and narrative discussion, is hereby APPROVED."

        The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ClubCorp, Parent or the surviving corporation. Accordingly, because ClubCorp is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

        There is no "required vote" on this proposal. Abstentions and broker non-votes will not be counted as votes cast on the named executive officer merger-related compensation proposal and therefore will not affect the outcome of this proposal.

        The Board unanimously recommends that the ClubCorp stockholders vote "FOR" the named executive officer merger-related compensation proposal.

 ADJOURNMENT PROPOSAL
(PROPOSAL 3)

        ClubCorp stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ClubCorp common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time.

        In addition, the Board could postpone the special meeting before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If the adjournment is for more than 60 days, a new record date must be set for the adjourned meeting and a notice of the adjourned meeting will be given to each stockholder of record entitled to vote.

        The adjournment proposal will be approved only if the number of votes cast in favor of the adjournment proposal exceeds the number of votes cast in opposition to the adjournment proposal. Abstentions and broker non-votes will not be counted as votes cast on the adjournment proposal and therefore will not affect the outcome of this proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. ClubCorp does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

        The Board unanimously recommends that the ClubCorp stockholders vote "FOR" the adjournment proposal.

 THE MERGER

        The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with the NRS, at the effective time, Merger Sub will merge with and into ClubCorp, the separate corporate existence of Merger Sub will cease and ClubCorp will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration

        At the effective time, each share of ClubCorp common stock issued and outstanding immediately prior to the effective time (other than shares (i) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the effective time, and in each case not held on behalf of third parties, (ii) owned by ClubCorp, including shares held in treasury by ClubCorp, and in each case not held in a fiduciary capacity on behalf of third parties, and (iii) owned by any direct or indirect wholly owned subsidiary of ClubCorp) will be automatically converted into the right to receive $17.12 in cash, without interest and subject to any applicable withholding taxes. After the merger is completed, holders of ClubCorp common stock as of immediately prior to the effective time will have only the right to receive a cash payment in respect of their shares of ClubCorp common stock, and will no longer have any rights as holders of ClubCorp common stock, including voting or other rights. Shares of ClubCorp common stock held by ClubCorp, including shares held in treasury by ClubCorp, or by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (in each case, not held on behalf of third parties) as of immediately prior to the effective time will be cancelled at the effective time. Shares of ClubCorp common stock owned by any direct or indirect wholly owned subsidiary of ClubCorp will remain outstanding, except that the number of such shares owned by such subsidiaries may be adjusted following the merger to maintain relative ownership percentage.

Treatment of ClubCorp Equity Awards

        The merger agreement provides that, immediately prior to the effective time:

  •
  each outstanding Restricted Share will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such Restricted Share to receive $17.12 in cash plus any accrued dividends payable in respect of such Restricted Share;

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  each outstanding PSU (other than any Road to 300 PSU) will automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such PSU to receive, an amount in cash equal to the product of (A) the target number of shares subject to such PSU immediately prior to the effective time multiplied by (B) $17.12, plus any accrued dividend equivalents payable in respect of such PSU; and

  •
  each Road to 300 PSU will be cancelled without the payment of any consideration;

provided that the amounts payable with respect to such Restricted Shares or PSUs will vest and be payable by the surviving corporation, subject to the applicable holder's continued employment through the applicable payment date (in the case of PSUs) or vesting date (in the case of Restricted Shares), as applicable, (A) with respect to Restricted Shares or PSUs, as applicable, that are not vested in accordance with their terms at the effective time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the effective time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the effective time, and (B) with respect to Restricted Shares or PSUs, as applicable, that are vested as of the effective time in accordance with their terms, at or promptly following the effective time, and in all cases, without any interest for the period from the effective time until the applicable Restricted Share Payment Date or PSU Payment Date and less applicable taxes required to be withheld with respect to such payment; provided, further, that if the employment of a holder of Restricted Shares or PSUs is, following the effective time, but prior to the applicable Restricted Share Payment Date or PSU Payment Date, as applicable, terminated for any reason other than (x) by Parent or any of its affiliates (including the surviving corporation) for "cause" (as such term is defined in the Stock Award Plan) or (y) by such holder without "good reason" (as such term is defined in the merger agreement), then, in the case of each of the foregoing clauses (x) and (y), the payment described above will be accelerated to the next practicable payroll date after the date of such termination.

Effects on ClubCorp if the Merger Is Not Completed

        If the merger proposal is not approved by ClubCorp stockholders or if the merger is not completed for any other reason, ClubCorp stockholders will not receive any payment for their shares in connection with the merger agreement or the transactions contemplated thereby. Instead, ClubCorp will remain an independent public company and shares of ClubCorp common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, ClubCorp expects that management will operate ClubCorp's business in a manner similar to that in which it is being operated today and that ClubCorp stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which ClubCorp operates and adverse economic conditions.

        Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of ClubCorp's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ClubCorp's common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ClubCorp common stock. If the merger is not completed, the Board will continue to evaluate and review ClubCorp's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate. If the merger proposal is not approved by ClubCorp stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to ClubCorp will be offered or that ClubCorp's business, prospects or results of operation will not be adversely impacted.

        Further, upon termination of the merger agreement, under certain specified circumstances, ClubCorp may be required to pay a termination fee of $34.2 million to Parent pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain circumstances, ClubCorp may be required to reimburse Parent, Merger Sub and their respective affiliates for up to $2.5 million of certain fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby, or in the event that the ClubCorp stockholders fail to approve the merger agreement, up to $6.25 million of its transaction-related expenses, in each case, pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay ClubCorp a reverse termination fee in an aggregate amount of $74.2 million and enforcement expenses pursuant to the terms and conditions of the merger agreement. See the section entitled "The Merger Agreement—Termination Fees and Expenses" beginning on page 117 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

        As part of its ongoing evaluation of our business, the Board, together with management, regularly reviews opportunities to enhance stockholder value. Our long-term strategy includes pursuing organic membership growth through a variety of methods, including, for example, the introduction and continued promotion of our Optimal Network Experience product, use of a disciplined capital investment strategy to "reinvent" certain of our existing clubs to promote greater usage and improve member retention, and the leveraging of our operational expertise to identify acquisition targets that present opportunities to expand our Golf and Country Club and Business, Sports and Alumni Club portfolio. For fiscal years 2010 through 2016, we spent approximately $400 million to acquire new golf and country clubs and for fiscal years 2007 through 2016, we invested more than $690 million to build new, reinvent, upgrade, maintain and replace existing facilities and amenities. In the 24-week period ended June 13, 2017, we acquired four new golf and country clubs for $17.8 million (including the assumption of debt) and invested $52.5 million in capital expenditures.

        As part of that ongoing evaluation, the Board and management regularly review our prospects as a standalone public company and evaluate and consider, in light of our financial performance and applicable market, economic, competitive and other conditions and factors, a wide range of other strategic alternatives, including acquisitions, business combinations, strategic partnerships and financing alternatives. In addition, we engage with our stockholders on an ongoing basis to encourage dialogue and understand our stockholders' perspectives.

        During the first nine months of 2016, representatives from various investment banks contacted members of the Board and management to offer their assistance and ideas to enhance stockholder value. Also during this period, representatives of several private equity and financial investors contacted members of the Board and management to express an interest in learning more about, and exploring a potential transaction with, ClubCorp. The Board was informed of these contacts as they occurred, and, at the direction of the Board, management conducted certain preliminary meetings described below.

        On March 30, 2016, a representative of a private equity firm (which we refer to as "Party A") met, at Party A's request, with management and John Beckert, Chairman of the Board, to learn more about ClubCorp. On an unsolicited basis, the representative of Party A suggested the possibility of an investment by Party A in ClubCorp.

        Also on March 30, 2016, a representative of another private equity firm (which we refer to as "Party B") met, at Party B's request, with management to learn more about ClubCorp. On an unsolicited basis, the representative of Party B suggested the possibility of an investment by Party B in ClubCorp.

        On April 6 and 7, 2016, a representative of a private equity firm (which we refer to as "Party C") met, at Party C's request, with management to learn more about ClubCorp. On an unsolicited basis, the representative of Party C suggested the possibility of an investment by Party C in ClubCorp. Party C's representative also met with Mr. Beckert, and Doug Brooks, a director.

        On April 13, 2016, Eric Affeldt, our Chief Executive Officer, held separate follow-up calls with representatives of Party A and Party C.

        On April 19, 2016, Mr. Affeldt received a call from an executive of a financial investor (who we refer to as "Executive A"). On an unsolicited basis, Executive A suggested the possibility of an investment by a group of financial investors (which we refer to collectively as "Party D") led by Executive A and an executive from one of the other financial investors comprising Party D (who we refer to as "Executive B").

        On April 26, 2016, the Board held a meeting, with management present, at which potential strategic alternatives available to ClubCorp, including the above contacts and expressions of interest from potential private equity and financial investors, were discussed. The Board also invited an investment bank (which we refer to as "Bank A"), which previously signed a non-disclosure agreement with ClubCorp, to join this meeting so that Bank A could discuss with the Board various potential strategic alternatives that such investment bank believed the Board may wish to consider. The Board authorized management to continue to have preliminary conversations with parties expressing inbound interest in a potential transaction or investment involving ClubCorp if, in management's judgment, such party's interest was serious and such party's ability to undertake a transaction was credible and to update the Board on the status of those discussions. The Board also requested that Bank A participate in its June 2016 Board meeting to further discuss potential strategic alternatives with the Board.

        On May 3, 2016, members of management met again at Party A's request with representatives of Party A to continue their discussions about ClubCorp.

        On May 10, 2016, members of management met again at Party B's request with representatives of Party B to continue their discussions about ClubCorp.

        On May 18, 2016, representatives of another investment bank arranged for representatives of a foreign strategic investor (which we refer to as "Party E") to meet with members of management. During this meeting, the parties discussed their respective business operations in order to determine whether there were potential synergies in a joint venture or other strategic alliance between ClubCorp and Party E.

        On June 10, 2016, the Board held a meeting at which representatives of Bank A and representatives of Simpson Thacher & Bartlett LLP ("Simpson Thacher," and solely for the purposes of this section "The Merger—Background of the Merger", the "legal advisors") were present by invitation of the Board. Bank A reviewed potential alternative financing and strategic alternatives available to ClubCorp. Representatives of Simpson Thacher reviewed with the Board its fiduciary duties to ClubCorp and its stockholders generally and in connection with its consideration of potential strategic alternatives. At the meeting, the Board also discussed the interest expressed by various parties to date. The Board determined to continue to discuss potential alternative financings and strategic alternatives available to ClubCorp, and directed management to continue to have preliminary conversations with any parties expressing inbound interest in a potential transaction or investment involving ClubCorp if, in management's judgment, such party's interest was serious and such party's ability to undertake a transaction was credible and to update the Board on the status of those discussions.

        On August 1, 2016, Mr. Affeldt met with a representative of Party C to further discuss Party C's interest in ClubCorp.

        On September 1, 2016, representatives of a foreign-based financial investor (which we refer to as "Party F") met with management to learn more about ClubCorp.

        On September 15, 2016, FrontFour Capital Group LLC (together with its affiliates, "FrontFour Capital"), an investor in ClubCorp, sent a public letter to Mr. Affeldt and the Board expressing concerns over ClubCorp's recent performance and requesting that the Board pursue strategic alternatives, including a potential sale of ClubCorp, in order to unlock stockholder value. ClubCorp actively engaged with its stockholders and held several discussions with FrontFour and other stockholders after receipt of this letter.

        On September 19, 2016, representatives of an investment bank contacted management to discuss the possible sale of ClubCorp's Business, Sports and Alumni Clubs division to a prospective investor.

        On September 20, 2016, Mr. Affeldt received an unsolicited call from a representative of Party F who made a verbal expression of interest on behalf of Party F to acquire ClubCorp for $19.00 per share.

        On September 29, 2016, the Board held a meeting with management at which the verbal expression of interest from Party F and the earlier expressions of interest by several potential private equity and financial investors were discussed. The Board determined to further explore potential strategic alternatives available to ClubCorp and to formally engage a financial advisor to assist ClubCorp with its review of, among other things, the competitive landscape, market trends, ClubCorp's current equity market positioning and valuation, as well as potential strategies to enhance stockholder value. The Board further created a Strategic Review Committee, consisting of three of its independent directors: John Beckert, as Chairman, Doug Brooks and Lou Grabowsky (the "Strategic Review Committee"). The Board authorized the Strategic Review Committee to contact several investment banks to be considered to serve as a financial advisor to ClubCorp and, with the assistance of management and ClubCorp's financial and legal advisors, to facilitate ClubCorp's entering into non-disclosure agreements and providing confidential information to prospective interested parties in order to further evaluate a potential strategic transaction.

        Over the next several months, the Strategic Review Committee met on a regular (often weekly) basis, including at times with members of management and ClubCorp's financial and legal advisors. The Strategic Review Committee also regularly hosted calls with the Board to update the Board on developments and solicit the Board's feedback and guidance.

        During the week of October 10, 2016 and on October 18, 2016, several investment banks, including Jefferies and Wells Fargo Securities, were invited to interview for the role of financial advisor to ClubCorp and met with the Strategic Review Committee and members of management.

        On October 17, 2016, the Strategic Review Committee held a Board update call and informed the Board of its progress with respect to engaging a financial advisor, including criteria used for evaluating prospective financial advisors and an overview of the prospective financial advisors' past and current relationships with ClubCorp. Potential strategic alternatives, the time frame for the process of evaluating strategic alternatives and considerations with respect to handling potential leaks and market speculation were also discussed during the call.

        On October 19, 2016, the Strategic Review Committee met to review the capabilities of the prospective financial advisors that had been interviewed and their past and current relationships with ClubCorp. The Strategic Review Committee also received management's input and recommendations with respect to the prospective financial advisors. In consideration of such factors including, among other things, the experience of Jefferies and Wells Fargo Securities, the Strategic Review Committee subsequently determined to engage Jefferies and Wells Fargo Securities as ClubCorp's financial advisors in connection with ClubCorp's review and assessment of various potential strategic and/or financial alternatives.

        On October 27, 2016, a Board meeting was held, with management and ClubCorp's financial and legal advisors present, at which the status of the strategic review process was discussed. Members of the Strategic Review Committee updated the Board on planning efforts. Representatives of Simpson Thacher and Brownstein Hyatt Farber Schreck, LLP, ClubCorp's Nevada counsel, who were also present at the meeting, gave a presentation regarding the Board's fiduciary duties under Nevada corporate law generally and in connection with the Board's consideration of potential strategic alternatives. The Board also requested that management review and update its existing long-range outlook (the "LRO"), which contained financial projections to be provided to potential investors and ClubCorp's financial advisors and authorized the Strategic Review Committee to review and approve the LRO.

        During the period from October 28, 2016 through November 4, 2016, the Strategic Review Committee held several meetings, together with management and ClubCorp's financial advisors, to discuss, among other things, (i) the proposed process, including preparation of marketing materials and other ClubCorp information to be provided to potential investors under non-disclosure agreements, (ii) the list of potential investors to be approached, and (iii) the timing and communications plan for the proposed process. Management also held meetings with ClubCorp's financial advisors to review ClubCorp's history, current operations, strategic initiatives and the LRO.

        On October 31, 2016, the Strategic Review Committee held a Board update call with respect to, among other things, the status of the preparation of marketing materials and potential interested investors. Proposed timing and key dates regarding strategic alternatives were also discussed during the call.

        On November 9, 2016, the Strategic Review Committee met to discuss the status of the preparation efforts. The Strategic Review Committee also reviewed the LRO, and reviewed and approved a draft non-disclosure agreement, which included customary provisions, such as a standstill and "don't ask, don't waive" provision (which provisions are waivable by the Board consistent with its fiduciary duties under applicable law). This form of non-disclosure agreement was prepared for prospective investors described below.

        From November 10, 2016 to November 17, 2016, ClubCorp's form of non-disclosure agreement was sent to 18 prospective investors, including six strategic investors, 11 private equity and financial investors, including Apollo, and one foreign investor. These prospective investors were those that the Strategic Review Committee, with input from management and ClubCorp's financial advisors, had determined were likely to have an interest in a strategic transaction with ClubCorp based on prior contacts with ClubCorp and investor profile.

        On November 11, 2016, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial advisors, at which the status of communications with prospective investors that had been contacted was discussed and the contacting of additional prospective investors was considered. The LRO and data room readiness were also discussed at the meeting, and the Strategic Review Committee approved the LRO.

        On November 18, 2016, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial advisors, at which the status of discussions with prospective investors and the status of ClubCorp's marketing materials and data room was discussed. Additional prospective investors that could be contacted were also discussed, and the Strategic Review Committee authorized Jefferies and Wells Fargo Securities to contact such additional prospective investors.

        From November 18, 2016 to November 28, 2016, ClubCorp's form of non-disclosure agreement was sent to eight additional prospective investors, including five strategic investors and three private equity firms.

        During the period from November 17, 2016 to November 30, 2016, Apollo, Party A, Party B, Party C, Party D, Party F, a private equity firm (which we refer to as "Party H"), a private equity firm (which we refer to as "Party I"), a private equity firm (which we refer to as "Party J"), a private equity firm (which we refer to as "Party K"), a private equity firm (which we refer to as "Party L"), and a private equity firm (which we refer to as "Party M"), returned signed non-disclosure agreements and were provided access to the data room to conduct due diligence.

        On November 28, 2016, the Strategic Review Committee held a Board update call regarding the current status of the strategic review process, including the prospective investors that had returned signed non-disclosure agreements. The Strategic Review Committee also informed the Board that ClubCorp's marketing materials had been finalized, and discussed with the Board proposed scheduling of initial meetings with prospective investors.

        During the period from December 1, 2016 through December 16, 2016, a private equity firm (which we refer to as "Party G"), a strategic buyer (which we refer to as "Party N"), a private equity firm (which we refer to as "Party O"), and four other financial and strategic investors returned signed non-disclosure agreements and were provided access to the data room to conduct due diligence.

        From December 1 to December 14, 2016, members of management conducted separate initial meetings with each of Apollo, Party A, Party B, Party C, Party F, Party G, Party H, Party I, Party J, Party M and Party O.

        On December 7, 2016, a Board meeting was held, with management and ClubCorp's financial and legal advisors in attendance. ClubCorp's financial advisors updated the Board as to, among other things, the status of the number of potential bidders that had entered into non-disclosure agreements, an overview of ClubCorp's current market position, and potential strategic alternatives.

        On December 8 and 9, 2016, ClubCorp's process letter was sent to each prospective investor that had returned a signed non-disclosure agreement with instructions to submit indications of interest by December 21, 2016.

        On December 16, 2016, the Strategic Review Committee held a meeting, with management and ClubCorp's financial advisors in attendance, in which it was discussed that Party F had informed management that it was no longer interested in pursuing a transaction with ClubCorp.

        On December 21, 2016, ClubCorp received seven non-binding, preliminary indications of interest, one from a strategic investor and six from private equity or financial investors. The 30 other prospective investors that had been contacted declined to submit indications of interest. Of the seven preliminary indications of interest received, four were for the purchase of all of ClubCorp's outstanding common stock (the "Potential Whole-Company IOIs"), with Apollo indicating a potential purchase price of $17.25-$19.00 per share, Party C indicating a potential purchase price of $16.00-$18.00 per share, Party G indicating a potential purchase price of $17.50-$18.50 per share and Party I indicating a potential purchase price of $16.00-$17.50 per share, representing implied premiums ranging from approximately 10% to approximately 31% over the $14.55 closing price per share of ClubCorp common stock on December 21, 2016. Two of the seven preliminary indications of interest were for investments in the form of convertible preferred securities (the "Potential Preferred Investment IOIs"), with Party A indicating an interest in investing $200-$250 million in the aggregate and Party H indicating an interest in investing approximately $220 million in the aggregate, in each case for preferred securities that would convert into approximately 19.9% of ClubCorp's outstanding common stock. Party A's indication of interest included a conversion premium of 15% over the 30-day VWAP of ClubCorp common stock prior to signing and a 5% annual dividend and Party H's indication of interest included a conversion premium of 15% over the 20-day VWAP of ClubCorp common stock prior to signing and a 7.5% annual dividend. The remaining preliminary indication of interest was a proposal from Party N for a sale-leaseback transaction involving 50 to 100 golf and country clubs with an initial term of 15 years and an estimated transaction value of approximately $500 million to $1 billion (the "Potential Sale-Leaseback IOI"). Each of the preliminary indications of interest was subject to, among other things, the completion of due diligence and the negotiation of a definitive agreement.

        On December 23, 2016, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which the preliminary indications of interest received, expectations with respect to preliminary indications of interest that may be forthcoming from additional parties, and potential next steps in the process were discussed. Following this meeting, the Strategic Review Committee held a Board update call. Prior to the call, the Strategic Review Committee distributed to the Board copies and summaries of each of the seven preliminary indications of interest. The Board and the Strategic Review Committee discussed each of the indications of interest and potential next steps and, subsequently, at the Strategic Review Committee's request, those seven parties were invited to participate in the second round of the process.

        The Strategic Review Committee continued to meet in 2017 on a regular (often weekly) basis, including at times with management and ClubCorp's financial and legal advisors. The Strategic Review Committee also continued to regularly host calls with the Board to update the Board on developments and solicit the Board's feedback and guidance.

        During the period from January 5, 2017 to February 1, 2017, a strategic investor (which we refer to as "Party P"), a private equity firm (which we refer to as "Party Q"), a foreign financial investor (which we refer to as "Party R"), two financial investors, one private equity firm and one additional foreign investor returned signed non-disclosure agreements and were provided access to the data room to conduct due diligence. Party P informed ClubCorp's financial advisors that Party P intended to work with Party C in connection with its evaluation of ClubCorp.

        On January 6, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which the seven parties that had submitted preliminary indications of interest, the preparation for the second round bidding process, the scope of additional materials for the data room and the availability of management to schedule site visits and management due diligence meetings were discussed. ClubCorp's financial advisors also provided an update on possible alternative real estate and debt financing options that a potential investor may use to finance an acquisition of ClubCorp and preliminary observations regarding ClubCorp from a financial perspective.

        On January 9, 2017, the Strategic Review Committee held a Board update call on matters discussed with management and ClubCorp's financial and legal advisors on January 6, 2017. The Strategic Review Committee discussed with the Board the Potential Whole-Company IOIs and the Strategic Review Committee's determination that each of these bids presented meaningful opportunities to enhance stockholder value and warranted further discussion. The Strategic Review Committee also discussed the Potential Preferred Investment IOIs with the Board and the Strategic Review Committee's determination that these indications of interest also presented meaningful opportunities to enhance stockholder value and warranted further discussion. The Board then discussed the fact that both Potential Preferred Investment IOIs contemplated the addition of two Board members to add operational and strategic expertise and guidance and the potential market reaction to such additions in light of each bidder's reputation in the market. Finally, the Strategic Review Committee discussed with the Board the Potential Sale-Leaseback IOI and determined that more information was needed to determine whether such a transaction would enhance stockholder value, particularly if the transaction involved fewer than 100 golf and country clubs. Discussion regarding the challenges of consummating the transactions proposed by the Potential Sale-Leaseback IOI and the possible effects on ClubCorp's market valuation and trading dynamics after such a transaction were also discussed. The Strategic Review Committee noted that it planned to continue discussions with Party N to better understand Party N's proposal for a sale-leaseback transaction.

        From January 11, 2017 to January 13, 2017, each of Apollo, Party A, Party C, Party G, Party H, Party I and Party N were granted access to additional due diligence materials in the data room.

        On January 12, 2017, Reuters published an unconfirmed story that ClubCorp was exploring a possible sale, indicating that such sale process had attracted the interest of potential buyers that included private equity firms, and the New York Stock Exchange suspended trading of ClubCorp common stock. ClubCorp issued a press release stating that it had formed the Strategic Review Committee to review and evaluate alternatives to further enhance stockholder value and had retained Jefferies and Wells Fargo Securities as financial advisors to assist in such strategic review. Following this public announcement, a number of additional parties contacted ClubCorp's financial advisors to express interest in a potential transaction with ClubCorp and, based on management's preliminary review, and input from ClubCorp's financial advisors, as to each party's level of interest and financial ability to undertake a transaction, certain of these parties, as discussed below, entered into a non-disclosure agreement with ClubCorp and thereafter were provided access to the data room.

        On January 20, 2017, the Strategic Review Committee held a meeting with management and ClubCorp's financial and legal advisors to discuss scheduling of site tours and management meetings with prospective investors and updates regarding other prospective investors with potential interest in participating in the process.

        During the period from January 24, 2017 through February 16, 2017, management held in-person due diligence meetings with each of Apollo, Party A, Party C, Party G, Party H, Party I, Party P, and Party Q, and participated in additional due diligence calls with each of Party A, Party C, Party P, and Party Q. ClubCorp's financial advisors also attended these meeting and calls.

        In order to incentivize certain members of senior management to remain at ClubCorp during the strategic alternative evaluation process, on January 24, 2017, ClubCorp entered into change in control severance agreements with each of Messrs. Affeldt, McClellan and Burnett and Ms. Keiser, which agreements were previously approved by the Board.

        On January 30, 2017, ClubCorp received a non-binding, preliminary indication of interest from Party Q to purchase all of ClubCorp's outstanding common stock at a purchase price of $16.50-$17.50 per share, representing an implied premium ranging from approximately 10% to approximately 17% over the $15.00 closing price per share of ClubCorp common stock on January 11, 2017, the last trading day prior to ClubCorp's press release regarding the Board's formation of a Strategic Review Committee. Party Q's preliminary indication of interest was subject to, among other things, the completion of due diligence and the negotiation of a definitive agreement.

        On February 9, 2017, the Board held a meeting, with management and ClubCorp's financial and legal advisors in attendance. ClubCorp's financial advisors updated the Board as to, among other things, the meetings held with potential investors and an overview of ClubCorp's current market position. The Board and ClubCorp's financial advisors also discussed potential growth opportunities for ClubCorp.

        On February 13, 2017, a non-binding, preliminary indication of interest, dated February 10, 2017, was received from Party R to purchase all of ClubCorp's outstanding common stock at a purchase price of $18.00-$21.00 per share, representing an implied premium ranging from approximately 20% to approximately 40% over the $15.00 closing price per share of ClubCorp common stock on January 11, 2017, the last trading day prior to ClubCorp's press release regarding the Board's formation of a Strategic Review Committee.

        On February 15, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which a draft form of the agreement and plan of merger (the "Draft Merger Agreement") that was distributed by Simpson Thacher prior to the meeting was discussed. The preliminary indication of interest received from Party R was also discussed.

        On February 16, 2017, a strategic investor returned a signed non-disclosure agreement and was admitted access to the data room to conduct due diligence.

        On February 17, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which the upcoming earnings release and related call, the meetings that management had held with certain prospective investors, other prospective investors that may be interested in participating in the strategic alternative evaluation process, an updated timeline and certain key dates, including an anticipated bid date and timing for distribution of the Draft Merger Agreement to interested bidders, were discussed. The parties also reviewed and discussed a draft of ClubCorp's second round process letter that was distributed prior to the meeting.

        On February 21, 2017, ClubCorp's second round process letter was distributed to potential bidders and posted to the data room. The second round process letter requested that prospective investors submit definitive proposals, together with a mark-up of the Draft Merger Agreement, by March 10, 2017.

        During the period from February 21, 2017 through March 8, 2017, at the request of each of Party A, Party C, Party H, Party P, and Party Q, management held multiple due diligence sessions with each such party and their respective advisors, which sessions covered business, financial and legal matters, including with respect to membership initiation deposits.

        On February 24, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, to discuss feedback from prospective investors based on recent management meetings and due diligence sessions and additional due diligence requests of the prospective investors. Updates regarding other prospective investors and the Draft Merger Agreement and process timeline were also discussed during the meeting.

        On February 24, 2017, the Draft Merger Agreement, a draft form of an equity commitment letter (the "Draft ECL") and draft form of a limited guarantee (the "Draft Guarantee") were posted to the data room. The Draft Merger Agreement contemplated, among other things, a ClubCorp termination fee equal to 2% of the transaction equity value and a reverse termination fee of $125 million.

        On March 7, 2017, in light of feedback received from potential bidders then to date, the deadline for submission of definitive proposals, together with a mark-up of the Draft Merger Agreement, was extended to March 17, 2017.

        On March 9, 2017, FrontFour Capital submitted a formal nomination letter to ClubCorp, notifying ClubCorp of its intention to nominate candidates specified in such letter, including Emanuel Pearlman, for election to the Board at ClubCorp's 2017 annual meeting of stockholders. Over the next several weeks, Mr. Beckert and management had several conversations with FrontFour Capital about its nominations and perspectives regarding ClubCorp.

        On March 10, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which the status of prospective investors' due diligence, including meetings with management that had occurred and those scheduled in the future, calls with and feedback from certain of the prospective investors, and the revised timeline for bids, were discussed. It was noted that several parties informed ClubCorp's financial advisors that they did not intend to submit final proposals.

        On March 14, 2017 and March 15, 2017, management held in-person due diligence meetings with Party R and its advisors. ClubCorp's financial advisors also attended this meeting.

        On March 17, 2017, ClubCorp received a revised Potential Preferred Investment IOI from Party A for a $200-$250 million investment in convertible preferred stock with an initial conversion price per share of $16.50 and a 6% dividend. Also on March 17, 2017, ClubCorp received a revised Potential Preferred Investment IOI from Party H for a $227.5 million investment in convertible preferred stock with an initial conversion price of $17.25 per share and a 6% dividend (with rights to participate in any ClubCorp common stock dividend on an as converted basis). Except for these revised Potential Preferred Investment IOIs, ClubCorp did not receive any other indications of interest in response to its second round process letter.

        On March 22, 2017, a strategic investor (which we refer to as "Party S"), returned a signed non-disclosure agreement and was provided access to certain materials to conduct due diligence regarding ClubCorp's Business, Sports and Alumni Club division.

        On March 31, 2017, management held in-person due diligence meetings with Party S. ClubCorp's financial advisors also attended this meeting.

        On April 3, 2017, ClubCorp received a non-binding, preliminary indication of interest, dated April 2, 2017, from Party S indicating an interest in purchasing ClubCorp's Business, Sports and Alumni Club division, on a debt-free basis, for $250 million using a combination of equity and third-party debt financing. Party S also indicated a desire to evaluate the possibility of leveraging its core capabilities to provide additional strategic services to ClubCorp's Golf and Country Club division. The preliminary indication of interest received from Party S was subject to, among other things, the completion of due diligence and the negotiation of a definitive agreement.

        Also on April 3, 2017, a Board meeting was held, with management and ClubCorp's financial and legal advisors in attendance. ClubCorp's financial advisors led the Board through a discussion of, among other things, the status of the process, an overview of ClubCorp's current market position, potential strategic alternatives, including an investment in the form of convertible preferred securities and the sale of the Business, Sports and Alumni Clubs division, and certain financial matters relating to ClubCorp. In particular, the general lack of interest then received to date from strategic buyers was discussed, which ClubCorp's financial advisors believed to be due, in part, to ClubCorp's unique business and lack of true competitors for which the acquisition would create meaningful synergies. While a sale of the Business, Sports and Alumni Club division was possible, the Board discussed the likelihood of potentially meaningful adverse tax consequences of such a sale and the potential impact on Golf and Country Club memberships due to network usage among all clubs. The Board also discussed the Potential Preferred Investment IOIs then received to date, and potential impact of such an investment on ClubCorp's balance sheet and its existing debt instruments as well as additional related dividends that ClubCorp would accrue, noting the high cost of capital associated with such an investment and the likelihood that ClubCorp would remain a public company with many of the same challenges. The Board considered these potential risks and consequences with respect to the Potential Preferred Investments IOIs in light of the lack of a clear and compelling use at the time for the proceeds from such investment. The Board also discussed the lack of bids to purchase ClubCorp as a whole, and the feedback from potential investors that there was too much uncertainty regarding industry growth prospects, the economy, ongoing state unclaimed property audits, and certain tax matters.

        On April 7, 2017, Party R submitted a non-binding, preliminary indication of interest for an investment in ClubCorp of $200-$250 million in the form of common stock at a price equal to a 10% discount from ClubCorp's then current market price (ClubCorp's closing stock price was $15.90 per share as of April 6, 2017), which indication of interest also included a requirement to appoint three of its director nominees to the Board. Party R's preliminary indication of interest was subject to, among other things, the completion of due diligence and the negotiation of a definitive agreement.

        On April 12, 2017, ClubCorp issued three separate press releases announcing its results of operations for the fiscal quarter ended March 21, 2017, Mr. Affeldt's intention to retire from his role as Chief Executive Officer upon the appointment of his successor and that, following the strategic review process led by the Strategic Review Committee, the Board unanimously had determined to not pursue a strategic transaction at such time and to continue executing its three-pronged growth strategy focused on organic growth, reinvention and transformation, and acquisitions. The press release also stated that the Strategic Review Committee would remain in place and that the Board and Strategic Review Committee would continue to consider all available alternatives to enhance stockholder value.

        On April 14, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, to discuss, among other things, current stockholders' reaction to ClubCorp's public announcement on April 12, 2017, and whether to take any further steps to explore Party S's prior expressed interest in ClubCorp's Business, Sports and Alumni Club division.

        On April 21, 2017, Apollo contacted Wells Fargo Securities to discuss, among other things, Apollo's desire for additional due diligence, including on ClubCorp's Business, Sports and Alumni

Clubs division, overhead and expense information and certain information on specific clubs, and the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which such call was discussed.

        On April 27, 2017, at Apollo's request, management held a due diligence session with Apollo and its advisors, including representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP ("Paul Weiss"), Apollo's legal counsel, covering key diligence items.

        On April 28, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which the conversations that management had with Apollo, Party C, Party P, Party Q and Party S, a potential sale of the Business, Sports and Alumni Clubs division, and an update regarding conversations with stockholders, including FrontFour Capital, were discussed.

        Also on April 28, 2017, ClubCorp received a non-binding, preliminary indication of interest from Apollo, which, among other things, reflected a proposed purchase price of $15.50 per share. In discussions between Wells Fargo Securities and Apollo, Apollo explained that its proposed purchase price per share as compared to its prior preliminary indication of interest resulted from due diligence conducted subsequent to Apollo's initial bid.

        On May 1, 2017, the Board held a meeting, with management and ClubCorp's financial and legal advisors in attendance, at which, among other things, Apollo's indication of interest was discussed. At the meeting, the Board determined that it had no interest in engaging in a transaction with Apollo at its proposed purchase price of $15.50 per share and would instead focus on its existing business plan and CEO succession planning, and directed Wells Fargo Securities to inform Apollo of the Board's decision. Wells Fargo Securities thereafter informed Apollo of the Board's determination, as instructed.

        On May 8, 2017, after discussions with the Strategic Review Committee and with input from ClubCorp's financial advisors, Mr. Beckert informed Apollo that it would need to significantly improve its proposed purchase price in order for the Board to consider reengaging with Apollo about a potential acquisition transaction.

        On May 11, 2017, Apollo contacted Wells Fargo Securities to express continued interest in pursuing a transaction and submitted a further revised non-binding, preliminary indication of interest which, among other things, increased its proposed purchase price to $16.50 per share.

        On May 12, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which Apollo's further revised indication of interest was discussed.

        Also on May 12, 2017, ClubCorp and FrontFour Capital entered into an agreement pursuant to which the Board appointed Simon Turner, as a class I director, and Emanuel Pearlman, as a class II director, to the Board effective as of May 12, 2017. Mr. Pearlman was also appointed on such date to the Strategic Review Committee.

        On May 15, 2017, a Board meeting was held, with management and ClubCorp's financial and legal advisors in attendance. ClubCorp's financial advisors led the Board through a discussion of, among other things, the recent indications of interest received from Apollo, the expression of interest indicated by Party S in the Business, Sports and Alumni Club division, an overview of ClubCorp's current market position, and potential strategic alternatives. In particular, the Board discussed Apollo's $16.50 per share revised indication of interest and the feedback received from multiple potential bidders indicating that such bidders would not be able to support a bid at or near $16.50 per share. In light of these discussions, the Board, with input from management and ClubCorp's financial advisors, considered the advantages and disadvantages of engaging in further discussions with Apollo or continuing to execute ClubCorp's current business plan. The Board noted that, while Apollo's indication of interest offered an attractive premium to ClubCorp's current and unaffected trading prices, Apollo's bid remained below ClubCorp's historical high trading prices and implied EBITDA multiples. Further discussion ensued regarding whether management would be able to execute the LRO and produce value in excess of Apollo's bid price, and the execution risks associated with such strategy. Following this discussion, the Board determined that discussions should continue with Apollo in an effort to increase the value of Apollo's bid.

        On May 22, 2017, a Board meeting was held, with ClubCorp's financial and legal advisors in attendance. ClubCorp's financial advisors led the Board through a discussion of, among other things, the status of discussions with Apollo, an overview of ClubCorp's current market position, and potential strategic alternatives. Discussion focused on a strategy to increase the value of Apollo's bid and the advantages and disadvantages of considering a potential strategic PIPE investment, while simultaneously considering Apollo's bid. The Board determined to continue discussions with Apollo and also to contact certain other specified strategic investors to determine their interest, if any, in a potential strategic PIPE investment in ClubCorp. In addition, the Board discussed contacting Party A and Party H to determine whether they were still interested in pursuing a PIPE investment and Party C and Party P to determine if they were still interested in pursuing a strategic investment in ClubCorp.

        On May 24, 2017, in accordance with the Board's directives, Wells Fargo Securities had a discussion with Apollo regarding Apollo's May 11, 2017 revised indication of interest, the potential exploration by ClubCorp of a strategic PIPE investment, and the Board's request that Apollo improve its proposed purchase price and provide a "best and final" offer for the Board to consider, together with a mark-up of the Draft Merger Agreement.

        On May 26, 2017, in accordance with the Board's directives, ClubCorp's financial advisors contacted six potential strategic PIPE investors as well as Party A, Party C, Party H and Party P.

        On June 1, 2017, as a follow-up to the May 26, 2017 outreach, ClubCorp's financial advisors had a call with Party C and Party P to discuss the possibility of a strategic investment in ClubCorp. Both bidders expressed interest in such an investment, and requested a meeting with the Strategic Review Committee and members of management to better understand the Board's objectives in pursuing such an investment before submitting a formal proposal.

        During the period from June 1, 2017 through June 27, 2017, at Apollo's request, management held multiple due diligence sessions with Apollo and its advisors covering risk management and insurance related matters, human resources matters, accounting, finance, tax, information technology and general legal matters, procurement and shared services matters, and membership initiation deposits.

        On June 2, 2017, the Strategic Review Committee updated the Board by email with respect to, among other things, continued conversations with Apollo, receipt of a signed non-disclosure agreement from one of the six strategic PIPE investors contacted on May 26, 2017 and the status of discussions with the other five strategic PIPE investors.

        On June 5 and 6, 2017, members of the Strategic Review Committee, together with management and ClubCorp's financial advisors, met with Party C, Party P and their respective advisors in New York and, on the following day with Party H and its advisors in New York.

        On June 12, 2017, the Board held a meeting, with management and ClubCorp's financial and legal advisors in attendance. ClubCorp's legal advisors reviewed with the Board its fiduciary duties to ClubCorp and its stockholders generally and in connection with its consideration of potential strategic alternatives. In addition, ClubCorp's financial advisors provided an update on the conversations with Apollo, Party A, Party C, Party H (including Party H's last Potential Preferred Investment IOI), Party P and two of the potential strategic PIPE investors, management provided an update on its due diligence meetings.

        On June 13, 2017, management provided a revised cash flow analysis to Apollo that included a revised projection of 2017 Adjusted EBITDA of $259.4 million as compared to $261.6 million in the LRO, which decreased as a result of reduced private event bookings and weather-related issues in the first half of 2017.

        On June 13, 2017, management held a due diligence session with Party H covering business and legal matters.

        On June 14, 2017, Apollo presented to ClubCorp a full bid package, including a bid letter, debt commitment letters signed by Apollo's lenders and a mark-up of their proposed Draft Merger Agreement, Draft ECL and Draft Guarantee. Apollo's mark-up of the Draft Merger Agreement provided for, among other things, a purchase price of $17.00 per share in cash, an immediate suspension of ClubCorp's quarterly dividend and a prohibition on the payment of further dividends, limitations on ClubCorp's ability to take actions that could result in a superior proposal. Apollo's bid package also contemplated an increase in the duration of the period in which Parent would be able to market debt to fund the merger (such period, the "Marketing Period") to 20 days with rights to extend the Marketing Period for an additional 20-day period (the "Marketing Period Extension") subsequent to receipt of approval by ClubCorp's stockholders of the final merger agreement and the transactions contemplated thereby and expiration or termination of the HSR waiting period, an increase in ClubCorp's termination fee to 3% from 2% of the transaction equity value, a decrease in the reverse termination fee to 5.5% of the transaction equity value from $125 million and provisions requiring ClubCorp to reimburse certain of Apollo's expenses in several circumstances, including if Apollo terminated the final merger agreement due to an uncured material breach of the merger agreement by ClubCorp or if ClubCorp's stockholders did not approve the final merger agreement and the transactions contemplated thereby (the "Parent Vote Expense Reimbursement").

        On June 15, 2017, members of the Strategic Review Committee met with Party A to discuss ClubCorp and its prospects and a potential strategic investment by Party A in ClubCorp.

        On June 16, 2017, the Strategic Review Committee held a meeting, with management and ClubCorp's legal advisors in attendance. Simpson Thacher led the Strategic Review Committee through a discussion of Apollo's mark-up of the Draft Merger Agreement, a copy of which was circulated to the Strategic Review Committee and management in advance of the meeting. The parties discussed, among other things, certain terms and provisions of such mark-up, including the proposed treatment of dividends and equity awards, the proposed termination and reverse termination fees, the proposed provisions with respect to ClubCorp's ability to evaluate superior proposals and closing conditions following signing of a definitive merger agreement.

        Also on June 16, 2017, Party A presented to ClubCorp a revised Potential Preferred Investment IOI for a similar sized investment in convertible preferred stock as contemplated by Party A's March 17, 2017 proposal with an initial conversion price per share of $15.75 per share and an 8% dividend and other terms generally similar to its March proposal. Also on June 16, 2017, Party H presented to ClubCorp a revised Potential Preferred Investment IOI for a similar sized investment in convertible preferred stock as contemplated by Party H's March 17, 2017 proposal with an initial conversion price of $17.25 per share and a 6% dividend (with rights to participate in any ClubCorp common share dividend on an as converted basis) (unchanged from its March proposal) and other terms generally similar to its March proposal.

        On June 19, 2017, a Board meeting was held, with ClubCorp's financial and legal advisors in attendance. ClubCorp's financial advisors referred the Board to previously distributed disclosures to the Board regarding their respective material relationships with AGM and certain of its portfolio companies. ClubCorp's financial advisors then led the Board through a discussion of, among other things, the status of discussions with Apollo and various other prospective investors, and an overview of potential strategic alternatives then under consideration. ClubCorp's legal counsel also led the Board through a discussion of Apollo's mark-up of the Draft Merger Agreement, a copy of which was circulated to the Board in advance of the meeting. The Board discussed, among other things, certain terms and provisions of such mark-up and financial highlights provided by management, including ClubCorp's performance as compared to fiscal year 2017 and second and third quarter consensus estimates. The discussions also included (i) the fact that, while two of the potential strategic investors had executed non-disclosure agreements and were evaluating the opportunity further, three of the six potential strategic PIPE investors had declined the opportunity to pursue a PIPE with ClubCorp and it seemed likely that one additional strategic investor would decline such opportunity; (ii) the fact that Apollo and its advisors had substantially completed their due diligence and expected to be in a position to sign definitive documents within the next two weeks; and (iii) a summary of the revised Potential Preferred Investment IOIs from Party A and Party H. The Board determined that it was supportive of pursuing a transaction with Apollo and directed the Strategic Review Committee, with the assistance of management and ClubCorp's financial and legal advisors, to continue to negotiate with Apollo and, if possible, to determine whether Apollo would be willing to increase its per share purchase price to $17.50.

        On June 20, 2017, Simpson Thacher sent revised versions of the Draft Merger Agreement, Draft ECL and Draft Guarantee to Apollo and its legal counsel. The revised Draft Merger Agreement included, among other things, a $17.50 per share purchase price, the ability of ClubCorp to pay its regular second quarter dividend, a termination fee of 3% of the transaction equity value and a reverse termination fee of 7.5% of the transaction equity value. Later that day, in accordance with the Board's directives, Messrs. Brooks and Pearlman, together with representatives of ClubCorp's financial advisors, met with Apollo in New York and discussed with Apollo the revised proposal and encouraged Apollo to increase its proposed purchase price to $17.50 per share.

        On June 29, 2017, Apollo submitted a revised proposal, which contemplated, among other things, the payment of one quarterly dividend of $0.13 per share, an increase in the reverse termination fee to 6% of the transaction equity value, a requirement that ClubCorp obtain the consent of ClubCorp's lender, Wells Fargo Bank, N.A. ("Wells Fargo Bank"), waiving certain change of control provisions that otherwise would be triggered by virtue of the merger under a mortgage loan between Wells Fargo Bank and a subsidiary of ClubCorp (the "Mortgage Loan"), and a delay in payouts with respect to accelerated outstanding equity awards tied to continued employment post-merger. Apollo's purchase price was unchanged at $17.00 per share. The proposal letter indicated that Apollo had completed its due diligence review and expected to be able to sign definitive documents by the end of the coming week.

        Also on June 29, 2017, the Strategic Review Committee held a meeting, together with management and ClubCorp's financial and legal advisors, at which Apollo's latest proposal was discussed.

        On June 30, 2017, a Board meeting was held, with ClubCorp's financial and legal advisors in attendance, at which Apollo's latest proposal was discussed. Simpson Thacher reviewed for the Board its fiduciary duties and legal obligations to ClubCorp and its stockholders in considering a transaction with Apollo. Discussion regarding Apollo's proposal ensued and the Board was not unanimous in agreeing to Apollo's latest proposal. The Board determined to authorize the Strategic Review Committee to continue negotiations with Apollo regarding the Draft Merger Agreement and determine whether Apollo's latest proposal could be increased.

        On July 1, 2017, the Strategic Review Committee held a meeting, with management and ClubCorp's financial and legal advisors in attendance, at which the current status of the Draft Merger Agreement was discussed.

        On July 2, 2017, Paul Weiss sent a revised draft of the Draft Merger Agreement to Simpson Thacher, which draft provided for, among other things, a purchase price of $17.00 per share in cash, the ability of ClubCorp to declare and pay a one-time quarterly dividend of $0.13 per share and a prohibition on the payment of further dividends. Apollo's Draft Merger Agreement also contemplated a 20-day Marketing Period as well as the Marketing Period Extension, the vesting of equity awards at closing but payable 50% at closing and 50% within 60 days of closing (subject to the employee remaining employed at the time of payment) unless the employee was terminated without "Cause" (as defined in the Draft Merger Agreement"), a reverse termination fee equal to 6% of the transaction equity value and the Parent Vote Expense Reimbursement.

        On July 3, 2017, after further negotiations between representatives of ClubCorp and Apollo, regarding Apollo's revised Draft Merger Agreement, Apollo submitted a revised proposal that provided for a purchase price of $17.25 per share, with an immediate suspension of ClubCorp's quarterly dividend and a prohibition on the payment of further dividends.

        On July 4, 2017, the Strategic Review Committee met, together with ClubCorp's financial and legal advisors, at which a counterproposal to Apollo's proposed purchase price, a per share purchase price of $17.12 and the declaration and payment of the second quarter dividend of $0.13 per share was discussed. The Strategic Review Committee determined to recommend such counterproposal to the Board as it would enable ClubCorp stockholders to receive a portion of the proposed purchase price earlier in the form of the second quarter dividend. Thereafter, in accordance with the Strategic Review Committee's directives, Wells Fargo Securities discussed ClubCorp's counterproposal with Apollo and Apollo agreed to revise its proposed purchase price to $17.12 per share, to permit ClubCorp to declare and pay a one-time quarterly dividend of $0.13 per share, and to negotiate the remaining terms of the Draft Merger Agreement.

        Also on July 4, 2017, Simpson Thacher sent a revised Draft Merger Agreement to Paul Weiss, which draft provided for, among other things, a purchase price of $17.12 per share in cash, the ability of ClubCorp to declare and pay a one-time quarterly dividend of $0.13 per share and a prohibition on the payment of further dividends, deletion of the Marketing Period Extension, a reverse termination fee of 6.5% of the transaction equity value and a Parent Vote Expense Reimbursement of a maximum of $1.0 million.

        Throughout July 4 through 7, 2017, Simpson Thacher and Paul Weiss negotiated the Draft Merger Agreement, including the amount of the Parent Vote Expense Reimbursement to an agreed upon amount of $6.25 million, the Draft ECL, the Draft Guarantee and the bank commitment letter relating to Apollo's debt financing (the "Bank Commitment Letter").

        Throughout July 5 through 7, 2017, ClubCorp, Apollo, and Wells Fargo Bank, as lender under the Mortgage Loan, negotiated and agreed to a waiver of the change in control default under such Mortgage Loan.

        On July 5, 2017, ClubCorp provided Apollo with a revised 2017 projection of Adjusted EBITDA amount of $259.0 million, which amount decreased primarily as a result of continued weather-related issues in the first half of 2017 and the closure of a club that was completed in the second quarter of 2017 and, on July 6, 2017, management and Apollo had a call to discuss these revised projections. For more information, see the section of the proxy statement captioned "The Merger—Certain Financial Projections."

        On July 7, 2017, a Board meeting was held, with ClubCorp's financial and legal advisors in attendance. Simpson Thacher led the Board through a review of its fiduciary duties and a summary of the terms of the Draft Merger Agreement, based on presentation materials that Simpson Thacher had circulated to the Board in advance of the meeting. ClubCorp's financial advisors then referred the Board to updated disclosures to the Board regarding their respective material relationships with AGM and certain of its portfolio companies. The financial advisors then led the Board through a discussion of, among other things, an overview of financial aspects of the proposed transaction with Apollo and certain financial matters relating to ClubCorp. Simpson Thacher then informed the Board that Paul Weiss indicated that it just had been informed that Apollo was still in the process of finalizing its debt financing commitments under the Bank Commitment Letter. The meeting was then adjourned.

        On July 8, 2017, Paul Weiss and Simpson Thacher finalized negotiations on the final form of the Draft Merger Agreement and the terms of the Draft Merger Agreement, Draft ECL, Draft Guarantee, and Bank Commitment Letter were substantially in agreed form by all parties.

        On July 9, 2017, Paul Weiss informed Simpson Thacher that Apollo had received a fully executed Bank Commitment Letter and was prepared to sign the definitive merger agreement. Later on July 9, 2017, the Board met and Simpson Thacher reviewed again for the Board its fiduciary duties to ClubCorp and its stockholders generally and in connection with its consideration of a transaction with Apollo and summarized the minor changes to the Draft Merger Agreement since the last Board meeting. ClubCorp's financial advisors again referred the Board to updated disclosures to the Board regarding their respective material relationships with AGM and certain of its portfolio companies. The financial advisors then reviewed with the Board their respective financial analyses of the per share merger consideration and each separately rendered an oral opinion, confirmed by delivery of a written opinion dated July 9, 2017, to the Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in the opinion, the per share merger consideration to be received by holders of ClubCorp common stock was fair, from a financial point of view, to such holders. The full text of the written opinions of Jefferies and Wells Fargo are attached to this proxy statement as Annex B and Annex C, respectively, and are each incorporated by reference in this proxy statement in their entirety.

        After further discussion by the Board, including further discussions of the resolutions to be adopted by the Board, the Board unanimously approved and declared advisable and in the best interest of ClubCorp and its stockholders, the Draft Merger Agreement, substantially in the form presented to the Board, and the merger, and unanimously recommended that the ClubCorp stockholders vote to approve the merger agreement (as described in more detail in the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger").

        Following the approval of the Board of the Draft Merger Agreement, the parties executed the Draft Merger Agreement (such executed agreement, the "merger agreement") and the other documentation related to the proposed transaction. The full text of the executed merger agreement is attached to this proxy statement as Annex A and is incorporated by reference in this proxy statement in its entirety. Apollo provided executed financing commitment papers, including the Bank Commitment Letter, providing for its committed financing concurrently with the execution of the merger agreement.

        Thereafter, on July 9, 2017, a press release was issued announcing the proposed transaction.

Recommendation of the Board and Reasons for the Merger

  The Board recommends that you vote "FOR" the merger proposal.

        At a meeting of the Board held on July 9, 2017, the Board unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of ClubCorp and the ClubCorp stockholders, declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, resolved that the merger agreement be submitted to the ClubCorp stockholders for approval thereby in accordance with applicable law, the merger agreement and the bylaws of ClubCorp at a special meeting of stockholders and recommended that the ClubCorp stockholders vote to approve the merger agreement.

        When you consider the Board's recommendation, you should be aware that ClubCorp's directors may have interests in the merger that may be different from, or in addition to, the interests of ClubCorp stockholders generally. These interests are described in the section entitled "The Merger—Interests of ClubCorp's Executive Officers and Directors in the Merger."

        In evaluating the merger, the Board consulted with our senior management and financial and legal advisors, reviewed a significant amount of information and, in reaching its decision, considered a number of potentially positive factors with respect to the merger and the other transactions contemplated by the merger agreement, including, among others, the following (not necessarily in order of relative importance):

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  Merger consideration.  The Board considered the $17.12 per share in cash to be paid as the per share merger consideration in relation to (i) the Board's estimate of the current and future value of ClubCorp as an independent entity, (ii) the multiple of enterprise value to Adjusted EBITDA implied by such price and (iii) the market price of ClubCorp's common stock on July 7, 2017, the last trading day prior to the date of the Board meeting to approve the merger and the merger agreement.

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  Premium.  The Board considered that the $17.12 per share in cash to be paid as the per share merger consideration represents a premium of approximately 30.7% to the $13.10 per share closing price of ClubCorp's stock on July 7, 2017, the last trading day prior to the date of the Board meeting to approve the merger and the merger agreement, and a premium of approximately 29.0%, 28.2% and 19.9% to the VWAP of ClubCorp common stock for the 30, 60 and 90 day periods ended July 7, 2017, respectively. In addition, the Board considered that the price of ClubCorp common stock in the foreseeable future was unlikely to exceed the future value equivalent of $17.12 per share.

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  Cash consideration.  The Board considered the fact that the per share merger consideration would be paid solely in cash, which provides certainty and immediate liquidity and value to our stockholders, enabling our stockholders to realize value that has been created at ClubCorp while eliminating long-term business and execution risk.

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  Strategic alternatives.  The Board considered the potential values, benefits, risks and uncertainties facing ClubCorp's stockholders associated with possible strategic alternatives to the merger (including alternative acquisition proposals for the sale of ClubCorp's Business, Sports and Alumni Club division and a sale-leaseback transaction for certain of ClubCorp's clubs and scenarios involving the possibility of remaining independent with or without accepting a strategic investment), and the timing and likelihood of accomplishing such alternatives, including publicly announcing in January 2017 that ClubCorp was evaluating strategic alternatives to further enhance shareholder value and, as part of that process, by contacting 24 potential strategic buyers (including four inbound inquiries), 39 potential private equity firms and financial investors (including 17 inbound inquiries) and five foreign investors (including two inbound inquiries) and by engaging in discussions with potential acquirors over the course of several months preceding the negotiation of the transaction with Parent. Based on the foregoing, the Board considered that Parent was the only potential acquiror that submitted a formal offer to acquire ClubCorp as a whole and that none of the other options, on a risk-adjusted basis, was reasonably likely to create value for ClubCorp stockholders greater than the per share merger consideration.

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  ClubCorp's historical, current and prospective condition.  The Board considered information with respect to our financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions, trends and cycles.

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  Risks associated with continued independence.  While the Board remained supportive of our strategic plan and optimistic about our prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including the potential execution risks associated with the strategic plan, both generally and in light of the pending succession of our chief executive officer, and the potential risk associated with the possibility that even if our strategic plan is successfully executed, the market may not reflect such execution in ClubCorp's stock price in the near term or in the long term. The Board concluded that the per share merger consideration enabled ClubCorp's stockholders to realize a substantial portion of ClubCorp's potential future value in the near term and without the market or execution risks associated with continued independence.

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  Economic conditions.   The Board considered the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally, and within our industry in particular which could reduce our ability to attract and enroll new members, reduce our existing members' usage of our facilities, increase our membership attrition rates or otherwise result in future operating results failing to meet the projections in the LRO.

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  Negotiations with Parent.  The Board considered the benefits that we and our advisors were able to obtain during our extensive negotiations with Parent and that the merger agreement was the product of arm's-length negotiations and contained terms and conditions that were, in the Board's view, advisable and favorable to ClubCorp and its stockholders.

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  Timing of Parent's offer.  The timing of the merger and the risk that if ClubCorp did not accept Parent's offer, which Parent had indicated was its best and final offer, at the time that it did, the Board might not have had another opportunity to consummate a value enhancing strategic transaction such as the merger proposed by Parent, particularly given the fluctuations in the financial markets in a manner that makes it difficult to finance an acquisition of ClubCorp. Given that Parent was the only potential acquiror to submit a formal offer to acquire ClubCorp as a whole, the Board considered the risk that, if negotiations with Parent ceased, the only alternative in the near-term was for ClubCorp to remain an independent company.

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  Opinions of ClubCorp's financial advisors.  The Board considered the separate opinions, each dated July 9, 2017, of Jefferies and Wells Fargo Securities to the Board as to the fairness, from a financial point of view and as of such date, of the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement, which opinions were based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as further described in "The Merger—Opinions of ClubCorp's Financial Advisors."

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  Merger agreement.  The Board considered, in consultation with its counsel, the terms of the merger agreement, including:

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  the representations, warranties and covenants of the parties, the conditions to the parties' obligations to complete the merger and their ability to terminate the merger agreement;

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  the fact that the consummation of the merger is not conditioned on Parent's ability to obtain financing;

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  the fact that ClubCorp has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

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    the obligation of Parent under certain circumstances to pay us a reverse termination fee of $74.2 million, including the guarantee thereof pursuant to the terms and conditions of the limited guarantee;

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    the fact that the definition of "material adverse effect" has a number of customary exceptions and is generally a very high standard applied by courts;

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    the fact that Parent and Merger Sub agreed to take all steps necessary to obtain certain regulatory approvals (subject to certain specified exceptions);

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    the right of ClubCorp and the Board to participate or engage in discussions with any person or group that has made a bona fide acquisition proposal that was not solicited in breach of the merger agreement prior to obtaining the ClubCorp stockholder approval of the merger agreement if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute a superior proposal and, after consultation with its legal advisors, that failure to provide such access or engage in such discussions would be inconsistent with its fiduciary duties and has received an acceptable confidentiality agreement from such person;

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    the belief of the Board that the $34.2 million termination fee is reasonable and customary for transactions of this type;

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    the Board's right to change its recommendation in connection with an intervening event or a superior proposal prior to obtaining the ClubCorp stockholder approval if the Board has determined in good faith, after consultation with ClubCorp's outside legal counsel and financial advisors, that the failure to make such change in recommendation would be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and "matching rights"; and

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    ClubCorp's right, under specified circumstances, to specifically enforce Parent's obligations under the merger agreement, including Parent's obligation to enforce the equity commitment letter in order to consummate the merger.

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  Apollo's reputation.  The Board considered the business reputation and capabilities of Apollo and its management, and Apollo's general ability to complete acquisition transactions.

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  Financing.  The Board considered the fact that Parent has obtained committed debt financing for the transaction from reputable financial institutions and that Parent has obtained committed equity financing from the Apollo Funds, as well as the fact that Parent must use its reasonable best efforts to consummate the debt financing, and that such funding provides for funding of the aggregate per share merger consideration, all fees and expenses required to be paid by Parent and Merger Sub in connection with the merger and the financing, repayment or prepayment of certain existing indebtedness of ClubCorp and its subsidiaries and all other payment obligations of Parent and Merger Sub contemplated under the merger agreement.

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  Likelihood of consummation.  The Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, and the remedies available to us under the merger agreement, as well as the level of commitment by Parent to obtain the applicable consents imposed by regulators in connection with securing such approvals.

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  Stockholders' ability to reject the merger.  The Board considered the fact that the merger will not be consummated unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of ClubCorp common stock entitled to vote thereon.

        In the course of reaching its decision, the Board also considered a number of potentially negative factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

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  Participation in future gains.  The Board considered the fact that we will no longer exist as an independent public company and ClubCorp stockholders will forgo any future increase in ClubCorp's value that might result from our earnings or possible growth as an independent company. The Board was optimistic about our prospects on a standalone basis and our strategic plan, but concluded that the premium reflected in the per share merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by our strategic plan, particularly on a risk-adjusted basis.

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  Regulatory risk.  The Board considered the risk that the completion of necessary regulatory reviews, the completion of which is beyond ClubCorp's and Parent's control, may be delayed, conditioned or denied.

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  Risks associated with announcement and pendency of the merger.  The Board considered the significant costs associated with entering into the merger agreement and completing the merger, and the substantial time and effort of management required to complete the merger, as well as the risk that the announcement and pendency of the merger could potentially have negative effects on relationships with our members and may divert management and employee attention away from the day-to-day operation of our business. In addition, the announcement and pendency of the merger could have a negative effect on our ability to acquire and/or divest of clubs or pursue other business opportunities, even if such actions are permitted by the interim operating covenant of the merger agreement.

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  Risks associated with a failure to consummate the merger.  The Board considered the fact that there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed, and the fact that any reverse termination fee may not fully compensate ClubCorp for the costs of non-consummation. The Board noted the fact that, if the merger is not completed, (i) depending on the circumstances that caused the merger not to be completed, it is likely that the price of ClubCorp's common stock will decline, potentially significantly, and (ii) the market's perception of our prospects could be adversely affected.

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  Financing risk.  The Board considered the risk that, while the merger agreement is not subject to any financing condition, if Parent fails to obtain sufficient financing, the merger is unlikely to be consummated.

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  Restrictions on the operation of our business.  The Board considered the restrictions on the conduct of our business prior to the completion of the merger, including a restriction on our ability to pay ordinary course dividends (other than the payment of the one-time quarterly dividend of $0.13 per share declared on July 9, 2017, which is expected to be paid on July 28, 2017), which could delay or prevent us from realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger.

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  Non-solicitation provision.  The Board considered the fact that the merger agreement limits our ability to actively solicit alternative proposals.

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  Termination fees.  The Board considered the possibility that the $34.2 million termination fee payable to Parent with respect to terminations might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals. The Board also considered that ClubCorp could be responsible for up to $6.25 million of Parent's expenses if the ClubCorp stockholders do not approve the merger agreement.

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  Parent termination fee.  The Board considered the fact that ClubCorp's monetary remedy in connection with a material breach or a material failure to perform by Parent or Merger Sub is limited to the amount of the $74.2 million Parent termination fee plus reasonable and documented out-of-pocket costs and expenses up to $2.5 million in connection with enforcing the payment of the Parent termination fee and certain expenses related to the financing and may not be sufficient to compensate ClubCorp for losses suffered as a result of a breach of the merger agreement by Parent or Merger Sub.

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  Tax treatment.  The Board considered the fact that any gains arising from the receipt of the per share merger consideration would generally be taxable to ClubCorp's stockholders that are U.S. holders for U.S. federal income tax purposes.

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  Stockholder litigation.  The Board considered the likelihood of distracting litigation from stockholder suits in connection with the merger.

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  Lack of appraisal rights.  The Board considered the fact that, under Nevada law, stockholders who do not vote to approve the merger agreement will not have, and will not be entitled to assert, dissenter's rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

        While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Board unanimously determined that the merger, merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of ClubCorp and its stockholders.

        The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board collectively reached the unanimous decision to approve and declare advisable and fair to and in the best interests of ClubCorp and its stockholders, the merger, the merger agreement and the other transactions contemplated by the merger agreement in light of the factors described above and other factors that the members of the Board believed were appropriate.

        Portions of this explanation of ClubCorp's reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Opinions of ClubCorp's Financial Advisors

  Opinion of Jefferies LLC

        ClubCorp has retained Jefferies as a financial advisor to ClubCorp in connection with the merger. In connection with this engagement, ClubCorp requested that Jefferies evaluate the fairness, from a financial point of view, of the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement. At a meeting of the Board held on July 9, 2017, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated July 9, 2017, to the Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Jefferies' opinion, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex B to this proxy statement and is incorporated herein by reference. Jefferies' opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the per share merger consideration from a financial point of view and did not address any other aspect of the merger or any other matter. The opinion did not address the relative merits of the merger as compared to any alternative transaction or opportunity that might be available to ClubCorp, nor did it address the underlying business decision by ClubCorp to engage in the merger. Jefferies' opinion does not constitute a recommendation as to how any stockholder should vote or act with respect to the merger or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies' opinion.

        In arriving at its opinion, Jefferies, among other things:

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  reviewed an execution copy of the merger agreement provided to Jefferies on July 9, 2017;

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  reviewed certain publicly available financial and other information regarding ClubCorp;

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  reviewed certain information furnished to Jefferies by management relating to the businesses, operations and prospects of ClubCorp, including financial forecasts and estimates prepared or provided by management;

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  held discussions with members of the senior management of ClubCorp concerning the matters described in the second and third bullets immediately above;

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  at the direction of ClubCorp, held discussions on behalf of ClubCorp with selected third parties to solicit indications of interest in the possible acquisition of all or a portion of, or a strategic investment in, ClubCorp;

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  reviewed the stock trading price history and implied trading multiples for ClubCorp and compared them with those of certain publicly traded companies that Jefferies deemed relevant in evaluating ClubCorp;

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  compared the financial terms of the merger with publicly available financial terms of certain other transactions that Jefferies deemed relevant in evaluating the merger; and

  •
  conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

        In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by ClubCorp or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies relied on assurances of management and other representatives of ClubCorp that they were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In its review, Jefferies did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of ClubCorp or any other entity, and Jefferies was not furnished with, and assumed no responsibility to obtain, any such evaluations, appraisals or physical inspections. Jefferies is not an expert in the evaluation of, and expressed no view or opinion with respect to, any matters related to tax audits or assessments, initiation deposits and/or escheatment of unclaimed or abandoned property or the adequacy or sufficiency of allowances for losses or other matters with respect thereto.

        With respect to the financial forecasts and estimates (including estimates as to potential net operating loss carryforwards of ClubCorp on a standalone basis) provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that the financial forecasts and estimates relating to ClubCorp that Jefferies was directed to utilize in its analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management as to the future financial performance of ClubCorp and the other matters covered thereby. Jefferies expressed no opinion as to any such financial forecasts or estimates or the assumptions on which they were based. Jefferies relied upon the assessments of management as to, among other things, (i) the potential impact on ClubCorp of certain market, competitive, seasonal and other trends in and prospects for the leisure industry, including the golf, country club and business club sectors thereof and in the geographic regions in which ClubCorp operates, (ii) membership dues and initiation fees, including matters relating to the timing, amounts and likelihood of initiation deposit refunds and/or related state escheatment claims, proceedings or investigations, (iii) planned or contemplated acquisitions, investments and alliances of ClubCorp, including the timing, amounts and related funding, and capital expenditures associated with ClubCorp's existing properties, and (iv) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, club members and joint ventures and other commercial relationships of ClubCorp. Jefferies assumed that there would not be any developments with respect to any such matters that would be meaningful in any respect to Jefferies' analyses or opinion.

        Jefferies' opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of Jefferies' opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion.

        Jefferies made no independent investigation of any legal, regulatory, accounting or tax matters affecting ClubCorp or the merger and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to ClubCorp and/or the Board, including, without limitation, advice as to legal, regulatory, accounting and tax consequences to ClubCorp and holders of ClubCorp common stock of the terms of, and transactions contemplated by, the merger agreement and related documents. In addition, in preparing its opinion, Jefferies did not take into account any tax or other consequences of the merger to, or individual circumstances of, any holder of ClubCorp common stock. Jefferies assumed that the merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the merger, including with respect to any divestiture or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on ClubCorp or the merger or that otherwise would be meaningful in any respect to Jefferies' analyses or opinion. Jefferies also assumed that the final merger agreement, when signed by the parties thereto, would be substantially similar to the execution copy reviewed by Jefferies.

        Jefferies' opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the per share merger consideration from a financial point of view. Jefferies' opinion did not address the relative merits of the merger contemplated by the merger agreement as compared to any alternative transaction or opportunity that might be available to ClubCorp, nor did it address the underlying business decision by ClubCorp to engage in the merger or the terms of the merger agreement or the documents referred to therein, including the form or structure of the merger or any term, aspect or implication of any guarantee, financing or other arrangements, agreements or understandings entered into in connection with, or contemplated by or resulting from, the merger or otherwise. In addition, Jefferies expressed no opinion or view with respect to, and its opinion did not address the relative fairness of, any consideration to holders of any class of securities, creditors or other constituencies of ClubCorp, other than the holders of ClubCorp common stock to the extent expressly specified in Jefferies' opinion. Jefferies expressed no opinion as to the prices at which shares of ClubCorp common stock or any other securities of ClubCorp may trade or otherwise be transferable at any time. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the merger relative to the per share merger consideration or otherwise. The issuance of Jefferies' opinion was authorized by Jefferies' fairness committee.

        In connection with rendering its opinion to the Board, Jefferies performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies and selected precedent transactions analyses summarized below, no company or transaction used as a comparison was identical or directly comparable to ClubCorp or the merger. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions concerned.

        Jefferies believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies' analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

        The estimates of the future performance of ClubCorp in or underlying Jefferies' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of ClubCorp. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which companies or securities actually may be sold or acquired. Accordingly, the estimates used in, and the range of the valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies' view of the actual value of ClubCorp or its securities.

        The per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement was determined through negotiations between ClubCorp and AGM, and the decision by ClubCorp to enter into the merger agreement was solely that of the Board. Jefferies' opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the per share merger consideration and should not be viewed as determinative of the views of the Board or management with respect to the merger or the consideration payable in the merger.

  Financial Analyses

        The following is a summary of the material financial analyses provided to the Board and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies' financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies' financial analyses. For purposes of the financial analyses described below, the term "adjusted EBITDA" means earnings before interest, taxes, depreciation and amortization ("EBITDA"), as adjusted for non-cash items including equity-based compensation expense, acquisitions and dispositions and one-time non-recurring items. Approximate implied per share equity value reference ranges derived for ClubCorp from the selected public companies and selected precedent transactions analyses described below assume no cash outlays for annual deposit refunds or escheatment payments for membership initiation deposit liabilities. Approximate implied per share equity value reference ranges derived for ClubCorp from the discounted cash flow analysis described below assume no additional cash outlays for annual deposit refunds beyond historical levels and no escheatment payments.

        Selected Public Companies Analysis.    Jefferies reviewed publicly available financial, stock market and operating information of ClubCorp and the following 14 selected publicly traded companies in the leisure industry, separated into two tiers: (i) tier one consisting of five selected publicly traded companies (the "tier one selected companies") and (ii) tier two consisting of nine selected publicly traded companies (the "tier two selected companies" and, together with the tier one selected companies, collectively, the "selected companies"), with particular focus on the tier one selected companies based on, among other things, membership models and/or certain growth, operating and financial characteristics:

Tier One Selected Companies	Tier Two Selected Companies
• Hilton Grand Vacations Inc.	• Boyd Gaming Corporation
• ILG, Inc.	• Cedar Fair, L.P.
• International Speedway Corporation	• Churchill Downs Incorporated
• Marriott Vacations Worldwide Corporation	• Dave & Buster's Entertainment, Inc.
• Speedway Motorsports, Inc.	• Merlin Entertainments plc
• Planet Fitness, Inc.
• SeaWorld Entertainment, Inc.
• Six Flags Entertainment Corporation
• Vail Resorts, Inc.

        Jefferies reviewed, among other information, enterprise values, calculated as fully-diluted equity values based on closing stock prices on July 7, 2017 (the last trading day prior to execution of the merger agreement) plus book value of debt, preferred stock and non-controlling interests (as applicable) less cash and cash equivalents and marketable securities, as a multiple of calendar year 2017 and calendar year 2018 estimated adjusted EBITDA. Estimated financial data of the selected companies were based on publicly available Wall Street research analysts' estimates, public filings and other publicly available information, calendarized in certain instances for comparative purposes. Estimated financial data of ClubCorp was based on publicly available information and financial forecasts and estimates of management.

        The overall low to high calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples observed for the selected companies were 7.0x to 16.8x (with a median of 11.0x) and 6.9x to 14.6x (with a median of 10.2x), respectively, with overall low to high calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples observed for the tier one selected companies of 7.0x to 11.2x (with a median of 9.6x) and 6.9x to 10.3x (with a median of 9.1x), respectively, and overall low to high calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples observed for the tier two selected companies of 8.9x to 16.8x (with a median of 11.2x) and 8.1x to 14.6x (with a median of 10.4x), respectively. Jefferies then applied selected ranges of calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples of 7.5x to 9.5x and 7.0x to 9.0x, respectively, derived from the selected companies to ClubCorp's fiscal year 2017 and fiscal year 2018 estimated adjusted EBITDA based on financial forecasts and estimates of management. This analysis indicated the following approximate implied per share equity value reference ranges for ClubCorp, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:
CY2017E Adjusted EBITDA	CY2018E Adjusted EBITDA	Per Share Merger Consideration
$13.42 - $21.24	$14.23 - $22.84	$17.12

        Selected Precedent Transactions Analysis.    Using publicly available information, Jefferies reviewed, among other things, financial data relating to the following 14 selected transactions that Jefferies considered generally relevant as transactions involving target companies in the leisure industry announced during the approximate five-year period commencing on January 1, 2012 (collectively, the "selected transactions"):

Announcement Date	Acquiror	Target
April 2017	• KSL Capital Partners, LLC	• Intrawest Resorts Holdings, Inc.
November 2016	• MBK Partners LP	• Accordia Golf Co., Ltd.
September 2016	• Eldorado Resorts, Inc.	• Isle of Capri Casinos, Inc.
August 2016	• Z Capital Partners, L.L.C.	• Affinity Gaming
August 2016	• Vail Resorts, Inc.	• Whistler Blackcomb Holdings, Inc.
June 2016	• Apollo Global Management, LLC	• Diamond Resorts International, Inc.
October 2015	• Interval Leisure Group, Inc.	• Vistana Signature Experiences, Inc.
August 2015	• Catterton Partners	• Steiner Leisure Limited
March 2015	• TPG Capital, L.P., Leonard Green & Partners, L.P. and LNK Partners LLC	• Life Time Fitness, Inc.
August 2014	• ClubCorp Holdings, Inc.	• Sequoia Golf Holdings, LLC
September 2013	• Eldorado Resorts, LLC	• MTR Gaming Group, Inc.
December 2012	• Pinnacle Entertainment, Inc.	• Ameristar Casinos, Inc.
May 2012	• Boyd Gaming Corporation	• Peninsula Gaming, LLC
March 2012	• Apollo Global Management, LLC	• Great Wolf Resorts, Inc.

        Jefferies reviewed, among other information, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies based on the consideration payable for the equity value of the target companies plus book value of debt, preferred stock and non-controlling interests (as applicable) less cash and cash equivalents and marketable securities, as a multiple of such target companies' latest 12 months adjusted EBITDA as of the applicable announcement date. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of ClubCorp was based on internal estimates of management.

        The overall low to high latest 12 months adjusted EBITDA multiples observed for the selected transactions were 6.2x to 15.0x. Jefferies then applied a selected range of latest 12 months adjusted EBITDA multiples of 7.0x to 9.0x derived from the selected transactions to ClubCorp's latest 12 months (as of June 13, 2017) adjusted EBITDA (pro forma for ClubCorp acquisitions during the four quarters ended June 13, 2017 as though consummated on the first day of the third quarter of

ClubCorp's fiscal year 2016). This analysis indicated the following approximate implied per share equity value reference range for ClubCorp, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$10.62 - $18.20	$17.12

        Discounted Cash Flow Analysis.    Jefferies performed a discounted cash flow analysis of ClubCorp, using both a terminal multiple approach and a perpetuity growth rate approach, to calculate a range of implied present values of the standalone unlevered, after-tax free cash flows that ClubCorp was forecasted to generate during the second half of the fiscal year ending December 26, 2017 through the full fiscal year ending December 28, 2021 utilizing financial forecasts and estimates of management. For purposes of this analysis, (i) the estimated present value of ClubCorp's potential net operating loss carryforwards expected by management to be utilized by ClubCorp during the fiscal years ending December 26, 2017 through December 28, 2021 was taken into account and (ii) stock-based compensation was treated as a cash expense. Terminal values of ClubCorp were calculated by applying to ClubCorp's fiscal year ending December 28, 2021 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 7.0x to 9.0x. Terminal values of ClubCorp also were calculated by applying to ClubCorp's standalone unlevered, after-tax free cash flows for the fiscal year ending December 28, 2021 (normalized for acquisitions and projected reinventions per management) a selected range of perpetuity growth rates of 2.75% to 3.25%. The present values (as of June 14, 2017) of the cash flows and terminal values were then calculated using a selected discount rate range of 9.00% to 10.00% and the present value (as of June 14, 2017) of ClubCorp's net operating loss carryforwards was calculated using a selected discount rate range of 11.50% to 12.50%. This analysis indicated the following approximate implied per share equity value reference range for ClubCorp, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Ranges Based on:
Terminal Multiple Approach	Perpetuity Growth Rate Approach	Per Share Merger Consideration
$15.35 - $24.70	$15.97 - $24.85	$17.12

  Certain Additional Information

        Jefferies observed certain additional publicly available information, which information was not considered part of its financial analyses for its opinion but rather was noted for informational purposes, relating to the premiums paid or proposed to be paid in selected mergers and acquisition transactions announced from January 1, 2013 to July 7, 2017; applying selected ranges of premiums of approximately 13.2% and 41.3% and approximately 17.3% and 47.2% (reflecting the overall 25th and 75th percentile premiums derived from such transactions based on the closing stock prices of the target companies involved in such transactions one trading day and four weeks, respectively, prior to public announcement of such transactions) to the closing price of ClubCorp common stock on July 7, 2017 indicated an overall implied equity reference range for ClubCorp of approximately $14.38 to $19.87 per share.

  Miscellaneous

        ClubCorp has agreed to pay Jefferies for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $11 million, of which a portion was payable upon delivery of Jefferies' opinion and approximately $10 million is payable contingent upon consummation of the merger. ClubCorp also has agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies' engagement, and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.

        In the ordinary course of business, Jefferies and its affiliates may trade or hold securities of ClubCorp, AGM and certain of their respective affiliates and/or portfolio companies, as the case may be, for Jefferies' own account and for the accounts of Jefferies' customers and, accordingly, may at any time hold long or short positions in those securities. As the Board was aware, Jefferies and its affiliates in the past have provided and in the future may provide financial advisory and financing services unrelated to the merger to ClubCorp, AGM and certain of their respective affiliates and/or portfolio companies, as the case may be, for which services Jefferies and its affiliates have received and would expect to receive compensation, including, during the two-year period prior to the date of its opinion, having acted as (i) in the case of ClubCorp and its affiliates, joint lead bookrunning manager for a secondary offering of ClubCorp common stock, for which services, as described in this clause (i), Jefferies and its affiliates received an aggregate fee of approximately $2.5 million from ClubCorp, and (ii) in the case of AGM and certain of its affiliates and/or portfolio companies, (a) financial advisor to AGM in connection with an acquisition and financial advisor to a portfolio company of AGM in connection with a private placement of equity and debt securities, (b) dealer manager in connection with a consent solicitation for a portfolio company of AGM, (c) joint bookrunning manager for certain senior secured and senior unsecured note offerings for certain portfolio companies of AGM, and (d) sole lead or joint lead arranger for, and as a lender under, various credit facilities for AGM and certain of its portfolio companies, for which services, as described in clauses (ii)(a) through (d) above, Jefferies and its affiliates received aggregate fees of approximately $44 million from AGM and certain of its affiliates and/or portfolio companies.

        Jefferies was selected to act as ClubCorp's financial advisor in connection with the merger because, among other factors, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions, its familiarity with ClubCorp and its business and its reputation. Jefferies is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

  Opinion of Wells Fargo Securities, LLC

        ClubCorp has engaged Wells Fargo Securities to act as ClubCorp's financial advisor in connection with the merger. As part of Wells Fargo Securities' engagement, the Board requested that Wells Fargo Securities evaluate the fairness, from a financial point of view, of the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement. On July 9, 2017, at a meeting of the Board held to evaluate the merger, Wells Fargo Securities rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated July 9, 2017, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken stated in its opinion, the per share merger consideration to be received by holders of ClubCorp common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Wells Fargo Securities' written opinion, dated July 9, 2017, to the Board is attached as Annex C to this proxy statement and is incorporated in this proxy statement by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Wells Fargo Securities in rendering its opinion. The following summary is qualified in its entirety by reference to the full text of the opinion. The opinion was addressed to the Board (in its capacity as such) for its information and use in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger. Wells Fargo Securities' opinion did not address the merits of the underlying decision by ClubCorp to enter into the merger agreement or the relative merits of the merger compared with other business strategies or transactions available or that have been or might be considered by ClubCorp or the Board or in which ClubCorp might engage. Wells Fargo Securities' opinion does not constitute a recommendation to the Board or any other person or entity in respect of the merger, including as to how any holder of any of ClubCorp's securities should vote or act in connection with the merger or any other matters.

        The terms of the merger were determined through negotiations between ClubCorp and AGM, rather than by any financial advisor, and the decision to enter into the merger agreement was solely that of the Board. Wells Fargo Securities did not recommend any specific form of consideration to the Board or that any specific form of consideration constituted the only appropriate consideration for the merger. Wells Fargo Securities' opinion was only one of many factors considered by the Board in its evaluation of the per share merger consideration and should not be viewed as determinative of the views of the Board, management or any other party with respect to the merger or the consideration payable in the merger.

        In arriving at its opinion, Wells Fargo Securities, among other things:

  •
  reviewed an execution copy, provided to Wells Fargo Securities on July 9, 2017, of the merger agreement, including the financial terms thereof;

  •
  reviewed certain publicly available business, financial and other information regarding ClubCorp, including information set forth in ClubCorp's annual reports on Form 10-K for the fiscal years ended December 27, 2014, December 27, 2015 and December 27, 2016 and quarterly report on Form 10-Q for the period ended March 31, 2017;

  •
  reviewed certain other business and financial information regarding ClubCorp furnished to Wells Fargo Securities by and discussed with management, including financial forecasts and estimates relating to ClubCorp prepared by management;

  •
  discussed with management the operations and prospects of ClubCorp, including the historical financial performance and trends in the results of operations of ClubCorp;

  •
  participated in discussions and negotiations among representatives of ClubCorp, AGM and their respective advisors regarding the merger and considered the results of the efforts on behalf of ClubCorp to solicit, at the direction of ClubCorp, indications of interest and definitive proposals from third parties regarding a possible acquisition of all or a portion of, or a strategic investment in, ClubCorp;

  •
  reviewed reported prices and trading activity for ClubCorp common stock;

  •
  compared certain financial data of ClubCorp with similar data of certain publicly traded companies that Wells Fargo Securities deemed relevant in evaluating ClubCorp;

  •
  compared the proposed financial terms of the merger with financial terms of certain business combinations and other transactions that Wells Fargo Securities deemed relevant in evaluating the merger;

  •
  analyzed the estimated present value of the future cash flows per share of ClubCorp based upon the financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by management; and

  •
  considered such other information, such as financial studies and analyses, as well as financial, economic and market criteria, and made such other inquiries, as Wells Fargo Securities deemed relevant.

        In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to Wells Fargo Securities, including all accounting, tax, regulatory and legal information, and Wells Fargo Securities did not make (and did not assume any responsibility for) any independent verification of such information. Wells Fargo Securities relied upon assurances of management and other representatives of ClubCorp that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates (including estimates as to potential net operating loss carryforwards of ClubCorp on a standalone basis) and other information relating to ClubCorp that Wells Fargo Securities was directed to utilize in its analyses, Wells Fargo Securities was advised by management and Wells Fargo Securities assumed that they were reasonably prepared and reflected the best currently available estimates, judgments and assumptions of management as to the future financial performance of ClubCorp and the other matters covered thereby. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, any forecasts, estimates or other information utilized in Wells Fargo Securities' analyses or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed that there had been no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of ClubCorp since the date of the most recent financial statements and other information provided to Wells Fargo Securities. Wells Fargo Securities relied, with the consent of ClubCorp, upon the assessments of management as to, among other things, (i) the potential impact on ClubCorp of certain market, competitive, seasonal and other trends in and prospects for the leisure industry, including the golf, country club and business club sectors thereof and in the geographic regions in which ClubCorp operates, (ii) membership dues and initiation fees, including matters relating to the timing, amounts and likelihood of initiation deposit refunds and/or related state escheatment claims, proceedings or investigations, (iii) planned or contemplated acquisitions, investments and alliances of ClubCorp, including the timing, amounts and related funding, and capital expenditures associated with ClubCorp's existing properties, and (iv) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, club members and joint ventures and other commercial relationships of ClubCorp. Wells Fargo Securities assumed, with ClubCorp's consent, that there would be no developments with respect to any such matters that would be meaningful in any respect to Wells Fargo Securities' analyses or opinion.

        In arriving at its opinion, Wells Fargo Securities did not conduct physical inspections of the properties or assets of ClubCorp or any other entity, and Wells Fargo Securities did not make and was not provided with any evaluations or appraisals of the properties, assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of ClubCorp or any other entity. Wells Fargo Securities is not an expert in the evaluation of, and expressed no view or opinion with respect to, any matters related to tax audits or assessments, initiation deposits and/or escheatment of unclaimed or abandoned property or the adequacy or sufficiency of allowances for losses or other matters with respect thereto.

        In rendering its opinion, Wells Fargo Securities assumed, at the direction of ClubCorp, that the final form of the merger agreement, when signed by the parties thereto, would not differ from the execution copy merger agreement reviewed by Wells Fargo Securities in any respect meaningful to Wells Fargo Securities' analyses or opinion, that the merger would be consummated in accordance with the terms described in the merger agreement and related documents and in compliance with all applicable laws, documents and other requirements without amendment or waiver of any material terms or conditions and that, in the course of obtaining any necessary governmental, regulatory or third party consents, approvals or agreements for the merger, no delay, limitation or restriction, including any divestiture or other requirements, would be imposed or occur or action would be taken that would be meaningful in any respect to Wells Fargo Securities' analyses or opinion.

        Wells Fargo Securities' opinion was necessarily based on economic, market, financial and other conditions existing, and information made available to Wells Fargo Securities, as of the date of Wells

Fargo Securities' opinion. Although subsequent developments may affect the matters set forth in its opinion, Wells Fargo Securities does not have any obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider any such events occurring or coming to Wells Fargo Securities' attention after the date of its opinion.

        Wells Fargo Securities' opinion only addressed the fairness, from a financial point of view and as of the date of the opinion, of the per share merger consideration to be received by holders of ClubCorp common stock to the extent expressly specified in Wells Fargo Securities' opinion, without regard to individual circumstances of specific holders that may distinguish such holders or the securities of ClubCorp held by such holders, and no opinion or view was expressed as to the relative fairness or otherwise of any consideration or other amounts payable to other securityholders or constituents or in respect of any other securities of ClubCorp. Wells Fargo Securities' opinion did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger or any terms, aspects or implications of any guarantee, financing or other arrangements, agreements or understandings entered into in connection with or contemplated by the merger or otherwise. In addition, Wells Fargo Securities' opinion did not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the merger or any related entities, or class of such persons, relative to the per share merger consideration or otherwise. Wells Fargo Securities' opinion also did not address the merits of the underlying decision by ClubCorp to enter into the merger agreement or the relative merits of the merger compared with other business strategies or transactions available or that have been or might be considered by ClubCorp or the Board or in which ClubCorp might engage. Wells Fargo Securities also did not express any opinion or view with respect to, and relied upon the assessments of representatives of ClubCorp regarding, accounting, tax, regulatory, legal or similar matters as to which Wells Fargo Securities understood that ClubCorp obtained such advice as ClubCorp deemed necessary from qualified professionals. Except as described in this summary, ClubCorp imposed no other instructions or limitations on Wells Fargo Securities with respect to the investigations made or procedures followed by Wells Fargo Securities in rendering its opinion.

        In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities did not ascribe a specific value to ClubCorp common stock but rather made its determinations as to the fairness, from a financial point of view, of the per share merger consideration on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

        In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses performed and factors considered in the context of the circumstances of this particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No company is identical to ClubCorp and an evaluation of Wells Fargo Securities' analyses is not entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies reviewed.

        In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of the date of its opinion, many of which are beyond the control of ClubCorp or any other parties to the merger. None of ClubCorp, Wells Fargo Securities or any other person assumes responsibility if future results are different from those described whether or not any such difference is material. Any estimates contained in these analyses and the ranges of values resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of properties, businesses or securities do not purport to be appraisals or necessarily reflect the prices at which properties, businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

  Financial Analyses

        The following is a summary of the material financial analyses provided on July 9, 2017 to the Board by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses. For purposes of the financial analyses described below, the term "adjusted EBITDA" means EBITDA as adjusted for non-cash items including equity-based compensation expense, acquisitions and dispositions and one-time non-recurring items. Approximate implied equity value per share reference ranges derived for ClubCorp from the selected public companies and selected precedent transactions analyses described below assume no cash outlays in connection with refunds or escheatment of membership initiation deposits. Approximate implied equity value per share reference range derived for ClubCorp from the discounted cash flow analysis described below assumes no additional cash outlays beyond historical levels for membership initiation deposit liabilities and no escheatment payments.

        Selected Public Companies Analysis.    Wells Fargo Securities reviewed publicly available financial, stock market and operating information of ClubCorp and the following 14 selected publicly traded companies in the leisure industry, separated into two tiers: (i) tier one consisting of five selected publicly traded companies (the "tier one selected companies") and (ii) tier two consisting of nine selected publicly traded companies (the "tier two selected companies" and, together with the tier one selected companies, collectively, the "selected companies"), with particular focus on the tier one selected companies based on, among other things, membership models and/or certain growth, operating and financial characteristics:

Tier One Selected Companies	Tier Two Selected Companies
• Hilton Grand Vacations Inc.	• Boyd Gaming Corporation
• ILG, Inc.	• Cedar Fair, L.P.
• International Speedway Corporation	• Churchill Downs Incorporated
• Marriott Vacations Worldwide Corporation	• Dave & Buster's Entertainment, Inc.
• Speedway Motorsports, Inc.	• Merlin Entertainments plc
• Planet Fitness, Inc.
• SeaWorld Entertainment, Inc.
• Six Flags Entertainment Corporation
• Vail Resorts, Inc.

        Wells Fargo Securities reviewed, among other information, enterprise values, calculated as fully-diluted equity values based on closing stock prices on July 7, 2017 (the last trading day prior to execution of the merger agreement) plus book value of debt, preferred stock and non-controlling interests (as applicable) less cash and cash equivalents and marketable securities, as a multiple of calendar year 2017 and calendar year 2018 estimated adjusted EBITDA. Estimated financial data of the selected companies were based on publicly available Wall Street research analysts' estimates, public filings and other publicly available information, calendarized in certain instances for comparative purposes. Estimated financial data of ClubCorp was based on publicly available Wall Street research analysts' estimates, public filings and financial forecasts and estimates of management.

        The overall low to high calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples observed for the selected companies were 7.0x to 16.8x and 6.9x to 14.6x, respectively, with overall low to high calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples observed for the tier one selected companies of 7.0x to 11.2x (with a median of 9.6x) and 6.9x to 10.3x (with a median of 9.1x), respectively, and overall low to high calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples observed for the tier two selected companies of 8.9x to 16.8x (with a median of 11.2x) and 8.1x to 14.6x (with a median of 10.4x), respectively. Wells Fargo Securities noted that the fiscal year 2017 and fiscal year 2018 estimated adjusted EBITDA multiples observed for ClubCorp were 7.5x and 7.0x, respectively (in each case, based on publicly available Wall Street research analysts' estimates). Wells Fargo Securities then applied selected ranges of calendar year 2017 and calendar year 2018 estimated adjusted EBITDA multiples of 7.5x to 9.5x and 7.0x to 9.0x, respectively, derived from the selected companies to fiscal year 2017 and fiscal year 2018 estimated adjusted EBITDA of ClubCorp based on financial forecasts and estimates of management. This analysis indicated the following approximate implied equity value per share reference ranges for ClubCorp, as compared to the per share merger consideration:

Implied Equity Value Per Share Reference Ranges Based on:
CY2017E Adjusted EBITDA	CY2018E Adjusted EBITDA	Per Share Merger Consideration
$13.42 - $21.24	$14.23 - $22.84	$17.12

        Selected Precedent Transactions Analysis.    Using publicly available information, Wells Fargo Securities reviewed, among other things, financial data relating to the following 14 selected transactions that Wells Fargo Securities considered generally relevant as transactions involving target companies in the leisure industry announced during the approximate five-year period commencing on January 1, 2012 (collectively, the "selected transactions"):

Announcement Date	Acquiror	Target
April 2017	• KSL Capital Partners, LLC	• Intrawest Resorts Holdings, Inc.
November 2016	• MBK Partners LP	• Accordia Golf Co., Ltd.
September 2016	• Eldorado Resorts, Inc.	• Isle of Capri Casinos, Inc.
August 2016	• Z Capital Partners L.L.C.	• Affinity Gaming
August 2016	• Vail Resorts, Inc.	• Whistler Blackcomb Holdings, Inc.
June 2016	• Apollo Global Management, LLC	• Diamond Resorts International, Inc.
October 2015	• Interval Leisure Group, Inc.	• Vistana Signature Experiences, Inc.
August 2015	• Catterton Partners	• Steiner Leisure Limited
March 2015	• TPG Capital, L.P., Leonard Green & Partners, L.P. and LNK Partners LLC	• Life Time Fitness, Inc.
August 2014	• ClubCorp Holdings, Inc.	• Sequoia Golf Holdings, LLC
September 2013	• Eldorado Resorts, LLC	• MTR Gaming Group, Inc.
December 2012	• Pinnacle Entertainment, Inc.	• Ameristar Casinos, Inc.
May 2012	• Boyd Gaming Corporation	• Peninsula Gaming, LLC
March 2012	• Apollo Global Management, LLC	• Great Wolf Resorts, Inc.

        Wells Fargo Securities reviewed, among other information, transaction values of the selected transactions, calculated as the enterprise values implied for the target companies based on the consideration payable for the equity value of the target companies plus book value of debt, preferred stock and non-controlling interests (as applicable) less cash and cash equivalents and marketable securities, as a multiple of such target companies' latest 12 months adjusted EBITDA as of the applicable announcement date. Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of ClubCorp was based on internal estimates of management.

        The overall low to high latest 12 months adjusted EBITDA multiples observed for the selected transactions were 6.2x to 15.0x. Wells Fargo Securities then applied a selected range of latest 12 months adjusted EBITDA multiples of 7.0x to 9.0x derived from the selected transactions to ClubCorp's latest 12 months (as of June 13, 2017) adjusted EBITDA (which reflected incremental run-rate EBITDA from ClubCorp acquisitions per management). This analysis indicated the following approximate implied equity value per share reference range for ClubCorp, as compared to the per share merger consideration:

Implied Equity Value Per Share Reference Range	Per Share Merger Consideration
$10.62 - $18.20	$17.12

        Discounted Cash Flow Analysis.    Wells Fargo Securities performed a discounted cash flow analysis of ClubCorp to calculate a range of implied present values of the standalone unlevered, after-tax free cash flows that ClubCorp was forecasted to generate during the second half of the fiscal year ending December 26, 2017 through the full fiscal year ending December 28, 2021 utilizing financial forecasts and estimates of management. For purposes of this analysis, (i) the estimated present value of ClubCorp's potential net operating loss carryforwards expected by the management of ClubCorp to be utilized by ClubCorp during the fiscal years ending December 26, 2017 through December 28, 2021 was taken into account, and (ii) stock-based compensation was treated as a cash expense. Terminal values of ClubCorp were calculated by applying to ClubCorp's fiscal year ending December 28, 2021 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 7.0x to 9.0x. The present values (as of June 14, 2017) of the cash flows and terminal values were then calculated using a selected discount rate range of 9.00% to 10.00% and the estimated present value (as of June 14, 2017) of ClubCorp's net operating loss carryforwards was calculated using a selected discount rate range of 11.50% to 12.50%. This analysis indicated the following approximate implied equity value per share reference range for ClubCorp, as compared to the per share merger consideration:

Implied Equity Value Per Share Reference Range	Per Share Merger Consideration
$15.35 - $24.70	$17.12

  Miscellaneous

        Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities. Wells Fargo Securities is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. ClubCorp selected Wells Fargo Securities as a financial advisor in connection with the merger because of its qualifications, reputation and experience generally and particularly in the real estate industry and its familiarity with ClubCorp and its business. The issuance of Wells Fargo Securities' opinion was approved by an authorized committee of Wells Fargo Securities.

        ClubCorp has agreed to pay Wells Fargo Securities for its financial advisory services in connection with the merger an aggregate fee currently estimated to be approximately $11 million, of which a portion was payable upon delivery of its opinion and approximately $10 million is payable contingent upon consummation of the merger. ClubCorp also has agreed to reimburse certain of Wells Fargo Securities' expenses, including fees and disbursements of Wells Fargo Securities' counsel, and to indemnify Wells Fargo Securities and certain related parties against certain liabilities, including liabilities under the U.S. federal securities laws, that may arise out of Wells Fargo Securities' engagement. In addition, as the Board was aware, Wells Fargo Securities' affiliate, Wells Fargo Bank, was requested to provide, and provided, a consent waiving certain change-of-control provisions that otherwise would be triggered by virtue of the merger under Wells Fargo Bank's secured mortgage loan to an affiliate of ClubCorp, for which consent Wells Fargo Securities' affiliate received compensation.

        Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees and, given certain policies and procedures designed to preserve the independence of Wells Fargo Securities' research and credit analysts, the views of such analysts may differ from those reflected in Wells Fargo Securities' analyses and opinion. In connection with unrelated matters, Wells Fargo Securities and its affiliates in the past have provided, currently are providing and in the future may provide investment banking services to ClubCorp, AGM and certain of their respective affiliates and/or portfolio companies, as the case may be, for which Wells Fargo Securities and its affiliates have received and would expect to receive fees including, during the two-year period prior to the date of Wells Fargo Securities' opinion, having acted or acting as (i) in the case of ClubCorp and certain of its affiliates, (a) joint bookrunning manager for a secondary offering of ClubCorp common stock, (b) joint bookrunning manager for a debt offering of a subsidiary of ClubCorp, and (c) joint lead arranger and joint bookrunner for, and as a lender under, certain credit facilities of ClubCorp and certain of its affiliates, and (ii) in the case of AGM and certain of its affiliates and/or portfolio companies, (a) joint bookrunning manager and/or placement agent for certain equity offerings of AGM and certain of its portfolio companies, (b) joint lead or joint bookrunning manager and/or co-manager for certain debt offerings of AGM and certain of its portfolio companies, (c) joint lead arranger, joint bookrunner and/or syndication agent for, and as a lender under, certain credit facilities of AGM and certain of its portfolio companies, and (d) broker for certain real estate sales. During the two-year period prior to the date of Wells Fargo Securities' opinion, Wells Fargo Securities and its affiliates received or expected to receive for the services described in clauses (i)(a) through (c) and (ii)(a) through (d) above aggregate fees of approximately $2.5 million from ClubCorp and/or certain of its affiliates and approximately $31 million from AGM and certain of its affiliates and/or portfolio companies. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of ClubCorp, AGM, and certain of their respective affiliates and/or portfolio companies, as the case may be, for Wells Fargo Securities' and its affiliates' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Certain Financial Projections

        ClubCorp provided certain prospective financial information to Apollo and each of the other potential investors that were granted access to the data room. In addition, based on certain estimates and assumptions of management, the Board considered certain other estimates and assumptions regarding ClubCorp. We refer to this prospective financial information for 2017 to 2021 as the "Projections." ClubCorp also provided the Projections to Jefferies and Wells Fargo for their use and reliance in connection with their respective financial analyses and opinions summarized above under "The Merger—Opinions of ClubCorp's Financial Advisors." The Projections were largely based on a LRO previously prepared for our Board, which projections were updated as deemed necessary by management. A summary of the Projections is set forth below.

        ClubCorp does not as a matter of course make public projections as to future sales, earnings or other results. However, the management of ClubCorp has prepared the prospective financial information set forth below for the reasons described in the preceding paragraph. The accompanying Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC, or by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of ClubCorp's management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments and present, to the best of management's knowledge and belief, the expected course of action and the expected future results and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information.

        Neither ClubCorp's independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the Projections. ClubCorp's independent registered public accounting firm disclaims any association with the Projections. The Projections included in this proxy statement have been prepared by, and are the responsibility of, our management. The Projections were prepared solely for internal use of ClubCorp and are subjective in many respects.

        The Projections are forward-looking statements. For information on factors that may cause ClubCorp's future results to materially vary, see the section of this proxy statement captioned "Cautionary Statement Regarding Forward-Looking Statements." Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events that management believed were reasonable taking into account relevant information available to management at the time prepared. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. This information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include (1) general economic conditions; (2) changes in certain accounting assumptions; (3) changes in actual or projected cash flows; (4) competitive pressures; and (5) changes in tax laws. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of this information should not be regarded as an indication that the Board, ClubCorp or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results. The Projections are not included in this proxy statement in order to induce any ClubCorp stockholder to vote in favor of any proposal to be considered at the special meeting. ClubCorp does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or no longer appropriate.

  Financial Projections

	2017E	2018E	2019E	2020E	2021E
	(in millions)
Total revenue(1)	$1,125.2	$1,192.1	$1,256.8	$1,327.3	$1,401.5
Adjusted EBITDA(2)	$259.0	$285.2	$315.8	$344.4	$377.4
Levered free cash flow	$119.9	$108.9	$124.6	$135.7	$148.5

(1)
Total revenue is presented on a 52-week basis for all years.

(2)
Adjusted EBITDA is presented on a 52-week basis for all years except fiscal year 2019, which includes a $3.0 million adjustment to account for fiscal year 2019 being a 53-week fiscal year.

  Non-GAAP Financial Measures

        Adjusted EBITDA and levered free cash flow are non-GAAP financial measures and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP and are not indicative of net income or loss or operating cash flows as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before being used as measures to evaluate ClubCorp's financial performance or liquidity. Adjusted EBITDA and levered free cash flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation. ClubCorp uses Adjusted EBITDA to (1) internally measure our operating performance, (2) evaluate segment performance and allocate resources and support certain valuation analyses and (3) assess our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures. We believe that Adjusted EBITDA is useful to investors and lenders as a performance measure because it adjusts our operating results to be reflective of our core, ongoing, operating performance. As such, Adjusted EBITDA provides relevant information about trends for the periods presented and adjusts for the impact of certain items on a consistent basis from period to period. Levered free cash flow provides another measure by which to evaluate ClubCorp's core operating performance and trends, but is not used by ClubCorp for financial and operational decision making or as a means to evaluate period-to-period comparisons. The non-GAAP financial measures included in the Projections are defined below. In addition, a reconciliation of Adjusted EBITDA to net income, which is the most directly comparable GAAP measure, is included below. We have not reconciled levered free cash flow to operating cash flows, which is the most directly comparable GAAP measure, because this cannot be done without unreasonable effort due to the high variability associated with working capital fluctuations, and the complexity and low visibility with respect to other transactions that impact operating cash flows. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

        For purposes of determining Adjusted EBITDA, (i) "EBITDA" is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization, and (ii) "Adjusted EBITDA" is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, income or loss from divested clubs, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment.

        Levered cash flow is defined as Adjusted EBITDA plus or minus interest, income taxes, maintenance capital expenditures, expansion capital, capital lease payments and certain other payments.

        ClubCorp's use of non-GAAP financial measures, including Adjusted EBITDA and levered free cash flow, has limitations as an analytical tool, and you should not consider any non-GAAP financial measure in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: (1) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and our non-GAAP financial measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) our non-GAAP financial measures do not reflect gains or losses on divestitures; (3) our non-GAAP financial measures do not reflect changes in, or cash requirements for, ClubCorp's working capital needs; (4) our non-GAAP financial measures do not consider the potentially dilutive impact of share-based compensation; (5) our non-GAAP financial measures do not reflect tax payments that may represent a reduction in cash available to us; and (6) our levered free cash flow measure excludes adjustments related to net membership cash flow, other working capital adjustments, expansion capital, dividends, voluntary prepayments on our term loan, and other adjustments including finance transformation costs, acquisition closing costs, and other non-recurring expenses.

        Given these limitations, you should consider our non-GAAP financial measures alongside other financial performance measures, including various cash flow metrics, net income and our other GAAP results.

  Reconciliation of Non-GAAP Financial Measures

        The Projections include a forecast of ClubCorp's total revenue, Adjusted EBITDA and levered free cash flow. The following tables present the reconciliation of Adjusted EBITDA and levered free cash flow.

  Reconciliation of Adjusted EBITDA to Net Income

	2017E	2018E	2019E	2020E	2021E
	(in millions)
Net income (loss)	$10.0	$39.2	$57.8	$74.5	$93.8
Interest expense	82.8	81.7	82.9	82.1	81.3
Income tax expense (benefit)(1)	6.0	23.5	34.7	44.7	56.3
Interest and investment income	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Depreciation and amortization	106.7	109.3	112.2	115.1	118.4

EBITDA	$205.3	$253.5	$287.4	$316.3	$349.7
Impairments and disposition of assets(2)	18.4	15.0	15.0	15.0	15.0
Loss (income) from divested clubs(3)	(0.0)	0.0	0.0	0.0	0.0
Acquisition related costs(4)	2.5	0.0	0.0	0.0	0.0
Capital structure costs(5)	0.7	0.0	0.0	0.0	0.0
Centralization and transformation costs(6)	16.1	2.8	0.0	0.0	0.0
Other adjustments(7)	5.6	4.2	4.4	4.6	4.9
Equity-based compensation expense(8)	6.3	6.5	6.5	6.5	6.5
Deferred revenue adjustment(9)	4.2	3.2	2.5	1.9	1.3

Adjusted EBITDA	$259.0	$285.2	$315.8	$344.4	$377.4

(1)
Calculated by multiplying pre-tax income by an assumed income tax rate of 37.5%.

(2)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(3)
Net income from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(4)
Represents legal and professional fees related to the acquisition of clubs.

(5)
Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs.

(6)
Includes fees and expenses associated with centralization and transformation of administrative processes, finance processes and related IT systems.

(7)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, professional and legal fees associated with our strategic alternatives review, income or loss attributable to non-controlling equity interests, and legal settlements.

(8)
Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(9)
Represents estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

  Reconciliation of Levered Free Cash Flow to Adjusted EBITDA

	2017E	2018E	2019E	2020E	2021E
	(in millions)
Adjusted EBITDA	$259.0	$285.2	$315.8	$344.4	$377.4
Cash income tax benefit (expense)	0.7	(40.3)	(44.4)	(73.8)	(84.1)
Maintenance capital expenditure(1)	(60.3)	(54.0)	(55.7)	(57.8)	(60.1)
Capital lease principal and interest payments(2)	(21.2)	(21.7)	(22.8)	(23.9)	(25.1)
Cash interest expense	(59.0)	(59.1)	(67.2)	(52.1)	(58.7)
Debt addition (paydown)	0.7	(1.1)	(1.1)	(0.9)	(0.8)

Levered free cash flow	$119.9	$108.9	$124.6	$135.7	$148.5

(1)
Maintenance capital expenditures are net of insurance proceeds and include investments to upgrade information technology systems.

(2)
Cash interest expense excludes accretion of discount on membership deposits, amortization of debt issuance costs, amortization of loan discount and interest on notes payable related to certain realty interests which we define as "Non-Core Development Entities".

Interests of ClubCorp's Executive Officers and Directors in the Merger

        In considering the recommendation of the ClubCorp Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as ClubCorp stockholders, ClubCorp's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of ClubCorp stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of ClubCorp, are quantified in the "Golden Parachute Compensation" table below. The ClubCorp Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

        With regard to our directors serving on the ClubCorp Board (other than Eric L. Affeldt, whose interests are as an executive officer and further described below), these interests relate to the impact of the transaction on the directors' outstanding equity awards (which consist solely of Restricted Shares) and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ClubCorp's articles of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the ClubCorp Board, subject in all respects to the limitations set forth in the merger agreement. In addition, Parent has agreed in the merger agreement to perform the indemnification agreements between ClubCorp and the directors serving on the ClubCorp Board, subject in all respects to the limitations set forth in the merger agreement. We estimate that the aggregate amount that would become payable to our directors serving on the ClubCorp Board (other than Eric L. Affeldt, whose interests are as an executive officer and further described below) in settlement of their unvested equity awards if the effective time was November 1, 2017, based on a price per share of ClubCorp common stock of $17.12, is approximately $632,652.

        ClubCorp's current executive officers are: Eric L. Affeldt, Chief Executive Officer; Mark A. Burnett, President and Chief Operating Officer; Curtis D. McClellan, Chief Financial Officer; Ingrid J. Keiser, General Counsel, Secretary and Executive Vice President of People Strategy; Charles H. Feddersen, Executive Vice President of Golf and Country Clubs; Patrick A. Droesch, Executive Vice President of Business and Sports Clubs; Andrew V. Miller, Executive Vice President of Membership; and Todd M. Dupuis, Senior Vice President and Chief Accounting Officer.

        With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on November 1, 2017 and, where applicable, the executive officer experiences a qualifying termination immediately thereafter, and coverage under indemnification, advancement of expenses and insurance arrangements, in each case as further described below:

  •
  accelerated vesting of equity awards (other than (y) the Road to 300 PSUs, which are cancelled without payment, and (z) equity awards granted in 2017, which are treated as described in the next bullet point) at the effective time for Messrs. Affeldt, Burnett and McClellan and Ms. Keiser, such that these executives will receive cash proceeds from the cancellation of such awards in the aggregate amount of approximately $6,583,204 promptly following the effective time;

  •
  cancellation of Messrs. Affeldt, Burnett and McClellan and Ms. Keiser's 2017 equity awards and the equity awards of all other executive officers (other than the Road to 300 PSUs and the equity awards referred to in the preceding bullet point) at the effective time for an aggregate payment of approximately $7,178,759, 50% of which will vest and be payable promptly following the effective time and the remaining 50% will be payable 60 days following the effective time, subject to such executive officer's continued employment on the vesting dates (for Restricted Shares) and the payment dates (for PSUs), with accelerated payment if such executive officer's employment is terminated for any reason other than for Cause or due to such executive officer's resignation without Good Reason;

  •
  payment of cash transaction bonuses anticipated to be paid in the aggregate amount for all executive officers of approximately $2,525,000;

  •
  possible cash severance payments and other termination benefits under Change in Control Severance Agreements (in the case of Messrs. Affeldt, Burnett and McClellan and Ms. Keiser) and ClubCorp's Change of Control Severance Plan (in the case of Messrs. Feddersen, Droesch, Miller and Dupuis), in an aggregate amount of approximately $13,278,119 for all executive officers; and

  •
  the provision of indemnification, advancement of expenses and insurance arrangements pursuant to the merger agreement and ClubCorp's articles of incorporation and bylaws, and performance under indemnification agreements between ClubCorp and its executive officers.

  Treatment of Director and Executive Officer Common Stock

        As is the case for any stockholder of ClubCorp, ClubCorp's directors and executive officers will receive $17.12 in cash, without interest, for each share of ClubCorp common stock that they own at the effective time. For information regarding beneficial ownership of ClubCorp's common stock by each of ClubCorp's current directors, ClubCorp's named executive officers and all directors and executive officers as a group, see the section entitled "Security Ownership of Certain Beneficial Owners and Management" beginning on page 123.

  Treatment of Director and Executive Officer Equity Awards

        As described under "The Merger Agreement—Treatment of ClubCorp Equity Awards" beginning on page 94, the merger agreement provides that each Restricted Share and each PSU will be treated as set forth below.

  Treatment of Restricted Shares

        Immediately prior to the effective time, each outstanding Restricted Share shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such Restricted Share to receive $17.12 in cash plus any accrued dividends payable in respect of such Restricted Share; provided that the amounts payable with respect to such Restricted Shares shall vest and be payable by the surviving corporation 50% at or promptly following the effective time and the remaining 50% 60 days following the effective time for awards that do not provide for accelerated vesting at the effective time (and 100% promptly following the effective time for awards that provide for such accelerated vesting), subject to the applicable holder's continued employment through the applicable vesting date (which payment date is subject to acceleration in connection with a termination of the applicable holder's employment for any reason other than for Cause or by such holder without Good Reason (as each such term is defined in the merger agreement)) and in all cases, without any interest for the period from the effective time until such payment date and subject to applicable taxes required to be withheld with respect to such payment.

  Treatment of PSUs

        Immediately prior to the effective time, each outstanding PSU (other than any Road to 300 PSU) shall automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such PSU to receive, an amount in cash equal to the product of (A) the target number of shares subject to such PSU immediately prior to the effective time multiplied by (B) $17.12 plus any accrued dividend equivalents payable in respect of such PSU; provided that the amounts payable with respect to such PSUs shall vest and be payable by the surviving corporation 50% at or promptly following the effective time and the remaining 50% 60 days following the effective time for awards that do not provide for accelerated vesting at the effective time (and 100% promptly following the effective time for awards that provide for such accelerated vesting), subject to the applicable holder's continued employment through the applicable payment date (which payment date is subject to acceleration in connection with a termination of the applicable holder's employment for any reason other than for Cause or by such holder without Good Reason (as each such term is defined in the merger agreement)) and in all cases, without any interest for the period from the effective time until such payment date and subject to applicable taxes required to be withheld with respect to such payment.

        Each Road to 300 PSU will automatically be cancelled immediately prior to the effective time without the payment of any consideration to the holder thereof.

  Payments for Unvested Equity Awards

        The following table sets forth the amounts that each director, named executive officer and all other executive officers as a group of ClubCorp would receive with respect to Restricted Shares and PSUs (other than Road to 300 PSUs, which are cancelled without payment), assuming the completion of the merger occurred on November 1, 2017.

 Estimated Payments for Unvested Equity Awards Table

Directors and Executive Officers	Aggregate Amount Payable for Restricted Shares(1)	Aggregate Amount Payable for PSUs(2)
Directors
John A. Beckert	$70,295	$—
Douglas H. Brooks	$70,295	$—
Louis J. Grabowsky	$70,295	$—
Janet E. Grove	$70,295	$—
Arthur J. Lamb III	$70,295	$—
Emanuel R. Pearlman	$70,295	$—
Margaret M. Spellings	$70,295	$—
William E. Sullivan	$70,295	$—
Simon M. Turner	$70,295	$—
Named Executive Officers
Eric L. Affeldt	$2,782,017	$3,508,311
Mark A. Burnett	$1,006,125	$1,330,907
Curtis D. McClellan	$689,902	$913,751
Ingrid J. Keiser	$465,407	$626,770
Charles H. Feddersen	$358,168	$444,491
All Other Executive Officers as a Group(3) (3 persons)	$737,752	$898,362

(1)
This amount includes the estimated value that each director and executive officer would receive in respect of Restricted Shares based on the per share merger consideration and the assumed closing of the merger on November 1, 2017, pursuant to the terms of the merger agreement as a result of the closing of the merger and assuming a termination of employment or service other than for Cause or a resignation without Good Reason on the date immediately following the closing of the merger. This amount also includes any accrued dividends payable in respect of such Restricted Shares.

(2)
This amount includes the estimated value that each director and executive officer would receive in respect of PSUs (other than Road to 300 PSUs, which are cancelled without payment) where payout assumes that the target level of performance was achieved, pursuant to the terms of the merger agreement and assuming a termination of employment or service other than for Cause or a resignation without Good Reason on the date immediately following the closing of the merger. This amount also includes any accrued dividend equivalents payable in respect of such PSUs.

(3)
This group includes Messrs. Droesch, Miller and Dupuis.

Change in Control Severance Agreements and Change of Control Severance Plan

        Messrs. Affeldt, Burnett and McClellan and Ms. Keiser are eligible for benefits under Change in Control Severance Agreements (the "Severance Agreements") and each other ClubCorp executive officer holding the title of senior vice president or above, including Messrs. Feddersen, Droesch, Miller and Dupuis, is eligible for benefits under our Change of Control Severance Plan (the "Severance Plan").

        Under the Severance Agreements, Messrs. Affeldt, Burnett and McClellan and Ms. Keiser, will be entitled to specified benefits if the executive officer experiences a qualifying termination of employment (an involuntary termination of employment other than for "cause" (other than due to "disability" or death) or for "good reason" (each as defined in the applicable Severance Agreement) during the two-year period commencing on the date of the merger.

        Under the Severance Plan, an eligible employee will be entitled to specified benefits if such eligible employee experiences a qualifying termination of employment (an involuntary termination of employment by ClubCorp USA other than for "cause," as long as such eligible employee did not decline an offer of a "substantially similar position" (as each such term is defined in the Severance Plan)) during the one-year period commencing on the date of the merger.

        Upon a qualifying termination, an executive officer would become entitled to the following:

  •
  a lump-sum cash payment equal to (a) 3.0 for Mr. Affeldt, 2.0 for each of Messrs. Burnett and McClellan and Ms. Keiser and 1.0 for all other executive officers, multiplied by (b) the sum of (1) the executive officer's annual base salary plus (2) for Messrs. Affeldt, Burnett and McClellan and Ms. Keiser, his or her target annual cash bonus award or, for our other executive officers, such executive officer's annual cash bonus award actually earned from the prior year, if any;

  •
  payment of an amount equal to the annual cash bonus award, if any, for the year of termination that the executive officer would have earned if he or she had remained employed on the applicable payment date for such bonus prorated based on the number of days that the named executive officer was employed during such year, payable when such bonus would have ordinarily been paid in accordance with the applicable bonus plan;

  •
  payment by us of the executive officer's COBRA premiums for continued medical and dental (and, for participants in the Severance Plan, vision) coverage for a period of 36 months (for Mr. Affeldt), 24 months (for Messrs. Burnett and McClellan and Ms. Keiser) or 12 months (for our other executive officers) following termination or, for Messrs. Affeldt, Burnett and McClellan and Ms. Keiser, until such executive officer becomes eligible for coverage under another employer group plan or for our other executive officers, until such executive officer secures other employment, unless the executive officer ceases to receive such COBRA premiums from us due to adverse tax consequences or becomes ineligible for COBRA coverage prior to the expiration of the applicable period, in which case Messrs. Affeldt, Burnett and McClellan and Ms. Keiser shall instead receive a fully taxable monthly cash payment equal to the amount of the monthly COBRA premium until the earlier of the expiration of the COBRA premium period and the date on which such executive officer becomes eligible for coverage under another employer group plan and each other executive officer shall receive only the employer portion of such premium, paid on a fully tax grossed up basis, until the earlier of the expiration of the COBRA premium period and the date on which such executive officer secures other employment;

  •
  for Messrs. Affeldt, Burnett and McClellan and Ms. Keiser, a dues-free recallable "life membership" at a country club of the executive officer's choice with "signature gold golf" and "community" privileges, and "O.N.E." privileges and discounts for a period of 60 calendar months following termination (with such membership subject to certain transfer restrictions);

  •
  for Messrs. Feddersen, Droesch, Miller and Dupuis, a five-year dues-free membership, at a country club of the named executive officer's choice (subject to approval by the Chief Executive Officer of the Company) with no other discounts associated with these privileges (with such membership subject to certain transfer restrictions); and

  •
  up to $10,000 for outplacement services.

        Each executive officer's receipt of severance payments and benefits under their respective Severance Agreement or the Severance Plan, as applicable, is conditioned upon his or her execution of an effective release of claims against us. Each Severance Agreement contains a 280G best-after-tax cutback, which applies to any payments or benefits the named executive officers party to such agreements are entitled to receive that are "excess parachute payments" under the "golden parachute" excise tax rules of the Internal Revenue Code.

        Although it is not currently anticipated that any of ClubCorp's named executive officers will experience a termination of employment in connection with the completion of the merger, for an estimate of the amounts that would become payable to each of ClubCorp's named executive officers under the Severance Agreements or the Severance Plan, as applicable, if a severance-qualifying termination of employment were to occur immediately following consummation of the merger, see "—Potential Merger-Related Payments to Named Executive Officers" below. We estimate that the maximum aggregate amount that would become payable to our other executive officers (Messrs. Droesch, Miller and Dupuis) as a group under the Severance Plan if the effective time was November 1, 2017 and each incurred a severance-qualifying termination of employment on that date and immediately following consummation of the merger, is $1,499,916.

  Transaction Bonus Pool

        The ClubCorp Board has approved a transaction bonus pool in the amount of $3,200,000 in the aggregate from which the ClubCorp Board may allocate transaction bonuses to employees in its discretion. As of the date hereof no amounts have been so allocated; however, the ClubCorp Board anticipates paying transaction bonuses to our named executive officers from the transaction bonus pool in the following amounts: $450,000 for Mr. Affeldt, $450,000 for Mr. Burnett, $550,000 for Mr. McClellan, $550,000 for Ms. Keiser and $125,000 Mr. Feddersen. These transaction bonuses are payable on the 60th day following the closing date of the merger, subject to continued employment on such payment date. The payment of transaction bonuses will be accelerated upon any termination other than a termination of employment for Cause (as such term is defined in the Stock Award Plan) or resignation without Good Reason (as such term is defined in the merger agreement).

  Director's and Officer's Indemnification and Insurance

        Following the effective time and until the sixth anniversary thereof, subject to the limitations set forth in the merger agreement, Parent will cause the surviving corporation to indemnify each current and former director and officer of the Company and its subsidiaries (in each case, to the extent acting in such capacity) for matters existing or occurring prior to the effective time and advance expenses incurred by such indemnified party in the defense of any proceeding (provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). The provisions in the surviving corporation's and each of its subsidiaries organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be substantially equivalent to the provisions contained in ClubCorp's or such subsidiaries' organizational documents as in effect as of the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of any such individuals without the prior written consent of each such individual. Additionally, for a period of six years, Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, either the existing policies or insurance policies for the directors and officers of at least the same coverage, with deductibles substantially equivalent to those of the existing policies and containing terms and conditions and providing benefits that are substantially equivalent to any beneficiary thereof, with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. In lieu of providing such coverage, ClubCorp may, at its option, purchase from insurance carriers with comparable credit ratings no later than the effective time, a six-year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles substantially equivalent to those of the existing policies and containing terms and conditions that are substantially equivalent to the insured than the existing policies maintained by ClubCorp and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an "A"

rating by A.M. Best with respect to directors' and officers' liability insurance; provided, however, that after the effective time, Parent and the surviving corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 250% of the last annual premium paid by ClubCorp prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement under each such policy, but in such case shall purchase as much coverage as possible for such amount. In the event ClubCorp elects to purchase such a "tail policy", Parent shall cause the surviving corporation to maintain such "tail policy" in full force and effect for such six-year period. Parent also agreed to cause the surviving corporation and each of its subsidiaries to honor and perform under all indemnification agreements entered into by ClubCorp or any of its subsidiaries with any indemnified party prior to the date of the merger agreement.

        The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

  Continuation of Employee Compensation and Benefit Levels

        Under the merger agreement, for a period of at least 12 months following the effective time, each continuing employee of ClubCorp or its subsidiaries, including our executive officers, will receive (i) an annual base-salary or wage rate, as applicable, and short term incentive opportunity (other than equity based benefits) that in the aggregate are substantially similar to the base salary or wage rate, as applicable, and short term incentive opportunity that was provided to such continuing employee immediately prior to the effective time and (ii) employee pension, welfare and other benefits that are substantially similar in the aggregate to the employee pension, welfare and other benefits provided to such continuing employee immediately prior to the effective time. For a period of at least twelve months following the effective time, Parent or one of its affiliates will maintain for the benefit of each continuing employee a severance or termination arrangement no less favorable than the Severance Agreement or the Severance Plan, as applicable.

  Other Interests

        As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with Parent regarding employment with, or compensation from, or equity participation or reinvestment in, the surviving corporation or Parent on a going-forward basis following the completion of the merger. However, Parent (or its representatives) and some or all of our executive officers may have discussions from time to time with respect to such arrangements.

  Potential Merger-Related Payments to Named Executive Officers

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for ClubCorp's named executive officers based on the merger, assuming that the merger was completed on November 1, 2017, and the named executive officers are terminated without cause (or, if applicable, resign for good reason) immediately following the completion of the merger. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. Additionally, the amounts indicated in the following table do not attempt to quantify any reduction that may be required as a result of the "best-net" Section 280G cutback included in the Severance Agreements; therefore, actual payments to Messrs. Affeldt, Burnett, and McClellan and Ms. Keiser may be less than the amounts indicated below. More detail on the included payments and benefits are set forth above in the section entitled "—Interests of ClubCorp's Executive Officers and Directors in the Merger."

 Golden Parachute Compensation

Name	Cash(1)	Transaction Bonus(2)	Equity(3)	Perquisites / Benefits(4)	Other(5)	Total(6)
Eric L. Affeldt	$4,784,932	$450,000	$6,290,328	$147,126	$—	$11,672,386
Mark A. Burnett	$2,417,808	$450,000	$2,337,033	$180,536	$—	$5,385,377
Curtis D. McClellan	$1,793,219	$550,000	$1,603,652	$184,590	$—	$4,131,461
Ingrid J. Keiser	$1,402,750	$550,000	$1,092,177	$167,207	$—	$3,212,134
Charles H Feddersen	$640,103	$125,000	$802,659	$59,932	$—	$1,627,694

(1)
This amount is the sum of (a) the estimated total cash severance payments which would be payable under the Severance Agreements or the Severance Plan, as applicable, calculated as the product of (i) 3.0 for Mr. Affeldt, 2.0 for each of Messrs. Burnett and McClellan and Ms. Keiser and 1.0 for Mr. Feddersen, multiplied by (ii) the sum of (1) the named executive officer's annual base salary plus (2) his or her target annual cash bonus award (for Mr. Feddersen, his annual cash bonus award actually earned from the prior year) (assuming a termination date of November 1, 2017) and (b) an amount equal to the annual cash bonus award, if any, for the year of termination that the named executive officer would have earned (assuming that performance resulted in a payout of the target awards) if he or she had remained employed on the applicable payment date for such bonus prorated based on the number of days that the named executive officer was employed during such year payable when such bonus would have ordinarily been paid in accordance with the applicable bonus plan.

All components of the cash severance amount are "double-trigger" (i.e., they are contingent upon a qualifying termination of employment during the two-year period, for Messrs. Affeldt, Burnett and McClellan and Ms. Keiser, or one-year period, for Mr. Feddersen, following the completion of the merger). As a condition of receiving the severance benefits under the Severance Agreements and Severance Plan, as applicable, each named executive officer must execute (and not revoke) a general release of claims in favor of ClubCorp. The estimated amount of each component of the cash severance payment is set forth in the table below.

Name	Severance Value From Salary	Severance Value From Bonus	Severance Value From Prorated Bonus
Eric L. Affeldt	$2,100,000	$2,100,000	$584,932	(a)
Mark A. Burnett	$1,000,000	$1,000,000	$417,808	(a)
Curtis D. McClellan	$900,000	$630,000	$263,219	(a)
Ingrid J. Keiser	$730,000	$474,500	$198,250	(a)
Charles H Feddersen	$350,000	$100,000	$190,103	(a)

(a)
Assumes each executive officer is paid 100% of the discretionary bonus component for which he or she is eligible under the applicable bonus plan.
(2)
This amount includes transaction bonuses that the ClubCorp Board anticipates paying to our named executive officers. These transaction bonuses are payable on the 60th day following the closing date of the merger, subject to continued employment on such payment date. The payment of these transaction bonuses will be accelerated upon any termination other than a termination for Cause (as such term is defined in the Stock Award Plan) or resignation without Good Reason (as such term is defined in the merger agreement). The transaction bonuses are "single-trigger" payments as they are not conditioned on a termination without "cause" or for "good reason" (although they would be forfeited on a termination for "cause" or a voluntary resignation without "good reason").

(3)
This amount includes the estimated value of Restricted Shares and the estimated value of PSUs (other than Road to 300 PSUs, which will be cancelled without payment, and assuming that performance resulted in a payout at the target level of performance for all other PSUs). This amount also includes any accrued dividends payable in respect of such Restricted Shares and accrued dividend equivalents payable in respect of such PSUs. The value set forth in the "Equity" column in the table above attributable to each type of accelerated equity held by ClubCorp's named executive officers is set forth above in the section entitled "—Payments for Unvested Equity Awards" and assumes that each such named executive officer has been terminated without Cause on the day following the closing of the merger. A portion of these payments is "single-trigger" because it will become payable solely as a result of the merger, while the remaining portion would become payable on the 60-day anniversary of the date that the effective time occurs (or, earlier, on the date of termination other than (x) by Parent or any of its affiliates (including the surviving corporation), for "cause" or (y) by such holder without "good reason," in which case it would be a "double-trigger" payment).

(4)
The amounts in this column include for all named executive officers (i) the net present value of club membership privileges for each named executive officer calculated based on the average joining fee, average annual base dues, average annual upgrade dues (for the five-year use period) and the expected lifetime of such executive officer, (ii) the value of continuation of medical and dental (and, in the case of Mr. Feddersen, vision) care reimbursement account coverage for the named executive officer and, where applicable, his or her spouse or domestic partner and dependents, as if the named executive officer had continued in employment during the 36 months (for Mr. Affeldt) or 24 months (for each other named executive officer) immediately following termination; and (iii) the value of outplacement services benefits (assuming the maximum amount provided under the named executive officer's Severance Agreement or the Severance Plan, as applicable). The table below identifies and quantifies the individual perquisites and benefits for each of the named executive officers.

Name	Present Value of Club Membership	Value of Benefits Continuation	Outplacement Services
Eric L. Affeldt	$125,381	$11,745	$10,000
Mark A. Burnett	$145,487	$25,049	$10,000
Curtis D. McClellan	$152,836	$21,754	$10,000
Ingrid J. Keiser	$142,897	$14,310	$10,000
Charles H Feddersen	$39,098	$10,834	$10,000
(5)
None of the named executive officers have any other benefits that would be paid out upon a qualifying termination following completion of the merger.

(6)
Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.

Financing of the Merger

        We anticipate that the total funds needed to complete the merger (including the funds to pay ClubCorp's stockholders and to pay the holders of other equity-based interests the amounts due to them under the merger agreement), which is expected to be approximately $1.1 billion, will be funded through a combination of available cash of ClubCorp and its subsidiaries, if any, and the following:

            (i)  debt financing in an aggregate principal amount of $1.6 billion as well as a committed $175 million senior secured revolving facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing, which includes the revolving credit facility. See the section below entitled "Debt Financing"; and

           (ii)  equity commitments by the Apollo Funds in an aggregate amount of up to $675 million. See the section below entitled "Equity Financing."

The completion of the merger is not conditioned upon Parent's receipt of financing.

  Debt Financing

        In connection with the entry into the merger agreement, Parent has obtained a commitment letter (the "debt commitment letter") from Citigroup Global Markets, Inc., Royal Bank of Canada and RBC Capital Markets, LLC, Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA (in each case, acting directly or through their respective affiliates or branches, as appropriate and collectively, the "debt commitment parties") to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate $1.6 billion in debt financing as well as a $175 million senior secured revolving facility (only a portion of which is available to be drawn at the closing of the merger), consisting of the following:

  •
  $1.125 billion senior secured term facility;

  •
  $175 million senior secured revolving facility; and

  •
  $475 million senior unsecured bridge facility (less the amount of any senior unsecured notes issued as described below).

        The debt commitment letter also contemplates that Merger Sub will, at its option, either (1) issue senior unsecured notes in a Rule 144A or other private placement on or prior to the closing of the merger yielding up to $475 million in aggregate gross cash proceeds and/or (2) if any or all of the senior unsecured notes are not issued on or prior to the closing date of the merger and the proceeds thereof made available to Merger Sub on the closing date of the merger, borrow up to such unissued amount in the form of senior unsecured bridge loans under the senior unsecured bridge facility.

        The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, (ii) to repay, prepay, repurchase, redeem, defease or discharge certain existing indebtedness of ClubCorp and its subsidiaries, and (iii) for general corporate purposes.

        The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to a number of conditions, including (i) the execution and delivery of definitive documentation consistent with the terms of the debt commitment letter, (ii) the simultaneous or substantially concurrent completion of the merger in accordance with the merger agreement (without giving effect to any amendment, waiver, consent or other modification to the merger agreement that is materially adverse to the lenders in their capacities as such unless approved by the debt commitment parties), (iii) the consummation of the equity financing prior to, or substantially simultaneously or concurrently with, the initial borrowings under the debt facilities, (iv) since July 9, 2017, there not having been a material adverse event (as defined under the section entitled "The Merger Agreement—Representations and Warranties"), (v) delivery of certain audited, unaudited and pro forma financial statements, (vi) as a condition to the availability of the senior unsecured bridge facility, Merger Sub having used commercially reasonable efforts to afford the investment banks a marketing period of at least 15 consecutive calendar days (subject to certain blackout dates) following receipt of a complete customary preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum, in each case, which includes certain financial statements, (vii) as a condition to the availability of the senior secured term loan facility and the senior secured revolving facility, Merger Sub having used commercially reasonable efforts to afford the arrangers a marketing period of at least 15 consecutive calendar days (subject to certain blackout dates) following receipt of a customary confidential information memorandum, (viii) payment of all applicable fees and reasonable and, to the extent invoiced, documented out-of-pocket expenses, (ix) the repayment, prepayment, repurchase, redemption, defeasance or discharge of certain existing debt of ClubCorp and its subsidiaries, (x) the receipt of all documentation and other information about the borrower and guarantors required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations (including the PATRIOT Act), (xi) the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to create and perfect a security interest in specified items of collateral, (xii) the accuracy in all material respects of specified representations and warranties in the loan documents under which the debt financing will be provided and of certain representations and warranties in the merger agreement and (xiii) delivery of certain customary closing documents.

        The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earlier of (i) the outside date (as defined in and, if applicable, extended pursuant to and as set forth in the section entitled "The Merger Agreement—Termination of the Merger Agreement) if the closing of the merger will not have occurred on or prior to such date, (ii) the termination of the merger agreement without the consummation of the merger having occurred, or (iii) the closing of the merger occurs (x) in the case of the senior secured term facility, without the use of the senior secured term facility or (y) in the case of the senior unsecured bridge facility, without the use of the senior unsecured bridge facility.

        Parent and Merger Sub are required under the merger agreement to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the debt financing on the terms and conditions described in or contemplated by the debt commitment letter and any related fee letter. In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter and any related fee letter for any reason, Parent is required under the merger agreement to use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify ClubCorp and Parent and to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange to obtain alternative financing from alternative sources in an amount sufficient, when added to the available portion of the debt financing that is and remains available, the equity financing and available cash of ClubCorp and its subsidiaries, if any, to fund the payment of the aggregate per share merger consideration, fund the payment of fees and expenses required to be paid by Parent and Merger Sub at the closing of the merger in connection with the merger and the financing, repay, prepay, repurchase, redeem, defease or discharge certain existing indebtedness of ClubCorp and its subsidiaries required by the merger agreement to be repaid, prepaid, repurchased, redeemed, defeased or discharged and satisfy all of the other payment obligations of Parent and Merger Sub contemplated under the merger agreement and on terms and conditions that are at least as favorable to Parent and Merger Sub as those contained in the debt commitment letter. In no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require Parent or Merger Sub to pay any material fees in excess of those contemplated by the debt commitment letter. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect, and Parent has not notified us of any plans to utilize alternate financing. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the debt financing. The documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

        The debt commitment parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

        Parent and Merger Sub's obligations to consummate the transactions contemplated by the merger agreement are not contingent on Parent's or Merger Sub's ability to obtain the debt financing (or any alternative financing) or any specific term with respect to such debt financing.

  Equity Financing

        Parent has received an equity commitment letter, dated as of July 9, 2017 (the "equity commitment letter"), from the Apollo Funds pursuant to which the Apollo Funds have committed, on a several but not joint basis, subject to the conditions and limitations set forth in the equity commitment letter, to provide equity financing in an aggregate amount of up to approximately $675 million, or such lesser amount, together with available cash of ClubCorp and its subsidiaries, if any, and the debt financing, as may be required by Parent to make the payment of the per share merger consideration to the ClubCorp equityholders at the closing of the merger as set forth in the merger agreement on the terms and subject to the conditions set forth therein.

        Funding of the equity financing is subject to the conditions and limitations provided in the equity commitment letter, which include: (i) the satisfaction in full or valid waiver, on or before the closing of the merger, of all of the conditions precedent to Parent and Merger Sub's obligations to consummate the merger under the merger agreement, (ii) the substantially concurrent receipt by Parent or Merger Sub of the net cash proceeds of the debt financing (on the terms and subject to the conditions described in the debt commitment letter) and (iii) the concurrent consummation of the transactions contemplated by the merger agreement (including the merger) on the terms and subject to the conditions of the merger agreement.

        The equity commitment letter and each Apollo Fund's obligation to fund all or any portion of the equity financing will automatically terminate and cease to be of any further force or effect without the need for any further action by any person (at which time the obligations of each Apollo Fund under the equity commitment letter will be immediately discharged in full) upon the earliest of (i) the valid termination of the merger agreement in accordance with its terms, (ii) the closing of the merger, (iii) the payment by the Apollo Funds of their obligations under and pursuant to the limited guarantee and (iv) the assertion, directly or indirectly, by ClubCorp or any of its affiliates, or any of its or their respective controlled representatives (in each case, other than its stockholders), of any claim (whether at law or equity or in tort, contract or otherwise) against any Apollo Fund or any of their former, current or future equityholders, controlling persons, limited or general partners, managers, members, affiliates, directors, officers, employees, agents, attorneys, stockholders, assignees, investment bankers, accountants, advisors, financing sources or representatives of any of the foregoing or any of their respective successors or assigns other than Parent or Merger Sub under the merger agreement and subject to the terms and conditions therein (each, a "related party") or any related party of a related party in connection with the equity commitment letter, the merger agreement, the debt commitment letter, the limited guarantee, or any other document or instrument delivered in connection therewith or any of the transactions contemplated thereby other than (A) claims against the Apollo Funds solely to the extent expressly provided under the limited guarantee and pursuant to the terms and subject to the conditions thereof or (B) the rights of ClubCorp, if any, against any person that is party to and solely pursuant to the terms and conditions of, the confidentiality agreement between ClubCorp and Apollo Management VIII, L.P., dated as of November 18, 2016 (as amended, restated, supplemented or otherwise modified) (the matters described in (A) and (B), collectively, "specified claims"). Immediately upon termination of the equity commitment letter and without the need for any further action by any person, no Apollo Fund or any related party of an Apollo Fund or any related party of a related party will have any further obligation or liability thereunder. The Apollo Funds have no obligation to make any payment or contribution under the equity commitment letter at any time if the closing of the merger does not occur.

        Pursuant to the terms and conditions of the merger agreement, Parent and Merger Sub will use their reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the equity financing on the terms and conditions contemplated by the equity commitment letter. In no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to either require Parent or Merger Sub to pay any material fees in excess of those contemplated by the equity commitment letter or seek equity financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the equity commitment letter.

        ClubCorp is an express third party beneficiary of the equity commitment letter for the purpose of causing the equity financing to be funded, but solely to the extent that ClubCorp has been awarded, in accordance with, and subject to, the terms and conditions of the merger agreement, specific performance to require Parent to cause the equity financing under the equity commitment letter to be funded (see the section entitled "The Merger Agreement—Specific Performance").

Limited Guarantee

        Subject to the terms and conditions set forth in a limited guarantee, dated July 9, 2017 (the "limited guarantee") and executed concurrently with the execution of the merger agreement, the Apollo Funds have guaranteed the payment obligations of Parent with respect to (i) (x) the obligation of Parent under the merger agreement to pay a reverse termination fee of $74.2 million if the merger agreement is terminated by ClubCorp under specified circumstances (see the section entitled "The Merger Agreement—Termination Fees and Expenses"), (y) Parent's obligation to pay certain expenses incurred by ClubCorp in connection with the successful enforcement by ClubCorp of Parent's obligation to pay the reverse termination fee to a maximum aggregate amount of $2.5 million (referred to herein as "enforcement expenses"), and (z) certain reimbursement or payment obligations of Parent relating to the debt financing and the repayment, prepayment, repurchase, redemption, defeasance or discharge, as applicable, of existing indebtedness of ClubCorp and its subsidiaries to a maximum aggregate amount of $500,000 (referred to herein as "reimbursement obligations") or (ii) damages (solely to the extent payable pursuant to a final and non-appealable order of a court of competent jurisdiction), if any, payable for fraud or willful breach by Parent or Merger Sub to a maximum aggregate amount of $74.2 million.

        The Apollo Funds' obligations under the limited guarantee are subject to a maximum aggregate cap of $74.2 million plus, if applicable, the enforcement expenses and the reimbursement obligations, in each case subject to the applicable cap.

        The limited guarantee will terminate and be of no further force and effect and the Apollo Funds will have no further obligation or liability under the limited guarantee, the merger agreement, the equity commitment letter or any other document or instrument delivered in connection therewith or in respect of the transactions contemplated thereby (or the termination or abandonment thereof), upon the earliest to occur of: (i) the closing of the merger, (ii) the payment of the guaranteed obligations by the Apollo Funds to ClubCorp under and pursuant to the limited guarantee, (iii) the date that is 90 days after the termination of the merger agreement, provided that if (A) by such date ClubCorp will have made a claim in writing with respect to any guaranteed obligation during such 90-day period and (B) ClubCorp has commenced a legal proceeding during such 90-day period against the Apollo Funds alleging that Parent is liable for such guaranteed obligation, then the limited guarantee will survive solely with respect to the amounts claimed or alleged to be so owing and, with respect to the immediately preceding proviso, the Apollo Funds will not have any further liability or obligation under the limited guarantee from and after the earlier of (x) the entry of a final, non-appealable order of a court of competent jurisdiction and (y) the execution and delivery of a written agreement between the Apollo Funds and ClubCorp, and, in either case, the payment by the Apollo Funds to ClubCorp of all amounts payable by the Apollo Funds pursuant to such order or agreement, and (iv) the termination of the limited guarantee by mutual written agreement of the Apollo Funds and ClubCorp.

        ClubCorp's recourse against the Apollo Funds under the limited guarantee (subject to the terms and conditions set forth therein) is the sole and exclusive remedy against the Apollo Funds and any related persons of the Apollo Funds (and any related person of such related persons), and none of the Apollo Funds nor any related person of an Apollo Fund (nor any related person of such person) will have any obligation or liability to any person, in each case, in respect of any breaches, losses, damages, liabilities or obligations arising under, or in connection with, the limited guarantee, the merger agreement, the equity commitment letter or any other document or instrument delivered in connection therewith or the transactions contemplated thereby (or the termination or abandonment thereof) or otherwise, including in respect of any oral representations made or alleged to be made in connection therewith, except for (A) specified claims and (B) claims by ClubCorp seeking specific performance of the Apollo Funds' obligation to cause the equity financing to be funded, solely pursuant to the terms and subject to the conditions of the equity commitment letter and the merger agreement.

Antitrust Review Required for the Merger

  U.S. Antitrust

        Under the HSR Act and the rules that have been promulgated thereunder by the FTC, we cannot complete the merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. The merger is subject to the waiting period requirements and may not be completed until the expiration of a 30-day waiting period, which cannot expire on a Saturday, a Sunday, or on a federal holiday (and which may be extended as described below) following the filing of the premerger notification and report forms with the DOJ and the FTC. On July 20, 2017, ClubCorp and Parent each filed a premerger notification and report form under the HSR Act with the DOJ and the FTC, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on August 21, 2017 at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material.

  General

        Under the merger agreement, each party is required to use best efforts to satisfy the closing conditions relating to the required antitrust review, including (i) cooperating in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, furnishing to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement, (iii) promptly notifying the other party of any substantive communication received by such party from, or given by such party to, any U.S. or foreign governmental authorities and of any substantive communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the governmental authority with respect to the transactions contemplated by the merger agreement, (iv) responding as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental authority in respect of such registrations, declarations and filings or such transactions, and (v) permitting the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party's reasonable comments in connection with, any communication, meeting or conference with, the governmental authority or, in connection with any proceeding by a private party, with any other person.

        While we have no reason to believe it will not be possible to complete the antitrust review in a timely manner, there is no certainty that this review will be completed within the period of time contemplated by the merger agreement or that the completion of such review would not be conditioned upon actions that would be materially adverse to ClubCorp or Parent, or that a regulatory challenge to the merger will not be made. If a regulatory challenge is made, we cannot predict the result. For example, at any time before or after the effective time of the merger, the DOJ, the FTC, antitrust or regulatory authorities outside the United States, or U.S. state attorneys general could take action under applicable antitrust or regulatory laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, conditionally approving the merger upon the divestiture of ClubCorp's or Parent's assets, subjecting the completion of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under antitrust and other laws under certain circumstances.

        The expiration or termination of the HSR waiting period approval merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by ClubCorp's stockholders. Further, an antitrust review does not constitute an endorsement or recommendation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

        The exchange of ClubCorp common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 125) whose shares of ClubCorp common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares of ClubCorp common stock (i.e., shares of ClubCorp common stock acquired at the same cost in a single transaction). The determination of the actual tax consequences of the merger to a holder of ClubCorp common stock will depend on the holder's specific situation.

        Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should read the section entitled "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 125 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of ClubCorp Common Stock

        As promptly as practicable following the completion of the merger, the ClubCorp common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

No Appraisal Rights

        Pursuant to the Section 92A.390 of the NRS, no holder of any shares of ClubCorp common stock will have or be entitled to assert dissenter's rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

 THE MERGER AGREEMENT

        The following discussion sets forth the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled "Where You Can Find More Information," beginning on page 128.

The Merger

        Subject to the terms and conditions of the merger agreement and in accordance with the NRS, at the effective time, Merger Sub will merge with and into ClubCorp, the separate corporate existence of Merger Sub will cease, and ClubCorp will continue as the surviving corporation and a wholly owned subsidiary of Parent. The merger will have the effects set forth in the merger agreement and the relevant provisions of the NRS.

Closing and Effectiveness of the Merger

        The closing of the merger will take place at 7:00 a.m. (Palo Alto, California time) on the third business day following the day on which the conditions to closing (described below under "The Merger Agreement—Conditions to Closing of the Merger") have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of such conditions at the closing)), or such other time as ClubCorp and Parent may agree, provided that, unless otherwise agreed upon by the parties. if the marketing period (described below under "The Merger Agreement—Marketing Period and Efforts") has not ended at such time, then subject to the satisfaction or waiver of the conditions to closing at that time, the closing will occur on the earlier of (i) a business day during the marketing period specified by Parent on no less than three business days' prior written notice to ClubCorp and (ii) the third business day after the final day of the marketing period, subject to certain terms and conditions set forth in the merger agreement.

        On the closing date, the parties will file articles of merger with the Nevada Secretary of State in accordance with the relevant provisions of the NRS. The merger will become effective at the time the articles of merger is filed with the Nevada Secretary of State or a later time as the parties agree upon in writing and specify in the articles of merger in accordance with the NRS.

Merger Consideration

        At the effective time, shares of ClubCorp common stock issued and outstanding immediately prior to the effective time will be cancelled and extinguished automatically and will cease to exist and will be converted automatically into the right to receive the per share merger consideration. After the effective time, holders of ClubCorp common stock as of immediately prior to the effective time will have only the right to receive the per share merger consideration, and will no longer have any rights as holders of ClubCorp common stock. Shares of ClubCorp common stock held by ClubCorp, including shares held in treasury by ClubCorp or by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (in each case, not held on behalf of third parties) as of immediately prior to the effective time will be cancelled without payment at the effective time. Pursuant to the merger agreement, Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable in respect of the ClubCorp common stock,

Restricted Shares or PSUs such amounts as it is required to deduct and withhold with respect to the payment of certain taxes as required by applicable law. To the extent that amounts are withheld or deducted and paid over to the applicable governmental entity, the withheld or deducted amounts will be treated for all purposes of the merger agreement as having been paid to the holder of ClubCorp common stock, Restricted Shares or PSUs in respect of which such deduction and withholding were made. See "Material U.S. Federal Income Tax Consequences of the Merger."

Exchange Procedures

        Prior to the effective time, Parent or Merger Sub will enter into an agreement with a paying agent (the "paying agent") selected by Parent to receive payment of the aggregate per share merger consideration as provided by the merger agreement in respect of shares of ClubCorp common stock. At or prior to the closing, Parent will deposit (or cause to be deposited) with the paying agent in trust for the benefit of holders of ClubCorp common stock entitled to receive the per share merger consideration a cash amount in U.S. dollars in immediately available funds that, when taken together with the available cash of ClubCorp and its subsidiaries deposited with the paying agent, is sufficient in the aggregate to provide all funds necessary for the paying agent to pay the per share merger consideration as provided by the merger agreement in exchange for issued and outstanding shares of ClubCorp common stock entitled thereto. Promptly after the effective time (and in any event within three business days thereafter), the surviving corporation will cause the paying agent to mail or otherwise provide to each former holder of record of certificate(s) representing shares of ClubCorp common stock and each former holder of record of book-entry shares of ClubCorp common stock that have converted into the right to receive the per share merger consideration with respect thereto (i) transmittal materials specifying that delivery will be effected and risk of loss and title to the certificates will pass only upon delivery of such certificates to the paying agent and, with respect to book-entry shares, only upon delivery of an "agent's message" regarding the book-entry transfer of such shares (or such other evidence, if any, of the transfer as the paying agent may reasonably request) and (ii) instructions for use in effecting the surrender of such holder's certificate or book-entry shares, as applicable in exchange for the per share merger consideration.

        On or before the first anniversary of the effective time, upon surrender of one or more certificates to the paying agent in accordance with the terms of the transmittal materials and related instructions, the holder of such certificates will be entitled to receive a cash amount in U.S. dollars in immediately available funds (subject to tax withholdings) equal to the number of shares surrendered by such holder multiplied by the per share merger consideration, and Parent will cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time. On or before the first anniversary of the effective time, each holder of record of one or more book-entry shares will be deemed to have surrendered such book-entry shares upon the receipt by the paying agent of a customary "agent's message" on behalf of such holder, and such holder will be entitled to receive a cash amount in U.S. dollars in immediately available funds (subject to tax withholdings) equal to the number of shares surrendered by such holder multiplied by the per share merger consideration, and Parent will cause the paying agent to pay and deliver as promptly as reasonably practicable after the effective time.

        In the event a transfer of ownership of shares of ClubCorp common stock that is not registered in the transfer records of the company or if payment of the per share merger consideration is to be made to a person other than the person in whose name the surrendered certificates or book-entry shares is registered, payment may be issued to such transferee or other person if the applicable certificates or book-entry shares formerly representing such shares of ClubCorp common stock is properly presented to the paying agent along with reasonable documents required to evidence and effect such transfer and to evidence that any applicable taxes have been paid.

        After the effective time, until surrendered in accordance with the terms of the merger agreement, each certificate and book-entry share will be deemed to represent only the right to receive the applicable per share merger consideration. The per share merger consideration paid upon the surrender of a certificate or book-entry share in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of ClubCorp common stock previously represented by such certificate or book-entry share.

Treatment of ClubCorp Equity Awards

        The merger agreement provides that, immediately prior to the effective time:

  •
  each outstanding Restricted Share will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such Restricted Share to receive $17.12 in cash plus any accrued dividends payable in respect of such Restricted Share;

  •
  each outstanding PSU (other than any Road to 300 PSU) will automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such PSU to receive, an amount in cash equal to the product of (A) the target number of shares subject to such PSU immediately prior to the effective time multiplied by (B) $17.12, plus any accrued dividend equivalents payable in respect of such PSU; and

  •
  each Road to 300 PSU will automatically and without any required action on the part of the holder thereof, be cancelled immediately prior to the effective time without the payment of any consideration to the holder thereof;

provided that the amounts payable with respect to such Restricted Shares or PSUs will vest and be payable by the surviving corporation, subject to the applicable holder's continued employment through the applicable payment date (in the case of PSUs) or vesting date (in the case of Restricted Shares), as applicable, (A) with respect to Restricted Shares or PSUs, as applicable, that are not vested in accordance with their terms at the effective time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the effective time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the effective time, and (B) with respect to Restricted Shares or PSUs, as applicable, that are vested as of the effective time in accordance with their terms, at or promptly following the effective time, and in all cases, without any interest for the period from the effective time until the applicable Restricted Share Payment Date or PSU Payment Date and less applicable taxes required to be withheld with respect to such payment; provided, further, that if the employment of a holder of Restricted Shares or PSUs is, following the effective time, but prior to the applicable Restricted Share Payment Date or PSU Payment Date, as applicable, terminated for any reason other than (x) by Parent or any of its affiliates (including the surviving corporation) for "cause" (as such term is defined in the Stock Award Plan) or (y) by such holder without "good reason" (as such term is defined in the merger agreement), then, in the case of each of the foregoing clauses (x) and (y), the payment described above will be accelerated to the next practicable payroll date after the date of such termination.

        Where holders of Restricted Shares or PSUs are entitled to unpaid dividends and dividend equivalents in respect of such awards, the surviving corporation shall pay to the holders of such awards the cash amounts in respect of such unpaid dividends and dividend equivalents, less applicable taxes required to be withheld with respect to such payment, on the same date that the corresponding payment is made in respect of the underlying Restricted Share or PSU, as applicable.

Representations and Warranties

        The merger agreement contains representations and warranties that we, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another (in some cases, as of specific dates) relating to our and their respective businesses. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, and may be subject to important qualifications and limitations (including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party) agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, ClubCorp stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of governing contractual rights and relationships and allocating contractual risk among the parties to the merger agreement as of specific dates, rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to stockholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in our public disclosures. Other than the representations and warranties (i) described in the last bullet point of the summary of the ClubCorp representations and warranties below and (ii) described in each of the antepenultimate bullet point and the last bullet point in the summary of the Parent and Merger Sub representations and warranties below, none of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. This description of the representations and warranties is included to provide ClubCorp stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

        Our representations and warranties relate to, among other things:

  •
  our and our subsidiaries' due organization, valid existence, good standing (to the extent such concept is applicable), corporate power, qualification to do business and similar corporate matters;

  •
  our and our subsidiaries' articles of incorporation, bylaws or equivalent organizational or governing documents;

  •
  our corporate power and authority to enter into and perform our obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

  •
  the absence of conflicts with our (and our subsidiaries') organizational documents or any applicable law, rule, regulation, order, judgment or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained) in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under our and our subsidiaries' material contracts, or creation of certain liens on our properties or assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  consents, approvals, authorizations, permits, notifications and filings required by governmental entities to enter into the merger agreement, perform thereunder and complete the merger;

  •
  our and our subsidiaries' capitalization, capital structure and equity securities;

  •
  our interests in joint ventures and other minority interests in persons that are not subsidiaries and certain matters relating thereto;

  •
  accuracy and sufficiency of financial statements and SEC filings, disclosure controls and procedures and internal controls over financial reporting, the Sarbanes-Oxley Act of 2002, and absence of undisclosed liabilities (including certain "off-balance sheet" arrangements);

  •
  the absence of the identification of any (i) "significant deficiency" or "material weakness" in internal controls over financial reporting or (ii) fraud or allegation of fraud that involves management or other employees who have a significant role in internal controls over financial reporting;

  •
  our and our subsidiaries' compliance with applicable law (including applicable anti-corruption laws, applicable anti-money laundering laws, applicable international trade laws and applicable sanctions laws), court orders and certain regulatory matters; and our and our subsidiaries' possession of necessary permits, licenses, authorizations and other governmental approvals necessary to conduct our respective businesses;

  •
  our and our subsidiaries' material contracts;

  •
  (a) the absence from December 27, 2016 through the date of the merger agreement of (i) any event, development, change, effect or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect with respect to ClubCorp and its subsidiaries, taken as a whole, and (ii) certain actions that would have required Parent's consent under the merger agreement, including amendments to ClubCorp's articles of incorporation or bylaws, reclassifications, combinations, recapitalizations and other transactions impacting the capitalization of ClubCorp, incurrence of liens (other than permitted liens) in excess of $1 million, declarations or payments of dividends and distributions on our or our subsidiaries' capital stock (except for any dividend or distribution by one of our wholly-owned subsidiaries to us or another wholly-owned subsidiary or the payment of the one-time quarterly dividend of $0.13 per share declared on July 9, 2017, which is expected to be paid on July 28, 2017), changes to accounting policies or tax procedures, entry into voting or registration rights agreements relating to ClubCorp's or its subsidiaries capital stock or other securities, adoption of "poison pills" that do not "grandfather" in as exempt persons Parent, Merger Sub or their affiliates, or settle any material litigation not in the ordinary course of business or for more than $1 million and (b) from July 9, 2017 through the date of the merger, our and our subsidiaries' business being conducted in all material respects in the ordinary course of business;

  •
  the absence of suits, claims, actions, proceedings, arbitrations, mediations or investigations pending (or to our knowledge, threatened) against us and our subsidiaries or our assets and properties and the absence of certain orders or injunctions against us and our subsidiaries;

  •
  labor and employment matters affecting us or our subsidiaries, including our benefits plans;

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  insurance policies and related matters;

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  our real property;

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  certain tax matters;

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  intellectual property;

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  environmental matters;

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  affiliate transactions;

  •
  accuracy of information in this proxy statement;

  •
  ClubCorp's solvency immediately prior to the effective time;

  •
  the Board's receipt of separate opinions from ClubCorp's financial advisors;

  •
  inapplicability of state takeover statutes regulations to the merger;

  •
  the absence of brokers', investment bankers', financial advisors' and similar fees;

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  our fiscal 2017 budget and its approval by the Board;

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  the absence of dissenter's rights or any rights of appraisal;

  •
  the amounts and present values of initiation deposits that have been or may be refunded in future periods and the aggregate rate of redemption of such deposits; and

  •
  acknowledgement by ClubCorp as to the absence of any other representations or warranties by Parent, Merger Sub or any other person on behalf of Parent or Merger Sub, other than in the case of fraud or as set forth in the merger agreement.

        Some of our representations and warranties are qualified as to materiality or by exceptions related to the absence of a Parent material adverse effect or a material adverse effect with respect to ClubCorp and its subsidiaries, taken as a whole. Under the merger agreement, a "Parent Material Adverse Effect" means any event, development, change, effect or occurrence that, individually or in the aggregate with all other events, developments, changes, effects or occurrences, prevents, materially delays or has a material adverse effect on the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement. Under the merger agreement, "material adverse effect" with respect to ClubCorp means any event, development, change, effect or occurrence that, individually or in the aggregate with all other events, developments, changes, effects or occurrences, has or would reasonably be expected to have, a material adverse effect on or with respect to the business, results of operation, financial or other condition or assets or liabilities of ClubCorp and our subsidiaries, taken as a whole; provided, that no events, developments, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following will be deemed, either alone or in combination, to constitute or contribute to a material adverse effect (provided, further, that with respect to the first, second, third and fourth bullet points below, to the extent that ClubCorp and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which ClubCorp and its subsidiaries operate (in which case solely the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect):

  •
  general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;

  •
  general changes or developments in the industries in which ClubCorp or its subsidiaries operate;

  •
  changes or prospective or anticipated changes in any applicable laws or regulations or generally accepted accounting principles ("GAAP"), or any applicable accounting regulations or principles or interpretation or enforcement thereof;

  •
  any hurricane, tornado, earthquake, flood, tsunami, natural disaster, pandemic, act of God or other comparable events or outbreak or escalation or worsening of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or national or international political or social conditions;

  •
  the execution and delivery of the merger agreement or the public announcement of the merger or other transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, investors, lenders, partners, contractors or employees of ClubCorp and its Subsidiaries, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein and any action taken or omitted to be taken by ClubCorp solely at the express request of or with the express written consent of Parent or Merger Sub after disclosure to Parent and Merger Sub by ClubCorp of all material and relevant facts and information (except that this limitation does not apply to certain representations and warranties of ClubCorp regarding the absence of conflicts and necessary consents, and compliance with law or with respect to ClubCorp's compliance with the interim operating covenant of the merger agreement);

  •
  any actions to which Parent has expressly consented or agreed pursuant to the merger agreement, or any actions or omissions to act at the request of Parent, any of its affiliates or any of their respective representatives pursuant to the agreement, after disclosure to Parent by ClubCorp of all material and relevant facts and information;

  •
  any change in the price or trading volume of ClubCorp's common stock or ClubCorp's credit rating (provided, that the facts, circumstances, events, changes, developments or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect);

  •
  any failure by ClubCorp to meet any published analyst estimates or expectations of its revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by ClubCorp to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts, circumstances, events, changes, developments or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a material adverse effect); or

  •
  any litigation or claim threatened or initiated by stockholders or customers of ClubCorp or representatives thereof against ClubCorp, any of its subsidiaries or any of their respective officers or directors, in each case arising out of the execution of the merger agreement or the transactions contemplated thereby.

        Parent and Merger Sub also make a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  due organization, valid existence, good standing (to the extent such concept is applicable), corporate power, qualification to do business and similar corporate matters;

  •
  corporate power and authority to enter into and perform their obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

  •
  the absence of conflicts with their respective organizational documents or any applicable law, rule, regulation, order, judgment or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained) in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under Parent's or its subsidiaries' contracts, or creation of liens on Parent' or Merger Sub's properties or assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

  •
  no vote required of the holders of any class or series of capital stock of Parent or any of its affiliates is necessary to approve the merger agreement or the transactions contemplated thereby, except for the approval of the plan of merger contained in the merger agreement by Parent as the sole stockholder of Merger Sub;

  •
  the absence of suits, claims, actions, proceedings or arbitrations, mediations or investigations pending or threatened against them or any of their respective subsidiaries or their respective assets and properties, and the absence of certain material orders or injunctions against them;

  •
  the capitalization of Merger Sub and Parent's ownership of 100% (directly or indirectly) of Merger Sub and the absence of any liabilities or obligations of Merger Sub other than in connection with the merger agreement, the other transaction documents and liabilities and obligations incidental to its formation and the maintenance of its existence;

  •
  compliance with laws (including antitrust laws);

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  the delivery of an executed equity commitment letter and debt commitment letter, the committed financing and the availability and sufficiency of funds in accordance with the debt commitment letter and the equity commitment letter to complete the merger;

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  the delivery by Parent to ClubCorp of the limited guarantee and the enforceability of the limited guarantee;

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  that none of Parent, Merger Sub or any of their respective affiliates or subsidiaries owns any shares of ClubCorp common stock or securities convertible into or exchangeable or exercisable for shares of ClubCorp common stock;

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  accuracy of information supplied by or on behalf of Parent or Merger Sub for inclusion in or incorporation by reference in this proxy statement;

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  that, other than as disclosed to ClubCorp, neither Parent nor any of its affiliates competes directly in any markets or market segments within the lines of business of ClubCorp or any of its subsidiaries;

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  the solvency of the surviving corporation immediately following the effective time (subject to certain identified assumptions);

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  the absence of certain arrangements between Parent, Merger Sub or any of their respective affiliates or any other person on behalf of Parent or Merger Sub or any of their respective affiliates and any member of management or directors that is related to the transactions contemplated by the merger agreement;

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  that each of Parent and Merger Sub have had access to information regarding ClubCorp's business and has conducted their own independent investigation and analysis of ClubCorp;

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  the absence of brokers', investment bankers', financial advisors' and similar fees; and

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  acknowledgement by Parent and Merger Sub as to the absence of (i) any other representations or warranties with respect to ClubCorp or any other information provided to Parent and Merger Sub, other than as set forth in the merger agreement, and (ii) any liability of ClubCorp or any other person to Parent, Merger Sub or any other person resulting from the distribution or use of any such information made available to Parent, Merger Sub or their representatives, other than in the case of fraud.

        Some of Parent's and Merger Sub's representations and warranties are qualified as to materiality or by exceptions related to the absence of any circumstances which would or would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate of the transactions contemplated by the merger agreement.

        The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement, except as otherwise described in the first paragraph of this section above.

Conduct of Business Pending the Merger

        We have agreed to certain restrictions on the operation of our business until the earlier of the effective time or the valid termination of the merger agreement. Except (i) as disclosed by ClubCorp to Parent and Merger Sub in connection with the merger agreement, (ii) as required by applicable laws or certain contracts to which ClubCorp or any of its subsidiaries were party as of the date of the merger agreement, (iii) as otherwise expressly required or permitted by the merger agreement or (iv) as Parent consents to in writing (not to be unreasonably withheld, delayed or conditioned, except that in relation to certain actions specified in the merger agreement, with respect to (A) changes to the governing documents of ClubCorp and its subsidiaries, (B) issuances or dispositions of capital stock or ownership interests, or of securities convertible into or exchangeable for capital stock or ownership interests, of ClubCorp or its subsidiaries, (C) reclassifications, combinations, splits, redemptions or other acquisitions of shares of capital stock or ownership interests of ClubCorp or its subsidiaries, (D) declarations and payments of dividends, (E) certain capital expenditures, (F) the entry into agreements with respect to the voting or registration of shares of capital stock or other securities of ClubCorp or its subsidiaries, (G) the adoption of a plan or agreement of complete or partial liquidation, dissolution merger, recapitalization or similar reorganization of ClubCorp or its subsidiaries or (H) the adoption of a "poison pill" or similar stockholder rights plan, in each case as described further below, Parent's consent may be given, conditioned or withheld at its sole discretion), we have agreed to conduct, and to cause our subsidiaries to conduct, our and their respective businesses in the ordinary course of business in all material respects consistent with past practice, maintain our and our subsidiaries' existence in good standing pursuant to applicable law and use commercially reasonable efforts, and cause our subsidiaries to use their commercially reasonable efforts, to preserve intact our and our subsidiaries' present business organizations and to preserve our and our subsidiaries' present material business relationships with our and their customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, governmental authorities and other persons with whom we or our subsidiaries have relationships and we will not, and will cause each of our subsidiaries not to:

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  amend, modify, adopt by amendment or otherwise change our or our subsidiaries' articles of incorporation or bylaws or other applicable governing instruments;

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  other than in the ordinary course of business, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof or any property or assets thereof (except for purchases of equipment, inventory and other assets in the ordinary course of business or property or assets pursuant to certain contracts to which ClubCorp or any of its subsidiaries were party as of the date of the merger agreement, or acquisitions in the ordinary course of business and consistent with past practice not in excess of $5 million in the aggregate);

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  issue, sell, grant, authorize, pledge, dispose of or encumber (or authorize any of the foregoing), any shares of our or our subsidiaries' capital stock, voting securities or other ownership interests, or any options, warrants, convertible securities or other rights of any kind to acquire or receive, or that are convertible into or exchangeable or exercisable for, any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of ClubCorp or any of its subsidiaries, except for (A) the issuance of Shares upon the vesting of PSUs, (B) any issuance, sale or disposition to ClubCorp or a wholly-owned subsidiary of ClubCorp by any of ClubCorp's subsidiaries, (C) the grant of Restricted Shares, PSUs or any other award permitted by the merger agreement, or (D) the pledging of equity interests of subsidiaries as collateral if and as required by ClubCorp Club Operation, Inc.'s existing credit facility (the "existing credit facility");

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  reclassify, combine, split, reverse split, consolidate, recapitalize, subdivide, redeem, purchase or otherwise acquire any shares of capital stock or ownership interests of ClubCorp or any of its subsidiaries (or any warrants, options or other rights to acquire the foregoing) or consummate or authorize any other similar transaction with respect to shares of capital stock or ownership interests of ClubCorp or any of its subsidiaries (or any warrants, options or other rights to acquire the foregoing) (except for the settlement of any Restricted Shares or PSUs pursuant to the terms of the Stock Award Plan in the ordinary course of business consistent with past practice);

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  create or incur any lien, other than permitted liens, in excess of $1 million of notional debt in the aggregate on any material assets of ClubCorp or its subsidiaries;

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  make any loans, advances or capital contributions to, or investment in, any person in excess of $250,000 in the aggregate, other than loans, advances or capital contributions or investments among ClubCorp or any of its wholly-owned subsidiaries or advances to directors or employees to cover costs and expenses reasonably incurred in their respective capacities, in each case, in the ordinary course of business and consistent with past practice;

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  sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, lease, assign, license, transfer, exchange, swap, abandon, mortgage, pledge, hypothecate, grant an easement in respect to, or otherwise encumber or restrict the use of (including by securitization), allow to expire, or dispose of, in a single transaction or series of transactions, any material assets (including intellectual property owned or used by ClubCorp and its subsidiaries), rights or properties, other than (A) sales, dispositions, licensing, expirations or lapses of equipment and/or inventory and other assets in the ordinary course of business consistent with past practices or pursuant to certain contracts to which ClubCorp or any of its subsidiaries were party as of the date of the merger agreement, (B) assignments of certain subleases permitted by the merger agreement or (C) other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to ClubCorp or any subsidiary or of assets, rights or properties with fair market value (as determined in good faith by ClubCorp) of less than $5 million in the aggregate;

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  declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to our or our subsidiaries' capital stock (except for any dividend or distribution by one of our wholly-owned subsidiaries to us or to another wholly-owned subsidiary or the payment of the one-time quarterly dividend of $0.13 per share declared on July 9, 2017, which is expected to be paid on July 28, 2017);

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  other than (i) capital expenditures solely for maintenance purposes in the ordinary course of business consistent with past practices and (ii) capital expenditures relating to reinventions (including both same-store and one-time acquisition-related reinventions) which have commenced prior to the date of the merger agreement and are set forth in the 2017 budget, incur, authorize or commit any capital expenditures;

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  enter into, modify, amend or extend in any material respect or otherwise fail to perform the terms of or terminate certain material contracts and material leases (except in the ordinary course of business consistent with past practice or as required by law), provided that we will not be restricted from entering into, modifying, amending or extending in any material respect or otherwise failing to perform the terms of or terminating (1) any such contract that provides a binding commitment by (A) ClubCorp or any of its subsidiaries to make to a third party or (B) a third party to make to ClubCorp or any of its subsidiaries, in each case, payments of less than $500,000 in the aggregate annually or (2) any lease for real property that is not used for the purpose of a corporate or division headquarters and that provides for a current base rent equal to or less than $50,000 per month;

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  except for borrowings under our existing credit facility in the ordinary course of business for working capital purposes and except for intercompany loans between us and any of our subsidiaries or between any of our subsidiaries, incur indebtedness or issue debt securities in excess of $3 million in the aggregate, or modify in any material respect in a manner adverse to us the terms of any such indebtedness or debt securities, or assume, guarantee or endorse the obligations of any person (other than one of our subsidiaries) in each case, in excess of $3 million in the aggregate, other than (A) indebtedness or guarantees incurred in respect of letters of credit issued in the ordinary course of business, (B) in replacement of indebtedness for borrowed money existing on the date of the merger agreement on terms substantially consistent with or more favorable to ClubCorp than the indebtedness being replaced (other than indebtedness under our existing credit facility, that certain term loan agreement with Wells Fargo Bank, National Association or the outstanding 8.25% Senior Notes due 2023 issued by ClubCorp (the "Senior Notes")), (C) guarantees incurred by us or any of our subsidiaries in compliance with the merger agreement, (D) any commodity, currency, sale or hedging agreements which can be terminated on 90 days or less notice without penalty; provided that none of the foregoing will have any prepayment, make-whole or similar penalties or provisions;

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  except as may be specifically required under any ClubCorp plan, (A) increase the compensation or benefits of any of our directors, officers, employees or consultants (including accelerating the vesting of any equity awards), other than base salary or wage increases for employees whose annual base cash compensation is less than $200,000 in the ordinary course of business consistent with past practice, (B) grant any retention, change in control, severance or termination pay to any current or former directors, officers, employees or individual consultants (except as required by applicable law or certain contracts to which ClubCorp or any of its subsidiaries were party as of the date of the merger agreement), other than severance payments to terminated non-executive employees that do not exceed $100,000 per employee, (C) except as is specifically permitted in this clause, establish, adopt, enter into, amend or terminate any employment, consulting, retention, change in control or severance agreement or arrangement with any of our present or former directors, officers or other employees or individual consultants (or prospective employees or consultants), (D) grant or modify any equity or equity-based awards, except as permitted by the merger agreement, (E) loan or advance any money or any other property to any present or former director, officer, or employee of ours or of our subsidiaries, (F) hire any employee, director or individual consultant whose annual base cash compensation exceeds $250,000 or (G) terminate the employment of any officer or key executive of ours or of our subsidiaries unless for cause or due to permanent disability, or terminate a material number of employees in the aggregate;

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  make any material change in any accounting principles or accounting policies, procedures or practices, or any methods of reporting income, deductions or other material items, except as may be necessary to conform to statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

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  other than in the ordinary course of business, as required by applicable law or GAAP or as permitted by the merger agreement, (A) make any material change to any method of tax accounting, (B) make or change any tax election, (C) surrender any claim for a refund of material taxes, (D) enter into any closing agreement with respect to any material taxes, (E) file any amended tax return or (F) settle or compromise any material tax liability, claim or assessment or any audit or proceeding related to taxes, in each case which would be considered material to us and our subsidiaries taken as a whole;

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  enter into any collective bargaining agreement with any labor organization or other representative of any our employees;

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  enter into any contract with respect to the voting or registration of the shares of ClubCorp's or its subsidiaries' capital stock or other securities, equity interests or ownership interests;

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  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of ClubCorp or its subsidiaries;

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  enter into or adopt any "poison pill" or similar stockholder rights plan that does not "grandfather" Parent, Merger Sub or their respective affiliates as exempt from being a person that can trigger such "poison pill" or such stockholder rights plan;

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  other than as permitted by the merger agreement, waive, release, assign, settle or compromise, or enter into or commit to, any agreement or understanding with respect to, any material litigation, other than any settlement or compromise of litigation (A) in the ordinary course of business or (B) where the amount paid does not exceed $1 million (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or, if greater, does not materially exceed the total case reserve amount for such matter maintained by us and/or our subsidiaries; or

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  agree, authorize or commit to do any of the foregoing actions.

        Parent and Merger Sub have agreed to restrictions on the operation of their businesses until the earlier of the effective time or the valid termination of the merger agreement. Parent and Merger Sub will not (i) directly or indirectly, engage in any business activities or incur any liabilities or obligations other than as expressly contemplated by the merger agreement or (ii) and will direct each of its affiliates not to, directly or indirectly, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or any investment in any interest in, any person that would materially delay or prevent or make illegal the consummation of the merger or the other transactions contemplated by the merger agreement.

Restrictions on Solicitation of Competing Acquisition Proposals

  Non-Solicitation Provisions and Exceptions

        From and after the date of the merger agreement until the effective time or, if earlier, the valid termination of the merger agreement, ClubCorp is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by ClubCorp stockholders at the special meeting). Specifically, ClubCorp will not, and will cause its subsidiaries not to (and will use its reasonable best efforts to cause its and their respective directors, officers, employees, consultants, investment bankers, attorneys, accountants, agents and other advisors or representatives not to):

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  initiate, solicit, knowingly encourage, propose or knowingly induce the making, submission or announcement of, or knowingly facilitate or assist, any inquiries, offers or proposals that constitute, or could reasonably be expected to lead to, any acquisition proposal or the consummation thereof;

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  enter into, continue or otherwise participate or engage in any negotiations or discussions with any person (other than Parent, Merger Sub or any of their respective designees) concerning or with respect to any inquiries relating to the making of an acquisition proposal, or provide or afford access to its properties, assets, books and records, personnel (solely in connection with the submission or evaluation of an acquisition proposal) or non-public information or data to any person (other than Parent, Merger Sub or any of their respective designees) relating to the making of an acquisition proposal or any inquiry or proposal with respect thereto;

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  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any proposal that constitutes an acquisition proposal;

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  execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any acquisition proposal other than confidentiality agreements permitted under the merger agreement;

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  fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of securities of ClubCorp or any of its subsidiaries unless the Board (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable laws; or

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  authorize, agree or commit to do any of the foregoing.

        ClubCorp agreed to immediately cease and cause to be terminated, and to cause each of its subsidiaries, and use its reasonable best efforts to cause its and its subsidiaries' respective representatives to immediately cease and cause to be terminated, any activities, solicitations, discussions or negotiations with any person and its affiliates and representatives (other than Parent, Merger Sub or any of their respective representatives and designees) in connection with or relating to an acquisition proposal, in each case that existed as of the date of the merger agreement. ClubCorp also agreed to (i) promptly (and in any event within two business days) request each person (other than Parent, Merger Sub or any of their respective representatives and designees) that has prior to the date of the merger agreement executed a confidentiality agreement in connection with its consideration of acquiring ClubCorp to return or destroy all confidential information furnished to such person, its affiliates or representatives prior to the date of the merger agreement and (ii) terminate any access to any data room (electronic or otherwise) previously provided to any such person, its affiliates or representatives.

        In response to the receipt of any acquisition proposal or bona fide inquiry in respect of a potential acquisition proposal, any requests for any non-public information, or any requests for discussions or negotiations with us or our representatives, we must provide prompt (and in any event within 24 hours) notice to Parent in writing of the receipt of such acquisition proposal or bona fide inquiry or request, which notice must include the identity of the person or group making such proposal, inquiry, request or offer and a summary of the material terms and conditions of such proposal, inquiry, request or offer and, if written, a copy thereof. We have agreed to keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such acquisition proposal, or inquiry or proposal in respect thereof, including any material amendments or proposed amendments as to price and other material terms thereof.

        Notwithstanding the foregoing, nothing in the provisions of the merger agreement relating to acquisition proposals prevents us from taking and disclosing to our stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making any "stop-look-and-listen" communication pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to our stockholders) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal; provided, that the Board expressly publicly reaffirms its recommendation concerning the merger proposal in such disclosure (other than a customary "stop-look-and-listen" communication to stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to ClubCorp's stockholders)).

        Further, notwithstanding the foregoing non-solicitation restrictions, prior to approval of the merger proposal by the ClubCorp stockholders at the special meeting, we may participate or engage in discussions with any person or group that has made a bona fide acquisition proposal after the date of the merger agreement that was not solicited in breach of the merger agreement (including the non-solicitation restrictions described above) and provide access to such person or group to ClubCorp and its subsidiaries' properties, books and records and other information or data in response to a request therefor, if the Board (i) determines in good faith, after consultation with ClubCorp's outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to constitute a superior proposal; (ii) determines in good faith, after consultation with ClubCorp's outside legal counsel that failure to engage in such discussions or provide such access would be inconsistent with its fiduciary duties under applicable law; and (iii) has received an acceptable confidentiality agreement from such person; provided that ClubCorp will substantially contemporaneously provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub.

        In addition, prior to obtaining the approval of the merger proposal by the ClubCorp stockholders at the special meeting, in response to a bona fide acquisition proposal that did not result from a breach of the non-solicitation restrictions in the merger agreement (other than de minimis breaches), if the Board determines in good faith, after consultation with ClubCorp's financial advisors and outside legal counsel, that such acquisition proposal is a superior proposal, then ClubCorp or the Board may terminate the merger agreement to contemporaneously enter into a definitive agreement with respect to such superior proposal, provided that ClubCorp pays Parent a $34.2 million termination fee contemporaneously with such termination and subject to the notice procedures discussed below.

  Notice Procedures

        Prior to terminating the merger agreement to enter into a definitive agreement concerning a superior proposal:

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  we must provide written notice to Parent three business days in advance advising Parent that we or the Board propose to take such action, which notice must contain the material terms and conditions of the superior proposal that is the basis of the proposed action, including the identity of the person or group making such acquisition proposal, the material terms of such acquisition proposal and copies of all relevant documents relating to such acquisition proposal (including the most current version of the proposed agreement under which such acquisition proposal is proposed to be consummated) ;

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  at the end of the three business day period following delivery of such notice (we refer to such three business day period ending at 5:00 pm (Dallas, Texas time) on such third business day as the "notice period"), the Board must reaffirm in good faith, after consultation with ClubCorp's outside counsel and financial advisors, that such acquisition proposal continues to constitute a superior proposal; and

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  if requested by Parent, we must (i) during the notice period, negotiate, and use reasonable best efforts to cause our representatives to negotiate, with Parent and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement so that the superior proposal would cease to constitute a superior proposal and (ii) permit Parent and its representatives to make a presentation (which may be telephonic) to the Board (or a committee thereof) regarding the merger agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation).

        Notwithstanding the foregoing, any material revision, amendment, update or supplement to the terms and conditions of the superior proposal will be deemed to constitute a new proposal, including with respect to the notice period, and we must follow the requirements set forth in the above bullet points with respect to such new proposal, except that the notice period will be reduced from a three business day period to a two business day period.

  Board Recommendation and Change of Recommendation

        Under the terms of the merger agreement, subject to the exceptions described below, the Board has agreed to recommend that the ClubCorp stockholders vote in favor of the merger proposal. If the Board (i) withholds, withdraws, amends, qualifies, changes or modifies its recommendation that the ClubCorp stockholders vote in favor of the approval of the merger agreement and the merger in a manner adverse to Parent or Merger Sub (or publicly proposes to do any of the foregoing); (ii) adopts, approves or recommends, or publicly proposes to adopt, approve or recommend, an acquisition proposal; (iii) fails to publicly reaffirm its recommendation that the ClubCorp stockholders vote in favor of the approval of the merger agreement and the merger within ten business days of the occurrence of a bona fide material event or development (which is not a direct result of any action by Parent, Merger Sub or their affiliates) following the making of an acquisition proposal and after Parent so requests in writing (or, if the special meeting of ClubCorp stockholders is scheduled to be held within ten business days, then such fewer days as are remaining prior to the stockholder meeting) (provided that the Board will not be required pursuant to this clause (iii) to publicly reaffirm its recommendation that the ClubCorp stockholders vote in favor of the approval of the merger agreement and the merger on more than two occasions in respect of any such individual event or development); (iv) take any formal action or make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the Board to ClubCorp stockholders pursuant to Rule 14d 9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Board (or a committee thereof) may refrain from taking a position with respect to an acquisition proposal until 5:30 p.m., Eastern time, on the tenth business day after the tender or exchange offer is commenced in connection with such acquisition proposal without such action being considered action under this clause (iv); or (v) fails to include its recommendation that the ClubCorp stockholders vote in favor of the approval of the merger agreement and the merger in this proxy statement, it constitutes a "change of recommendation" of the Board. The Board may, prior to obtaining the approval of the merger proposal by the ClubCorp stockholders at the special meeting, effect a change of recommendation as a result of an event, fact, development, circumstance or occurrence (other than any acquisition proposal or superior proposal) that does not relate to Parent or Merger Sub, is first arising or occurring after the date of the merger agreement, improves the business, assets, operations or prospects of ClubCorp or any of its subsidiaries and was not known to the Board as of the date of the merger agreement and becomes known after the date of the merger agreement (an "intervening event") if it has determined in good faith, after consultation with ClubCorp's financial advisors and outside legal counsel, that the failure to make a change of recommendation would be inconsistent with its fiduciary duties under applicable law and after complying with the following notice procedures:

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  we must provide prior written notice to Parent informing Parent of the Board's intention to make a change of recommendation, which notice will describe the intervening event in reasonable detail; and

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  at least three business days prior to effecting such change of recommendation in response to such intervening event, if requested by Parent, we must (A) negotiate, and use reasonable best efforts to cause our representatives to negotiate, with Parent and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement so that the Board (or a committee thereof) no longer determines in good faith (after consultation with ClubCorp's financial advisors and outside legal counsel) that the failure to make such change of recommendation in response to such intervening event would be, or reasonably likely to be, inconsistent with its fiduciary duties pursuant to applicable law, and (B) permit Parent and its representatives to make a presentation (which may be telephonic) to the Board (or a committee thereof) regarding the merger agreement and any adjustments with respect thereto.

  Stockholders Meeting

        Unless the Board has made a change of recommendation or the merger agreement has been validly terminated, ClubCorp has agreed to, by acting through the Board (or a committee thereof), promptly following confirmation by the SEC that the SEC has no further comments to this proxy statement, (i) take all action required under the NRS, ClubCorp's articles of incorporation, ClubCorp's bylaws and the applicable requirements of the NYSE necessary to duly call, give notice of, convene and hold a meeting of the ClubCorp stockholders for the purpose of approving the merger agreement (including any adjournment or postponement thereof) and (ii) promptly mail this proxy statement to the ClubCorp stockholders (but in any event no more than five business days) after the date on which the SEC confirms that it has no further comments on this proxy statement. ClubCorp may postpone, recess, adjourn or cancel the special meeting (w) to the extent required by law, (x) with Parent's written consent, (y) to allow reasonable additional time to solicit additional proxies to obtain approval of the merger proposal by the ClubCorp stockholders at the special meeting or (z) in the absence of a quorum.

        In addition, ClubCorp has agreed to, by acting through the Board (or a committee thereof), (a) make the recommendation that the ClubCorp stockholders vote in favor of the merger proposal, (b) reaffirm its recommendation (including with respect to any modifications to the terms and conditions of the merger agreement irrevocably offered in writing by Parent in accordance with the notice procedures described above in "—Notice Procedures" and "—Board Recommendation and Change of Recommendation") within five business days of a request by Parent following the date on which any acquisition proposal or material modification to such acquisition proposal is received by ClubCorp or is published, sent or communicated to the ClubCorp stockholders (or if the special meeting is scheduled to be held within five business days of such request, within one business day after such request and, if possible, prior to the date of the special meeting), provided that Parent may only make such a request on one occasion in respect of each acquisition proposal or material modification thereof, and (c) use its reasonable best efforts to solicit proxies from its stockholders to obtain the approval of the merger proposal by the ClubCorp stockholders, provided that the Board may change its recommendation in the manner described above in "—Board Recommendation and Change of Recommendation" and following such change of recommendation, may fail to use such reasonable best efforts.

  Certain Definitions

        In this proxy statement, we refer to any proposal or offer from any person or group (other than Parent, Merger Sub or their respective affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of ClubCorp and its subsidiaries, taken as a whole, or 15% or more of the equity securities of ClubCorp (measured by economic or voting powers), any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total voting power of the equity securities of ClubCorp (measured by economic or voting powers), any issuance, sale, transfer or other disposition of more than 15% of the equity securities of ClubCorp (measured by economic or voting power), or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving ClubCorp (or any subsidiary of

ClubCorp whose business constitutes 15% or more of the net revenues, net income or assets of ClubCorp and its subsidiaries, taken as a whole), as an "acquisition proposal."

        In this proxy statement, we refer to a bona fide written acquisition proposal involving (i) assets that generate more than 50% of the consolidated total revenues of ClubCorp and its subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated total assets of ClubCorp and its subsidiaries, taken as a whole, or (iii) more than 50% of the total voting power of the equity securities of ClubCorp, in each case, that the Board in good faith (after consultation with ClubCorp's outside counsel and financial advisors) determines would, if consummated, result in a transaction that is more favorable from a financial point of view to ClubCorp's stockholders than the transactions contemplated by the merger agreement after taking into account all such factors and matters deemed relevant in good faith by the Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated by the merger agreement and after taking into account any changes to the terms of the merger agreement irrevocably offered in writing by Parent in response to such superior proposal pursuant to, and in accordance with, the notice procedures described above in "—Notice Procedures," as applicable, as a "superior proposal".

Efforts to Complete the Merger

        Under the merger agreement, each of the parties agreed to use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws (including antitrust laws) to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement and cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by the merger agreement. Subject to appropriate confidentiality protections, each party will furnish to the other such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

        Each of the parties will use its best efforts to take or cause to be taken all actions and to do or cause to be done, all things necessary, proper or advisable under applicable antitrust law and regulations to cause the conditions to closing to be satisfied, including effecting, as promptly as reasonably practicable (and within the time limits set forth in the merger agreement) the regulatory filings and obtaining expiration or termination of the HSR waiting period described in more detail under "The Merger—Antitrust Review Required for the Merger" beginning on page 90, including (i) cooperating in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, furnishing to the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement, (iii) promptly notifying the other party of any substantive communication received by such party from, or given by such party to, any U.S. or foreign governmental authorities and of any substantive communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the governmental authority with respect to the transactions contemplated by the merger agreement, (iv) responding as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental authority in respect of such registrations, declarations and filings or such transactions and (v) permitting the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party's reasonable comments in connection with, any communication, meeting or conference with, the governmental authority or, in connection with any proceeding by a private party, with any other person.

        No party will independently participate in any meeting or communication with any governmental authority in respect of any such filings, investigation or other inquiry relating to the above without giving the other parties sufficient prior notice and, to the extent permitted by such governmental authority, the opportunity to attend and/or participate in such meeting or communication. Parent will cause and cause its HSR affiliates and subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to consummate the closing expeditiously (but in no event later than the outside date).

        If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental authority or private party challenging the merger or any other transaction contemplated by the merger agreement, Parent, Merger Sub and ClubCorp will cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and Parent and Merger Sub are required under the merger agreement to defend, at their cost and expense, any action.

Delisting and Deregistration of ClubCorp Common Stock

        As promptly as practicable following the effective time, ClubCorp will cooperate with Parent and will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting of its shares on the NYSE and the deregistration of its shares under the Exchange Act.

Employee Benefits

        Under the merger agreement, for a period of at least twelve months following the effective time, each continuing employee of ClubCorp or its subsidiaries will receive (i) an annual base-salary or wage rate, as applicable, and short term incentive opportunity (other than equity based benefits) that, in the aggregate are substantially similar to the base salary or wage rate, as applicable, and short term incentive opportunity that was provided to such continuing employee immediately prior to the effective time and (ii) employee pension, welfare and other benefits that are substantially similar in the aggregate to the employee pension, welfare and other benefits provided to such continuing employee immediately prior to the effective time. For a period of at least twelve months following the effective time, Parent or one of its affiliates will maintain for the benefit of each continuing employee a severance or termination arrangement no less favorable than the severance or termination arrangement applicable to such continuing employee immediately prior to the effective time.

        Parent will honor and assume, or will cause to be honored and assumed, the terms of the Stock Award Plan, the fiscal year 2017 incentive compensation plans and, subject to certain exceptions, all other "employee benefit plans" as in effect as of the date of the merger agreement, subject to the amendment and termination provisions of such plans.

        In addition, the merger agreement provides that, to the extent Parent modifies any coverage or benefit plan in which continuing employees participate, Parent or any of its subsidiaries (including ClubCorp and any of its subsidiaries) will (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its affiliates with respect to continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar company plan, give each continuing employee service credit for such continuing employee's employment with ClubCorp for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent; provided, however, that such recognition of service will not apply (x) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service, (y) to the extent it would result in a duplication of benefits or (z) for purposes of any plan or arrangement that is grandfathered or frozen, either with respect to the level of benefits or participation.

Directors' and Officers' Indemnification and Insurance

        Following the effective time and until the sixth anniversary thereof, subject to the limitations set forth in the merger agreement, Parent will cause the surviving corporation to indemnify each current and former director and officer of the Company and its subsidiaries (in each case, to the extent acting in such capacity) for matters existing or occurring prior to the effective time and advance expenses incurred by such indemnified party in the defense of any proceeding (provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification). For a period of six years from the effective time, the provisions in the surviving corporation's and each of its subsidiaries organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be substantially equivalent to the provisions contained in ClubCorp's or such subsidiaries' organizational documents as in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals without the prior written consent of each such individual. Additionally, for a period of six years, Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, either the existing policies or insurance policies for the directors and officers of at least the same coverage, with deductibles substantially equivalent to those of the existing policies and containing terms and conditions and providing benefits that are substantially equivalent to any beneficiary thereof, with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. In lieu of providing such coverage, ClubCorp may, at its option, purchase from insurance carriers with comparable credit ratings no later than the effective time, a six-year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles substantially equivalent to those of the existing policies and containing terms and conditions that are substantially equivalent to the insured than the existing policies maintained by ClubCorp and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance; provided, however, that after the effective time, Parent and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 250% of the last annual premium paid by ClubCorp prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement under each such policy, but in such case will purchase as much coverage as possible for such amount. In the event ClubCorp elects to purchase such a "tail policy", Parent will cause the surviving corporation to maintain such "tail policy" in full force and effect for such six-year period. Parent also agreed to cause the surviving corporation and each of its subsidiaries to honor and perform under all indemnification agreements entered into by ClubCorp or any of its subsidiaries with any indemnified party prior to the date of the merger agreement.

        The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

Financing

  Existing ClubCorp Indebtedness

        ClubCorp will, and will cause its applicable subsidiaries to, use reasonable best efforts to arrange for the payoff on the closing date of the merger of all outstanding indebtedness under the existing credit facility. Parent will be permitted, at its sole expense, to commence and conduct, in accordance with the terms of the indenture governing the Senior Notes (the "Indenture"), offers to purchase, including any "Change of Control Offer" (as such term is defined in the Indenture) and/or any tender offer or exchange offer and to conduct a consent solicitation, if any (each, a "debt offer"), with respect to any or all of the outstanding aggregate principal amount of the Senior Notes. ClubCorp will, and will cause its subsidiaries and their respective representatives to, in each case, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with a debt offer. If requested by Parent, in lieu of or in addition to Parent's redeeming or exchanging the Senior Notes, ClubCorp will use its reasonable best efforts, at Parent's sole expense, to issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of Senior Notes and to take any other actions reasonably requested by Parent to facilitate their satisfaction and discharge. This proxy statement does not constitute an offer to purchase, offer to exchange, consent solicitation or notice of redemption with respect to any of the Senior Notes.

  Marketing Period and Efforts

        Under the merger agreement, we have agreed to allow Parent a period of 20 consecutive calendar days (subject to customary blackout dates) to market the debt financing. This marketing period is the first period of 20 consecutive calendar days commencing after the date of the merger agreement throughout and at the end of which (i) Parent has received certain required financial information and the required information is compliant, (ii) the conditions to the obligations of both parties and to the obligations of Parent and Merger Sub to consummate the merger are satisfied (other than those conditions that by their nature can only be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), and (ii) nothing has occurred and no condition exists that would cause the conditions to the obligations of both parties and the obligations of Parent and Merger Sub to consummate the merger to fail to be satisfied (other than those conditions that by their nature can only be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions), assuming the closing were to be scheduled for any time during such 20 consecutive calendar day period (provided that the marketing period shall not commence or be deemed to have commenced if prior to the completion of such 20 consecutive calendar day period (I) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any audited financial statements included in the required financial information, in which case the marketing period shall not commence or be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such audited financial statements by Deloitte & Touche LLP or another independent public accounting firm reasonably acceptable to Parent, (II) ClubCorp publicly announces any intention to, or determines that it must, restate any financial statements included in the required financial information or any such restatement is under active consideration, in which case the marketing period shall not commence or be deemed to commence unless and until, at the earliest, such restatement has been completed and the required financial information has been amended or ClubCorp announces that it has concluded that no restatement is required in accordance with GAAP, (III) any required financial information would not be compliant at any time during such 20 consecutive calendar day period or otherwise does not include the required information, or (IV) ClubCorp shall have failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC by the date required under the Exchange Act, in which case (a) in the case of a failure to file a Form 10-K or Form 10-Q, the marketing period will not commence or be deemed to commence unless and until all such reports have been filed and (b) in the case of a failure to file a Form 8-K, the marketing period will be tolled until such report has been filed, except that if the failure to file such report occurs during the final five business days of the marketing period, the marketing period will be extended so that the final day of the marketing period will be no earlier than the fifth business day after such report has been filed. If the marketing period is not completed on or before (i) August 18, 2017, it will not commence until September 5, 2017 or (ii) December 21, 2017, it will not commence until January 3, 2018, provided that notwithstanding anything in the section "The Merger Agreement—Marketing Period and Efforts" to the contrary, the marketing period in any event shall end on any earlier date on which the debt financing is consummated. November 22, 2017 through November 26, 2017 will not be considered calendar days for purposes of the marketing period.

        Parent and Merger Sub have agreed in the merger agreement to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the debt financing and equity financing not later than the date that closing is required to occur under the merger agreement on the terms and conditions described in or contemplated by the debt commitment letter and any related fee letter and the equity commitment letter, including using reasonable best efforts to (i) maintain in full force and effect the equity financing and debt commitment letter, (ii) negotiate and execute definitive agreements with respect thereto on terms and conditions described in the debt commitment letter, (iii) satisfy and comply with on a timely basis (or, if deemed advisable by Parent, seek the waiver of) all of the conditions and covenants applicable to Parent and Merger Sub in the equity commitment letter and debt commitment letter and the definitive agreements for such equity financing and debt financing that are within their control that are to be satisfied by Parent or Merger Sub and to consummate the equity financing and debt financing at or prior to the closing, and (iv) enforce their rights under the equity commitment letter and debt commitment letter and the definitive agreements for such equity financing and debt financing to cause the persons providing such financing to fund such financing on the closing date.

  ClubCorp's Cooperation

        We have agreed to use our reasonable best efforts prior to the closing of the merger to provide, and to cause our subsidiaries and their respective representatives to provide, in each case at Parent's sole expense, such cooperation as reasonably requested by Parent to assist Parent in causing the conditions in the debt commitment letter to be satisfied or as is otherwise reasonably requested by Parent in connection with the arrangement of the debt financing (provided that such request does not unreasonably disrupt or interfere with the business or operations of ClubCorp or its subsidiaries), including, among other things, using reasonable best efforts to:

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  furnish Parent with the required financial information and such other pertinent and customary information regarding ClubCorp and its subsidiaries as may be reasonably requested and inform Parent if we have knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP is probable or under consideration;

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  assist in preparation for and participate in marketing efforts and a reasonable number of meetings, conference calls, presentations and roadshows with prospective lenders and investors, due diligence sessions, drafting sessions and sessions with rating agencies, otherwise cooperate with marketing efforts for any debt financing and assist Parent in obtaining ratings as contemplated by the debt commitment letter;

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  reasonably assist, subject to certain limitations, Parent, Merger Sub and the debt financing sources with (i) the preparation of bank information memoranda, lender presentations, investor presentations, offering documents, rating agency presentations and similar documents required in connection with the debt financing and (ii) request and facilitate Parent's obtaining of customary auditors consents and reports and customary comfort letters of ClubCorp's independent accountants, as reasonably requested by Parent as necessary or customary for financings similar to the debt financing;

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  assist, subject to certain limitations, Parent with the preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the debt financing sources to be included in certain marketing or offering documents;

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  provide information required under applicable "know your customer" and anti-money laundering rules and regulations; and

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  execute and deliver, as of the closing, any guarantee, pledge and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent or the debt financing sources and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the debt financing.

        The obligations of Parent and Merger Sub to consummate the merger are not conditioned upon the obtaining of the debt financing or any replacement financing. None of ClubCorp or its subsidiaries or their respective directors, officers or employees will be required to execute, deliver or enter into or perform any agreement with respect to the equity financing or debt financing that is not contingent upon the closing or that would be effective prior to the effective time and the directors and managers of ClubCorp's subsidiaries will not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the equity financing or debt financing are to be obtained prior to the effective time unless such directors and managers are to remain as directors and managers after the effective time and such resolutions are contingent upon, or only effective as of, the effective time. Parent will promptly reimburse us, upon our request, for all out-of-pocket fees, costs and expenses incurred by ClubCorp or its subsidiaries in connection with its cooperation with the debt financing and will indemnify and hold harmless each of ClubCorp, its subsidiaries and their respective affiliates and representatives against any and all liabilities and losses incurred by them in connection with such cooperation.

Conditions to the Closing of the Merger

        Each party's respective obligation to effect the merger under the merger agreement is subject to the satisfaction or, to the extent permitted by applicable law, waiver of various conditions, including the following:

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  the merger agreement has been approved by the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of ClubCorp common stock entitled to vote thereon at the special meeting;

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  no law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) will have been enacted, entered, promulgated or enforced by any governmental authority of competent jurisdiction which prohibits, makes illegal or enjoins the consummation of the merger and will remain in effect; and

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  the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act will have expired or been earlier terminated and any required approvals thereunder will have been obtained.

        In addition, Parent and Merger Sub are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by Parent (where permissible by applicable law)) at or prior to the effective time:

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  our representations and warranties regarding certain elements of our capitalization, the absence of a material adverse effect and the absence of broker's and finder's fees are true and correct in all respects (except with respect to the representations and warranties regarding certain elements of our capitalization for any failure to be so true and correct that is de minimis in nature), both when made and as of the effective time as if made as of the effective time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date);

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  our representations and warranties regarding certain elements of our capitalization and the lack of agreements providing for registration rights, voting rights, preemptive rights and similar protective provision, ClubCorp's ownership interests in each of its subsidiaries, the acceleration, vesting or timing of payment of certain compensation benefits, the opinion of each of our financial advisors, certain takeover statutes and the absence of dissenters' rights are true and correct in all material respects (without giving effect to any "materiality," "material adverse effect" or similar qualifiers contained in any such representations and warranties), both when made and as of the effective time as if made as of the effective time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date);

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  our other representations and warranties set forth in the merger agreement (other than those noted in the preceding two bullet points) are true and correct in all respects (without giving effect to any "materiality," "material adverse effect" or similar qualifiers contained in any such representations and warranties), both when made and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a material adverse effect;

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  we have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, us under the merger agreement at or prior to the effective time;

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  since the date of the merger agreement, there has not been a material adverse effect with respect to ClubCorp and its subsidiaries, taken as a whole;

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  other than the one-time quarterly dividend of $0.13 per share declared on July 9, 2017, which is expected to be paid on July 28, 2017, none of the ClubCorp or any committee or subcommittee thereof, or any equivalent governing body of any non-wholly owned subsidiary has declared, set aside, established a record date for, authorized, made or paid any dividend or other distribution with respect to any of ClubCorp's or any of its non-wholly owned subsidiaries' capital stock; and

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  Parent has received a certificate of an executive officer of ClubCorp certifying that the conditions described in the preceding five bullet points have been satisfied.

        Further, we are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by us (where permissible by applicable law)) at or prior to the effective time:

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  the representations and warranties of Parent and Merger Sub set forth in the merger agreement are true and correct, both when made and as of the effective time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement;

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  Parent and Merger Sub have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by each of them under the merger agreement at or prior to the effective time; and

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  we have received a certificate of an executive officer of Parent certifying that the conditions described in the preceding two bullet points have been satisfied.

Neither ClubCorp nor Parent may rely, either as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger, on the failure of any of the preceding conditions listed in this section to be satisfied if such failure was primarily caused by such party's breach in any material respect of the merger agreement.

Termination of the Merger Agreement

        ClubCorp or Parent may terminate the merger agreement under the following circumstances:

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  by mutual written consent of Parent and Merger Sub and ClubCorp;

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  if the merger has not occurred on or prior to 5:00 p.m., Dallas Texas time, on January 9, 2018 (as may be extended pursuant to the merger agreement) (the "outside date"), provided that, if the marketing period has commenced but has not yet been completed as of the time of the outside date, the outside date may be extended by Parent in its sole discretion until four business days after the then-scheduled end of the marketing period (not to be extended by more than the remaining number of calendar days of the marketing period that have not yet been completed), provided further that the right to terminate the merger agreement under this circumstance will not be available to any party whose action or failure to perform any of its obligations under the merger agreement required to be performed prior to the effective time of the merger was the primary cause of the merger not having occurred on or prior to the outside date;

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  if any court of competent jurisdiction or other governmental authority located or having jurisdiction in the United States has issued an order, decree or ruling, or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or will have become final and non-appealable, provided that the party seeking to terminate the merger agreement under this circumstance has used such standard of efforts as may be required pursuant to the merger agreement to prevent, oppose and remove such restraint, injunction or other prohibition; or

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  if the approval of the merger agreement by ClubCorp's stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement was taken.

        ClubCorp may terminate the merger agreement by written notice to Parent:

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  if there will have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, or any such representation or warranty will be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to ClubCorp's obligation to effect the merger not being satisfied (and such breach or failure is not curable or, if curable, not cured prior to the earlier of (i) 30 days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by ClubCorp to Parent and (ii) two business days prior to the outside date), provided that the right to terminate the merger agreement under this circumstance will not be available to ClubCorp if ClubCorp is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

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  prior to the approval of the merger agreement by the ClubCorp stockholders at the special meeting or any adjournment or postponement thereof, in order to enter into a definitive acquisition agreement with respect to a superior proposal, subject to ClubCorp's compliance with the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee; or

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  if (i) the marketing period has ended and (a) all of the conditions applicable to Parent, Merger Sub and ClubCorp's obligations to close the merger and (b) Parent and Merger Sub's obligations to close the merger have, in each case, been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing of the merger), (ii) Parent and Merger Sub fail to consummate the merger on the date required pursuant to the merger agreement, (iii) ClubCorp has irrevocably notified Parent by written notice that it is ready, willing and able to consummate the merger and all the conditions to ClubCorp's obligation to close the merger have been satisfied or waived, (iv) Parent and Merger Sub fail to consummate the merger by the third business day after the delivery of the notice described in clause (iii), and (v) at all times during such three business day period described in clause (iv), ClubCorp stood ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

        Parent may terminate the merger agreement by written notice to ClubCorp:

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  if there will have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of ClubCorp contained in the merger agreement, or any such representation or warranty will be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to Parent's and Merger Sub's obligation to effect the merger not being satisfied (and such breach or failure is not curable or, if curable, not cured prior to the earlier of (i) 30 days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by Parent to ClubCorp and (ii) two business days prior to the outside date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement; or

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  if the Board (or a committee thereof) will have made a change of recommendation (as described in "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Board Recommendation and Change of Recommendation").

        In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will be of no further force or effect without liability of any party to the other parties (or their representatives), as applicable, except certain sections of the merger agreement will survive the termination of the merger agreement in accordance with their respective terms, including terms relating to termination fees. Notwithstanding the foregoing, nothing in the merger agreement will relieve ClubCorp from any liability for any willful breach of the merger agreement, nor will any party be relieved from liability for its fraud. In addition, no termination of the merger agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between ClubCorp and Apollo Management and the limited guarantee, which rights, obligations and agreements will survive the termination of the merger agreement in accordance with their respective terms.

Termination Fees and Expenses

        We will be required to pay Parent a termination fee in the following circumstances:

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  if the merger agreement is validly terminated by ClubCorp (prior to obtaining the ClubCorp stockholder vote approving the merger proposal) to accept a superior proposal, made in compliance with the non-solicitation restrictions described above, we are required to pay Parent $34.2 million at or prior to the time of termination;

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  if the merger agreement is validly terminated by Parent based on the Board's change of recommendation (as described above in "The Merger Agreement—Restrictions on Solicitation of Competing Acquisition Proposals—Board Recommendation and Change of Recommendation"), we are required to pay Parent as promptly as reasonably practicable (and, in any event, within two business days of the termination).

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  if the merger is validly terminated by (A) (i) either party for failure of the merger to occur on or prior to the outside date, or (ii) either party if the merger agreement is not approved by the ClubCorp stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement was taken, or (iii) by Parent upon our uncured material breach of or material failure to perform any representation, warranty, covenant or agreement in the merger agreement that would cause certain conditions to closing to fail, and (B) (x) at any time after the execution of the merger agreement and prior to the merger agreement being approved by the ClubCorp stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal is taken, an acquisition proposal is made to ClubCorp or its representatives, to ClubCorp's stockholders, or otherwise became publicly known or announced and (y) within 12 months after such termination, ClubCorp enters into a definitive agreement with respect to any acquisition proposal, or consummates any acquisition proposal, then ClubCorp is required to pay Parent $34.2 million concurrently with the earlier of two business days from the consummation of any acquisition proposal and the entry into a definitive agreement with respect to any acquisition proposal, provided, that for purposes of this termination fee trigger, each reference in the definition of "acquisition proposal" to "15% or more" is deemed to be a reference to "more than 50%".

        If the agreement is validly terminated (i) by either party because the merger agreement is not approved by the ClubCorp stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken or (ii) by Parent due to ClubCorp's material breach of or material failure to perform any representation, warranty, covenant or agreement in the merger agreement that would cause certain conditions to closing to fail, then ClubCorp is required to pay to Parent promptly (and, in any event, within two business days of the termination) an amount equal to that required to reimburse Parent, Merger Sub and their respective affiliates for all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $6.25 million.

        Parent will be required to pay us a reverse termination fee in the form of a cash amount equal to $74.2 million in the event that the merger agreement:

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  is validly terminated by us, if (i) the marketing period has ended and (a) all of the conditions applicable to Parent, Merger Sub and ClubCorp's obligations to effect the merger and (b) Parent and Merger Sub's obligations to effect the merger have, in each case, been and continue to be satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing of the merger), (ii) Parent and Merger Sub fail to consummate the merger on the date required pursuant to the merger agreement, (iii) we have provided irrevocable and unconditional written notice to Parent that we stand ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement and all the conditions to ClubCorp's obligation to close the merger have been satisfied, (iv) Parent and Merger Sub fail to consummate the merger by the third business day after the delivery of the notice described in clause (iii), and (v) at all times during such three business day period, we stood ready willing and able to consummate the merger and the other transactions contemplated by the merger agreement; or

  •
  is validly terminated by us, (i) if there will have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, or any such representation or warranty will be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to our obligation to effect the merger not being satisfied (and such breach or failure is not curable or, if curable, not cured prior to the earlier of (a) 30 days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by us to Parent and (b) two business days prior to the outside date), provided that the right to terminate the merger agreement under this circumstance will not be available to us if we are then in material breach of any of our representations, warranties, covenants or agreements under the merger agreement and (ii) such uncured material breach or material failure to perform by Parent or Merger Sub is the primary reason for the failure of the closing to be consummated.

        Such reverse termination fee is payable by Parent to us within two business days of the termination.

        Neither party is required to pay the applicable termination fee or reverse termination fee on more than one occasion.

        In the event Parent or Merger Sub fails to effect the merger when required pursuant to the terms and conditions of the merger agreement, then ClubCorp's right to seek one or all of (but never to receive more than one of) (i) a decree or order of specific performance or any injunction or injunctions or other equitable relief if and to the extent permitted by the terms of the merger agreement described below under "—Specific Performance", (ii) the valid termination of the merger agreement and monetary damages for Parent's fraud or (iii) the valid termination of the merger agreement pursuant to the provisions described above, which require Parent to pay us a reverse termination fee and receipt of such reverse termination fee if, as and when required pursuant to the terms of the merger agreement, reimbursement of ClubCorp's enforcement expenses and reimbursement for certain expenses and costs incurred by ClubCorp pursuant to the terms and conditions of the merger agreement will be the sole and exclusive remedy of ClubCorp, its affiliates and their respective stockholders and representatives and any other person against Parent, its affiliate and their respective related parties.

        Except for the termination fee payable by either party under the circumstances in a termination of the merger agreement described above, the expense reimbursement payable by us in the circumstances described above, and/or any enforcement expenses (which amount will not exceed $2.5 million), we and Parent are each responsible for all respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. Expenses incurred in connection with the HSR Act filings and any fees and expenses of ClubCorp and its affiliates in responding to any requests for additional information will be borne by Parent. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Parent.

All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees incurred by us or any of our subsidiaries in connection with the merger will be borne and paid by Parent and Parent will cooperate with us in preparing, executing and filing any tax returns with respect to such taxes and fees.

Amendment and Waiver of the Merger Agreement

        Subject to the provisions of applicable law, the merger agreement may be amended by the parties at any time prior to the effective time. The merger agreement may only be so amended by written agreement, executed and delivered by duly authorized officers of the respective parties with certain exceptions related to the financing.

        At any time prior to the effective time, any party may extend the time for performance of any obligations or other acts of the other parties to the merger agreement, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith, or waive compliance with any of the agreements or conditions contained in the merger agreement (subject to compliance with applicable law). Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing the merger agreement.

Specific Performance

        The parties have agreed in the merger agreement that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. The parties have agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, without proof of actual damages or inadequacy of legal remedy and without any requirement for the posting of security, in addition to any other remedy to which they are entitled at law or in equity, subject to the terms and provisions of the merger agreement. Furthermore, the parties have agreed that prior to the closing of the merger, subject to the terms and provisions of the merger agreement described in this section, ClubCorp will be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of, the merger agreement by Parent or Merger Sub and to cause Parent and Merger Sub to consummate the merger on the terms and subject to the conditions of the merger agreement. Notwithstanding the foregoing or anything to the contrary in the merger agreement, ClubCorp will be entitled to seek specific performance to cause Parent and Merger Sub to cause the equity financing to be funded and to consummate the merger only if:

  •
  Parent is required to consummate the closing pursuant to the terms and conditions of the merger agreement;

  •
  the debt financing provided for by the debt commitment letter has been funded in full, or such full amount would be funded at the closing if the equity financing is funded at the closing;

  •
  Parent or Merger Sub fails to complete the closing by the date closing is required to have occurred pursuant to the merger agreement; and

  •
  ClubCorp has irrevocably confirmed in writing to Parent that, if specific performance is granted and the equity financing and the debt financing are funded, then the closing would occur, and Parent and Merger Sub fail to complete the closing within two business days after delivery of such written notice by ClubCorp, provided, that ClubCorp remains ready, willing and able to consummate the closing during such two business day period.

        The parties have also agreed that they will not oppose the granting of an injunction, specific performance or other equitable relief as provided in the merger agreement on the basis that either party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

        Notwithstanding anything to the contrary in the merger agreement, ClubCorp may concurrently seek (i) specific performance of Parent's obligation to cause the equity financing to be funded, and (ii) the payment of the reverse termination fee or monetary damages, if, as and when payable under the merger agreement, but will not be permitted or entitled to receive (i) both a grant of specific performance to cause the equity financing to be funded or other equitable relief, on the one hand, and payment of the reverse termination fee, monetary damages and/or certain other payments, if any, as and when due, on the other hand, or (ii) both payment of any monetary damages whatsoever, on the one hand, and payment of the reverse termination fee and/or certain other payments, if any, as and when due, on the other hand.

No Third Party Beneficiaries

        The merger agreement is binding upon and inures solely to the benefit of each party thereto and their respective successors and permitted assignees, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, other than (A) at and after the effective time (i) benefits to the directors and officers who are intended to be third-party beneficiaries of certain terms of the merger agreement, (ii) the rights of the holders of shares of ClubCorp common stock to receive the per share merger consideration under the merger agreement and (iii) the rights of the holders of Restricted Shares and/or PSUs under the merger agreement, (B) with respect to certain terms of the merger agreement, the debt financing sources and their related parties, as applicable, and (C) with respect to certain terms of the merger agreement, Parent's related parties.

Governing Law

        The merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof), except that (i) the merger, the internal affairs of ClubCorp, the fiduciary duties of the Board and the officers of ClubCorp and general corporation law with respect to ClubCorp and any provisions of the merger agreement that are expressly or otherwise required to be governed by the NRS, will be governed by the laws of the State of Nevada (without giving effect to choice of law principles thereof) and (ii) any legal action, whether at law or in equity, whether in contract or in tort or otherwise (other than legal actions relating to the interpretation of the merger agreement, the confidentiality agreement, the equity commitment letter and/or the limited guarantee), against any debt financing source or its related parties will be governed by, and construed in accordance with, the laws of the State of New York.

Jurisdiction

        The parties have irrevocably agreed not to bring or support, or permit any of their related parties to bring or support, any litigation against any financing source or its related parties relating to the merger agreement or any of the transactions contemplated thereby in any forum other than a court of competent jurisdiction sitting in the borough of Manhattan of the City of New York, whether a state or federal court.

        Subject to the foregoing, the parties have irrevocably agreed to (i) submit themselves to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery will decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of Parent, Merger Sub or ClubCorp in the negotiation, administration, performance and enforcement thereof, (ii) not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware and (iv) consent to service being made through the notice procedures set forth in the merger agreement.

Waiver of Jury Trial

        Each of the parties irrevocably and unconditionally waived any and all right to trial by jury in any action, cause of action, claim, cross claim or third party claim or legal proceeding of any kind based upon, arising out of or relating to the merger agreement, any document delivered under the merger agreement, the debt commitment letter, the equity commitment letter or the transactions contemplated thereby (including the debt financing and the equity financing).

Non-Recourse

        The parties have agreed, including on behalf of their respective affiliates and related parties, that all actions, claims, obligations, liabilities or causes of action that may be based upon, in respect of, arising under, out of or by reason of, connected with, or relating to (i) the merger agreement, the confidentiality agreement, the limited guarantee, the definitive debt financing agreements, the debt commitment letter, the equity commitment letter and any other transaction document or any other agreement referenced therein or the transactions contemplated thereby, (ii) the negotiation, execution or performance thereof, (iii) the breach or violation thereof or (iv) any failure of the transactions contemplated thereby to be consummated, in each case, may be made solely by the persons party to the merger agreement, and in accordance with, and subject to the terms and conditions of the merger agreement. The parties have further agreed that no recourse under the merger agreements or the agreements referenced in clause (i) of this paragraph will be sought or had against any other person for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (i) through (iv), subject to certain exceptions described in the merger agreement or as otherwise permitted by the confidentiality agreement, the limited guarantee, the debt commitment letter and the equity commitment letter.

MARKET PRICES OF CLUBCORP COMMON STOCK

Market Information

        ClubCorp common stock trades on the NYSE under the symbol "MYCC." As of July 21, 2017, there were 64,783,700 shares of ClubCorp common stock outstanding. The following table shows the high and low sales price of ClubCorp common stock for our third quarter of fiscal 2017 (through [    •    ], 2017) and each of our preceding fiscal quarters in 2017, 2016, 2015, and 2014.

Fiscal Year	High		Low
2017
First Quarter		$17.60		$14.25
Second Quarter		$16.25		$12.75
Third Quarter (through [•], 2017)	$	[•]	$	[•]
2016
First Quarter		$18.42		$9.75
Second Quarter		$14.81		$11.08
Third Quarter		$15.23		$11.65
Fourth Quarter		$16.90		$10.80
2015
First Quarter		$19.48		$16.84
Second Quarter		$23.87		$17.49
Third Quarter		$24.95		$21.05
Fourth Quarter		$23.87		$17.21
2014
First Quarter		$19.76		$16.81
Second Quarter		$19.40		$17.14
Third Quarter		$18.99		$16.36
Fourth Quarter		$20.10		$16.75

        The closing sales price of ClubCorp common stock on the NYSE on [    •    ], 2017, the latest practicable date before the printing of this proxy statement, was $[    •    ] per share. The closing sales price of ClubCorp common stock on the NYSE on July 7, 2017, the last trading day prior to the public announcement of the proposed merger, was $13.10 per share. You are urged to obtain current market quotations for ClubCorp common stock when considering whether to approve the merger proposal. Following the merger, there will be no further market for ClubCorp common stock, and ClubCorp common stock will be delisted from NYSE and deregistered under the Exchange Act.

Holders

        At the close of business on [    •    ], 2017, [    •    ] shares of ClubCorp common stock were issued and outstanding, held by approximately [    •    ] holders of record.

Dividends

        In December 2013, our Board of Directors adopted a policy to pay, subject to the satisfaction of certain conditions and the availability of funds, a regular quarterly cash dividend at an indicated annual rate of $0.48 per share of common stock, subject to quarterly declaration. We paid cash dividends at an indicated annual rate of $0.48 per share of common stock through September 9, 2014. On December 3, 2014, our Board of Directors approved an 8% increase in the quarterly dividend, resulting in indicated annual dividend of $0.52 per share of common stock. We paid cash dividends at an indicated annual rate of $0.52 per share of common stock through April 17, 2017. Under the merger agreement, described in "The Merger Agreement—Conduct of Business of ClubCorp Pending the Merger," we are prohibited from paying any dividend or other distribution on ClubCorp common stock prior to the completion of the merger (except for the one-time quarterly dividend announced on July 9, 2017 in the amount of $0.13, which is expected to be paid on July 28, 2017 to shareholders of record as of July 21, 2017).

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below shows how much of our common stock was beneficially owned as of July 21, 2017 (unless another date is indicated) by (i) each person known by us to own beneficially more than 5% of our outstanding common stock, (ii) each of our directors (who was serving as a director as of that date) and nominee for director, (iii) each of our named executive officers, and (iv) all of our current directors and executive officers as a group. In general, a person "beneficially owns" shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of July 21, 2017 (such as by exercising options or stock appreciation rights).

        Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to their beneficially owned common stock. Unless otherwise specified, the address of each beneficial owner is c/o ClubCorp Holdings, Inc., 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent**
Beneficial Owners of More than 5%:
The Vanguard Group(1)	4,826,607	7.4%
Wellington Management Group LLP(2)	4,042,315	6.2%
BlackRock, Inc.(3)	3,871,722	5.9%
Directors and Named Executive Officers:
John A. Beckert	110,048	*
Douglas H. Brooks	33,878	*
Louis J. Grabowsky	14,454	*
Janet E. Grove	32,241	*
Arthur J. Lamb III	9,426	*
Emanuel R. Pearlman	4,106	*
Margaret M. Spellings	14,825	*
William E. Sullivan	26,078	*
Simon M. Turner	4,106	*
Eric L. Affeldt(4)	813,100	1.2%
Mark A. Burnett(4)	414,141	*
Curtis D. McClellan(4)	143,095	*
Ingrid J. Keiser(4)	169,092	*
Charles H. Feddersen(4)	42,416	*
All directors and named executive officers as a group (17 individuals)	1,951,147	3.0%

*
Less than 1%.

**
Based on 65,557,010 shares outstanding as of July 21, 2017.

(1)
This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
This information is based solely on a Schedule 13G filed with the SEC on February 9, 2017 by Wellington Management Group LLP, Wellington Group Holdings LLP,

  Wellington Investment Advisors Holdings LLP, Wellington Management Company LLP. The address for the holders is 280 Congress Street, Boston, MA 02210.

(3)
This information is based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. on January 23, 2017. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Includes 162,501, 58,769, 40,298, 27,185 and 20,921 Restricted Shares with respect to Mr. Affeldt, Mr. Burnett, Mr. McClellan, Ms. Keiser and Mr. Feddersen, respectively.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following is a summary of the material U.S. federal income tax consequences of the merger to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of ClubCorp common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended from time to time (the "Code"), applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of the Medicare tax on net investment income or any applicable state, local or foreign income tax laws, or of any non-income tax laws. Furthermore, this summary applies only to holders that hold their ClubCorp common stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as:

  •
  a bank, insurance company, or other financial institution;

  •
  a tax-exempt organization;

  •
  a retirement plan or other tax-deferred account;

  •
  an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

  •
  a mutual fund;

  •
  a real estate investment trust or regulated investment company;

  •
  a dealer or broker in stocks and securities or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of shares subject to the alternative minimum tax provisions of the Code;

  •
  a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

  •
  a "controlled foreign corporation," "passive foreign investment company," or corporation that accumulates earnings to avoid U.S. federal income tax;

  •
  a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

  •
  a United States expatriate.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds ClubCorp common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ClubCorp common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of ClubCorp common stock that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        A "non-U.S. holder" means a beneficial owner of ClubCorp common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).

U.S. Holders

        General.    The exchange of ClubCorp common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of ClubCorp common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of ClubCorp common stock (i.e., shares of ClubCorp common stock acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of ClubCorp common stock for more than one year at the time of the effective time of the merger. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

        Information Reporting and Backup Withholding.    Information reporting and backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder of ClubCorp common stock who (1) furnishes a correct taxpayer identification number ("TIN"), certifies that such holder is not subject to backup withholding on the Internal Revenue Service Form W-9 (or appropriate successor form) included in the transmittal materials that such holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) provides proof that such holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner. The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct TIN.

Non-U.S. Holders

        General.    A non-U.S. holder's receipt of cash in exchange for shares of ClubCorp common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of ClubCorp common stock for cash pursuant to the merger and certain other conditions are met; or

  •
  ClubCorp is or has been a "United States real property holding corporation" for U.S. federal income tax purposes and certain other conditions are met.

        A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). ClubCorp believes that it is currently a "United States real property holding corporation" for U.S. federal income tax purposes. However, so long as ClubCorp common stock is regularly traded on an established securities market, ClubCorp's treatment as a "United States real property holding corporation" would cause only a non-U.S. holder who holds or held, directly or indirectly under certain ownership rules of the Code, more than 5% of ClubCorp common stock (at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held ClubCorp common stock), and is not eligible for a treaty exemption, to be subject to U.S. federal income tax on the exchange of ClubCorp common stock for cash in the merger.

        Information Reporting and Backup Withholding.    Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder's country in which such holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Parent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the Internal Revenue Service.

        THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

 FUTURE CLUBCORP STOCKHOLDER PROPOSALS

        If the merger is not completed, ClubCorp stockholders will continue to be entitled to attend and participate in ClubCorp's 2018 annual meeting of stockholders. If ClubCorp holds its 2018 annual meeting of stockholders, any stockholder proposal intended for inclusion in the proxy materials for the 2018 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than February 2, 2018. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in ClubCorp's bylaws. Accordingly, written notice must be sent to the Secretary of ClubCorp, at its principal executive offices, not less than 90 or more than 120 calendar days before the first anniversary of the prior year's annual meeting. This means that for the 2018 annual meeting, written notice must be delivered between the close of business on March 12, 2018 and the close of business on Aril 11, 2018. If the date of the annual meeting, however, is more than 30 days before or more than 70 days after the anniversary of the prior year's meeting date, a stockholder proposal must be submitted no earlier than the close of business on the day that is 120 calendar days before the actual meeting and not later than the later of (i) the close of business on the 90th calendar day before the actual meeting and (ii) the close of business on the 10th calendar day following the calendar day on which ClubCorp first announces the meeting date to the public. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Secretary at 3030 LBJ Freeway, Suite 600, Dallas, Texas 75234.

        Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

        Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or our Investor Relations Department by (a) mail at ClubCorp Holdings, Inc., Attention: Investor Relations, 3030 LBJ Freeway, Suite 600, Dallas, TX 75234, (b) telephone at (972) 888-7495, or (c) e-mail at clubcorp.investor.relations@clubcorp.com. A separate copy of these proxy materials will be promptly delivered upon request by writing to: MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or by calling (800) 322-2885.

WHERE YOU CAN FIND MORE INFORMATION

        Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC's website at http://www.sec.gov. and you may also read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-330. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at ir.clubcorp.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, ClubCorp's website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

        The SEC allows us to "incorporate by reference" documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  ClubCorp's Annual Report on Form 10-K for the fiscal year ended December 27, 2016 filed with the SEC on February 27, 2017 (our "Annual Report") and Amendment No. 1 to such Annual Report on Form 10-K/A filed with the SEC on March 27, 2017 and Amendment No. 2 to such Annual Report on Form 10-K/A filed with the SEC on and April 26, 2017;

  •
  ClubCorp's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 21, 2017 and June 13, 2017 filed with the SEC on April 26, 2017 and July 19, 2017, respectively;

  •
  ClubCorp's Definitive Proxy Statement on Schedule 14A filed with the SEC on June 2, 2017 (our "Definitive Proxy Statement"); and

  •
  ClubCorp's Current Reports on Form 8-K filed with the SEC on January 12, 2017, January 27, 2017, February 10, 2017, April 12, 2017 (with respect to Items 5.02 and 8.01 and Exhibit 99.3 of Item 9.01 only), May 12, 2017 (with respect to Items 1.01 and 5.02 and Exhibit 10.1 of Item 9.01 only), and July 10, 2017.

        We also incorporate by reference into this proxy statement additional documents that ClubCorp may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        The directors, executive officers and certain other members of management and employees of ClubCorp may be deemed "participants" in the solicitation of proxies from ClubCorp stockholders in favor of the proposed merger. You can find information about ClubCorp's executive officers and directors in our Annual Report, as amended, and our Definitive Proxy Statement.

        You may request a copy of documents incorporated by reference at no cost, by writing to our Investor Relations Department at ClubCorp Holdings, Inc., 3030 LBJ Freeway, Suite 600, Dallas, TX 75234, or by email at clubcorp.investor.relations@clubcorp.com. If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ], 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION COPY

        AGREEMENT AND PLAN OF MERGER

by and among

CLUBCORP HOLDINGS, INC.,

CONSTELLATION CLUB PARENT, INC.

AND

CONSTELLATION MERGER SUB INC.

Dated as of July 9, 2017

A-i

A-ii

EXHIBITS
Exhibit A	Articles of Incorporation of the Surviving Corporation
Exhibit B	Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of July 9, 2017 (as amended, restated, modified or supplemented, this "Agreement"), is entered into by and among ClubCorp Holdings, Inc., a Nevada corporation (the "Company"), Constellation Club Parent, Inc., a Delaware corporation ("Parent"), and Constellation Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub" and, together with the Company and Parent, the "Parties" and each, a "Party").

RECITALS

        WHEREAS, the respective Boards of Directors of Parent and Merger Sub have adopted and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the "Merger") with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

        WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub and to consummate the transactions contemplated hereby, including the Merger in accordance with the Nevada Revised Statutes, as amended (the "NRS"), (ii) approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the consummation of the Merger upon the terms and subject to the conditions set forth in this Agreement and (iii) adopted a resolution adopting this Agreement and recommending this Agreement be approved by the stockholders of the Company;

        WHEREAS, as a material inducement to, and as a condition to, the Company entering into this Agreement, concurrently with the execution of this Agreement, each of Apollo Investment Fund VIII, L.P., Apollo Overseas Partners (Delaware 892) VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners VIII, L.P. (collectively, the "Guarantor") has entered into a limited guarantee, dated as of the date hereof, guaranteeing certain of Parent's and Merger Sub's obligations under this Agreement (the "Parent Guarantee"); and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        1.1    Definitions.    For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

          "Acceptable Confidentiality Agreement" means a confidentiality agreement and common interest agreement on terms no less favorable to Parent than those contained in the Confidentiality Agreement and the Common Interest Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization's customary policies, procedures and practices with respect to confidentiality agreements).

          "Accrued Dividends" means (i) the one-time dividend declared by the Board of Directors of the Company on July 9, 2017 in the amount of $0.13 per share in cash which as of the date of this

  Agreement remains unpaid and (ii) all unpaid dividends and dividend equivalents associated with Restricted Shares and PSUs.

          "Acquisition Proposal" means any proposal or offer from any Person or Group (other than Parent, Merger Sub or their respective Affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of the equity securities of the Company (measured by economic or voting powers), any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 15% or more of the total voting power of the equity securities of the Company (measured by economic or voting powers), any issuance, sale, transfer or other disposition of more than 15% of the equity securities of the Company (measured by economic or voting power), or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary of the Company whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole).

          "Action" has the meaning set forth in Section 4.6.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that (other than in the case of the definition of "Parent Related Parties", Section 5.10, Section 5.12, Article VIII and Article X) in no event shall Parent, Merger Sub or any of their respective subsidiaries be considered an Affiliate of any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Apollo Global Management, LLC, nor shall any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Apollo Global Management, LLC, be considered to be an Affiliate of Parent, Merger Sub or any of their respective subsidiaries.

          "Agreement" has the meaning specified in the Preamble.

          "Alternative Acquisition Agreement" has the meaning set forth in Section 6.6(a).

          "Alternative Financing" has the meaning set forth in Section 6.12(b).

          "Alternative Financing Commitment Letter" has the meaning set forth in Section 6.12(b).

          "Anti-Corruption Laws" has the meaning set forth in Section 4.8(b).

          "Anti-Money Laundering Laws" means the Currency and Foreign Transaction Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act).

          "Anti-Takeover Statute" has the meaning set forth in Section 6.15.

          "Antitrust Law" means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          "Applicable Date" has the meaning set forth in the preamble to Article IV.

          "Approved Budget" has the meaning set forth in Section 4.25.

          "Articles of Incorporation" has the meaning set forth in Section 4.1(b).

          "Articles of Merger" has the meaning set forth in Section 2.3.

          "Available Cash Amount" has the meaning set forth in Section 3.3(b)(v).

          "Bankruptcy and Equity Exception" has the meaning set forth in Section 4.2.

          "Benefit Continuation Period" has the meaning set forth in Section 6.10(a).

          "Book-Entry Shares" has the meaning set forth in Section 3.3(b)(i).

          "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day of the year, other than a Saturday or Sunday, on which national banking institutions in the City of New York, New York and Dallas, Texas are open to the public for conducting business and are not required or authorized to be closed under applicable Law.

          "Bylaws" has the meaning set forth in Section 4.1(b).

          "Cancelled Shares" has the meaning set forth in Section 3.1(a).

          "Capitalization Date" has the meaning set forth in Section 4.4(a).

          "Certificates" has the meaning set forth in Section 3.3(b)(i).

          "Change of Recommendation" has the meaning set forth in Section 6.6(d)(i).

          "Closing" has the meaning set forth in Section 2.2.

          "Closing Date" has the meaning set forth in Section 2.2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commitment Letters" has the meaning set forth in Section 5.8.

          "Common Interest Agreement" means that certain Common Interest Agreement, dated June 12, 2017, between the Company and Apollo Management VIII, L.P.

          "Common Stock" means common stock, par value $0.01 per share, of the Company.

          "Company" has the meaning set forth in the Preamble.

          "Company Affiliate Transaction" has the meaning set forth in Section 4.19.

          "Company Disclosure Schedule" has the meaning set forth in the preamble to Article IV.

          "Company Employees" means any current or former officer or employee of the Company and/or its Subsidiaries.

          "Company Equity Award" means any Restricted Share or PSU issued and outstanding, or authorized to be issued, pursuant to the Company Stock Plan.

          "Company Notice" has the meaning set forth in Section 6.6(c).

          "Company Plan" has the meaning set forth in Section 4.12(a).

          "Company Related Parties" has the meaning set forth in Section 8.3(e).

          "Company Requisite Vote" has the meaning set forth in Section 4.2.

          "Company Securities" has the meaning set forth in Section 4.4(b).

          "Company Stock Plan" means the 2012 Stock Award Plan, as may be amended from time to time.

          "Company Termination Payment" means an amount equal to $34,200,000.

          "Compliant" means, with respect to the Required Financial Information, that (i) such Required Financial Information does not contain any untrue statement of a material fact regarding the Company and its Subsidiaries, or omit to state any material fact regarding the Company and its Subsidiaries necessary in order to make such Required Financial Information not misleading under the circumstances; (ii) such Required Financial Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of non-convertible debt securities on a registration statement on Form S-1 that are applicable to such Required Financial Information (other than such provisions for which compliance is not customary in a Rule 144A offering of high yield debt securities); and (iii) the financial statements and other financial information included in such Required Financial Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of high-yield debt securities under Rule 144A promulgated under the Securities Act and are sufficient to permit the Company's independent public accountants to issue a customary "comfort" letter to the Debt Financing Sources to the extent required as part of the Debt Financing, including as to negative assurances and change period, in order to consummate any offering of debt securities on any day during the Marketing Period (and such accountants have confirmed they are prepared to issue a comfort letter subject to their completion of customary procedures).

          "Confidentiality Agreement" has the meaning set forth in Section 6.5(b).

          "Continuing Employees" has the meaning set forth in Section 6.10(a).

          "Contract" has the meaning set forth in Section 4.9(a).

          "control" (including the terms "controlling", "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, status as managing member, sole member or general partner, by contract, or otherwise.

          "Controlling Company" has the meaning specified in the definition of Subsidiary.

          "Credit Facility" means the Credit Agreement, dated as of November 30, 2010, among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (as borrower), the lender parties thereto, Citicorp North America, Inc., as Administrative Agent and Citibank N.A. as L/C Issuer and Swing Line Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

          "Debt Commitment Letter" has the meaning set forth in Section 5.8.

          "Debt Financing" has the meaning set forth in Section 5.8.

          "Debt Financing Sources" has the meaning set forth in Section 5.8.

          "Debt Financing Sources Related Party" means the Debt Financing Sources and the commitment parties that are parties to any Alternative Financing Commitment Letter, together with their respective Affiliates, and the respective directors, officers, employees, partners, members, managers, agents, advisors, controlling persons, and the other representatives, successors and assigns of each of the foregoing.

          "Debt Offer" has the meaning set forth in Section 6.14(b)(i).

          "Debt Offer Documents" has the meaning set forth in Section 6.14(b)(i).

          "Definitive Financing Agreements" has the meaning set forth in Section 6.12(a).

          "DOJ" has the meaning set forth in Section 6.4(c).

          "Effect" has the meaning set forth in the definition of Material Adverse Effect.

          "Effective Time" has the meaning set forth in Section 2.3.

          "Environmental Laws" means all Laws and principles of common law regarding pollution or protection of the environment, natural resources, and human safety and health (as they relate to exposure to Hazardous Materials), including those relating to the treatment, storage, handling, disposal and Release or threatened Release of Hazardous Materials.

          "Equity Commitment Letter" has the meaning set forth in Section 5.8.

          "Equity Financing" has the meaning set forth in Section 5.8.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

          "Exchange Fund" has the meaning set forth in Section 3.3(a).

          "Excluded Information" has the meaning set forth in Section 6.13(a).

          "Existing Policies" has the meaning set forth in Section 6.11(c).

          "Expense Cap" has the meaning set forth in Section 8.3(d).

          "Financial Advisors" has the meaning set forth in Section 4.22.

          "Financing" has the meaning set forth in Section 5.8.

          "Financing Uses" has the meaning set forth in Section 5.8.

          "FTC" has the meaning set forth in Section 6.4(c).

          "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein.

          "Good Reason" means any of the following that occurs without a Continuing Employee's written consent: (a) a material reduction in the Continuing Employee's base compensation or target bonus opportunity, (b) a material diminution in the Continuing Employee's duties or responsibilities or (c) a change of more than 25 miles in the geographic location at which the Continuing Employee is based and principally performs services for the Company or any of its Subsidiaries that increases the Continuing Employee's commute; provided, however, the Continuing Employee may not terminate his or her employment for Good Reason unless the Continuing Employee provides the Surviving Corporation with a written notice within five (5) days following such event setting forth in reasonable detail the actions or omissions that constitute Good Reason and the Surviving Corporation fails to correct or cure the acts or omissions within thirty (30) days after it receives such written notice and the Continuing Employee terminated his or her employment for Good Reason within five (5) days thereafter. For the avoidance of doubt, Good Reason shall not be triggered solely by the consummation of the transactions contemplated by this Agreement or by virtue of the fact that the Company is no longer an independent public Company as of the Effective Time (so long as such Continuing Employee has the same title and position as of immediately prior to the Effective Time).

          "Governmental Authority" means any governmental, legislative, judicial, taxing, administrative, quasi-governmental or regulatory (including stock exchange) authority, agency, court, division, commission or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

          "Group" means a "group" (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

          "Guarantor" has the meaning set forth in the Recitals.

          "Hazardous Materials" shall mean any substance defined as a hazardous or toxic substance, material or waste or as a pollutant or contaminant, or words of similar meaning, by any applicable Environmental Law, and shall include petroleum and petroleum products or wastes, asbestos and asbestos-containing materials, and toxic mold.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Parties" has the meaning set forth in Section 6.11(a).

          "Indenture" means the Indenture, dated as of December 15, 2015, by and among ClubCorp Club Operations, Inc., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (the "Trustee"), as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

          "Intellectual Property" means worldwide rights in all (i) patents, inventions, processes, methods, know-how, trade secrets, data and databases, confidential business information, copyrights, works of authorship trademarks, service marks, domain names, corporate and trade names, logos, social media identifiers, rights in software, trade dress and the goodwill of the business symbolized thereby; (ii) registrations, applications, divisions, continuations, continuations-in-part, re-examinations, re-issues, divisions, renewals, extensions and foreign counterparts related to any of the foregoing; and (iii) other intellectual property rights of any kind or nature.

          "Interim Period" means the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII.

          "International Trade Laws" means the U.S. economic sanctions administered by U.S. Department of Treasury, Office of Foreign Assets Control.

          "Intervening Event" has the meaning set forth in Section 6.6(b)(iii).

          "IRS" means the Internal Revenue Service.

          "JV Entity" has the meaning set forth in Section 4.6.

          "JV Interest" has the meaning set forth in Section 4.6.

          "Knowledge" means (i) with respect to the Company, the actual knowledge of any of the individuals listed in Section 1.1(a)(i) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub, the actual knowledge of any of the individuals listed in Section 1.1(a)(ii) of the Parent Disclosure Schedule.

          "Law" means any federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, decree, order, directive, judgment, regulation, ruling or stock exchange listing requirement or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including, for the avoidance of doubt, the SEC and the New York Stock Exchange and any order or decision of an applicable arbitrator or arbitration panel.

          "Leased Real Property" means those real properties leased, subleased, licensed or otherwise occupied or used by the Company or any Subsidiary of the Company, as applicable, pursuant to leases, subleases, licenses or other rights to use, occupy or access real property, including easements, rights of way or other similar real property agreements used or held for use by the Company or any Company Subsidiary in the conduct of the business of the Company or Company Subsidiary, as applicable.

          "Liens" means any lien (statutory or other), pledge, mortgage, deed of trust, hypothecation, adverse claim, encumbrance, other charge or security interest, easement, encroachment, servitude, pre-emptive right, right of first refusal, transfer restriction, adverse ownership claim, title or survey defect, covenant, condition, restriction or other encumbrance.

          "Marketing Period" means the first period of twenty (20) consecutive calendar days commencing after the date of this Agreement throughout and at the end of which (i) Parent has the Required Financial Information and the Required Financial Information is Compliant, (ii) the conditions set forth in Section 7.1 and Section 7.2 are satisfied (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and (iii) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 or Section 7.2 to fail to be satisfied (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), assuming that the Closing were to be scheduled at any time during such twenty (20) consecutive calendar day period; provided that (A) November 22, 2017 through November 26, 2017 shall not be considered calendar days for purposes of such period (provided, however, that such exclusion shall not restart such period), (B) if such twenty (20) consecutive calendar day period shall not have fully elapsed on or prior to August 18, 2017, then such period will not commence any earlier than September 5, 2017 and (C) if such twenty (20) consecutive calendar day period shall not have fully elapsed on or prior to December 21, 2017, then such period will not commence any earlier than January 3, 2018; provided, further, that (1) the Marketing Period in any event shall end on any earlier date on which the Debt Financing is consummated and (2) the Marketing Period shall not commence or be deemed to have commenced if, prior to the completion of such twenty (20) consecutive calendar day period, (I) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any audited financial statements included in the Required Financial Information, in which case such twenty (20) consecutive calendar day period shall not commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to such audited financial statements by Deloitte & Touche LLP or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (II) the Company shall have publicly announced any intention to, or determines that it must, restate any financial statements included in the Required Financial Information or any such restatement is under active consideration, in which case such twenty (20) consecutive calendar day period shall not commence or be deemed to commence unless and until, at the earliest, such restatement has been completed and the applicable Required Financial Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, (III) any Required Financial Information would not be Compliant at any time during such twenty (20) consecutive calendar day period or otherwise does not include the "Required Financial Information" as defined (it being understood that if any Required Financial Information provided at the commencement of such twenty (20) consecutive calendar day period ceases to be Compliant or otherwise does not include the "Required Financial Information" as defined during such twenty (20) consecutive calendar day period, then such twenty (20) consecutive calendar day period will be deemed not to have commenced) or (IV) the Company has failed to file any report on Form 10-K, Form 10-Q or Form 8-K required to be filed with the SEC by the date required under the Exchange Act, in which case (a) in the case of a failure to file a Form 10-K or Form 10-Q, the Marketing Period will not commence or be deemed to commence unless and until, at the earliest, such reports have been filed and (b) in the case of a failure to file a Form 8-K, the Marketing Period will be tolled until such report has been filed; provided that if the failure to file such report occurs during the final five (5) Business Days of the Marketing Period, the Marketing Period will be extended so that the final day of the Marketing Period will be no earlier than the fifth (5th) Business Day after such report has been filed. If at any time the Company shall in good faith reasonably believe that it has provided the Required Financial Information to Parent, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Required Financial Information will be deemed to have been satisfied as of the date of such delivery of such Required Financial Information as has been identified in such notice so long as such notice was delivered within two (2) Business Days after the delivery of such Required Financial Information, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Financial Information and, within three (3) Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with specificity which portion of the Required Financial Information the Company has not delivered); provided that it is understood that delivery of such written notice from Parent to the Company will not prejudice the Company's right to assert that the Required Financial Information has in fact been delivered.

          "Material Adverse Effect" means any event, development, change, effect or occurrence (each an "Effect" and collectively, "Effects") that, individually or in the aggregate with all other Effects, has or would reasonably be expected to have, a material adverse effect on or with respect to the business, results of operation, financial or other condition or assets or liabilities of the Company and its Subsidiaries taken as a whole, provided that, no Effects relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its Subsidiaries operate, (iii) changes or prospective or anticipated changes in any applicable Laws or regulations or GAAP, or any applicable accounting regulations or principles or interpretation or enforcement thereof, (iv) any hurricane, tornado, earthquake, flood, tsunami, natural disaster, pandemic, act of God or other comparable events or outbreak or escalation or worsening of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or national or international political or social conditions, (v) the execution and delivery of this Agreement or the public announcement of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, investors, lenders, partners, contractors or employees of the Company and its Subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company in compliance with the express terms of this Agreement or solely at the express written request of or with the express written consent of Parent or Merger Sub after disclosure to Parent and Merger Sub by the Company of all material and relevant facts and information (provided that this clause (v) shall not apply to any representation or warranty set forth in Section 4.3 or compliance of the covenants set forth in Section 6.1(a)), (vi) any actions to which Parent has expressly consented or agreed pursuant to this Agreement, or any actions or omissions to act at the request of Parent, any of its Affiliates or any of their respective Representatives pursuant to this Agreement, after disclosure to Parent by the Company of all material and relevant facts and information, (vii) any change in the price or trading volume of the Shares or the credit rating of the Company (provided, that the facts, circumstances, events, changes, developments or occurrences giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), (viii) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that the facts, circumstances, events, changes, developments or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect), or (ix) any litigation or claim threatened or initiated by stockholders or customers of the Company or representatives thereof against the Company, any of its Subsidiaries or any of their respective officers or directors, in each case arising out of the execution of this Agreement or the transactions contemplated thereby; except in the cases of clauses (i), (ii), (iii) and (iv), to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries operate (in which case solely the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect).

          "Material Contract" has the meaning set forth in Section 4.9(a).

          "Maximum Liability Amount" has the meaning set forth in Section 8.3(h).

          "Merger" has the meaning set forth in the Recitals.

          "Merger Sub" has the meaning set forth in the Preamble.

          "Mortgage Loan" means the Term Loan Agreement, dated as of August 9, 2016, among Stonebriar Country Club Joint Venture, Monarch Country Club, Inc., CCS, LLC and ClubCorp NV II, LLC, as borrowers, and Wells Fargo Bank, National Association, as lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

          "Notice Period" has the meaning set forth in Section 6.6(c).

          "NRS" has the meaning set forth in the Recitals.

          "Outside Date" has the meaning set forth in Section 8.1(b).

          "Owned Real Property" means all land, together with all buildings, structures, improvements, and fixtures now or subsequently located thereon, and all appurtenances thereto, owned or held for use by the Company or any Company Subsidiary in the conduct of the business of the Company or Company Subsidiary, as applicable.

          "Parent" has the meaning set forth in the Preamble.

          "Parent Disclosure Schedule" has the meaning set forth in the preamble to Article V.

          "Parent Expenses" has the meaning set forth in Section 8.3(b)(iii).

          "Parent Group" has the meaning set forth in Section 6.4(b).

          "Parent Guarantee" has the meaning set forth in the Recitals.

          "Parent Material Adverse Effect" means any Effect that, individually or in the aggregate with all other Effects, prevents, materially delays or has a material adverse effect on the ability of Parent or Merger Sub to, consummate the Merger and the other transactions contemplated by this Agreement.

          "Parent Related Parties" has the meaning set forth in Section 8.3(f).

          "Parent Termination Fee" has the meaning set forth in Section 8.3(b)(iv).

          "Party" and "Parties" have the meaning set forth in the Preamble.

          "Paying Agent" has the meaning set forth in Section 3.3(a).

          "Payoff Amount" has the meaning set forth in Section 6.14(a).

          "Per Share Merger Consideration" has the meaning set forth in Section 3.1(a).

          "Permits" has the meaning set forth in Section 4.8(a).

          "Permitted Liens" means (i) Liens for taxes, assessments or other governmental charges or claims that are not yet delinquent, are not yet payable or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and for which adequate reserves have been established in accordance with GAAP; (ii) statutory, landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction contractor's or other similar Liens, in each case, securing amounts not yet payable or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; (iii) Liens incurred or pledges or deposits made in connection with workers' compensation, unemployment insurance and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (iv) with respect to any Leased Real Property, any Lien to which the fee or any superior leasehold interest is subject (provided that such Lien does not arise from any action or inaction of the Company or any of its Subsidiaries); (v) survey exceptions, encroachments, protrusions, recorded and unrecorded servitudes, easements, rights of way, restrictions or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, variations in area or measurement, and other similar non-monetary Liens affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of the business of the Company or any of its Subsidiaries, as the case may be; (vi) zoning, building or other restrictions as to the use of real properties imposed by applicable law or which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary course of the business of the Company or any of its Subsidiaries, as the case may be; (vii) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business; (viii) Liens (A) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business and (B) on specific items of inventory or other goods and the proceeds thereof of any Person securing such Person's accounts payable or similar trade obligations in respect of bankers' acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (ix) Liens (A) securing capital or financing lease obligations (including on vehicles) entered into in the ordinary course of business and (B) on equipment of the Company or any of its Subsidiaries granted in the ordinary course of business to the Company's clients; (x) Liens (A) securing indebtedness of the Company and its Subsidiaries, including under the Mortgage Loan, the Credit Facility, any letters of credit or bank guarantees relating thereto and any related hedging obligations entered into in the ordinary course of business and (B) securing obligations owed by the Company or any of its Subsidiaries to any lender under the Mortgage Loan, the Credit Facility or any affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds; (xi) Liens in favor of the Company or any of its Subsidiaries; (xii) Liens on deposits to secure the performance of bids, trade contracts, governmental contracts, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations that do not materially or adversely affect the value or use of such property), in each case, other than indebtedness, and incurred in the ordinary course of business; (xiii) immaterial subleases, licenses or sublicenses granted to others (such as homeowners' associations, real estate agents, tournament hosts and club members) in the ordinary course of business for purposes that are ancillary or complementary to the business of the Company and/or its Subsidiaries and that (A) do not in any material respect interfere with the business of the Company or any of its Subsidiaries or (B) could not, individually or in the aggregate, materially and adversely affect the value of the subject property or materially impair its use in the operation of the business of any Subsidiary; (xiv) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (xv) matters of record affecting title to any owned or leased property as reflected in the title policies made available to Parent (not including, however, (A) mortgages, deeds of trust and other liens securing payment of a sum of money, (B) any matter the effect of which on the applicable property cannot reasonably be evaluated without a survey or (C) matters relating to condemnation); and (xvi) Liens identified in Section 1.1(b) of the Company Disclosure Schedule.

          "Person" means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, limited liability limited partnership, joint venture, estate, trust, firm, Governmental Authority, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

          "Preferred Stock" has the meaning set forth in Section 4.4.

          "Privacy Policy" has the meaning set forth in Section 4.17(b)(iv).

          "Proceeding" has the meaning set forth in Section 6.11(a).

          "Proxy Statement" has the meaning set forth in Section 4.20.

          "PSU" means any performance share unit of the Company issued under the Company Stock Plan that is outstanding and subject to any vesting requirements that remain unsatisfied as of immediately prior to the Effective Time (and after giving effect to any accelerated vesting provided for in any Company Plan or other written agreement).

          "Real Property Lease" has the meaning set forth in Section 4.15(b).

          "Recommendation" has the meaning set forth in Section 4.2.

          "Release" means any spill, emission, discharge, leaking, pumping, injection, dumping, disposal, discharge, or leaching into the environment.

          "Representatives" means, with respect to any Person, its directors, officers, employees, consultants, investment bankers, attorneys, accountants, agents and other advisors or representatives.

          "Required Financial Information" means (i) all financial statements, financial data, audit reports and other financial information regarding the Company and its Subsidiaries of the type that would be required by Regulation S-X promulgated by the SEC and Regulation S-K promulgated by the SEC for a registered public offering of debt securities on a registration statement on Form S-1 under the Securities Act of the Company to consummate the offering of high-yield debt securities contemplated by the Debt Commitment Letter, assuming that such offering was consummated at the same time during the Company's fiscal year as such offering of debt securities will be made (including all audited financial statements (which, for the avoidance of doubt, will only include audited consolidated balance sheets as of December 27, 2016 and December 29, 2015, and the related consolidated statements of operations and comprehensive (loss) income, changes in equity, and cash flows for each of the three years in the period ended December 27, 2016) and all subsequent unaudited quarterly interim financial statements, including applicable comparison period, which will have been reviewed by the Company's independent public accountants as provided in Statement on Auditing Standards 100); and (ii) (A) such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (or the Debt Financing Sources) to the extent that such information is required in connection with the Debt Commitment Letter or of the type and form customarily included in an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A promulgated under the Securities Act or (B) as otherwise necessary to receive from the Company's independent public accountants (and any other accountant to the extent that financial statements audited or reviewed by such accountants are or would be included in such offering memorandum) customary "comfort" (including "negative assurance" and change period comfort) with respect to the financial information to be included in such offering memorandum. Notwithstanding anything to the contrary in clauses (i) and (ii) of this definition, nothing will require the Company or any of its Subsidiaries to provide (or be deemed to require the Company to prepare) any Excluded Information.

          "Restricted Share" means each share of Common Stock awarded pursuant to the Company Stock Plan, that is outstanding and subject to any vesting requirements that remain unsatisfied as of immediately prior to the Effective Time (and after giving effect to any accelerated vesting provided for in any Company Plan or other written agreement).

          "Road to 300 PSU" means any PSU granted on April 12, 2016.

          "SEC" has the meaning set forth in Section 4.7(a).

          "SEC Reports" has the meaning set forth in Section 4.7(a).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Senior Notes" means the 8.25% Senior Notes due 2023 issued by the Company prior to the date hereof pursuant to the Indenture.

          "Share" has the meaning set forth in Section 3.1(a).

          "Solvent" when used with respect to any person, means that, as of any date of determination, (a) the fair value of the assets of such person and its subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such person and its subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such person and its subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such person and its subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such person and its subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) such person and its subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

          "SOX" means the Sarbanes-Oxley Act of 2002.

          "Stockholders Meeting" has the meaning set forth in Section 6.8.

          "Subject Indebtedness" has the meaning set forth in Section 6.14(a).

          "Subsidiary" of any Person (for purposes of this definition, the "Controlling Company") means any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company or (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member.

          "Subsidiary Shares" has the meaning set forth in Section 3.1(a).

          "Superior Proposal" means a bona fide written Acquisition Proposal involving (i) assets that generate more than 50% of the consolidated total revenues of the Company and its Subsidiaries, taken as a whole, (ii) assets that constitute more than 50% of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, or (iii) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Board of Directors of the Company in good faith (after consultation with the Company's outside counsel and financial advisors) determines would, if consummated, result in a transaction that is more favorable from a financial point of view, to the Company's stockholders than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.6(c), as applicable.

          "Surviving Corporation" has the meaning set forth in Section 2.1.

          "Tax Return" means all returns and reports (including any attached schedules) required to be filed with a Tax authority, including any information return, claim for refund, amended return or declaration of estimated Tax.

          "Taxes" means (i) all federal, state, provincial, local or foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, goods and services, employment, unemployment, disability, use, property, ad valorem, withholding, excise, escheat, license, branch, social security, compensation, utility, production, occupation, premium, value added, occupancy, transfer, gains, and other taxes, levies, fees, charges, duties or other like assessments of any nature whatsoever imposed by any Governmental Authority, together with all interest, fines, penalties and additions imposed with respect to or in connection with such amounts and any interest in respect of such penalties and additions, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

          "Transaction Documents" means, collectively, this Agreement, the Confidentiality Agreement, the Parent Guarantee, the Debt Financing Agreements, the Commitment Letters and any other document or instrument contemplated hereby or thereby or any document or instrument delivered in connection herein or therein.

          "Transaction Litigation" has the meaning set forth in Section 6.16.

          "Trustee" has the meaning set forth in definition of Indenture.

          "Willful Breach" means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such Party's act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a Party's failure to consummate the Closing when required pursuant to Section 2.2 shall be a Willful Breach of this Agreement.

        1.2    Other Definitional and Interpretive Provisions.

          (a)   Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:

            (i)    Exhibits; Schedules.    The Exhibits to this Agreement and the Company Disclosure Schedule and Parent Disclosure Schedule are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Company may, at its option, include in the Company Disclosure Schedule, and Parent may, at its option, include in the Parent Disclosure Schedule, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of any Company Disclosure Schedule or any Parent Disclosure Schedule shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, to which such matter's application or relevance is reasonably apparent on the face of such disclosure. Any capitalized terms used in any Exhibit, Company Disclosure Schedule or Parent Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

            (ii)    Certificates; Other Agreements.    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

            (iii)    Calculation of Time Period.    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            (iv)    Dollars.    Any reference in this Agreement to dollars or $ shall mean U.S. dollars unless otherwise indicated.

            (v)    Gender and Number.    Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            (vi)    Headings.    The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Article" or "Section" are to the corresponding Article or Section, respectively, of this Agreement unless otherwise specified.

            (vii)    Herein.    The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

            (viii)    Including.    The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            (ix)    Or.    The word "or" is not exclusive, unless the context otherwise requires.

            (x)    Will.    The word "will" shall be construed to have the same meaning as the word "shall".

            (xi)    To the Extent.    The phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if".

            (xii)    Time of Day.    All references herein as to any time of day shall be the time of day in Dallas, Texas, unless otherwise expressly specified.

            (xiii)    Contracts; Laws.    Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

            (xiv)    Reflected On or Set Forth In.    An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (A) there is a reserve, accrual or other similar item on such balance sheet or financial statements that specifically identifies the applicable amount related to, and the subject matter of, such representation, or (B) such item and the amount thereof is otherwise specifically identified on the balance sheet or financial statements.

          (b)   Documents or other information or materials will be deemed to have been "made available" by the Company if such documents, information or materials have been, at any time prior to the execution and delivery of this Agreement, (i) posted to a virtual data room managed by the Company (or its Representatives) at https://us1.merrillcorp.com or (ii) delivered or provided to Parent or its Representatives, in each case, at least one (1) Business Day prior to the date hereof.

          (c)   Each of the Parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
THE MERGER

        2.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article III. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation.

        2.2    Closing.     Unless this Agreement shall have been validly terminated pursuant to Article VIII, and subject to satisfaction of the conditions set forth in Article VII (or, to the extent permitted by applicable Law, the written waiver thereof by the Party entitled to waive any such condition), the closing of the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, California, at 7:00 a.m., Palo Alto, California time, on the third (3rd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing; provided that notwithstanding the foregoing, unless otherwise agreed by the Parties, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), the Parties shall not be required to effect the Closing until the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days' prior written notice to the Company and (ii) the third (3rd) Business Day after the final day of the Marketing Period. The date on which the Closing occurs is referred to herein as the "Closing Date".

        2.3    Effective Time.     Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing the articles of merger (the "Articles of Merger"), to be signed and filed with the Nevada Secretary of State in accordance with the NRS. The Merger shall become effective at the time when the Articles of Merger have been duly filed with the Nevada Secretary of State or at such later time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the NRS (the effective time of the Merger being hereinafter referred to as the "Effective Time").

        2.4    Effects of the Merger.     At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the NRS and the Articles of Merger.

        2.5    Articles of Incorporation; Bylaws.

          (a)   At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and by applicable Law, in each case, subject to and consistent with, the obligations set forth in Section 6.11.

          (b)   At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth in Exhibit B, and, as so amended and restated, shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein and by applicable Law, in each case, subject to and consistent with, the obligations set forth in Section 6.11.

        2.6    Directors and Officers.

          (a)   At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become and constitute all of the directors of the Surviving Corporation, to serve in such capacity until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation and applicable Law.

          (b)   At the Effective Time, the officers of the Company immediately prior to the Effective Time shall become and constitute all of the officers of the Surviving Corporation, to serve in such capacity until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

        3.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

          (a)    Merger Consideration.    Each share of Common Stock issued and outstanding immediately prior to the Effective Time (each such share, a "Share") (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time, and in each case not held on behalf of third parties, (ii) Shares owned by the Company, including Shares held in treasury by the Company, and in each case not held in a fiduciary capacity on behalf of third parties (the Shares referred to in the foregoing clause (i) and this (ii), collectively, the "Cancelled Shares"), and (iii) Shares, if any, owned by any direct or indirect wholly owned Subsidiary of the Company (which Shares shall remain outstanding, except that the number of such Shares owned by such Subsidiaries may be adjusted following the Merger to maintain relative ownership percentages) (the Shares referred to in this clause (iii), "Subsidiary Shares")) shall be converted automatically into and shall thereafter represent the right to receive $17.12 per share in cash, without interest and subject to Tax withholding, in accordance with the provisions of Section 3.3 (the "Per Share Merger Consideration"). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 3.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article III.

          (b)    Cancellation of Cancelled Shares.    At the Effective Time, each Cancelled Share shall cease to be outstanding, be cancelled without any conversion thereof or payment of any consideration therefor and shall cease to exist.

          (c)    Capital Stock of Merger Sub.    Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation except for those shares which shall remain outstanding pursuant to clause (iii) of Section 3.1(a), if any.

        3.2    Treatment of Company Equity Awards.

          (a)    Treatment of Restricted Shares.    Immediately prior to the Effective Time, each outstanding Restricted Share shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such Restricted Share to receive (without interest), an amount in cash equal to the Per Share Merger

  Consideration, less applicable Taxes required to be withheld with respect to such payment (as provided in Section 3.3(f)), which amount will vest and be payable by the Surviving Corporation, subject to the applicable holder's continued employment through the applicable vesting date, (A) with respect to Restricted Shares that are not vested in accordance with their terms at the Effective Time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the Effective Time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the Effective Time, and (B) with respect to Restricted Shares that are vested as of the Effective Time in accordance with their terms, at or promptly following the Effective Time, and in all cases, without any interest for the period from the Effective Time until such date (with respect to each Restricted Share, such applicable date, the "Restricted Share Payment Date"); provided, that if the employment of a holder of Restricted Shares is, following the Effective Time, but prior to the applicable Restricted Share Payment Date, terminated for any reason other than (x) by Parent or any of its Affiliates (including the Surviving Corporation) for "Cause" (as such term is defined in the Company Stock Plan) or (y) by such holder without Good Reason, then, in the case of each of the foregoing clauses (x) and (y), the payment described in this Section 3.2(a) shall be accelerated to the next practicable payroll date after the date of such termination. For purposes of this Section 3.2(a), the term "applicable vesting date" means, (X) with respect to the foregoing clause (A)(i), the 60-day anniversary of the date that the Effective Time occurs, (Y) with respect to the foregoing clause (A)(ii), the Effective Time and (Z) with respect to the foregoing clause (B), the date that the applicable underlying Restricted Share otherwise vested in accordance with its terms.

          (b)    Treatment of Performance Share Units.    Immediately prior to the Effective Time, each outstanding PSU (other than any Road to 300 PSU) shall automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right of the holder of such PSU to receive (without interest), an amount in cash equal to (I) the product of (A) the target number of Shares subject to such PSU immediately prior to the Effective Time multiplied by (B) the Per Share Merger Consideration, less (II) applicable Taxes required to be withheld with respect to such payment (as provided in Section 3.3(f)), which amount shall vest and be payable by the Surviving Corporation, subject to the applicable holder's continued employment through the applicable payment date, (A) with respect to PSUs that are not vested in accordance with their terms at the Effective Time, (i) fifty percent (50%) upon the 60-day anniversary of the date that the Effective Time occurs (or the next payroll date following such anniversary) and (ii) fifty percent (50%) at or promptly after the Effective Time, and (B) with respect to PSUs that are vested as of the Effective Time in accordance with their terms, at or promptly following the Effective Time, and in all cases, without any interest for the period from the Effective Time until such date (with respect to each PSU, such applicable date, the "PSU Payment Date"); provided, that if the employment of a holder of PSUs is, following the Effective Time, but prior to the applicable PSU Payment Date, terminated for any reason other than (x) by Parent or any of its Affiliates (including the Surviving Corporation) for "Cause" (as such term is defined in the Company Stock Plan) or (y) by such holder without Good Reason, then, in the case of each of the foregoing clauses (x) and (y), the payment described in this Section 3.2(b) shall be accelerated to the next practicable payroll date after the date of such termination. Each Road to 300 PSU shall automatically and without any required action on the part of the holder thereof, be cancelled immediately prior to the Effective Time without the payment of any consideration to the holder thereof. For purposes of this Section 3.2(b), "applicable vesting date" means, (X) with respect to the foregoing clause (A)(i), the 60-day anniversary of the date that the Effective Time occurs, (Y) with respect to the foregoing clause (A)(ii), the Effective Time and (Z) with respect to the foregoing clause (B), the date that the applicable underlying PSU otherwise vested in accordance with its terms.

          (c)    Dividends and Dividend Equivalents.    Where holders of Restricted Shares or PSUs are entitled to Accrued Dividends in respect of such awards, the Surviving Corporation shall pay to the holders of such awards the cash amounts in respect of such Accrued Dividends, less applicable Taxes required to be withheld with respect to such payment (as provided in Section 3.3(f)), on the same date that the corresponding payment is made under Section 3.2(a) or 3.2(b) in respect of the underlying Restricted Share or PSU, as applicable. For PSUs, the total number of shares of Common Stock with respect to which Accrued Dividends shall be payable shall be determined in the manner set forth in Section 3.2(b).

          (d)    Corporate Actions.    At or prior to the Effective Time, the Company, the Board of Directors of the Company and the compensation committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and use reasonable best efforts to take any actions which are necessary to effectuate the provisions of this Section 3.2.

          (e)    Deposit.    At or immediately following the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Restricted Shares and/or PSUs (after giving effect to any required Tax withholdings as provided in Section 3.3(f) ). As promptly as reasonably practicable following the Closing Date, but in no event later than five (5) Business Days following the Closing Date, Parent shall cause the Company or the Surviving Corporation to pay the applicable holders of Restricted Shares and PSUs that are cancelled and converted pursuant to Sections 3.2(a) or 3.2(b), as applicable all amounts required to be paid to such holders in respect of such Restricted Shares or PSUs through the Company's or the Surviving Corporation's payroll system or payroll provider, as the case may be. Notwithstanding the foregoing, if any payment owed to a holder of Restricted Shares and/or PSUs pursuant to Sections 3.2(a) or 3.2(b), as applicable, cannot be made through the Company's or the Surviving Corporation's payroll system or payroll provider, then Parent shall cause the Surviving Corporation to issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event more than five (5) Business Days thereafter).

        3.3    Surrender of Shares.

          (a)    Paying Agent.    Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in a form reasonably acceptable to the Company with a paying agent selected by Parent, to act as agent for the stockholders of the Company in connection with the Merger (the "Paying Agent") to receive payment of the Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 3.1(a). (i) At or prior to the Closing, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in U.S. dollars in immediately available funds, that, when taken together with the amount to be deposited by the Company pursuant to clause (ii) below, is sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares and Subsidiary Shares) (such cash being hereinafter referred to as the "Exchange Fund") in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 3.1(a); and (ii) at the Closing, after all of the conditions to the Merger set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at Closing, each of which is capable of being satisfied at Closing) or waived (if permissible under applicable Law) and Parent has irrevocably confirmed in writing that it will consummate the Closing, then the Company shall, in consultation with and in accordance with the directions having been given by Parent at least three (3) Business Days prior to the Closing Date, deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 3.1(a), an amount of cash of the Company and its

  Subsidiaries designated by Parent (such designation to be made no less than three (3) Business Days prior to the Closing Date), which amount shall not exceed the Available Cash Amount. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, a division of The McGraw-Hill Companies, Inc., respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1.0 billion (based on the most recent financial statements of any such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under this Article III shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 3.3(a) shall not be used for any purpose other than as contemplated by this Section 3.3(a).

          (b)    Exchange Procedures.

            (i)    Transmittal Materials.    Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any ("Certificates"), and each former holder of record of Shares held in book-entry form ("Book-Entry Shares") (other than holders of Cancelled Shares and Subsidiary Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by Parent and the Company prior to the Closing, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an "agent's message" regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may agree prior to the Closing, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.

            (ii)    Certificates.    Upon surrender of one or more Certificates to the Paying Agent, in accordance with the terms of such transmittal materials and instructions as contemplated in Section 3.3(b)(i) above, the holder of record of such Certificate(s) shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in U.S. dollars in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificate(s) by (B) the Per Share Merger Consideration, and the Certificate(s) so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

            (iii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to the Paying Agent or the Surviving Corporation in order to receive the Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Subsidiary Shares) shall upon receipt by the Paying Agent of an "agent's message" in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such "agent's message" or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in U.S. dollars in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

            (iv)    Unrecorded Transfers; Other Payments.    In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates or Book-Entry Shares, as applicable, is registered, a check for any cash to be exchanged upon due surrender of the Certificates or Book-Entry Shares, as applicable, may be issued to such transferee or other Person if the Certificates or Book-Entry Shares, as applicable, formerly representing such Shares is properly presented to the Paying Agent accompanied by all reasonable documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

            (v)    Cash Balances.    The Company shall deliver to Parent, upon written request delivered to the Company at least ten (10) Business Days prior to the anticipated Closing Date, a written notice delivered no later than five (5) Business Days prior to the anticipated Closing Date setting forth, in each case as of the close of business on the immediately preceding Business Day, the reasonable estimated aggregate cash balances (as determined by the Company in good faith) held by the Company and its Subsidiaries (by Subsidiary) as well as the reasonable estimated amounts of such cash balances (as determined by the Company in good faith) that are not being used for other purposes and that are available to be utilized in respect of the obligations set forth in Section 3.3(a) (the "Available Cash Amount").

            (vi)  Until surrendered as contemplated by this Section 3.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Subsidiary Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article III. Any Per Share Merger Consideration paid upon surrender of a Certificate or Book-Entry Share pursuant to this Section 3.3(b) shall be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Shares or the Shares represented by such Certificates, as applicable. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

          (c)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Subsidiary Shares) who has not theretofore complied with this Article III shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 3.3(f)) upon delivery of evidence of Certificates or Book-Entry Shares reasonably acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 3.3(b) upon due surrender of its Certificates or Book-Entry Shares. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.

          (d)    Transfers.    From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article III, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article III. The Per Share Merger Consideration paid upon the surrender of Certificates or receipt by the Paying Agent of an "agent's message" in the case of Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.

          (e)    Lost Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 3.3(f)) equal to the amount the holder of such Certificate is entitled as set forth in Section 3.3(b)(ii).

          (f)    Withholding Rights.    Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement, to any holder of Shares, Restricted Shares or PSUs, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by the Paying Agent, Parent or the Surviving Corporation, as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent or the Surviving Corporation, as applicable, to the applicable Governmental Authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made by the Paying Agent, Parent or the Surviving Corporation, as the case may be.

        3.4    Adjustments.     Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 3.4 shall be construed to permit the Company, any Subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after December 30, 2015 (the "Applicable Date") and at least one (1) Business Day prior to the date of this Agreement (excluding any disclosures set forth in the SEC Reports (A) under the captions "Risk Factors", "Forward-Looking Statements" or "Quantitative and Qualitative Disclosures About Market Risk" and (B) in any other disclosures contained or referenced therein relating to forward-looking statements to the extent they are cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of Section 4.1, Section 4.2, Section 4.3, Section 4.4 or Section 4.5; or (ii) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule"), it being acknowledged and agreed that (x) disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face and (y) any matter disclosed in the SEC Reports between the Applicable Date and the date hereof shall be deemed to be disclosed in a section of the Company Disclosure Schedule only to the extent that it is reasonably apparent from such SEC Reports that it is applicable to such section of the Company Disclosure Schedule.

        4.1    Organization, Standing and Power.

          (a)   The Company is a corporation duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the State of Nevada and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized, formed, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)   The Company has furnished or otherwise made available to Parent, prior to the date hereof, a correct and complete copy of the amended and restated articles of incorporation of the Company (the "Articles of Incorporation") and the amended and restated bylaws of the Company (the "Bylaws"), in each such case, as currently in effect as of the date hereof. The Articles of Incorporation and the Bylaws are in full force and effect and have not been amended, restated or otherwise modified in any respect other than as described therein.

        4.2    Authorization.     The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to approve this Agreement (the "Company Requisite Vote") and the filing of the Articles of Merger with the Nevada Secretary of State. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms and conditions, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, general equitable principles as to enforceability (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the "Bankruptcy and Equity Exception"). The Board of Directors of the Company, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company's stockholders in accordance with the NRS, (ii) approved and adopted this Agreement, (iii) recommended that the stockholders of the Company vote in favor of the approval of this Agreement and the Merger in accordance with the NRS (the "Recommendation") and (iv) directed that this Agreement be submitted to the stockholders of the Company for their approval. The only vote of the stockholders of the Company required to approve this Agreement and the transactions contemplated hereby is the Company Requisite Vote.

        4.3    No Conflicts; Governmental Approvals.

          (a)   Except as set forth on Section 4.3(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach or violate the Articles of Incorporation or Bylaws or the comparable charter or organizational documents of any of its Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by Section 4.3(b) have been obtained, all filings described in such clauses have been made and the Company Requisite Vote has been obtained, conflict with, breach or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a breach, violation or default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company pursuant to, any Material Contract, except, in the case of the foregoing clause (ii) and this clause (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) compliance with the applicable requirements of the Exchange Act (including the filing of the Proxy Statement), and state securities, takeover and "blue sky" laws, (ii) the filing of a premerger notification and report form by the Company under the HSR Act, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS, (v) the filing with the SEC of the Proxy Statement in definitive form and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to (A) prevent or materially delay the consummation of the transactions contemplated by this Agreement by the Company or (B) have, individually or in the aggregate, a Material Adverse Effect.

        4.4    Capitalization.     The authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

          (a)   As of July 3, 2017 (the "Capitalization Date"):

              (i)  no shares of Preferred Stock were issued and outstanding;

             (ii)  65,717,593 shares of Common Stock (inclusive of Restricted Shares) were issued and outstanding and 192,989 shares of Common Stock were held by the Company in its treasury; and

            (iii)  there were (A) 933,893 Restricted Shares outstanding, and (B) 1,078,392 shares of Common Stock underlying outstanding PSUs (calculated based on deemed target level performance achievement), in each such case as granted or provided for under the Company Stock Plan, along with the applicable award agreements with respect to which any Company Equity Awards have been issued thereunder, and pursuant to which any Company Equity Awards are outstanding.

          (b)   From the close of business on the Capitalization Date until the date of this Agreement, no Company Equity Awards have been granted and no Shares have been issued, except for shares of Common Stock issued pursuant to the vesting of PSUs, in each case in accordance with the terms of the Company Stock Plan. Except as set forth in Section 4.4(a) or on Section 4.4(b) of the Company Disclosure Schedule, as of the date of this Agreement, (i) there are not outstanding and authorized any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) subscriptions, options, warrants, calls, phantom stock or other rights to acquire from the Company, or obligations of the Company or any of its Subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of or any other equity interests in the Company or its Subsidiaries or (D) restricted stock, calls, restricted stock units, stock appreciation rights, performance stock, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or its Subsidiaries (the items in clauses (A), (B), (C), and (D), collectively, "Company Securities"), and there are no (E) voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock and voting securities of, or other equity interests in, the Company, (F) obligations or binding commitments of any character restricting the transfer of any shares of capital stock and voting securities of, or other equity interests in, the Company to which the Company is a party or by which it is bound or (G) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities and (ii) there are no outstanding contractual obligations of the Company or any Subsidiary to (1) repurchase, redeem or otherwise acquire any Company Securities, (2) grant, extend or enter into any subscription, option, warrant, call, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock and voting securities of, or other equity interests in, the Company or any of its Subsidiaries or (3) provide funds to, or make any investment (in the form of a loan, capital contribution, guarantee, credit enhancement or otherwise) in or assume any liability or obligation to, any other Person. All outstanding Shares, and all Shares reserved for issuance as noted in Section 4.4(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries that is a corporation is duly authorized, validly issued, fully paid and non-assessable and all such shares are owned by the Company or a Subsidiary of the Company and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for such transfer restrictions of general applicability as may be provided under the Securities Act. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no accrued or unpaid dividends or dividend equivalent rights with respect to any Shares, Restricted Shares or PSUs except for the Accrued Dividends.

          (c)   Section 4.4(c) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of all holders of Restricted Shares and PSUs, and, with respect to each, the type of award, the date of grant, the number of shares of Common Stock subject to such award and the vesting date thereof.

          (d)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the voting of, requiring registration of or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities, including any voting trusts, rights agreements or other similar agreements, understandings or Contracts to which the Company or any of its Subsidiaries is a party.

        4.5    Subsidiaries.     Section 4.5 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) each of the Company's Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary and (ii) the jurisdiction of organization of each such Subsidiary. Each of the Company's Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized, formed, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.6    JV Entities.     Section 4.6 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true, correct and complete list of each other corporation, partnership, limited liability company or other person that is not a Subsidiary of the Company but in which the Company, directly or indirectly, holds an equity interest (each such person, a "JV Entity", and each such interest, a "JV Interest"). All JV Interests are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens). There are no pending (or to the Knowledge of the Company, threatened) suits, claims, actions, proceedings, arbitrations, mediations or investigations (each, an "Action") against any JV Entity or any of its subsidiaries that would be disclosable under Section 4.10(a)(ii) (substituting "JV Entity" for the "Company"), except for any such Action that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.7    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has filed on a timely basis or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the "SEC") since the Applicable Date through the date hereof (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the "SEC Reports"). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, (i) the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and SOX, as the case may be, and the applicable rules and regulations promulgated thereunder and other applicable law, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. None of the Company's Subsidiaries is currently required to file periodic reports with the SEC. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the reports filed by the Company with the SEC.

          (b)   Each of the audited and unaudited consolidated or interim (as applicable) financial statements of the Company and its Subsidiaries (including all notes thereto) included in the SEC Reports (i) complied at the time that it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or for normal year-end adjustments as permitted by GAAP) and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, comprehensive income (loss), cash flows and changes in equity for the periods indicated. Except as set forth in Section 4.7(b) of the Company Disclosure Schedule, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff and, to the knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review. There has been no material correspondence between the SEC and the Company from the Applicable Date to the date of this Agreement that is not available on EDGAR or that has not otherwise been disclosed to Parent prior to the date of this Agreement. From the Applicable Date to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any material unresolved complaint, allegation, assertion or claim in writing regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls that has not otherwise been disclosed to Parent prior to the date of this Agreement. From the Applicable Date to the date of this Agreement, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

          (c)   From the Applicable Date, (i) the Company is and has been in compliance in all material respects with the applicable provisions of SOX; and (ii) each of the chief executive officer of the Company and the chief financial officer of the Company (or each former chief executive officer of the Company and each former chief financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Section 302 and Section 906 of SOX with respect to the SEC Reports, and the statements contained in such certifications are true, correct and complete. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (d)   The Company maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied; (ii) that transactions are executed only in accordance with the authorization of management; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's properties or assets.

          (e)   The Company maintains "disclosure controls and procedures" (as such terms are defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents.

          (f)    Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company and its Subsidiaries contained in the Company's annual report on Form 10-K for the period ended December 27, 2016; (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 27, 2016; (iii) for liabilities or obligations which have been discharged, paid in full or accrued for prior to the date of this Agreement; and (iv) for liabilities or obligations permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto, other than those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (g)   Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any "off balance sheet arrangement" within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

          (h)   Since the Applicable Date, none of the Company, the Company's independent public accountants or the Board of Directors of the Company (or any committee thereof) has identified or received any oral or written notification of any (i) "significant deficiency" in the internal controls over financial reporting of the Company that is reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; (ii) "material weakness" or significant deficiency in the design or operation of the internal controls over financial reporting of the Company that is reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (iii) fraud or allegation of fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

          (i)    No Subsidiary of the Company is, or has at any time since the Applicable Date, been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

        4.8    Compliance With Laws; Permits.

          (a)   Neither the Company nor its Subsidiaries is in violation of, nor since the Applicable Date has been in violation of, and each of the Company and its Subsidiaries are, and since the Applicable Date have been, in compliance with, any Law applicable to the Company or any of its Subsidiaries, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company and its Subsidiaries have all permits, registrations, licenses, authorizations, exemptions, certificates, orders, easements, variances, consents, grants, approvals and franchises from Governmental Authorities required to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time ("Permits"), except for any such Permits the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b)   For the five years preceding the date of this Agreement, neither the Company nor any of its Subsidiaries, directors, officers, nor, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries, or any other Person acting on behalf of any of the foregoing, (i) is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act or any other applicable Law that prohibits corruption or bribery (collectively, "Anti-Corruption Laws") or (ii) has directly or indirectly made, offered, agreed to, requested or taken any other act in furtherance of an offer, promise or authorization of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of any of the Anti-Corruption Laws. Since July 1, 2012, the Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to prevent and detect violations of and otherwise ensure compliance with all Anti-Corruption Laws; and the Company and its Subsidiaries have maintained accurate books and records in compliance with all Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries has, since July 1, 2012, received any written notice from any Governmental Authority alleging any violation, received any allegations whether internally or externally, conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Authority concerning, any actual or alleged violation of any Anti-Corruption Laws related to the Company or any of its Subsidiaries, nor to the Knowledge of the Company do they have any reasonable basis to believe such a violation may have occurred.

          (c)   The operations of the Company and its Subsidiaries in connection with the business of the Company are, and for the five years preceding the date of this Agreement have been, conducted in compliance with all applicable financial recordkeeping and reporting requirements and Anti-Money Laundering Laws. Neither the Company nor any of its Subsidiaries have, since the Applicable Date, received any written notice from any Governmental Authority alleging any violation, received any allegations whether internally or externally, conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Authority concerning, any actual or alleged violation of any Anti-Money Laundering Law related to the Company, nor to the Knowledge of the Company do they have any reasonable basis to believe such a violation may have occurred.

          (d)   The Company and each of its Subsidiaries are, and for the five years preceding the date of this Agreement have been, in compliance with all applicable International Trade Laws. The Company and its Subsidiaries have obtained all necessary approvals or licenses from, and made all filings with, any Governmental Authority required to fulfill any material commitments or obligations of the Company or its Subsidiaries that are currently pending or have been pending since the Applicable Date. Neither the Company nor any of its Subsidiaries has, since July 1, 2012, received any written or, other communication from any Governmental Authority that alleges that the Company or any Subsidiary is not, or may not be, in material compliance with, or has, or may have, any material liability under, any applicable International Trade Law or conducted any internal investigation with respect to, or made any voluntary or involuntary disclosure to a Governmental Authority concerning, any actual or alleged violation of any applicable International Trade Laws related to the Company or any of its Subsidiaries, nor do they have any reasonable basis to believe such a violation may have occurred.

          (e)   Neither the Company, nor its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee or agent of the Company or any of its Subsidiaries, or any other Persons acting on behalf of the Company or its Subsidiaries, is a person that designated on, or is owned or controlled by a person that is designated on any list of sanctioned parties maintained by the United States, the United Kingdom, or the European Union, including the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or located, organized or resident in a country or territory that is the subject of comprehensive sanctions imposed by the United States, European Union or United Kingdom (including Cuba, Iran, North Korea, Sudan, Syria and the Crimean region of the Ukraine). For the five (5) years preceding the date of this Agreement, neither the Company nor its Subsidiaries have participated in or otherwise engaged in any transaction or otherwise dealt directly or indirectly with any such designated person or any country or territory subject to comprehensive sanctions imposed by the United States, European Union or United Kingdom.

        4.9    Material Contracts.

          (a)   Except (i) for this Agreement, (ii) for the Contracts filed no less than two (2) Business Days prior to the date hereof as exhibits to the SEC Reports, (iii) for the Company Plans and Company Stock Plan or (iv) as set forth in Section 4.9 of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is party to or bound by any loan, guarantee of indebtedness or credit agreement, debenture, note, bond, mortgage, indenture, guarantee, deed of trust, purchase or sale order or other contract, commitment, agreement, instrument, binding obligation, arrangement, understanding, undertaking, permit, concession or franchise, lease, license or other instrument or obligation, in each case, whether written or oral (each, a "Contract") of the following type:

              (i)  any Contract pursuant to which the Company or any of its Subsidiaries manages any real property, resort, country club, lunch club or other establishment and under which the Company or any of its Subsidiaries derives annualized management fees in excess of $50,000 in each such case;

             (ii)  any Contract providing for the sale by the Company and/or its Subsidiaries of a good and/or service of more than $100,000 in each such case during the Company's fiscal year ended December 27, 2016, which Contract is not fully performed by the Company and its Subsidiaries as of the date of this Agreement;

            (iii)  any Contract providing for the purchase by the Company and/or its Subsidiaries of a good and/or service from third party vendors or suppliers of more than $250,000 in each such case during the Company's fiscal year ended December 27, 2016 that is not terminable without material penalty on 90 days or shorter notice by the Company or any of its Subsidiaries;

            (iv)  any Contract that contains covenants binding upon the Company or any of its Subsidiaries that materially restrict the ability of the Company or any of its Subsidiaries to compete in any business or with any Person or in any geographic area that, in each such case, are material to the Company and its Subsidiaries taken as a whole as of the date of this Agreement (other than leases for business clubs containing express limitations therein of the type described in this Section 4.9(a)(iv)) or materially restrict the ability of the Company or any of its Subsidiaries to solicit or hire any employee or consultant (other than Contracts with limitations on soliciting or hiring provisions entered into in the ordinary course of business);

             (v)  any joint venture, partnership or other similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole (other than any such Contract with respect to any partnership or joint venture that is wholly owned by the Company or any of its Subsidiaries);

            (vi)  any Contract with a top-ten supplier or vendor to the Company and its Subsidiaries, taken as a whole (based on the magnitude of payments by the Company or any such Subsidiary over the twelve (12) months ended December 31, 2016);

           (vii)  other than the Company Plan listed on Section 4.12(a) of the Company Disclosure Schedule, each indemnification, employment, consulting or other material Contract with (A) any member of the Company Board or (B) any executive officer of the Company, in each case, other than those Contracts (or forms of) (1) filed as exhibits (including exhibits incorporated by reference) to any SEC Reports or (2) terminable by the Company or any of its Subsidiaries on no more than 30 days' notice without liability or financial obligation to the Company or any of its Subsidiaries;

          (viii)  any indenture, credit agreement, loan agreement, security agreement, guarantee, bond or similar Contract pursuant to which any funded indebtedness of the Company or any of its Subsidiaries, in each case in excess of $1,000,000, is outstanding (other than any such Contract between or among any of the Company and any of its Subsidiaries);

            (ix)  any Contract that requires the Company or any of its Subsidiaries, directly or indirectly, to make any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or any of its Subsidiaries) in any such case in excess of $1,000,000;

             (x)  any Contract that expressly prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or expressly prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;

            (xi)  any Real Property Lease for which the aggregate annual rent or similar charges exceeds $50,000 (other than Real Property Leases between the Company and any of its Subsidiaries or between such Subsidiaries);

           (xii)  any material Contract with any Governmental Authority (including any material settlement, conciliation or similar agreement or arrangement);

          (xiii)  any Contract with respect to any acquisition and divestiture pursuant to which the Company or any of its Subsidiaries has "earn-out" or other deferred payment obligations, in each case, that would reasonably be expected to result in payments in excess of $50,000;

          (xiv)  any Contract between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent (5%) or more of the outstanding Shares, on the other hand, except for any Company Plan and any Contracts entered into on arm's length terms in the ordinary course of business; and

            (xv)  any Contract where the Company grants or receives rights in or to Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole, excluding commercially available, non-exclusive licenses.

  Each Contract (i) set forth in Section 4.9(a) of the Company Disclosure Schedule or (ii) filed as an exhibit to the SEC Reports as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan), is referred to herein as a "Material Contract".

          (b)   Each of the Material Contracts is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as the date hereof (x) the Company or its Subsidiaries party thereto and, to the Knowledge of the Company, each of the other parties thereto, are not in breach of, default or violation under, any Material Contract, (y) no event or condition has occurred or exists that with notice or lapse of time, or both, would constitute such a breach, default or violation and neither the Company nor any of its Subsidiaries has received written notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Material Contract and (z) none of the Company or any of its Subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate the terms of any such Material Contract.

        4.10    Absence of Certain Changes.

          (a)   Since December 27, 2016 through the date of this Agreement, except for events giving rise to, or contemplated by, this Agreement or as set forth in Section 4.10 of the Company Disclosure Schedule, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) the Company and its Subsidiaries have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Section 6.1(b)(i), Section 6.1(b)(iv), Section 6.1(b)(v), Section 6.1(b)(viii), Section 6.1(b)(xiii), Section 6.1(b)(xiv), Section 6.1(b)(xvi), Section 6.1(b)(xviii) or Section 6.1(b)(xix).

          (b)   Since December 27, 2016, there has not occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

        4.11    Legal Proceedings.     There are no Actions pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries or any of their respective material properties is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no Actions pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that seek to materially interfere with or delay the consummation of the transactions contemplated by this Agreement. There are no inquiries, investigations or reviews, in respect of which the Company has received written notice, by any Governmental Authority or internal investigations or reviews pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries, except for those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the date of this Agreement, there are no settlements of any Actions to which the Company or any of its Subsidiaries is a party that are material to the Company or its Subsidiaries, taken as a whole, and under which the Company or any of its Subsidiaries have material continuing obligations.

        4.12    Employee Benefit Matters.

          (a)   Section 4.12(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan. A "Company Plan" means each "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and each other employee benefit plan, policy, program or arrangement providing compensation or benefits, including bonus plans, employment, severance, fringe benefits, change in control, retention, incentive equity or equity-based compensation, or deferred compensation arrangements, in each case, contributed to, sponsored or maintained by the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries has an obligation to contribute as of the date of this

  Agreement for the benefit of any current, former or retired employee, director or consultant of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any direct or indirect liability, contingent or otherwise, excluding, in each case, the "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA set forth on Section 4.12(e) of the Company Disclosure Schedule.

          (b)   With respect to each material Company Plan set forth on Section 4.12(a) of the Company Disclosure Schedule, the Company has made available to Parent a true and complete copy thereof to the extent in writing or in the case of any unwritten material Company Plan, a written description thereof, and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the IRS, (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, and (iv) for the most recent year available (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) all material written communications to any Governmental Authority relating to such material Company Plan, if any.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable Laws, rules and regulations and (ii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Company, threatened. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the Knowledge of the Company, no circumstances exist which would reasonably be expected to adversely affect such qualification.

          (d)   Except as set forth in Section 4.12(d) of the Company Disclosure Schedule, no Company Plan provides for post-employment or retiree health, medical or life insurance benefits, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws at the sole expense of the former employee.

          (e)   (i) No Company Plan is a plan that is subject to Section 302 of Title IV of ERISA or Section 412 of the Code and (ii) neither the Company nor any of its Subsidiaries has, during the six-year period ending on the date of this Agreement, maintained, contributed to or been required to contribute to any such plan. Neither the Company nor any of its Subsidiaries has any unsatisfied liability under Title IV of ERISA and, to the Knowledge of the Company, no condition exists that is reasonably likely to cause the Company or any of its Subsidiaries to incur a liability under Title IV of ERISA. Except as set forth in Section 4.12(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has, or within the six-year period ending on the date of this Agreement has had, contributed to, been required to contribute to, or has or within the six-year period ending on the date of this Agreement has had any obligation or liability (including "withdrawal liability" within the meaning of Title IV of ERISA) with respect to, any plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA. No Company Plan is a "multiple employer plan" (within the meaning of Section 4063 or Section 4064 of ERISA).

          (f)    Neither the Company nor any of its Subsidiaries is a party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code. Each material Company Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code is in compliance in all material respects with Section 409A of the Code.

          (g)   Except as set forth in Section 4.12(g) of the Company Disclosure Schedule or as specifically contemplated by this Agreement, neither the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby would (either alone or in combination with another event) (i) entitle any Company Employee or director or consultant of the Company or any of its Subsidiaries to any compensation or benefit; (ii) accelerate the time of payment, vesting, or funding, or increase the amount of compensation or benefit due any such Company Employee or director or consultant of the Company or any of its Subsidiaries or (iii) result in any payments or benefits that would not reasonably be expected to be deductible under Section 280G of the Code or that would be subject to the excise tax under Section 4999 of the Code.

        4.13    Labor.     Except as set forth in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to any collective bargaining agreement or similar agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being negotiated by the Company as of the date hereof. As of the date hereof, there are no material strikes, material work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no (a) unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, (b) to the Knowledge of the Company, union organizing efforts regarding any Company Employees, or (c) liabilities or obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remain unsatisfied. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened actions or proceedings relating to employees or employment practices. Except for such instances of noncompliance as would not have a Material Adverse Effect, each of the Company and its Subsidiaries is, and has been during the past three (3) years, in compliance in all respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices. To the Knowledge of the Company, each employee, officer, director and consultant of the Company and any of its Subsidiaries has all work permits, immigration permits, visas, or other authorizations required by applicable Law for such service provider given the duties and nature of such service provider's services. To the Knowledge of the Company, a properly completed Form I-9 is on file with respect to each employee of the Company and its Subsidiaries. To the Knowledge of the Company, except as otherwise provided in the SEC Reports prior to the date of this Agreement, no senior employee of the Company or any of its Subsidiaries has given written notice to the Company or any of its Subsidiaries that such employee intends to terminate his or her employment.

        4.14    Insurance.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all insurance policies of the Company and its Subsidiaries which are material to the Company and its Subsidiaries taken as a whole (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in all material respects in the industries in which the Company and its Subsidiaries operate (b) all premiums due with respect to such material insurance policies have been paid in accordance with the terms thereof and (c) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute such a breach or default under, or permit termination or modification of, any of such insurance policies. Section 4.14 of the Company Disclosure Schedule contains a true, correct and complete list of all insurance policies in effect as of the date of this Agreement that are material to the business of the Company and its Subsidiaries, taken as a whole.

        4.15    Real Property.

          (a)    Owned Real Property.

              (i)  Section 4.15(a)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of the address of each Owned Real Property. The Leased Real Property and Owned Real Property constitute all of the real property owned, leased or occupied by the Company and its Subsidiaries. The Company has made available to Parent true, complete and accurate copies of any and all deeds, title insurance policies or title reports evidencing ownership of the Owned Real Property, together with copies of the most recent surveys of the same, in each case, obtained by the Company or in the Company's possession. Except for Permitted Liens, with respect to each Owned Real Property: (A) the Company or a Subsidiary of the Company, as applicable, has good, valid and marketable fee simple title to each parcel of Owned Real Property; (B) the Company or a Subsidiary of the Company, as applicable, has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof. Except as set forth in Section 4.15(a)(i) of the Company Disclosure Schedule, neither the Company nor any Subsidiary of the Company is a party to any agreement or option to purchase any real property or interest therein. As of the date hereof, there exists no pending or, to the Knowledge of the Company, threatened condemnation, requisition or taking by any Governmental Authority with respect to any Owned Real Property.

             (ii)  Except as would not be or reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, no Owned Real Property or Leased Real Property or any interest of the Company or any Company Subsidiary in any Owned Real Property or Leased Real Property is subject to any outstanding agreement of sale, transfer or lease (other than any tenant lease) or any option or any other right of any Person to acquire any interest therein that was granted by the Company or any Subsidiary of the Company.

            (iii)  To the Knowledge of the Company, the buildings, fixtures and other improvements on the Owned Real Property (and the Leased Real Property, in the case of any Leased Real Property which is subject to a so-called "net" lease) are in good operating condition, working order and repair, ordinary wear and tear excepted, and suitable for the purpose for which they are being used by the Company or a Subsidiary of the Company, as applicable, except in each case, for such repairs and improvements being effected in connection with the capital expenditures and maintenances contemplated in the Approved Budget.

          (b)    Leased Real Property.    Section 4.15(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all leases, subleases, licenses and other similar real property agreements (together with any amendments or modifications thereto) granting a right to use, occupy or access the Leased Real Property (each a "Real Property Lease") pursuant to which the Company or a Subsidiary of the Company, as applicable, is party as of the date of this Agreement. The Company has made available to Parent true, complete and accurate copies of each Real Property Lease. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Real Property Lease is a valid and binding obligation of the Company or a Subsidiary of the Company, as applicable, and, to the Knowledge of the Company, the other party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such Real Property Lease by the other party thereto and subject to the Bankruptcy and Equity Exception). Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Real Property Leases is valid, binding and in full force and effect and the Company or a Subsidiary has good leasehold title to all Leased Real Property. Neither the Company nor any Subsidiary is and, to the Knowledge of the Company, no other party is in breach or violation of, or default under, any of the Real Property Leases in any material respect and neither the Company nor any Subsidiary has taken or failed to take any action which, with notice, lapse of time, or both, would constitute such a default and neither the Company nor any Subsidiary has received or given any claim of default under any such agreement which remains uncured. Except as disclosed in Section 4.15(b) of the Company Disclosure Schedule and for those which are a Permitted Lien, (I) there are no written or oral subleases, concessions or other contracts granting to any Person other than the Company or a Subsidiary of the Company the right to use or occupy all or any portion of any Leased Real Property and (II) there are no outstanding options or rights of first refusal to purchase all or a portion of such Leased Real Property.

        4.16    Tax Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (a)   The Company and each of its Subsidiaries (i) have timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes required to be paid (whether or not shown as due on such filed Tax Returns) and have established adequate reserves, in accordance with GAAP, in the consolidated financial statements of the Company included in the SEC Reports for any Taxes that are not yet due as of the date of such financial statements; and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b)   Except as set forth on Section 4.16(b) of the Company Disclosure Schedule, no Tax audits, examinations, investigations or other proceedings with respect to any Tax liability of the Company or any of its Subsidiaries are currently pending.

          (c)   Except as set forth on Section 4.16(c) of the Company Disclosure Schedule, there are no Liens on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided.

          (d)   Neither the Company nor any of its Subsidiaries has (i) participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or foreign Tax Law) or (ii) taken any reporting position on a Tax Return, which reporting position (A) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or foreign Tax Law), and (B) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or foreign Tax Law).

          (e)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than the group the common parent of which is the Company), (ii) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (iii) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its Subsidiaries) or (iv) has been either a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

          (f)    Neither the Company nor any of its Subsidiaries has failed to withhold, collect or timely remit all amounts required to have been withheld, collected and remitted in respect of Taxes with respect to any payments to a vendor, employee, independent contractor, creditor, stockholder or any other Person.

          (g)   No written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

          (h)   Except as set forth on Section 4.16(h) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries will be required to include in any taxable period ending after the Closing Date taxable income attributable to income that accrued in a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of (i) the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code or Section 108(i) of the Code or comparable provisions of state, local or foreign Tax Law; (ii) any closing or similar agreement with any Governmental Authority executed on or prior to the Closing Date; (iii) any deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) resulting from any intercompany transaction occurring on or before the Closing; or (iv) any prepaid amount received on or prior to the Closing Date other than in the ordinary course of business.

        4.17    Intellectual Property.

          (a)   Section 4.17(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all registered and applied for Intellectual Property owned by the Company and its Subsidiaries. The Company and its Subsidiaries either (A) exclusively own the Intellectual Property necessary to the conduct of their business as currently conducted, free and clear of all Liens except Permitted Liens, or (B) otherwise have a right to the Intellectual Property necessary to the conduct of their businesses as currently conducted (provided that neither of the foregoing will be read as a non-infringement representation).

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

              (i)  All of the registrations and applications set forth on Section 4.17(a) of the Company Disclosure Schedule are subsisting and unexpired and, to the Knowledge of the Company, valid and enforceable, and payment of all renewal and maintenance fees and expenses, and all filings related thereto, each with a due date prior to the date hereof, have been duly made.

             (ii)  (A) Neither the Company nor any of its Subsidiaries has received, in the past two (2) years, any written notice asserting that the Company or its Subsidiaries are infringing, violating or misappropriating a third party's Intellectual Property, (B) there is no Action pending or, to the Knowledge of the Company, threatened in writing alleging infringement, violation or misappropriation of or challenging the Company's or any of its Subsidiaries' rights in or to any of the Company's Intellectual Property and the Company and its Subsidiaries' current conduct of their businesses does not, and the conduct of their businesses during the past two (2) years prior to the date of this Agreement did not, infringe, violate or misappropriate the Intellectual Property of any third party (except that with respect to patents, the foregoing representation in Section (B) hereof is being made to the Knowledge of the Company), and (C) to the Knowledge of the Company, the Intellectual Property of the

    Company and its Subsidiaries is not being infringed, violated or misappropriated by any third party.

            (iii)  The Company and its Subsidiaries have taken commercially reasonable efforts to protect and maintain their trade secrets and confidential information (including personal information) and the integrity, continuous operation and security of their software, networks and systems, and as of the date hereof, to the Knowledge of the Company, there have been no material breaches, outages or violations of same. As of the date hereof, all software, networks and systems used by the Company or any of its Subsidiaries in the conduct of their businesses: (A) operate and perform in conformance with the needs of the businesses of the Company and its Subsidiaries as currently conducted; (B) are, to the Knowledge of the Company, free from any software defect; (C) are sufficient in all material respects as is necessary for the businesses of the Company and its Subsidiaries as currently conducted; and (D) during the past two (2) years prior to the date of this Agreement, have not experienced or been affected by any failures, breakdowns, continued substandard performance or other adverse events that have caused any disruption or interruption to the business of the Company and its Subsidiaries that have not been remedied or replaced and/or that are otherwise in the process of being remedied or replaced.

            (iv)  The Company and its Subsidiaries have posted policies with respect to privacy and the collection of personal information (the "Privacy Policy"). The Company and its Subsidiaries are in compliance with, in all material respects, the Privacy Policies that were posted at the time personal information was collected and, to the Company's Knowledge, no Person has gained unauthorized access to or made any unauthorized use of any such personal information. The Company and its Subsidiaries have reasonable security measures in place to protect personal information stored in their computer systems from unlawful use by any third party or any other use by a third party that would violate any Privacy Policy as it existed at the time that personal information was collected. The execution, delivery and performance of the transactions contemplated by this Agreement do not violate any applicable Privacy Policy and, upon Closing, Parent will own all such personal information and continue to have the right to use such personal information on identical terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing. No Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries relating to the collection or use of personal information. To the Knowledge of the Company, the Company and each of its Subsidiaries complies with, and has complied with since the Applicable Date, the Payment Card Industry's Data Security Standard except for any non-compliance that would not reasonably be expected to have a material impact on the business of the Company or a Subsidiary.

        4.18    Environmental Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) the Company and its Subsidiaries are, and for the three years prior to the date of this Agreement have been, in compliance with all applicable Environmental Laws; (b) each of the Company and its Subsidiaries has all Permits required under any applicable Environmental Laws for the operation of its respective businesses as currently conducted, and is, and for the three years prior to the date of this Agreement has been, in compliance with the requirements of such Permits and has timely applied for all required renewals of same; (c) neither the Company nor any of its Subsidiaries has received, as of the date hereof, written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations or proceedings regarding any Environmental Law against the Company or any of its Subsidiaries; (d) neither the Company nor any of its Subsidiaries has Released any Hazardous Materials, and to the Knowledge of the Company there are no Hazardous Materials otherwise present, at any real properties owned, leased or operated by the

Company or any of its Subsidiaries, or to the Knowledge of the Company, at any real properties formerly owned, leased or operated by the Company or any of its Subsidiaries, under conditions or in concentrations that would reasonably be expected to result in (i) an order from any Governmental Authority, or any current obligation to act under any applicable Environmental Laws, for clean up or remediation of Hazardous Materials, or (ii) an action, suit or proceeding by any private party or Governmental Authority under any applicable Environmental Laws, in either case of clause (i) or (ii) against the Company or any of its Subsidiaries; and (e) the Company and its Subsidiaries are not subject to any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority or settlement agreement imposing any obligations or liabilities on the Company or any of its Subsidiaries relating to or arising under Environmental Laws.

        4.19    Affiliate Transactions.     Except for (i) as filed or incorporated by reference as an exhibit to an SEC Report filed by the Company prior to the date hereof and since the Applicable Date and (ii) any employment-related agreements, as of the date hereof, no Company Related Party is a party to any Contract or transaction with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any property owned or used by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing since the Applicable Date (a "Company Affiliate Transaction"). Any Company Affiliate Transaction as of the time it was entered into and as of the time of any amendment or renewal thereof contained such terms, provisions and conditions as were at least as favorable to the Company or any of its Subsidiaries as would have been obtainable by the Company or its Subsidiaries in a similar transaction with an unaffiliated third party. To the Knowledge of the Company, no Company Related Party owns, directly or indirectly, on an individual or joint basis, any interest in, or, except as set forth in Section 4.19 of the Company Disclosure Schedule, serves as an officer or director or in another similar capacity of, any vendor or other independent contractor of the Company or any of its subsidiaries, or any person which has a Contract with the Company or any of its subsidiaries.

        4.20    Proxy Statement.     None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement") will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

        4.21    Solvency.     As of immediately prior to the Effective Time, but without giving effect to the Merger or any other repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters in connection with and contingent upon the Closing, the Company will be Solvent.

        4.22    Opinions of Financial Advisors.     Jefferies LLC and Wells Fargo Securities, LLC (collectively, the "Financial Advisors") have delivered to the Board of Directors of the Company separate written opinions (or oral opinions to be confirmed in writing) to the effect that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and matters set forth therein, the Per Share Merger Consideration to be paid to the holders of Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed, correct and complete copy of the Financial Advisors' written opinions will be promptly (and in any event, within 48 hours) forwarded to Parent solely for informational purposes after receipt thereof by the Company.

        4.23    Takeover Statutes.     Assuming the accuracy of the representations and warranties contained in Section 5.10, no "fair price", "moratorium", "control share acquisition", "business combination" or other similar antitakeover statute or regulation enacted under Laws applicable to the Company is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

        4.24    No Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its Subsidiaries.

        4.25    Budget.     Section 4.25 of the Company Disclosure Schedule sets forth a true, correct and complete copy of the budget (including planned capital expenditures) of the Company and its Subsidiaries for the fiscal year 2017 that has been approved by the Board of Directors of the Company (the "Approved Budget").

        4.26    No Dissenter's Rights.     No holder of any shares of Common Stock will have or be entitled to assert dissenter's rights or any other rights of appraisal, pursuant to the NRS or otherwise, as a result of or in connection with this Agreement and the transactions contemplated hereby, including the Merger.

        4.27    Initiation Deposits.     As of March 21, 2017, based on the reasonable assumptions and ordinary course accounting practices of the Company (in consultation with its accountants and other relevant Representatives), (i) the aggregate amount of initiation deposits recorded by the Company and its Subsidiaries that were eligible to be refunded pursuant to any applicable Contract or Law within twelve (12) months of such date was, on a gross basis, the amount set forth opposite clause (i) on Section 4.27 of the Company Disclosure Schedule, (ii) the discounted present value (as determined by the Company in good faith) of such initiation deposits that may be refunded pursuant to any applicable Contract or Law in future years from such date (but not including the twelve (12) month period beginning from such date) was, on a gross basis, the amount set forth opposite clause (ii) on Section 4.27 of the Company Disclosure Schedule and (iii) the aggregate rate of redemption of such initiation deposits by the Company and its Subsidiaries to any Persons eligible to receive such initiation deposits pursuant to any applicable Contract or Law from December 28, 2016 to March 21, 2017 (measured as a percentage of the aggregate amount of initiation deposits refunded to all such Persons against the aggregate amount of such initiation deposits eligible to be so refunded during such period) is the percentage set forth opposite clause (iii) on Section 4.27 of the Company Disclosure Schedule. The Company has provided Parent with copies of all written substantive non-privileged correspondence and descriptions of the material terms of all other substantive non-privileged correspondence (including within the Company and/or with any relevant advisors to the Company and/or any Governmental Authority) concerning such initiation deposits and any audits or Actions relating thereto.

        4.28    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Other than in the case of fraud, neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent's or Merger Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain "data rooms" or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub each hereby represent and warrant to the Company that, except as set forth on the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the "Parent Disclosure Schedule"), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent:

        5.1    Organization, Standing and Power.     Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the articles of incorporation and bylaws or other similar organizational documents of Parent and Merger Sub and each are in full force and effect and have not been amended, restated or otherwise modified in any respect other than as described therein.

        5.2    Authorization.     Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly adopted by the Board of Directors of Merger Sub and the execution, delivery and performance of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent will approve this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub and promptly deliver to the Company evidence of its vote or action by written consent approving this Agreement in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize, adopt or approve this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms and conditions, subject to the Bankruptcy and Equity Exception.

        5.3    No Conflicts; Governmental Approvals.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby, will not (i) breach, violate or conflict with the articles of incorporation, bylaws or other governing documents of Parent, the articles of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a breach, violation or default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Authority, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities, takeover and "blue sky" laws, (ii) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the signing and filing with the Nevada Secretary of State of the Articles of Merger as required by the NRS, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        5.4    Vote / Approval Required.     No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The approval of this Agreement by Parent as the sole stockholder of Merger Sub (which shall occur immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

        5.5    Legal Proceedings.     There are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective Subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any order, writ, judgment, injunction, decree or award that would, or would reasonably be expected to, have, individually or in the aggregate, a Parent Material Adverse Effect. There are no Actions pending, or to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective Subsidiaries that seek to materially interfere with or delay the consummation of the transactions contemplated by this Agreement. There are no inquiries, investigations or reviews by any Governmental Authority or internal investigations or reviews pending or, to the Knowledge of Parent, threatened with respect to Parent or Merger Sub or any of their respective Subsidiaries, except for those that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no settlements of any Actions to which Parent or Merger Sub or any of their respective Subsidiaries is a party that are material to Parent or Merger Sub or any of their respective Subsidiaries, taken as a whole, and under which Parent or Merger Sub or any of their respective Subsidiaries have material continuing obligations.

        5.6    Operations and Ownership of Merger Sub.     The authorized capital stock of Merger Sub consists solely of one hundred (100) shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (i) as expressly contemplated herein or in any other document related to this transaction and (ii) liabilities and obligations incidental to its formation and the maintenance of its existence.

        5.7    Compliance With Laws.     Except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each of Parent and Merger Sub is in compliance with all Laws applicable to Parent and Merger Sub.

        5.8    Financing.     Each of Parent and Merger Sub affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent or Merger Sub obtain financing for, or related to, any of the transactions contemplated by this Agreement. As of the date of this Agreement, Parent has delivered to the Company true, complete and correct copies of (i) the executed commitment letter, dated as of the date hereof, from the lenders, arrangers, bookrunners and agents party thereto (the "Debt Financing Sources") (including all exhibits, schedules and annexes thereto, and the executed fee letter associated therewith redacted in a manner as described below, collectively, the "Debt Commitment Letter"), pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the aggregate amounts set forth therein (the "Debt Financing") for the purposes of funding a portion of the Financing Uses and (ii) the executed commitment letter, dated as of the date hereof, among Parent, the Guarantor and the other parties thereto (including all exhibits, schedules and annexes thereto, the "Equity Commitment Letter" and, together with the Debt Commitment Letter, the "Commitment Letters"), pursuant to which the Guarantor has committed, subject to the terms and conditions set forth therein, to invest cash in the aggregate amount set forth therein (the "Equity Financing" and, together with the Debt Financing, the "Financing"). As of the date of this Agreement, Parent has also delivered to the Company true, complete and correct copies of any fee letter with the fee amounts, economic, financial, dollar and ratio terms (including related dates) of the "market flex" provision and the economic, financial, dollar and ratio terms (including related dates) of the securities demand provisions redacted in a customary manner, none of which redactions covers terms that would (i) reduce the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries) or (ii) impose any new condition or otherwise adversely amend, modify or expand any conditions precedent to the Debt Financing. As of the date of this Agreement, (i) none of the Commitment Letters have been amended, supplemented or modified prior to the date of this Agreement, (ii) no such amendment, supplement or modification is contemplated by Parent or, to the Knowledge of Parent, by the other parties thereto (other than to add lenders, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement), and (iii) the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded in any respect and, to the Knowledge of Parent, no such withdrawal, termination or rescission is contemplated. Except for the fee letter referred to above and customary engagement letters and fee credit letters with respect to the Debt Financing (none of which (i) reduces the amount of the Debt Financing below the amount required to satisfy the Financing Uses (after taking into consideration the amount of the Equity Financing and available cash of the Company and its Subsidiaries) or (ii) imposes any new condition or otherwise adversely amends, modifies or expands any conditions precedent to the Debt Financing), there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding or investing, as applicable, of the Financing or the transactions contemplated hereby other than as expressly set forth in the Commitment Letters delivered to the Company on or prior to the date hereof. As of the date hereof, Parent has fully paid any and all commitment fees or other fees in connection with the Commitment Letters that are payable on or prior to the date hereof pursuant to the terms of the Commitment Letters and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid pursuant to the terms relating to the Debt Financing as and when they become due and payable prior to the Closing Date. As of the date hereof, the Commitment Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and Merger Sub, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, subject, in each case, to the Bankruptcy and Equity Exception. There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing (including pursuant to any "market flex" provisions in the fee letter), other than as expressly set forth in the Commitment Letters and any related fee letter delivered to the Company on or prior to the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent, any other party thereto under any of the Commitment Letters, (ii) constitute a failure to satisfy a condition on the part of Parent or Merger Sub or, to the Knowledge of Parent, any other party thereto under the Commitment Letters or (iii) result in any portion of the amounts to be funded or invested in accordance with the Commitment Letters being unavailable on the Closing Date. As of the date hereof, assuming the satisfaction or waiver of conditions to Parent's and Merger Sub's obligations to consummate the Merger, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Commitment Letters will not be satisfied or that the full amount of the Financing will not be made available to Parent in full on the Closing Date. Assuming the Financing is funded and/or invested in accordance with the Commitment Letters, Parent and Merger Sub will have on the Closing Date funds sufficient to (i) pay the aggregate Per Share Merger Consideration and the other payments under Article III, (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger and the Financing, (iii) prepay or repay any outstanding indebtedness of the Company or its Subsidiaries required by this Agreement to be prepaid or repaid and (iv) satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder (clauses (i) through (iv), the "Financing Uses").

        5.9    Parent Guarantee.     The Guarantor has furnished the Company with a true, complete and correct copy of the Parent Guarantee. The Parent Guarantee is in full force and effect and has not been amended or modified. The Parent Guarantee is a (a) legal, valid and binding obligation of the Guarantor and of each of the other parties thereto and (b) enforceable in accordance with its respective terms against the Guarantor and each of the other parties subject to the Bankruptcy and Equity Exception. There is no default under the Parent Guarantee by the Guarantor, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Guarantor.

        5.10    Ownership of Shares.     None of Parent, Merger Sub or any of their respective Affiliates or Subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Affiliates or Subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (a) such derivative conveys any voting rights in such securities to such Person or such Person's Affiliates, (b) such derivative is required to be, or capable of being, settled through delivery of securities or (c) such Person or such Person's Affiliates may have entered into other transactions that hedge the economic effect of such derivative.

        5.11    Proxy Statement.     None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

        5.12    Interests in Competitors.     Other than as set forth on Section 5.12 of the Company Disclosure Schedule, neither Parent nor any of its Affiliates competes directly in any markets or market segments within the lines of business of the Company or any of its Subsidiaries.

        5.13    Solvency.     Assuming (a) that the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 have been satisfied or waived, (b) (i) the accuracy of the representations and warranties set forth in Article IV hereof and (ii) the performance by the Company and its Subsidiaries of the covenants and agreements contained in this Agreement and (c) that the Required Financial Information fairly presents the consolidated financial condition of the Company as at the end of the periods covered thereby and as of the Closing and the consolidated results of earnings of the Company for the periods covered thereby and as of the Closing, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Financing and the Available Cash Amount, the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under Article III, the funding of any obligations of the Surviving Corporation or its Subsidiaries which become due or payable by the Surviving Corporation and its Subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be Solvent.

        5.14    Certain Arrangements.     As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, or authorized, committed or agreed to enter into any with any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any stockholder of the Company or any member of the Company's management or directors that is related to the transactions contemplated by this Agreement.

        5.15    Access to Information; Disclaimers.     Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its Subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its Subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the representations and warranties of the Company expressly contained in Article IV and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its Subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto (other than in the case of fraud).

        5.16    No Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

        5.17    No Other Information.     Except for the representations and warranties contained in this Article V, and other than in the case of fraud, the Company acknowledges and agrees that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided or made available to the Company or any other Person.

ARTICLE VI
COVENANTS

        6.1    Conduct of Business of the Company Pending the Closing.

          (a)   During the Interim Period, except (i) as set forth in Section 6.1(a) or Section 6.1(b) of the Company Disclosure Schedule, (ii) as required by applicable Law or Contract, (iii) as otherwise expressly required by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause its Subsidiaries to: (A) conduct its and their respective businesses in the ordinary course of business in all material respects consistent with past practice, (B) maintain its and their existence in good standing pursuant to applicable Law and (C) to the extent consistent with the foregoing, use commercially reasonable efforts (1) to preserve intact its and their present business organizations and (2) to preserve its and their present material business relationships with its and their customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors, Governmental Authorities and other Persons with whom the Company or any of its Subsidiaries has business relations; provided that for the avoidance of doubt, the Company shall not be obligated to take any action that would not be permitted by Section 6.1(b).

          (b)   During the Interim Period, except (i) as set forth in Section 6.1(a) or Section 6.1(b) of the Company Disclosure Schedule, (ii) as required by applicable Law or Contract, (iii) as otherwise expressly required by this Agreement or (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned, except that with respect to Sections 6.1(b)(i), 6.1(b)(iii), 6.1(b)(iv), 6.1(b)(viii), 6.1(b)(ix), 6.1(b)(xvi), 6.1(b)(xvii) and 6.1(b)(xviii) and, solely with respect to the foregoing Sections, Section 6.1(b)(xx), Parent's consent may be given, conditioned or withheld in its sole discretion), the Company shall not, and shall not permit its Subsidiaries to:

              (i)  amend, modify, adopt by amendment or otherwise change its articles of incorporation or bylaws (including the Articles of Incorporation and the Bylaws) or other applicable governing instruments;

             (ii)  other than in the ordinary course of business, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or division thereof or any property or assets, in each case, except for (A) purchases of equipment, inventory and other assets in the ordinary course of business or property or assets pursuant to existing Contracts as of the date hereof, or (B) acquisitions in the ordinary course of business and consistent with past practice not to exceed $5,000,000 in the aggregate;

            (iii)  issue, sell, grant, authorize, pledge, dispose of or encumber (or authorize the issuance, sale, grant, pledge, disposition or encumbrance of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive, or that are convertible into or exchangeable or exercisable for, any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its Subsidiaries (except (A) for the issuance of Shares upon the vesting of PSUs, (B) for any issuance, sale or disposition to the Company or a wholly-owned Subsidiary of the Company by any Subsidiary of the Company, (C) the grant of Restricted Shares, PSUs or any other award permitted to be granted under the Company Stock Plan, on terms and conditions consistent with Section 6.1(b)(iii) of the Company Disclosure Schedule), or (D) the pledging of equity interests of Subsidiaries as collateral as required by the Credit Facility;

            (iv)  reclassify, combine, split, reverse split, consolidate, recapitalize, subdivide, redeem, purchase or otherwise acquire any shares of capital stock or ownership interests of the Company or any of its Subsidiaries (or any warrants, options or other rights to acquire the foregoing) or consummate or authorize any other similar transaction with respect to shares of capital stock or ownership interests of the Company or any of its Subsidiaries (or any warrants, options or other rights to acquire the foregoing) (except for the settlement of any Restricted Shares or PSUs pursuant to the terms of the Company Stock Plan in the ordinary course of business consistent with past practice);

             (v)  create or incur any Lien, other than Permitted Liens, in excess of $1,000,000 of notional debt in the aggregate on any material assets of the Company or its Subsidiaries;

            (vi)  make any loans, advances or capital contributions to, or investment in, any Person in excess of $250,000 in the aggregate, except for (A) loans, advances or capital contributions or investments among the Company and any of its Subsidiaries, in each case, in the ordinary course of business and consistent with past practice and (B) advances to directors or employees in the ordinary course of business, consistent with past practice, to cover costs and expenses reasonably incurred in their respective capacities as such;

           (vii)  sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, lease, assign, license, transfer, exchange, swap, abandon, mortgage, pledge, hypothecate, grant an easement in respect to, or otherwise encumber or restrict the use of (including by securitization), allow to expire, or dispose of, in a single transaction or series of transactions, any material assets (including Intellectual Property owned or used by the Company and its Subsidiaries), rights or properties, other than (A) sales, dispositions, licensing, expirations or lapses of equipment and/or inventory and other assets in the ordinary course of business consistent with past practices or pursuant to existing Contracts as of the date hereof, (B) assignments of subleases described on Section 6.1(b)(vii) of the Company Disclosure Schedule or (C) other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to the Company or any Subsidiary or of assets, rights or properties with fair market value (as determined in good faith by the Company) of less than $5,000,000 in the aggregate;

          (viii)  declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for (a) any dividend or distribution by a Subsidiary of the Company to the Company or a wholly owned Subsidiary of the Company and (b) the Accrued Dividends);

            (ix)  other than (A) capital expenditures solely for maintenance purposes in the ordinary course of business consistent with past practices and (B) capital expenditures relating to reinventions (including both same-store and one-time acquisition-related reinventions) which have commenced prior to the date of this Agreement and which are set forth on the Approved Budget, incur, authorize or commit any capital expenditures;

             (x)  other than in the ordinary course of business consistent with past practices or as required by Law, enter into, modify, amend or extend in any material respect or otherwise fail to perform the terms of or terminate any Material Contract (or any Contract that if entered into prior to the date of this Agreement would be a Material Contract if it had been in effect on the date of this Agreement) or Real Property Lease, in each case, other than (1) any such Contract that provides a binding commitment by (A) the Company or any of its Subsidiaries to make to a third party or (B) a third party to make to the Company or any of its Subsidiaries, in each case, payments of less than $500,000 in the aggregate annually or (2) any lease for real property that is not used for the purpose of a corporate or division headquarters and that provides for a current base rent equal to or less than $50,000 per month;

            (xi)  except for borrowings under the Credit Facility in the ordinary course of business for working capital purposes and except for intercompany loans between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, incur indebtedness or issue debt securities in excess of $3,000,000 in the aggregate, or modify in any material respect in a manner adverse to the Company the terms of any such indebtedness or debt securities, or assume, guarantee or endorse the obligations of any Person (other than a Subsidiary of the Company), in each case, in excess of $3,000,000 in the aggregate, other than (A) indebtedness or guarantees incurred in respect of letters of credit issued in the ordinary course of business, (B) in replacement of indebtedness for borrowed money existing on the date hereof on terms substantially consistent with or more favorable to the Company than the indebtedness being replaced (other than indebtedness under the Credit Facility, the Mortgage Loan or the Senior Notes), (C) guarantees incurred in compliance with this Section 6.1 by the Company of indebtedness of Subsidiaries of the Company incurred in compliance with this Section 6.1 or (D) any commodity, currency, sale or hedging agreements which can be terminated on ninety (90) days or less notice without penalty; provided that none of the foregoing shall have any prepayment, make-whole or similar penalties or provisions;

           (xii)  except as may be specifically required under any Company Plan, (A) increase the compensation or benefits of any of its directors, officers, employees or consultants (including accelerating the vesting of any equity awards), other than base salary or wage increases for employees whose annual base cash compensation is less than $200,000 in the ordinary course of business consistent with past practice, (B) grant any retention, change in control, severance or termination pay to any current or former directors, officers, employees or individual consultants (except as required by applicable Law or Contract), other than severance payments to terminated non-executive employees that do not exceed $100,000 per employee, (C) except as is specifically permitted in this clause (xii), establish, adopt, enter into, amend or terminate any employment, consulting, retention, change in control or severance agreement or arrangement with any of its present or former directors, officers or other employees or individual consultants (or prospective employees or consultants), (D) grant or modify any equity or equity-based awards, except as permitted under Section 6.1(b)(iii), (E) loan or advance any money or any other property to any present or former director, officer, or employee of the Company or any Subsidiary, (F) hire any employee, director or individual consultant whose annual base cash compensation exceeds $250,000 or (G) terminate the employment of any officer or key executive of the Company or any of its Subsidiaries unless for cause or due to permanent disability, or terminate a material number of employees in the aggregate;

          (xiii)  make any material change in any accounting principles or accounting policies, procedures or practices, or any methods of reporting income, deductions or other material items, except as may be necessary to conform to statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

          (xiv)  other than in the ordinary course of business, as required by applicable Law or GAAP or as set forth in Section 6.1(b) of the Company Disclosure Schedule, (A) make any material change to any method of Tax accounting, (B) make or change any Tax election, (C) surrender any claim for a refund of material Taxes, (D) enter into any closing agreement with respect to any material Taxes, (E) file any amended Tax Return or (F) settle or compromise any material Tax liability, claim or assessment or any audit or proceeding related to Taxes, in each case which would be considered material to the Company and its Subsidiaries taken as a whole;

            (xv)  enter into any collective bargaining agreement with any labor organization or other representative of any Company Employees;

          (xvi)  enter into any Contract with respect to the voting or registration of the shares of the Company's or its Subsidiaries' capital stock or other securities, equity interests or ownership interests;

         (xvii)  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

        (xviii)  enter into or adopt any "poison pill" or similar stockholder rights plan that does not "grandfather" Parent, Merger Sub or their respective Affiliates as exempt from being a Person that can trigger such "poison pill" or such stockholder rights plan;

          (xix)  other than as set forth in Section 6.1(b) of the Company Disclosure Schedule, waive, release, assign, settle or compromise, or enter into or commit to, any agreement or understanding with respect to, any material litigation, other than any settlement or compromise of litigation (A) in the ordinary course of business or (B) where the amount paid does not exceed $1,000,000 (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or, if greater, does not materially exceed the total case reserve amount for such matter maintained by the Company and/or its Subsidiaries; or

            (xx)  agree, authorize or commit to do any of the foregoing actions described in Section 6.1(b)(i) through Section 6.1(b)(xix).

          (c)   Without limiting any Parties' rights under this Agreement (including Section 6.1(b)), Parent and Merger Sub acknowledge and agree that: (i) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time, (ii) prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations and (iii) notwithstanding anything to the contrary set forth in this Agreement, if the Company has determined in consultation with its outside legal advisors, no consent of Parent or Merger Sub shall be required with respect to any matter set forth in this Section 6.1 or elsewhere in this

  Agreement to the extent the requirement of such consent would violate any Law. The failure of the Company or any of its Subsidiaries to take any actions prohibited by this Section 6.1 shall not be a breach of this Agreement.

          (d)   Each of Parent and Merger Sub agrees that, during the Interim Period, it shall not (i) directly or indirectly, engage in any business activities or incur any liabilities or obligations other than as expressly contemplated by this Agreement or (ii) and shall direct each of its Affiliates not to, directly or indirectly, make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or any investment in any interest in, any Person that would materially delay or prevent or make illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

        6.2    Access to Information.     During the Interim Period and subject to applicable Laws and Section 6.5(b), Parent shall be entitled (at Parent's sole cost and expense), through its Representatives, to have such access to the properties, businesses and operations of the Company and its Subsidiaries and such examination of the properties, offices, facilities, Contracts, Tax records, books, records and personnel of the Company and its Subsidiaries as it reasonably requests upon reasonable advance written notice in connection with Parent's efforts to consummate the transactions contemplated by this Agreement. Any such access and examination shall be conducted during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. The Company shall use its reasonable best efforts to cause its Representatives to reasonably cooperate with Parent and Parent's Representatives in connection with such access and examination, and Parent and its Representatives shall reasonably cooperate with the Company and its Subsidiaries and their respective Representatives and shall use their reasonable best efforts to minimize any disruption to the business. Notwithstanding anything herein to the contrary, (a) no such access or examination shall be permitted to the extent that (i) it would reasonably be expected to unreasonably disrupt the operations of the Company or any of its Subsidiaries, (ii) it would reasonably be expected to cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated or (iii) the Company determines in good faith, after consultation with outside counsel, that such access or examination would reasonably be expected to jeopardize the attorney-client privilege (so long as the Company has taken all reasonable steps to permit such access or examination or to disclose the relevant information and to respond in a timely manner to all subsequent queries by Parent and its Representatives based on such information on a basis that does not compromise the Company's attorney-client privilege with respect thereto) or violate any applicable Law or result in a breach of or default under any Contract (so long as the Company has used reasonable best efforts to obtain the consent of relevant third parties necessary to permit such access or examination), (b) nothing in this Section 6.2 shall require cooperation to the extent that it would (i) cause any condition to the Closing set forth in Sections 7.1 or 7.2 to not be satisfied or (ii) cause any breach of this Agreement and (c) the Company may elect to limit, or cause any of its Subsidiaries to limit, disclosure of any information to certain Persons designated, at the request of the Company, as a "clean team" of Parent (which Persons must be reasonably acceptable to the Company). Parent shall, and shall cause each of its Subsidiaries to cause its and their representatives to, hold all information provided or furnished pursuant to this Section 6.2 confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary contained herein, during the Interim Period, neither Parent nor Merger Sub shall have any right to perform invasive or subsurface investigations of the properties or facilities of the Company or any of its Subsidiaries without the prior written consent of the Company (which consent may be withheld for any or no reason). The Company does not make any representation or warranty as to the accuracy of any information provided (if any) pursuant to this Section 6.2, and neither Parent nor Merger Sub may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company's representations and warranties contained in Article IV; provided that no investigation pursuant to this Section 6.2 by Parent, Merger Sub or their Representatives shall be deemed to modify any of the Company's representations and warranties contained in Article IV. No rights under this Section 6.2 can be exercised by Parent or any of its Representatives to prepare for, or otherwise in connection with, any Action relating to this Agreement. Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives and Affiliates not to, use any information obtained pursuant to this Section 6.2 for any competitive or other purpose unrelated to the consummation of the transactions contemplated by this Agreement.

        6.3    Consents.     Each of Parent, Merger Sub and the Company shall use (and the Company shall cause its Subsidiaries to use) their respective reasonable best efforts to obtain all consents and approvals set forth on Section 6.3 of the Company Disclosure Schedule; provided, however, that the consent of Parent shall be required with respect to any amendment or modification to any Contract for the purposes of obtaining any such consent or approval that is adverse in any material respect to Parent, Merger Sub, the Company or any of its Subsidiaries following the Closing; provided, further, that, except as set forth in this Agreement, each of the Parties acknowledges and agrees that obtaining any such consent or approval shall not be a condition to Closing.

        6.4    Further Action; Efforts.

          (a)   Subject to Section 6.3, without limiting any other covenant in this Agreement (including the obligations of Parent and Merger Sub set forth in this Section 6.4, Section 6.12 and Section 6.13), each of the Company, on the one hand, and Parent and Merger Sub, on the other, agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to (i) consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. Subject to appropriate confidentiality protections, each of the Company, on the one hand, and Parent and Merger Sub, on the other, shall furnish to the other such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.

          (b)   Each Party will use its best efforts to, and, in the case of Parent, cause each of its Subsidiaries (collectively, the "Parent Group") to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the undertakings pursuant to this Section 6.4, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall provide or cause to be provided (including by (i) their "ultimate parent entities" as that term is defined in the HSR Act and (ii) their other Affiliates) as promptly as practicable to any applicable Governmental Authority information and documents requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including filing any notification and report form and related material required under the HSR Act (and any Antitrust Law enforced by any Governmental Authority regarding preacquisition notifications for the purpose of competition reviews) as promptly as practicable, but in no event later than ten (10) Business Days after the date hereof, and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act (and any Antitrust Law enforced by any Governmental Authority regarding preacquisition notifications for the purpose of competition reviews). Parent shall use reasonable best efforts to cause (and shall cause its "ultimate parent entity" as that term is defined in the HSR Act to cause) the filings under the HSR Act to be considered for grant of "early termination," and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Parent shall be responsible for all fees and expenses in connection with the HSR Act filings and any fees and expenses of the Company and its Affiliates in responding to any requests for additional information. Neither Parent nor Merger Sub shall, without the written consent of the Company, "pull-and-refile" pursuant to 16 C.F.R. 803.12 any filing made under the HSR Act, or take any similar action without prior written approval from the Company with respect to any filing made with any Governmental Authority.

          (c)   Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.4(b) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any substantive communication received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign Governmental Authority and of any substantive communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ, or any other Governmental Authority with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the DOJ, FTC, or by any other Governmental Authority in respect of such registrations, declarations and filings or such transactions; and (v) permit the other Party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other Party's reasonable comments in connection with, any communication, meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

          (d)   No Party shall independently participate in any meeting or communication with any Governmental Authority in respect of any such filings, investigation or other inquiry relating to Sections 6.4(b) or 6.4(c) without giving the other Parties' sufficient prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate in such meeting or communication. Notwithstanding anything to the contrary set forth in this Agreement, and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause its Subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions expeditiously (but in no event later than the Outside Date), including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of Parent, Parent's Subsidiaries or the Company or its Subsidiaries or any interest therein and (B) otherwise taking or committing to take actions that would limit Parent's, Parent's Subsidiaries or the Company's or its Subsidiaries' freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of Parent or the Company or its Subsidiaries or any interest or interests therein. Notwithstanding the foregoing, nothing in this Section 6.4 shall require Parent to take any action with respect to any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of Parent (other than, for the avoidance of doubt, the Company and its Subsidiaries).

          (e)   Subject to the obligations under Section 6.4(d), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall cause each member of the Parent Group to, cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be required to agree to any term or take any action in connection with its obligations under this Section 6.4(e) that is not conditioned upon consummation of the Merger.

          (f)    From the date of this Agreement through the date (i) of termination of the required waiting periods under the HSR Act and all applicable Antitrust Laws, (ii) all approvals under applicable Antitrust Laws are obtained and (iii) the consents required pursuant to this Section 6.4 are obtained, neither Parent nor Merger Sub nor any of their Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation could reasonably be expected to: (A) hinder or delay, as applicable, the obtaining of clearance or the expiration of the required waiting periods under the HSR Act, obtaining the approvals required under other such applicable Antitrust Laws, obtaining of the consents required pursuant to this Section 6.4, or any consents of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, (B) increase the risk of any Governmental Authority seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (C) increase the risk of not being able to remove any such order on appeal or otherwise.

          (g)   Notwithstanding anything herein to the contrary, commercially and/or competitively sensitive information and materials of a Party may, at the election of a providing Party, be provided to the other Party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other Party.

        6.5    Publicity; Confidentiality.

          (a)   The initial press release regarding the Merger shall be a joint press release of the Parties. Except in connection with (i) a Change of Recommendation, (ii) any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby or (iii) a press release or other public statement that is (A) consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, SEC filings, Q&As or other publicly disclosed documents, in each case, to the extent such disclosure is still accurate, thereafter or (B) as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Authority, in each case, as determined in the good faith judgment of the Party proposing to make such release, the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Authority (including any national securities exchange or interdealer quotation service) with respect thereto, and in each case shall provide each other with a reasonable opportunity to review and comment on any such release, announcement or filing; provided that the Company need not comply with the foregoing provisions in respect of any public release it desires to make that is issued in connection with the valid termination of this Agreement and entry by the Company into a Superior Proposal. Notwithstanding the foregoing, (A) the Company may, without any consultation with Parent, make communications in support of the Merger and/or the transactions contemplated hereby and solicit proxies from the Company's stockholders, in each case for the purpose of obtaining the Company Requisite Vote and (B) Parent, Merger Sub and their respective Affiliates, without consulting with the other, may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

          (b)   Each of Parent and Merger Sub will comply with the terms and conditions of the letter agreement, dated November 18, 2016, between the Company and Apollo Management VIII, L.P. (such agreement, together with the Common Interest Agreement, the "Confidentiality Agreement") , and will hold and treat, and will cause their respective officers, employees, auditors and other representatives to hold and treat, in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect each in accordance with its terms.

        6.6    Acquisition Proposals.

          (a)   Except as expressly permitted by this Section 6.6, from and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, and shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage, propose or knowingly induce the making, submission or announcement of, or knowingly facilitate or assist, any inquiries, offers or proposals that constitute, or could reasonably be expected to lead to, any Acquisition Proposal or the consummation thereof, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions with any Person (other than Parent, Merger Sub or any of their respective designees) concerning or with respect to any inquiries from such Persons relating to the making of an Acquisition Proposal, or provide or afford access to its properties, assets, books and records, personnel (solely in connection with the submission or evaluation of an Acquisition Proposal) or non-public information or data to any Person (other than Parent, Merger Sub or any of their respective designees) relating to the making of an Acquisition Proposal or any inquiry or proposal with respect thereto, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any proposal that constitutes an Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Acquisition Proposal other than an Acceptable Confidentiality Agreement (each, an "Alternative Acquisition Agreement"); provided that it is understood and agreed that any determination or action, in and of itself, by the Board of Directors (or a committee thereof) of the Company expressly permitted under Section 6.6(b) or Section 6.6(c) shall not be deemed to be a breach or violation of this Section 6.6(a)(iv) or, in the case of Section 6.6(b), give Parent a right to terminate this Agreement pursuant to Section 8.1(e)(ii), (v) fail to enforce or grant any waiver or release under any standstill or similar agreement with respect to any class of securities of the Company or any of its Subsidiaries unless the Board of Directors of the Company (or a committee thereof) determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law, it being understood that, in such instance, the Company will not be required to enforce, and will be permitted to waive, any provision of any standstill or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Board of Directors; or (vi) authorize, agree or commit to do any of the foregoing. The Company shall immediately cease and cause to be terminated, and shall cause its Subsidiaries and use its reasonable best efforts to cause its and their Representatives to immediately cease and cause to be terminated, any activities, solicitations, discussions or negotiations with any Person and its Affiliates and Representatives (other than the Parties and their respective Representatives and designees) in connection with or relating to an Acquisition Proposal, in each case that exists as of the date hereof. The Company also agrees that it will promptly (and in any event within two (2) Business Days) (I) request each Person (other than the Parties and their respective Representatives and designees) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person or any of its Affiliates or Representatives by or on behalf of it or any of its Subsidiaries prior to the date hereof and (II) terminate any access to any data room (electronic or otherwise) previously provided to any such Person, its Affiliates or Representatives. From the date of this Agreement until the earlier to occur of the (1) valid termination of this Agreement pursuant to Section 8.1 and (2) the Effective Time, the Company shall promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing of the receipt of any Acquisition Proposal or bona fide inquiry from any Person or Group in respect of a potential Acquisition Proposal or if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives, which notice shall include (x) the identity of the Person or Group making such proposal, inquiry, request or offer; and (y) a summary of the material terms and conditions of such proposal, inquiry, request or offer and, if written, a copy thereof. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, or inquiry or proposal in respect thereof, including any material amendments or proposed amendments as to price and other material terms thereof.

          (b)   Notwithstanding anything to the contrary in Section 6.6(a) or Section 6.8, without limiting Section 6.6(a), nothing contained in this Agreement shall prevent the Company or its Board of Directors from:

              (i)  taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making any "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal; provided that the Board of Directors expressly publicly reaffirms the Recommendation in such disclosure (other than a customary "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company));

             (ii)  prior to obtaining the Company Requisite Vote, (A) participating or engaging in discussions with or (B) providing access to the Company's or any of its Subsidiaries'

    properties, books and records and providing information or data in response to a request therefor by a Person or Group, that in each case, has made a bona fide Acquisition Proposal after the date of this Agreement that was not solicited in breach of Section 6.6(a) (other than de minimis breaches), but only if the Board of Directors of the Company (x) shall have determined in good faith, after consultation with the Company's outside legal counsel and financial advisors, that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal, (y) shall have determined in good faith, after consultation with the Company's outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, and (z) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall substantially contemporaneously provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub;

            (iii)  prior to obtaining the Company Requisite Vote, making a change of Recommendation in accordance with, and subject to the terms of, this Section 6.6, if (A) an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that (w) does not relate to Parent or Merger Sub, (x) is first arising or occurring after the date of this Agreement, (y) improves the business, assets, operations or prospects of the Company or its Subsidiaries and (z) was not known to the Board of Directors of the Company as of the date hereof, becomes known to the Board of Directors of the Company after the date of this Agreement (an "Intervening Event"), (B) as a result thereof the Board of Directors of the Company determines in good faith, after consultation with the Company's outside legal counsel and financial advisors, that failure to do so would be inconsistent with its fiduciary duties under applicable Law, and (C):

      (A)
      the Company has provided prior written notice to Parent of its intention to take such action, which notice will describe the Intervening Event in reasonable detail; and

      (B)
      at least three (3) Business Days prior to effecting such change of Recommendation in response to such Intervening Event, the Company and its Representatives have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Board of Directors of the Company (or a committee thereof) no longer determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make such change of Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law and (B) permitted Parent and its Representatives to make a presentation (which may be telephonic) to the Board of Directors of the Company (or a committee thereof) regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); or

            (iv)  resolving or agreeing to take any of the foregoing actions, to the extent such actions would be permitted by the foregoing clauses (i) through (iii).

          (c)   Notwithstanding anything in this Section 6.6 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Board of Directors of the Company determines in good faith, after consultation with the Company's financial advisors and outside legal counsel, in response to a bona fide written Acquisition Proposal that did not result from a breach of Section 6.6(a) (other than de minimis breaches), that such proposal is a Superior Proposal, the Company or the Board of Directors of the Company may terminate this Agreement pursuant to Section 8.1(d)(ii) to contemporaneously with such termination enter into an Alternative Acquisition

  Agreement with respect to such Superior Proposal; provided that the Company contemporaneously pays to Parent any Company Termination Payment required to be paid pursuant to Section 8.3(b)(i); provided further, that the Company will not be entitled to terminate this Agreement in accordance with Section 8.1(d)(ii) unless (i) the Company delivers to Parent a written notice (a "Company Notice") advising Parent that the Company or the Board of Directors of the Company proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Company or the Board of Directors of the Company, including the identity of the Person or Group making such Acquisition Proposal, the material terms of such Acquisition Proposal and copies of all relevant documents (including the most current version of the proposed agreement under which such Acquisition Proposal is proposed to be consummated) relating to such Acquisition Proposal and (ii) at or after 5:00 p.m., Dallas, Texas time, on the third (3rd) Business Day immediately following the day on which the Company delivered the Company Notice (such period from the time the Company Notice is provided until 5:00 p.m. Dallas, Texas time on the third (3rd) Business Day immediately following the day on which the Company delivered the Company Notice (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new notice but with an additional two (2) Business Day (instead of three (3) Business Day) period from the date of such notice, the "Notice Period") the Board of Directors of the Company reaffirms in good faith (after consultation with the Company's outside counsel and financial advisors) that such Acquisition Proposal continues to constitute a Superior Proposal. If requested by Parent, the Company will, and will use reasonable best efforts to cause its Representatives to, (x) during the Notice Period, engage in good faith negotiations with Parent and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal and (y) permit Parent and its Representatives to make a presentation (which may be telephonic) to the Board of Directors of the Company (or a committee thereof) regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation).

          (d)   Except as provided by Section 6.6(b)(iii) or Section 6.6(c), at no time after the date of this Agreement and prior to the earlier of (x) the Closing and (y) the valid termination of the Agreement may the Board of Directors of the Company (or a committee thereof):

              (i)  (A) withhold, withdraw, amend, qualify, change or modify, or publicly propose to withhold, withdraw, amend, qualify, change or modify, the Recommendation in a manner adverse to Parent or Merger Sub; (B) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, an Acquisition Proposal; (C) fail to publicly reaffirm the Recommendation within ten (10) Business Days of the occurrence of a bona fide material event or development (which is not a direct result of any action by Parent, Merger Sub or their Affiliates) following the making of an Acquisition Proposal and after Parent so requests in writing (or, if the Stockholder Meeting is scheduled to be held within ten (10) Business Days, then such fewer days as are remaining prior to the Stockholder Meeting) (provided that the Board of Directors of the Company shall not be required pursuant to this clause (C) to publicly reaffirm the Recommendation on more than two (2) occasions in respect of any such individual event or development); (D) take any formal action or make any recommendation in connection with a tender or exchange offer, other than a recommendation against such offer or a "stop, look and listen" communication by the Board of Directors of the Company (or a committee thereof) to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Board of Directors of the Company (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m., Eastern time, on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 6.6); or (E) fail to include the Recommendation in the Proxy Statement (any action described in clauses (A) through this clause (E), a "Change of Recommendation") it being understood that neither (1) the determination in itself by the Board of Directors of the Company (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal nor (2) the delivery in itself by the Company to Parent of any notice contemplated by Section 6.6(b)(iii) or Section 6.6(c) will constitute a Change of Recommendation or violate this Section 6.6; or

             (ii)  cause, permit or authorize the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

          (e)   The Company agrees that any action taken by a Subsidiary of the Company or Representative of the Company or its Subsidiaries (other than an employee or consultant of the Company or any of its Subsidiaries who is not an executive or other officer of the Company) that, if taken by the Company, would constitute a material breach of this Section 6.6 will be deemed to constitute a Willful Breach by the Company of this Section 6.6.

        6.7    Proxy Statement.

          (a)   The Company shall, with the reasonable assistance of Parent, prepare and file with the SEC, promptly after the date of this Agreement (and in any event within fifteen (15) Business Days), the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation in accordance with the provisions of this Agreement, the Company shall include the Recommendation in the Proxy Statement.

          (b)   Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which the Company shall consider in good faith. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement and shall consider in good faith the reasonable comments or revisions that Parent may request in writing. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly (but in any event no more than five (5) Business Days) after the date on which the SEC confirms that it has no further comments on the Proxy Statement.

          (c)   If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the reasonable assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented as promptly as practicable to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law. Except in connection with a Change of Recommendation or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

        6.8    Stockholders Meeting.     Unless the Board of Directors of the Company has made a Change of Recommendation, the Company, acting through its Board of Directors (or a committee thereof), shall promptly following confirmation by the SEC that the SEC has no further comments on the Proxy Statement (but subject to the last sentence of this Section 6.8), take all action required under the NRS, the Articles of Incorporation, the Bylaws and the applicable requirements of the New York Stock Exchange necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the "Stockholders Meeting"), with the record date and meeting date being selected after reasonable consultation with Parent; provided that the Company may postpone, recess, adjourn or cancel such meeting (i) to the extent required by Law, (ii) with the written consent of Parent, (iii) to allow reasonable additional time to solicit additional proxies to obtain the Company Requisite Vote or (iv) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting. The Company, acting through its Board of Directors (or a committee thereof), shall, subject to Section 6.6(b), (a) include in the Proxy Statement the Recommendation, (b) reaffirm the Recommendation (which Recommendation shall, for avoidance of doubt, be in respect of this Agreement and the Merger, as may be modified pursuant to any changes to the terms of this Agreement irrevocably offered in writing by Parent pursuant to, and in accordance with Section 6.6(b)(iii) or Section 6.6(c), as applicable) within five (5) Business Days after a request therefor by Parent following the date on which any Acquisition Proposal or material modification thereto is received by the Company or is published, sent or communicated to the Company's stockholders (or, if the Stockholders Meeting is scheduled to be held within five (5) Business Days, within one (1) Business Day, if possible, before the Stockholder Meeting) (provided that Parent may not make any such request on more than one (1) occasion in respect of each Acquisition Proposal or material modification thereof) and (c) use its reasonable best efforts to obtain the Company Requisite Vote, including by soliciting proxies therefor; provided that the Board of Directors of the Company may fail to include the Recommendation in the Proxy Statement or withdraw, modify, qualify or change the recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing solely in accordance with Section 6.6(b)(iii) or Section 6.6(c) and following such Change of Recommendation, may fail to use such reasonable best efforts. Notwithstanding the foregoing, without the prior written consent of Parent, the Stockholder Meeting will not be postponed or adjourned (A) by more than 10 calendar days at a time without the prior written consent (which consent shall not be unreasonably withheld or delayed) of Parent; or (B) with respect to Section 6.8(iii), by more than 30 calendar days after the date on which the Stockholder Meeting was (or was required to be) originally scheduled. In no event will the record date of the Stockholder Meeting be changed without Parent's prior written consent (which consent shall not be unreasonably withheld or delayed), unless required by applicable Law. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is validly terminated in accordance with its terms.

        6.9    Stock Exchange Delisting; Deregistration.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Shares from the New York Stock Exchange as promptly as practicable after (and only after) the Effective Time and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

        6.10    Employment and Employee Benefits.

          (a)   For a period of at least twelve (12) months following the Effective Time (the "Benefit Continuation Period"), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its Subsidiaries who continues to be employed by the Company or the Surviving Corporation or any Subsidiary or Affiliate thereof (each, a "Continuing Employee" and collectively, the "Continuing Employees"), (i) an annual base-salary or wage rate, as applicable, and short term incentive opportunity (other than equity-based benefits) that in the aggregate are substantially similar to the base salary or wage rate, as applicable, and short term incentive opportunity that was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee pension, welfare and other benefits that are substantially similar in the aggregate to the employee pension, welfare and other benefits provided to such Continuing Employee immediately prior to the Effective Time. For the duration of the Benefit Continuation Period, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance or termination arrangement applicable to such Continuing Employee set forth in Section 6.10(a) of the Company Disclosure Schedule.

          (b)   Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans, subject to the amendment and termination provisions thereof.

          (c)   To the extent that Parent modifies any coverage or benefit plan in which Continuing Employees participate, Parent or any of its Subsidiaries (including the Company and any Subsidiaries thereof) shall (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee's employment with the Company for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent; provided, however, that such recognition of service shall not apply (A) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service, (B) to the extent it would result in a duplication of benefits or (C) for purposes of any plan or arrangement that is grandfathered or frozen, either with respect to the level of benefits or participation.

          (d)   Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan, policy or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.10 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

        6.11    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company or any Subsidiary of the Company (in each case, to the extent acting in such capacity) (the "Indemnified Parties"), against any reasonable and documented costs or expenses (including reasonable and documented attorneys' fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal in each case arising out of, relating to or in connection with matters existing or occurring prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its Subsidiaries or any acts or omissions occurring or alleged to occur prior to the Effective Time) (each, a "Proceeding"), to the fullest extent that the Company would have been permitted under applicable Law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect as of the Effective Time, and the Surviving Corporation shall, to the fullest extent the Company would have been permitted under applicable Law, advance expenses (including reasonable and documented legal fees and expenses) incurred by an Indemnified Party in the defense of any Proceeding, including any expenses incurred in enforcing such Indemnified Party's rights under this Section 6.11; provided that, notwithstanding anything to the contrary set forth herein or otherwise, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.11). In the event of any such Proceeding (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent relates only to monetary damages for which the Surviving Corporation is entirely responsible or includes an unconditional release of such Indemnified Party from all liability arising out of or related to such Proceeding or such Indemnified Party otherwise consents in writing, and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.11, (i) the Surviving Corporation or Parent shall have the right, but not the obligation, to control the defense thereof after the Effective Time, (ii) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) the Surviving Corporation shall pay all reasonable and documented fees and expenses of one counsel retained by an Indemnified Party reasonably promptly after statements therefor are received by the Surviving Corporation, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, and (iv) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

          (b)   The provisions in the Surviving Corporation's and each of its Subsidiaries' articles of incorporation, bylaws and other similar organizational documents with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be substantially equivalent to the provisions contained in the Company's or such Subsidiaries' articles of incorporation, bylaws and other similar organizational documents in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals without the prior written consent of each such individual.

          (c)   Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six (6) years from the Effective Time the current policies of the directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries (the "Existing Policies") (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage, with deductibles substantially equivalent to those in the Existing Policies and containing terms and conditions and providing benefits that are substantially equivalent to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance. At the Company's option, the Company may purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six (6) year prepaid "tail policy" providing at least the same coverage and amounts, with deductibles substantially equivalent to those of the Existing Policies and containing terms and conditions that are substantially equivalent to the insured than the Existing Policies maintained by the Company and its Subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an "A" rating by A.M. Best with respect to directors' and officers' liability insurance; provided however that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as possible for such amount. In the event the Company elects to purchase such a "tail policy", the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such "tail policy" in full force and effect for such six (6) year period. Parent agrees to cause the Surviving Corporation and each of its Subsidiaries to honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries with any Indemnified Party prior to the date hereof.

          (d)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates, restructures, recapitalizes, merges with or into any other Person or otherwise reorganizes and is not the continuing or surviving corporation or entity of such consolidation, restructuring, recapitalization, merger or other restructuring or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made by Parent or the Surviving Corporation, as the case may be, so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.11.

          (e)   The rights of the Indemnified Parties under this Section 6.11 shall be in addition to any rights such Indemnified Parties may have under the Articles of Incorporation or the Bylaws or the articles of incorporation and bylaws or similar governing or constituent documents and instruments of any of its Subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the

  Company, its Subsidiaries or its or their directors, officers and employees, it being understood that the indemnification provided for in this Section 6.11 is not prior to, or in substitution for, any such claims under any such policies.

          (f)    The provisions of this Section 6.11 shall survive the Merger and, following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives. The obligations of the Surviving Corporation under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.11 applies without the consent of the affected Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed) (it being expressly agreed that the Indemnified Parties and their heirs and representatives to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11).

        6.12    Financing.

          (a)   Each of Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the Financing not later than the date Closing is required to be effected in accordance with Section 2.2 on the terms and conditions described in or contemplated by the Commitment Letters and any related fee letter (including complying with any request requiring the exercise of so-called "market flex" provisions in the fee letter) (or on other terms that, with respect to conditionality, are not less favorable to Parent than the terms and conditions (including any "market flex" provisions) set forth in the Commitment Letters and any related fee letter so long as such other terms would not (and would not reasonably be expected to) have any result, event or consequence described in any of clauses (A) through (D) of Section 6.12(d)), including using reasonable best efforts to (i) maintain in full force and effect the Commitment Letters, (ii) negotiate and execute definitive agreements (which, with respect to the bridge facility documentation, shall not be required until reasonably necessary in connection with the funding of the Debt Financing) with respect to the Debt Financing on the terms contained in the Debt Commitment Letter and any related fee letter (which may reflect "market flex" provisions) (or on other terms that, with respect to conditionality, are no less favorable to Parent than the terms contained in the Debt Commitment Letter and any related fee letter (including any "market flex" provisions applicable thereto) so long as such other terms would not (and would not reasonably be expected to) have any result, event or consequence described in clauses (A) through (D) of Section 6.12(d)), in each case, which terms shall not in any respect expand on the conditions to the funding of the Financing at the Closing or reduce the aggregate amount of the Financing below the amount required to satisfy the Financing Uses (after taking into account the amount of the Equity Financing and available cash of the Company and its Subsidiaries) unless the Equity Financing is correspondingly increased (such definitive agreement, the "Definitive Financing Agreements") and (iii) satisfy and comply with on a timely basis (or, if deemed advisable by Parent, seek the waiver of) all conditions and covenants applicable to Parent and Merger Sub in the Commitment Letters and such Definitive Financing Agreements that are within their control that are to be satisfied by Parent or Merger Sub and to consummate the Financing at or prior to the Closing, which such reasonable best efforts shall include, for the avoidance of doubt, taking enforcement action (including by instituting litigation in respect thereof) to cause the Debt Financing Sources and Persons committing to provide the Financing to comply with their obligations under the Commitment Letters and the Definitive Financing Agreements and to cause the Debt Financing Sources and such Persons to fund such Financing at the Closing. Parent shall, upon the request of the Company, keep the Company informed on a reasonably current basis in reasonable detail of any material developments concerning the status of its efforts to arrange the Debt Financing. Upon the request of the Company, Parent and Merger Sub shall promptly provide the Company with copies of any Definitive Financing Agreements and such other material information and documentation regarding the Debt Financing as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities. Neither Parent nor Merger Sub shall release or consent to the termination of obligations of the Debt Financing Sources under the Debt Commitment Letter or the Definitive Financing Agreements except in connection with the addition of banks, lead arrangers, bookrunners, syndication agents or other similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement.

          (b)   In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including any "market flex" provisions applicable thereto) contemplated in the Debt Commitment Letter and any related fee letter, Parent shall use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange to obtain alternative financing on terms and conditions (including any "market flex" provisions) that are at least as favorable to Parent and Merger Sub as those contained in the Debt Commitment Letter and the related fee letter (including the "market flex" provisions) from alternative sources in an amount sufficient, when added to the portion of the Financing that is and remains available and available cash of the Company and its Subsidiaries, to consummate the transactions contemplated by this Agreement and to pay the amount required by the Financing Uses ("Alternative Financing") as promptly as practicable following the occurrence of such event and to obtain and provide the Company with a copy of, the new financing commitment that provides for such Alternative Financing (the "Alternative Financing Commitment Letter"), which Alternative Financing Commitment Letter will not (i) include terms and conditions (including any "market flex" provisions applicable thereto) that are less favorable to Parent or Merger Sub than those contained in the Debt Commitment Letter (including any "market flex" provisions applicable thereto), (ii) involve any conditions to funding of the Debt Financing that are not contained in the Debt Commitment Letter or (iii) reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement. In furtherance of, and not in limitation of, the foregoing, in the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, but any bridge facilities contemplated by the Debt Financing (or alternative bridge facilities obtained in accordance with this Section 6.12(b)) are available on the terms and conditions described in the Commitment Letter, then Parent shall to cause the proceeds of such bridge financing to be used in lieu of such contemplated Debt Financing as promptly as practicable. As applicable, references in this Agreement (other than with respect to representations in this Agreement made by Parent or Merger Sub that speak as of the date hereof) (i) to Financing or Debt Financing shall include Alternative Financing, (ii) to Commitment Letter or Debt Commitment Letter shall include the Alternative Financing Commitment Letter and (iii) to Definitive Financing Agreements shall include the definitive documentation relating to any such Alternative Financing.

          (c)   Without limiting the generality of Section 6.12(a), Parent shall promptly (and, in any event, within two (2) Business Days) notify the Company of the occurrence of any of the following: (i) termination, repudiation, rescission, cancellation or expiration of any Commitment Letter or Definitive Financing Agreement, (ii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) under any Commitment Letter or Definitive Financing Agreement by any party to such Commitment Letter or Definitive Financing Agreement or (iii) receipt by Parent, Merger Sub or any of their respective Affiliates of any written notice or other written communication from any Debt Financing Source with respect to any (A) actual, threatened or alleged breach, default, termination, rescission or repudiation by any party to any Commitment Letter or Definitive Financing Agreement or any provision of any Commitment Letter or Definitive Financing Agreement or (B) material dispute or disagreement between or among any parties to any

  Commitment Letter or Definitive Financing Agreement that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to fund the Financing Uses (after taking into account the amount of the Equity Financing and available cash of the Company and its Subsidiaries) on the terms and in the manner contemplated by the Commitment Letters or the Definitive Financing Agreements. As soon as reasonably practicable (and, in any event, within two (2) Business Days), Parent shall provide to the Company and its Representatives any and all information reasonably requested by the Company relating to any of the circumstances referred to in this Section 6.12(c).

          (d)   Neither Parent nor Merger Sub shall permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, (i) the Equity Commitment Letter (other than to increase the amount of Equity Financing available thereunder) without the prior written consent of the Company or (ii) the Debt Commitment Letters, without the prior written consent of the Company, if such amendment, restatement, supplement, termination, modification or waiver would (A) impose new or additional conditions precedent to the funding of the Financing or would otherwise adversely change, amend, modify or expand any of the conditions precedent to the funding of the Financing, (B) be reasonably expected to prevent or delay the availability of all or a portion of the Financing necessary to satisfy the Financing Uses (after taking into account the amount of the Equity Financing and available cash of the Company and its Subsidiaries) or the consummation of the transactions contemplated by this Agreement, (C) reduce the aggregate amount of the Debt Financing below the amount necessary to satisfy the Financing Uses (after taking into account the amount of the Equity Financing and available cash of the Company and its Subsidiaries) unless the Equity Financing is increased by a corresponding amount or (D) otherwise adversely affect the ability of the Parent or Merger Sub to enforce their rights under the Commitment Letters; provided that Parent may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed such Debt Commitment Letter as of the date of this Agreement. Parent shall furnish to the Company a copy of any amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to the Commitment Letters or the Definitive Financing Agreements as promptly as practicable upon execution thereof. Parent and Merger Sub shall use their reasonable best efforts to maintain the effectiveness of the Commitment Letters until the transactions contemplated by this Agreement are consummated. For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent or Merger Sub that speak as of the date hereof), (i) references to the "Financing" will include the financing contemplated by the Commitment Letters as permitted by this Section 6.12 to be amended, restated, replaced, supplemented or otherwise modified or waived and (ii) references to the "Debt Commitment Letter", "Equity Commitment Letter" or "Commitment Letters" shall include such document as permitted by this Section 6.12 to be amended, restated, replaced, supplemented or otherwise modified or waived, in each case from and after such amendment, restatement, replacement, supplement or other modification or waiver.

          (e)   Notwithstanding any in this Section 6.12 to the contrary, compliance by Parent and Merger Sub with this Section 6.12 shall not relieve Parent or Merger Sub of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available and each of Parent and Merger Sub acknowledges that this Agreement and the transactions contemplated hereby are not contingent on Parent's or Merger Sub's ability to obtain the financing (or any alternative financing) or any specific term with respect to such financing.

          (f)    Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.12 will require, and in no event will the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to (i) seek the

  Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter or (ii) pay any material fees in excess of those contemplated by the Equity Commitment Letter or the Debt Commitment Letter.

        6.13    Financing Assistance.

          (a)   During the Interim Period, the Company agrees to use reasonable best efforts to provide, and shall cause its Subsidiaries and their respective Representatives to provide, in each case at Parent's sole expense, such cooperation as may be reasonably requested by Parent to assist them in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by Parent in connection with the arrangement of the Debt Financing, including using reasonable best efforts to: (i) as promptly as practicable (A) furnish Parent with the Required Financial Information and such other pertinent and customary information regarding the Company and its Subsidiaries as may be reasonably requested by Parent to the extent that such information is required in connection with the Debt Commitment Letter and (B) inform Parent if the chief executive officer, chief financial officer, treasurer or controller of the Company or any member of the Board of Directors of the Company shall have knowledge of any facts as a result of which a restatement of any financial statements to comply with GAAP is probable or under consideration; (ii) prior to and during the Marketing Period, upon reasonable prior notice, participate in a reasonable number of meetings, conference calls, presentations and roadshows with prospective lenders and investors, due diligence sessions (including accounting due diligence sessions), drafting sessions and sessions with the ratings agencies, otherwise cooperate with the marketing efforts for any of the Debt Financing and assist Parent in obtaining ratings as contemplated by the Debt Commitment Letter; (iii) reasonably assist Parent, Merger Sub and the Debt Financing Sources with the preparation of any bank information memoranda, lender presentations, investor presentations, offering documents, rating agency presentations and similar documents required in connection with the Debt Financing, provided that any such document that includes disclosure and financial statements with respect to the Company and/or its Subsidiaries shall only reflect Parent, Merger Sub, affiliates of Parent contemplated by the Debt Commitment Letter, the Surviving Corporation and/or Subsidiaries as obligor(s); (iv) assist Parent with the preparation of pro forma financial information and pro forma financial statements to the extent reasonably requested by Parent or the Debt Financing Sources to be included in any offering documents specified in Section 5 of Exhibit D of the Debt Commitment Letter or to satisfy the condition in Section 3 of Exhibit D of the Debt Commitment Letter, it being agreed that the Company and its Subsidiaries will not be required to provide any information or assistance relating to (I) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (II) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (III) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company by Parent; (v) request and facilitate its independent auditors to (A) provide, consistent with customary practice, (I) customary auditors consents (including consents of accountants for use of their reports in any materials relating to the Debt Financing) and customary comfort letters (including "negative assurance" comfort and change period comfort) with respect to financial information relating to the Company and its Subsidiaries as reasonably requested by Parent or as necessary or customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act) and (II) reasonable assistance to Parent in connection with the Parent's preparation of pro forma financial statements and information and (B) attend accounting due diligence sessions and drafting sessions; (vi) provide Parent and the Debt Financing Sources with all documentation and other information with respect to the Company and its Subsidiaries as shall have been reasonably requested in writing by Parent that is required in connection with the Debt Financing by U.S. regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act; (vii) execute and deliver as of Closing (but not prior to Closing) any guarantee, pledge and security documents, supplemental indentures, currency or interest hedging arrangements, other definitive financing documents, or other certificates or documents as may be reasonably requested by Parent or the Debt Financing Sources (including a certificate of the chief financial officer of the Company with respect to solvency matters in the form set forth as an annex to the Debt Commitment Letter) and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Effective Time; and (viii) to the extent required under the Debt Commitment Letter, provide customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation to the Debt Financing Sources as contemplated by the Debt Commitment Letter, including that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing. Notwithstanding anything to the contrary in this Section 6.13(a), nothing will require the Company to provide (or be deemed to require the Company to prepare) any (1) pro forma financial statements; (2) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; (3) description of all or any portion of the Financing, including any "description of notes"; (4) risk factors relating to all or any component of the Financing; (5) other information required by Rules 3-10 or 3-16 of Regulation S-X under the Securities Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the Securities Act or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield debt securities under Rule 144A promulgated under the Securities Act (the foregoing clauses (1) through (5) is referred herein as "Excluded Information").

          (b)   Notwithstanding anything in Section 6.13(a) to the contrary, (i) such requested cooperation shall not unreasonably disrupt or interfere with the business or the operations of the Company or its Subsidiaries, (ii) nothing in this Section 6.13 shall require cooperation to the extent that it would (A) subject any of the Company's or its Subsidiaries' respective directors, managers, officers or employees to any actual or potential personal liability (as opposed to liability in his or her capacity as an officer of such Person) with respect to matters related to the Debt Financing, (B) conflict with, or violate, the Company's and/or any of its Subsidiaries' organization documents or any applicable Law, (C) cause any condition to the Closing set forth in Sections 7.1, 7.2 or 7.3 to not be satisfied or (D) cause any breach of this Agreement, (iii) neither the Company nor any of its Subsidiaries shall be required to (A) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the financings contemplated by the Commitment Letters, the Definitive Financing Agreements or the Financing prior to the Effective Time or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Commitment Letters, the Definitive Financing Agreements, the Financing or any information utilized in connection therewith, in each case, that would not be reimbursed or indemnified by Parent or Merger Sub or (B) deliver or obtain opinions of internal or external counsel, (iv) none of the directors of the Company, acting in such capacity, shall be required to execute, deliver or enter into or perform any agreement, document or instrument, including any Definitive Financing Agreement, with respect to the Financing or adopt any resolutions or take any other actions approving the agreements, documents and instruments pursuant to which the Financing is obtained, including any Definitive Financing Agreement, (v) none of the Company, its

  Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any Definitive Financing Agreement, with respect to the Financing (other than customary representation letters and authorization letters referred to above) that is not contingent upon the Closing or that would be effective prior to the Effective Time and the directors and managers of the Company's Subsidiaries shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained prior to the Effective Time unless Parent and Merger Sub shall have determined that such directors and managers are to remain as directors and managers of the Company's Subsidiaries on and after the Effective Time and such resolutions are contingent upon the occurrence of, or only effective as of, the Effective Time and (vi) Parent, Merger Sub and the Company agree to use their commercially reasonable efforts to maintain attorney-client privilege. The Parties agree that Parent's or Merger Sub's execution of an Alternative Financing Commitment Letter shall not materially expand the scope of the assistance required under Section 6.13(a) as compared to the assistance that would be required or expected to be required in connection with the Debt Commitment Letter in effect on the date of this Agreement and the related Debt Financing. The Company hereby consents to the use of its and its Subsidiary's logos in connection with the debt financing contemplated by the Debt Commitment Letter; provided that such logos are used solely in a manner that is not intended to, nor reasonably likely to, harm or disparage the Company or the Company's Subsidiaries.

          (c)   The Company will use its reasonable best efforts, and will cause each of its Subsidiaries to use its respective reasonable best efforts, to update any Required Financial Information provided to Parent and the Debt Financing Sources as may be necessary so that such Required Financial Information (i) is Compliant, (ii) meets the applicable requirements set forth in the definition of "Required Financial Information" and (iii) would not, after giving effect to such update(s), cause the Marketing Period to cease pursuant to the definition of "Marketing Period." For the avoidance of doubt, Parent may, to most effectively access the financing markets, require the cooperation of the Company and its Subsidiaries under this Section 6.13 at any time, and from time to time and on multiple occasions, between the date hereof and the Closing Date. The Company agrees to (i) file all reports on Form 10-K and Form 10-Q and, to the extent required to include financial information pursuant to Item 9.01 thereof, Form 8-K and (ii) use reasonable best efforts to file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Debt Commitment Letter, Parent reasonably requests the Company to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to the Company and its subsidiaries, which information Parent reasonably determines (and the Company does not unreasonably object) to include in a customary offering memorandum or other marketing materials for the Debt Financing, then the Company shall file such Current Report on Form 8-K.

          (d)   Parent shall indemnify, defend and hold harmless each of the Company, its Subsidiaries and their Affiliates and Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with their cooperation in arranging the Debt Financing and the performance of their respective obligations under this Section 6.13 and the provision of any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company and its Subsidiaries or, in each case, their respective Representatives. Parent shall, promptly upon request of the Company, reimburse the Company and its Subsidiaries for all out-of-pocket fees, costs and expenses incurred by the Company or its Subsidiaries (including those of its Affiliates and Representatives) in connection with the cooperation required by this Section 6.13.

        6.14    Treatment of Company Indebtedness.

          (a)    Prepayment of Indebtedness.    The Company shall use reasonable best efforts, and shall cause its applicable Subsidiaries to use reasonable best efforts, to deliver to Parent at least two (2) Business Days prior to the Closing Date a copy of a payoff letter (subject to the delivery of funds as arranged by Parent) with respect to the Credit Facility (the "Subject Indebtedness") in customary form, which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the "Payoff Amount"), (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated and (iii) provide that all Liens and guarantees in connection with the Subject Indebtedness relating to the assets and properties of the Company or any of its Subsidiaries securing the obligations under the Subject Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date. At Closing, the Surviving Corporation shall repay the outstanding amount of the Subject Indebtedness by wire transfer of immediately available funds as provided for in the payoff letter.

          (b)    Senior Notes.

              (i)  Parent will be permitted to commence and conduct, in accordance with the terms of the Indenture, one or more offers to purchase, including any "Change of Control Offer" (as such term is defined in the Indenture) and/or any tender offer, or any exchange offer, and to conduct a consent solicitation, if any (each, a "Debt Offer" and collectively, the "Debt Offers"), with respect to any or all of the outstanding aggregate principal amount of the Senior Notes identified by Parent to the Company in writing prior to, on, or after the date hereof on terms that are acceptable to Parent; provided that any such Debt Offer is consummated using funds provided by Parent. Parent shall not be permitted to commence any applicable Debt Offer until Parent shall have provided the Company with the necessary offer to purchase, letter of transmittal or other related documents in connection with the Debt Offer (collectively, the "Debt Offer Documents") a reasonable period of time in advance of commencing the applicable Debt Offer to allow the Company and its counsel to review and comment on the related Debt Offer Documents. Parent will reasonably consult with the Company regarding the timing and commencement of any Debt Offer and any relevant tender or consent deadlines. The closing (or, if applicable, effectiveness) of the Debt Offers shall be expressly conditioned on the occurrence of the Closing or the acceptance for purchase of the Senior Notes by Parent or Merger Sub, and the parties shall use reasonable best efforts to cause the Debt Offers to close on the Closing Date; provided that the consummation of a Debt Offer with respect to the Senior Notes shall not be a condition to Closing. The Debt Offers shall be conducted in compliance with the Indenture and applicable Law, including SEC rules and regulations, and the Company shall not be required to cooperate with respect to any Debt Offer that is not in compliance with the Indenture and applicable Laws. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the Debt Offer. To the extent that the provisions of any applicable Law conflict with this Section 6.14, Parent and the Company shall comply with the applicable Law and shall not be deemed to have breached their obligations under this Agreement by such compliance.

             (ii)  Subject to the receipt of any requisite consents, the Company and its Subsidiaries shall execute a supplemental indenture to the Indenture in accordance with the Indenture, amending the terms and provisions of the Indenture as described in the Debt Offer Documents as reasonably requested by Parent, which supplemental indenture shall become operative no earlier than the Effective Time or the acceptance for purchase of the Senior Notes by Parent or Merger Sub, and shall use reasonable best efforts to cause the Trustee to enter into such supplemental indenture prior to or substantially simultaneously with the Closing as determined by Parent; provided, however, that in no event shall the Company or any of its officers, directors or other Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that is not permitted under applicable Law or would become operative prior to the Effective Time or the time of acceptance for purchase of the Senior Notes by Parent or Merger Sub. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the execution of supplemental indentures. If requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the transactions contemplated by this Section 6.14 to the extent such legal opinion is required to be delivered prior to the Effective Time. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion with respect to a Debt Offer that in the opinion of the Company, its legal counsel or the Trustee does not comply with applicable Laws or the Indenture, or an opinion with respect to financing by Parent or Merger Sub.

            (iii)  If requested by Parent, in lieu of or in addition to Parent commencing a Debt Offer for the Senior Notes, the Company shall use its reasonable best efforts, to the extent permitted by the Indenture, to (A) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the Senior Notes (which may be delivered at Parent's request in advance of the Closing Date so long as they are contingent upon the occurrence of the Closing (it being understood and agreed that they may also be contingent upon the occurrence of other events in addition to the Closing)), pursuant to the redemption provisions of the Indenture and (B) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the Senior Notes pursuant to the satisfaction and discharge provisions of the Indenture and the other provisions of the Indenture applicable thereto; provided that prior to, or substantially concurrently with, the Company being required under clause (A) above to issue any notice of redemption to be issued substantially simultaneously with the Effective Time, Parent shall have, or shall have caused to be, deposited with the Trustee under the Indenture sufficient funds to effect such redemption and satisfaction and discharge. If a conditional notice of redemption is given, Parent shall ensure that at the Effective Time, so long as the applicable conditions of such redemption are satisfied, the Company has all funds necessary in connection with any such redemption and satisfaction and discharge. The Company shall, and shall cause its Subsidiaries and their respective Representatives to, in each case, use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with this Section 6.14.

            (iv)  Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable outside attorneys' fees) to the extent incurred by the Company, any of its Subsidiaries or the Trustee in connection with this Section 6.14. Parent shall indemnify and hold harmless the Company and its Subsidiaries and the Company Representatives from and against any and all losses suffered or incurred by them in connection with any action taken by them in connection with the performance of their respective obligations under this Section 6.14 except to the extent suffered or incurred as a result of the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company, any of its Subsidiaries or, in each case, their respective Affiliates, and the respective directors, officers, employees, partners, members, managers, agents, advisors, controlling persons, and the other representatives and successors of each of the foregoing.

        6.15    Takeover Statutes.     If any "fair price," "moratorium," "business combination," "control share acquisition" or other form of anti-takeover statute or regulation (each, an "Anti-Takeover Statute") is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take all actions as are necessary so that such transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any such Anti-Takeover Statute on such transactions. The Company shall not, and shall cause its Subsidiaries not to, take any action that would, or would reasonably be expected to, cause any Anti-Takeover Statute to become applicable to this Agreement or any of the transactions contemplated hereby. Nothing in this Section 6.15 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company's rights under, any other provision of this Agreement.

        6.16    Transaction Litigation.     In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought or threatened to be brought against the Company or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the "Transaction Litigation"), the Company shall promptly notify Parent in writing of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof, including by promptly informing Parent of all proceedings and correspondence relating to such Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense of any Transaction Litigation (and shall give due consideration to Parent's advice with respect to the Transaction Litigation), and the Company shall not settle or agree to settle any Transaction Litigation without Parent's prior written consent.

        6.17    Parent Vote.     Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the NRS.

        6.18    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Commitment Letters and any Alternative Financing.

        6.19    Rule 16b-3.     Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a "director by deputization" under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VII
CONDITIONS OF MERGER

        7.1    Conditions to Obligation of Each Party to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver (where permissible by applicable Law)) at or prior to the Effective Time of the following conditions:

          (a)    Stockholder Approval.    The Company Requisite Vote shall have been duly obtained;

          (b)    No Laws or Orders.    No law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Authority of competent jurisdiction which prohibits, makes illegal or enjoins the consummation of the Merger and shall remain in effect; and

          (c)    Antitrust Consents.    The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained.

        7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent (where permissible by applicable Law)) at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of the Company set forth in (i) Sections 4.4(c), 4.4(d), 4.5, 4.12(g) (but only with respect to payments that are triggered solely by the consummation of the transactions contemplated by this Agreement), 4.22, 4.23, and 4.26 shall be true and correct in all material respects (without giving effect to any "materiality," "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties) both when made and as of the Effective Time as if made as of the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Sections 4.4(a), 4.4(b), 4.10(b) and 4.24 shall be true and correct in all respects (except with respect to the representations and warranties in Sections 4.4(a) and 4.4(b) for any failure to be so true and correct that is de minimis in nature) both when made and as of the Effective Time as if made as of the Effective Time, (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (iii) the other provisions of Article IV shall be true and correct in all respects (without giving effect to any "materiality", "Material Adverse Effect" or similar qualifiers contained in any such representations and warranties) both when made and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iii), where the failures of any such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time;

          (c)    Material Adverse Effect.    Since the date of this Agreement, there shall not have been, nor shall there be, any Material Adverse Effect;

          (d)    No Dividends.    Following the date of this Agreement, the Board of Directors, or any committee or subcommittee thereof, or any equivalent governing body of any non-wholly owned Subsidiary of the Company, shall not have declared, set aside, established a record date for, authorized, made or paid any dividend or other distribution, payable in cash, stock, property, rights or otherwise, with respect to any of the capital stock of the Company or any of its non-wholly owned Subsidiaries, other than the Accrued Dividends; and

          (e)    Certificate.    Parent shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Sections 7.2(a) through 7.2(d) have been satisfied.

        7.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company (where permissible by applicable Law)) at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case, both when made and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect;

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Effective Time; and

          (c)    Certificate.    The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

        7.4    Frustration of Closing Conditions.    Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was primarily caused by such Party's breach in any material respect of any provision of this Agreement.

ARTICLE VIII
TERMINATION

        8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:

          (a)   by mutual written consent of Parent, Merger Sub and the Company;

          (b)   by either Parent or the Company if the Effective Time shall not have occurred on or before 5:00 p.m. Dallas, Texas time on January 9, 2018 (as may be extended pursuant to Section 8.1(b)(ii), the "Outside Date"); provided that (i) the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, Merger Sub) or the failure of such Party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the Outside Date and (ii) in the event the Marketing Period has commenced but has not completed as of the time of the Outside Date, the Outside Date may be extended (or further extended following the initial Outside Date, but not more than the then remaining number of calendar days of the Marketing Period that have not yet been completed) by Parent in its sole discretion by providing written notice thereof to the Company at least one (1) Business Day prior to the Outside Date until four (4) Business Days after the then-scheduled expiration date of the Marketing Period;

          (c)   by either Parent or the Company if any court of competent jurisdiction or other Governmental Authority located or having jurisdiction within the United States shall have issued an order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used such standard of efforts as may be required pursuant to Section 6.4 to prevent, oppose and remove such restraint, injunction or other prohibition;

          (d)   by the Company if:

              (i)  there shall have been a material breach or a material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition set forth in Sections 7.3(a) or 7.3(b) not to be satisfied and, in either such case, such breach or failure is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by the Company to Parent, which written notice shall state in reasonable detail the nature of such breach and the basis for such condition not being satisfied or (B) two (2) Business Days prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

             (ii)  prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement with respect to a Superior Proposal in accordance with and subject to the terms and conditions of, Section 6.6(c), provided that the Company shall pay to Parent the Company Termination Payment in accordance with Section 8.3(b)(i);

          (e)   by Parent if:

              (i)  there shall have been a material breach or a material failure to perform any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition set forth in Sections 7.2(a) or 7.2(b) not to be satisfied and, in either such case, such breach or failure is not curable or, if curable, is not cured prior to the earlier of (A) thirty (30) days after written notice thereof is given by Parent to the Company, which written notice shall state in reasonable detail the nature of such breach, and the basis for such condition not being satisfied or (B) two (2) Business Days prior to the Outside Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

             (ii)  the Board of Directors of the Company (or a committee thereof) shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation (it being understood and agreed that, for all purposes of this Agreement (including Section 6.6), a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9 or 14e-2(a) under the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, or making any "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) shall not, in and of itself, be deemed to constitute a Change of Recommendation, provided that the Board of Directors reaffirms its Recommendation in such disclosure (other than a customary "stop-look-and-listen" communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company);

          (f)    by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the approval of this Agreement was taken; or

          (g)   by the Company if (i) the Marketing Period has ended and all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived in accordance with this Agreement, (ii) Parent and Merger Sub fail to consummate the Merger on the date on which the Closing should have occurred pursuant to Section 2.2, (iii) on or following such date referred to in clause (ii) above, the Company has irrevocably and unconditionally notified Parent by written notice that (A) it is ready, willing and able to consummate the Closing; and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is willing to waive any unsatisfied conditions set forth in Section 7.3, (iv) Parent and Merger Sub fail to consummate the Merger by the third (3rd) Business Day after the delivery of the notice described in clause (iii), and (v) at all times during such three (3) Business Day period described in clause (iv), the Company stood ready, willing and able to consummate the Merger and the other transactions contemplated by this Agreement.

        8.2    Procedure Upon Termination.    Subject to Section 8.3, in the event of a valid termination by Parent or the Company, or both, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made (other than in the case of a termination pursuant to Section 8.1(a)), and this Agreement shall terminate and be null and void, and the Merger shall be terminated, without further action by Parent, Merger Sub or the Company.

        8.3    Effect of Termination.

          (a)   Notwithstanding anything set forth herein to the contrary, in the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void without any further force or effect and there shall be no liability or obligation on the part of any Party hereto (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party or such Party's Affiliates or its or any of the foregoing's successors or assigns), except, and subject in all respect to this Section 8.3, Section 10.1 and Section 10.13 (in each case, including the limitations set forth herein and therein), as provided in Section 6.5 (Publicity; Confidentiality), Section 6.13(d) (Financing Assistance), Section 6.14(b)(iv), this Section 8.3 (Effect of Termination), Section 8.4 (Expenses), Article IX (Additional Agreements) and Article X (General Provisions), which shall survive such termination; provided that, subject in all respects to the limitations set forth in this Section 8.3, Section 10.1 and Section 10.13, nothing herein shall relieve (i) the Company of any liability for damages resulting from fraud or Willful Breach prior to such valid termination of this Agreement, or (ii) Parent of any liability for damages resulting from fraud prior to such valid termination of this Agreement (in each of the case of clause (i) and this clause (ii), which the Parties acknowledge and agree will not be limited to reimbursement of expenses or out-of-pocket costs (including for the avoidance of doubt the payment of the Parent Expenses), and in the case of any damages sought by the non-breaching Party, including any Willful Breach, such damages will include the benefit of the bargain lost by the non-breaching Party, taking into consideration relevant matters, including opportunity costs and the time value of money). Notwithstanding anything in this Agreement to the contrary, in no event will the Parent Related Parties, collectively, have any liability for monetary damages (including damages for fraud or breach, whether willful, intentional, unintentional or otherwise (including Willful Breach) or monetary damages in lieu of specific performance) in the aggregate in excess of the Maximum

  Liability Amount and subject in all respects to the limitations set forth in Section 8.3(g). No valid termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Parent Guarantee, which rights, obligations and agreements will survive the valid termination of this Agreement in accordance with their respective terms. The Parties acknowledge and agree that nothing in this Section 8.3 shall be deemed to affect their right to specific performance in accordance with the terms and conditions of Section 10.1.

          (b)   In the event that:

              (i)  this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay the Company Termination Payment to Parent (or one of its Affiliates or designees) (A) at or prior to the date of termination in the case of a termination pursuant to Section 8.1(d)(ii) or (B) as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds.

             (ii)  this Agreement is validly terminated by either Parent or the Company pursuant to Sections 8.1(b) or 8.1(f) or by Parent pursuant to Section 8.1(e)(i) and (A) at any time after the date of this Agreement and prior to the receipt of the Company Requisite Vote an Acquisition Proposal shall have been made to the Company or its Representatives or the Company's stockholders, or an Acquisition Proposal shall have otherwise become publicly known or announced and (B) within twelve (12) months after such termination, the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal, or shall have consummated any Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made concurrently with the earlier of (x) two (2) Business Days from the consummation of any Acquisition Proposal, and (y) the entry into a definitive agreement with respect to any Acquisition Proposal, by wire transfer of immediately available funds. For the purpose of this Section 8.3(b)(ii), all references in the definition of the term Acquisition Proposal to "15% or more" will be deemed to be references to "more than 50%."

            (iii)  this Agreement is validly terminated (A) by Parent pursuant to Section 8.1(e)(i) or (B) by either the Company or Parent pursuant to Section 8.1(f), the Company shall pay to Parent (or one or more of its designees) promptly (and in any event within two (2) Business Days) by wire transfer of immediately available funds to an account or accounts designated in writing to the Company, an amount immediately available funds equal to that required to reimburse Parent, Merger Sub and their respective Affiliates for all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby up to $6,250,000 (the "Parent Expenses").

            (iv)  this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(i) (and such material breach or material failure to perform by Parent or Merger Sub is the primary reason for the failure of the Closing to be consummated) or Section 8.1(g), Parent shall pay to the Company a fee of $74,200,000 (the "Parent Termination Fee") by wire transfer of immediately available funds to an account or accounts designated in writing to Parent, such payment to be made within two (2) Business Days of the applicable termination.

          (c)   The Parties acknowledge and hereby agree that each of the Parent Termination Fee, Parent Expenses and the Company Termination Payment, as applicable, if, as and when required pursuant to this Section 8.3, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Payment or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.

          (d)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the termination of this Agreement under circumstances where the Company Termination Payment, Parent Termination Fee or Parent Expenses is or are payable are uncertain and incapable of accurate calculation and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Sections 8.3(b)(i), 8.3(b)(ii) or 8.3(b)(iii), or Parent fails to timely pay an amount due pursuant to Section 8.3(b)(iv), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a final non-appealable judgment against the Company for the amount set forth in Sections 8.3(b)(i), 8.3(b)(ii) or 8.3(b)(iii), or any portion thereof, or a final non-appealable judgment against Parent for the amount set forth in Section 8.3(b)(iv), or any portion thereof, as the case may be, the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket outside attorneys' fees and the fees and expenses of any expert or consultant engaged by the Company, Parent or Merger Sub, as applicable) in connection with such suit in an amount not to exceed $2,500,000 (the "Expense Cap"), together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to this Section 8.3(d) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under this Section 8.3(d).

          (e)   Notwithstanding anything to the contrary in this Agreement or any other Transaction Document or any other agreement referenced herein or therein or otherwise but subject to Section 10.13, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Payment from the Company pursuant to this Section 8.3, the Company Termination Payment, the Parent Expenses and, if applicable, the costs and expenses of Parent pursuant to Section 8.3(d) (subject in all respects to the Expense Cap) shall, subject to Section 10.1, be the sole and exclusive remedy of Parent Related Parties against the Company, its Subsidiaries and any of its or their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, "Company Related Parties") for any loss or damage suffered as a result of the failure of the Merger or any other transaction to be consummated or for a breach of, or failure to perform under, this Agreement, the other Transaction Documents or any certificate, agreement or other document delivered in connection herewith, therewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation (monetary or otherwise) relating to or arising out of this Agreement, the Transaction Documents or any certificate, agreement or other documents delivered in connection herewith, therewith or in respect of representations made or alleged to be made in connection herewith, therewith or otherwise, whether in equity or at law, in contract, in tort or otherwise, except that notwithstanding the foregoing, this Section 8.3(e) and/or payment of one or more of the Company Termination Payment, the Parent Expenses and, if applicable, any amounts owed pursuant to

  Section 8.3(d), shall not relieve the Company from liability for fraud or any Willful Breach of this Agreement, or from any of its obligations under Section 6.5(b) .

          (f)    Notwithstanding anything to the contrary in this Agreement or any other Transaction Document or any other agreement referenced herein or therein or otherwise, but subject to Section 8.3(g), Section 8.3(h) and Section 10.13, in any circumstance in which this Agreement is terminated and the Company or any Affiliate or designee thereof is paid the Parent Termination Fee from Parent pursuant to this Section 8.3, the Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.3(d) (subject in all respects to the Expense Cap), and the reimbursement obligations set forth in Sections 6.13(d) and 6.14(b)(iv), shall, subject to Section 10.1, be the sole and exclusive remedy of the Company against Parent, Merger Sub, the Guarantor, any of their respective former, current or future equityholders, controlling Persons, limited or general partners, managers, members, Affiliates, directors, officers, employees, agents, attorneys, stockholders, assignees or Representatives (collectively, the "Parent Related Parties") and the Debt Financing Sources Related Parties for any loss or damage suffered as a result of the failure of the Merger or any other transaction to be consummated or for a breach of, or failure to perform under, this Agreement, the other Transaction Documents or any certificate, agreement or other document delivered in connection herewith, therewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith and upon payment of such amounts, none of the Parent Related Parties or Debt Financing Sources Related Parties shall have any further liability or obligation (monetary or otherwise) relating to or arising out of this Agreement, the Transaction Documents or any certificate, agreement or other document delivered in connection herewith, therewith or in respect of representations made or alleged to be made in connection herewith, therewith or otherwise, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve Parent of its obligations under Sections 6.5(b), 6.13(d) and 6.14(b)(iv); provided, that the Parties acknowledge and agree that the foregoing shall not apply to claims, if any, against any Person that is a party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document or any other agreement referenced herein or therein or otherwise, under no circumstances may the Company receive both (i) an award of monetary damages, on the one hand, and (ii) any of the Parent Termination Fee and/or any of the amounts, if any, as and when due, pursuant to Section 8.3(d), on the other hand, and in any event, the foregoing shall not limit the right of the Company to receive the amounts, if any, as and when due, pursuant to Section 6.13(d) and Section 6.14(b)(iv).

          (g)   Notwithstanding anything to the contrary in this Agreement or any other Transaction Document or any other agreement referenced herein or therein or otherwise, but subject in all respects to this Section 8.3, Section 10.1 and Section 10.13 (including, in each case, the limitations set forth therein), if Parent or Merger Sub fails to effect the Closing when required pursuant to Section 2.2 for any or no reason or otherwise breaches this Agreement or any Transaction Document (whether such breach is intentional, unintentional, willful (including a Willful Breach) or otherwise) or fails to perform hereunder or thereunder or fails to perform any obligation under Law (in each case, whether such failure is intentional, unintentional, willful (including a Willful Breach) or otherwise), then the Company's right to seek one or all of (but never to receive more than one of) (A) a decree or order of specific performance or any injunction or injunctions or other equitable relief if and to the extent permitted by Section 10.1, (B) the valid termination of this Agreement pursuant to Section 8.1 and seek monetary damages for Parent's fraud or (C) the valid termination of this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(g) and receipt and payment of the Parent Termination Fee, if, as and when required pursuant to Section 8.3(b)(iv), the costs and expenses of the Company pursuant to Section 8.3(d) (subject to the Expense Cap), and the reimbursement obligations set forth in Sections 6.13(d) and 6.14(b)(iv) shall in each case be the sole and exclusive remedy (whether in equity or at law, in contract, in tort or otherwise) of the Company, its Affiliates, and its and their respective stockholders and Representatives and any other Person against the Parent Related Parties for any breach, liability, cost, expense, obligation, loss or damage suffered as a result thereof or in connection therewith or related thereto; provided, that the Parties acknowledge and agree that the foregoing shall not apply to claims, if any, against any Person that is a party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement.

          (h)   Notwithstanding anything to the contrary in this Agreement or any other Transaction Document or any other agreement referenced herein or therein or otherwise, but subject to Section 10.1, the maximum aggregate liability, whether in equity or at law, in contract, in tort or otherwise, together with any payment of the Parent Termination Fee and any other payment in connection with any Transaction Document or otherwise, of the Parent Related Parties collectively (including monetary damages for fraud or breach, whether willful (including a Willful Breach), intentional, unintentional or otherwise, or monetary damages in lieu of specific performance) (A) under this Agreement or any other Transaction Document or otherwise; (B) in connection with the failure of the Merger (including the Debt Financing) or the other transactions contemplated hereunder or under the Transaction Documents to be consummated; or (C) in respect of any representation or warranty made or alleged to have been made in connection with this Agreement or any other Transaction Document, will not exceed under any circumstances an amount equal to (i) the Parent Termination Fee, if any, due and owing to the Company pursuant to Section 8.3(b)(iv), plus (ii) the amounts, if any, due and owing under Section 8.3(d), subject in all respects to the Expense Cap, plus (iii) the amounts, if any, due and owing to the Company pursuant to the reimbursement obligations set forth in Sections 6.13(d) and 6.14(b)(iv) (collectively, the "Maximum Liability Amount"); provided, that (A) in no event shall the aggregate amount of Parent's obligations described in clause (i) of this Section 8.3(h), together with the aggregate amount of Parent's and Merger Sub's obligations described in clause (ii) of the proviso in Section 8.3(a), exceed the amount of the Parent Termination Fee, and (B) in no event shall the aggregate amount of Parent's and Merger Sub's obligations described in clause (ii) of this Section 8.3(h) exceed the Expense Cap, and in no event will the Company, its Affiliates or any of the foregoing's respective Representatives seek, directly or indirectly, to recover against the Parent Related Parties, or compel payment by the Parent Related Parties of, any damages or other payments whatsoever (including multiple, consequential, indirect, special, statutory, exemplary or punitive damages) in excess of the Maximum Liability Amount set forth in this Section 8.3(h) (as applicable); provided, further, that the Parties acknowledge and agree that the foregoing shall not apply to claims, if any, against any Person that is a party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement.

        8.4    Expenses.    Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Expenses incurred in connection with (i) HSR Act filings shall be borne by Parent and (ii) the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company.

ARTICLE IX
ADDITIONAL AGREEMENTS

        9.1    No Survival of Representations, Warranties and Covenants.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the

Effective Time and (b) those contained in Sections 4.28, 5.15, and 5.17 or this Article IX, which, in each case, shall survive in accordance with their terms.

ARTICLE X
GENERAL PROVISIONS

        10.1    Remedies; Specific Performance.

          (a)   The Parties agree that irreparable damages for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that, subject in all respects to Section 10.1(b), the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages or inadequacy of legal remedy and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity, subject to the terms and provisions of this Agreement. The Parties hereby further acknowledge and agree that prior to the Closing, subject in all respects to Section 10.1(b), the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, including Sections 6.4 and 6.12, by Parent and/or Merger Sub and to cause Parent and Merger Sub to consummate the transactions contemplated hereby, including to effect the Closing in accordance with Section 2.2, on the terms and subject to the conditions in this Agreement. The pursuit of specific enforcement or other equitable remedies by any Party hereto will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at law or in equity) to which such Party may be entitled at any time.

          (b)   Notwithstanding anything in this Agreement to the contrary, but subject in all respects to this Section 10.1, it is hereby acknowledged and agreed that the Company shall be entitled to seek specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if, but only if, (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), (ii) the Debt Financing provided for by the Debt Commitment Letter has been funded or will be funded in full at the Closing if the Equity Financing is funded at the Closing, (iii) Parent and Merger Sub are required to complete the Closing pursuant to Section 2.2 and Parent or Merger Sub fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 2.2 and (iv) on or following the date referred to in clause (iii) above, the Company has irrevocably confirmed in a written notice to Parent that, if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur, and Parent and Merger Sub fail to complete the Closing within two (2) Business Days after delivery of such irrevocable written confirmation; provided, that the Company remains ready, willing and able to consummate the Closing during such two (2) Business Day period. In no event will the Company be entitled to enforce or seek to enforce specifically Parent's obligation to cause the Equity Financing to be funded or to complete the Merger if the Debt Financing (i) will not be simultaneously funded with the Equity Financing or (ii) has not been funded in full.

          (c)   Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (i) specific performance, subject in all respects to this Section 10.1 and (ii) payment of the Parent Termination Fee or monetary damages, if, as and when required pursuant to this Agreement, under no circumstances shall the Company be permitted or entitled to receive (1) both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) or other equitable relief, on the one hand, and payment of the Parent Termination Fee, monetary damages and/or any of the other amounts, if any, as and when due, pursuant to Sections 6.13(d), 6.14(b)(iv) and 8.3(d), on the other hand, or (2) both payment of any monetary damages whatsoever, on the one hand, and payment of any of the Parent Termination Fee and/or any of the amounts, if any, as and when due, pursuant to Sections 6.13(d), 6.14(b)(iv) and 8.3(d), on the other hand.

        10.2    Modification or Amendment.    Subject to the provisions of applicable Law (including NRS 92A.120(9)), at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided, that any modification or amendment of Section 8.3(f) (solely to the extent that it relates to the Debt Financing Sources Related Parties), this proviso of Section 10.2, clause (d) of Section 10.7, Section 10.8(b), Section 10.9(b) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 10.10 (solely to the extent that it relates to the Debt Financing Sources Related Parties) or Section 10.13 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and the definitions of Debt Commitment Letter, Debt Financing, Debt Financing Sources and Debt Financing Sources Related Parties that is adverse to the interests of the Debt Financing Sources Related Parties, will not be effective against the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources.

        10.3    Waiver.    At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        10.4    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (x) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (y) when sent by e-mail (with non-automated written confirmation of receipt) or (z) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	if to the Company:
ClubCorp Holdings, Inc. 3030 LBJ Freeway Suite 600 Dallas, Texas 75234
	Attention:	Ingrid Keiser
	Email:	ingrid.keiser@clubcorp.com
with a copy (which shall not constitute actual or constructive notice) to:
Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304
	Attention:	William B. Brentani
Atif I. Azher
	Email:	wbrentani@stblaw.com
aazher@stblaw.com
(b)	if to Parent or Merger Sub:
Constellation Club Parent, Inc. c/o Apollo Global Management 9 West 57th Street, 43rd Floor New York, NY 10019
	Attention:	David Sambur, Senior Partner
John Suydam, Chief Legal Officer
	Email:	sambur@apollolp.com
jsuydam@apollolp.com
with a copy (which shall not constitute actual or constructive notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019
	Attention:	Taurie M. Zeitzer
David Beller
	Email:	tzeitzer@paulweiss.com
dabeller@paulweiss.com

        10.5    Severability.    If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

        10.6    Entire Agreement; Assignment.     This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Confidentiality Agreement, the Equity Commitment Letter and Parent Guarantee constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede and cancel all prior and contemporaneous agreements, undertakings, arrangements, communications and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided that Parent and Merger Sub shall have the right, without the prior written consent of the Company, to assign all or any portion of their respective rights, interests and obligations under this Agreement, to (i) any of their respective Affiliates or (ii) any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, but, in each of the case of clauses (i) and (ii), no such assignment shall relieve Parent or Merger Sub of its obligations under this Agreement; provided further that Parent shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations hereunder to one or more affiliates of Apollo Management VIII, L.P. (provided, that notwithstanding such assignment, each of Parent and Merger Sub shall remain fully liable for all of its obligations hereunder); provided further, that in no event shall Parent or Merger Sub be permitted to assign this Agreement to any Person to the extent such that, as a result of such assignment, either (x) any additional consent or approval of, or filing, declaration or registration with, any Governmental Authority would be required under this Agreement or in connection with the transactions contemplated hereby or (y) any delay would occur with respect to any consent or approval of, or filing, declaration or registration with, any Governmental Authority that otherwise is required to be made under this Agreement or in connection with the transactions contemplated hereby.

        10.7    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.11 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) after the Effective Time, the rights of the holders of Restricted Shares and/or PSUs to receive the Company Equity Award consideration payments contemplated by Section 3.2, in accordance with the terms and conditions of this Agreement and (d) each Debt Financing Sources Related Party shall be a third-party beneficiary of Section 8.3(f) (solely to the extent that it relates to the Debt Financing Sources Related Parties), the proviso in Section 10.2, this clause (d) of Section 10.7, Section 10.8(b), Section 10.9(b) (solely to the extent that it relates to the Debt Financing Sources Related Parties), Section 10.10 (solely to the extent that it relates to the Debt Financing Sources Related Parties) and Section 10.13 (solely to the extent that it relates to the Debt Financing Sources Related Parties). Notwithstanding anything to contrary set forth herein, each Parent Related Party shall be an intended third-party beneficiary of Section 8.3, Section 10.6, this final sentence of Section 10.7, Section 10.8(b), Section 10.9(b), Section 10.10 and Section 10.13.

        10.8    Governing Law.

          (a)   This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of law principles thereof), except that the Merger, the internal affairs of the Company, the fiduciary duties of the board of directors and the officers of the Company and general corporation law with respect to the Company and any provisions of this Agreement that are expressly or otherwise required to be governed by the NRS, shall be governed by the Laws of the State of Nevada (without giving effect to choice of law principles thereof).

          (b)   Notwithstanding anything to the contrary contained in this Section 10.8, each party to this Agreement acknowledges and irrevocably agrees (i) that any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party arising out of or relating to this Agreement or the Debt Commitment Letter or the performance thereunder shall be subject to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), (ii) that, except to the extent relating to the interpretation of any provisions in this Agreement, the Confidentiality Agreement, the Equity Commitment Letter and/or the Parent Guarantee, any legal action, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source Related Party shall be governed by, and construed in accordance with, the Laws of the State of New York, (iii) not to bring or permit any of their Affiliates to bring any such legal action in any other court and (iv) that the provisions of Section 10.8(b) shall apply to any such legal action.

        10.9    Consent to Jurisdiction.

          (a)   Each of the Parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) consents to service being made through the notice procedures set forth in Section 10.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10.9, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party's consent to jurisdiction and service contained in this Section 10.9 is solely for the purpose referred to in this Section 10.9 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

          (b)   Notwithstanding anything in this Agreement to the contrary, each Party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against any Debt Financing Sources Related Party in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, that the provisions of Section 10.10 relating to the waiver of jury trial shall apply to any such action, suit or proceeding and that, except to the extent relating to the interpretation of any provisions in this Agreement, the Confidentiality Agreement, the Equity Commitment Letter and/or the Parent Guarantee, any such action, suit or proceeding shall be governed by and construed in accordance with the Laws of the State of New York. Parent irrevocably designates the Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary, proper or advisable in order to confer jurisdiction over it, and Parent stipulates that such consent and appointment are irrevocable and coupled with an interest.

        10.10    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS CLAIM OR THIRD PARTY CLAIM OR LEGAL PROCEEDING OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT (INCLUDING THE EXHIBITS AND SCHEDULES HERETO), THE COMMITMENT LETTERS, ANY CERTIFICATE, INSTRUMENT, OPINION OR OTHER DOCUMENTS DELIVERED HEREUNDER, OR THE NEGOTIATION, ADMINISTRATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF (INCLUDING ANY ACTION, CAUSE OF ACTION, CLAIM OR LEGAL PROCEEDING OF ANY KIND OR DESCRIPTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION HEREWITH OR THEREWITH) OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING), WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

        10.11    Payment of Transfer Taxes.     All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger shall be paid by Parent. Parent and Company shall cooperate in preparing, executing and filling any Tax Returns with respect to such Taxes and fees.

        10.12    Counterparts; Delivery by E-mail.

          (a)   This Agreement, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (i) may be executed in any number of counterparts (including by means of facsimile transmission or e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement and (ii) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

          (b)   At the request of any Party, each other Party shall re-execute original forms hereof and deliver them to all other Parties. No Party or to any such agreement shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of e-mail as a defense to the formation of a contract, and each such party forever waives any such defense.

        10.13    Non-recourse.     Each Party agrees, on behalf of itself and its Affiliates (and in the case of the Company, the Company Related Parties, and in the case of Parent, the Parent Related Parties), that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement, any other Transaction Document or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder (including the Financing), (B) the negotiation, execution or performance this Agreement, any other Transaction Document or any other agreement referenced herein or therein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement, any other Transaction Document or such other agreement), (C) any breach or violation of this Agreement, any other Transaction Document or any other agreement referenced herein or therein and (D) any failure of the transactions contemplated hereunder or under any Transaction Document or any other agreement referenced herein or therein (including the Financing) to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as Parties to this Agreement and, in accordance with, and subject to the terms and conditions of this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement, any other Transaction Document or any other agreement referenced herein or therein or otherwise to the contrary, but subject to the other provisions of this Section 10.13, each Party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates (and in the case of the Company, the Company Related Parties), that no recourse under this Agreement, any other Transaction Document or any other agreement referenced herein or therein or in connection with any transactions contemplated hereby or thereby (including the Financing) shall be sought or had against any other Person, including any Company Related Party, any Parent Related Party, any Debt Financing Sources Related Party, and no other Person, including any Company Related Party, any Parent Related Party, any Debt Financing Sources Related Party, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), in each case, except for claims that (1) the Company, Parent or Merger Sub, as applicable, may assert (subject with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.3, Section 10.1 and this Section 10.13): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; (ii) against each Guarantor under, if, as and when required pursuant to the terms and conditions of the Parent Guarantee; (iii) against the equity providers for specific performance of their obligation to fund their committed portions of the Equity Financing solely in accordance with, and pursuant to the terms and conditions of, Section 6 of the Equity Commitment Letter; or (iv) against the Company, Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement and (2) Parent and its Affiliates may assert, including by bringing an Action, against the Debt Financing Sources pursuant to the terms and conditions of the Commitment Letters. Notwithstanding anything to the contrary herein or otherwise, no Company Related Party, Parent Related Party or Debt Financing Sources Related Party shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the other Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder (including the Financing), or the termination or abandonment of any of the foregoing.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
CLUBCORP HOLDINGS, INC.
By:	/s/ CURTIS D. MCCLELLAN
	Name:	Curtis D. McClellan
	Title:	Chief Financial Officer

[Signature Page—Merger Agreement]

PARENT:
CONSTELLATION CLUB PARENT, INC.
By:	/s/ LAURIE D. MEDLEY
	Name:	Laurie D. Medley
	Title:	Vice President

MERGER SUB:
CONSTELLATION MERGER SUB INC.
By:	/s/ LAURIE D. MEDLEY
	Name:	Laurie D. Medley
	Title:	Vice President

[Signature Page—Merger Agreement]

Exhibit A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
CLUBCORP HOLDINGS, INC.
(a Nevada corporation)

ARTICLE I

        The name of the Corporation is ClubCorp Holdings, Inc.

ARTICLE II

        The Corporation's commercial registered agent in the State of Nevada is CSC Services of Nevada, Inc.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 (the "NGCL") of the Nevada Revised Statutes (the "NRS") as it now exists or may hereafter be amended and/or supplemented from time to time.

ARTICLE IV

        The total number of shares of all classes of stock that the Corporation is authorized to issue is one thousand (1,000) shares of capital stock, all of which shall be common stock with a par value of one cent ($0.01) per share (the "Common Stock"). Each holder of record of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record.

ARTICLE V

        From time to time, any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the NGCL or other statutes or laws of the State of Nevada at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to this reservation.

ARTICLE VI

        In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the NGCL or other statutes or laws of the State of Nevada, the Board of Directors of the Corporation (the "Board") is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the "Bylaws"), without any action on the part of the stockholders, but the stockholders may make, alter, amend or repeal the Bylaws whether adopted by them or otherwise.

ARTICLE VII

        Election of directors need not be by written ballot unless the Bylaws shall so require.

ARTICLE VIII

        To the fullest extent permitted under the NRS (including, without limitation, to the fullest extent permitted under NRS 78.7502 and 78.751(3)) and other applicable law, the Corporation shall indemnify directors and officers of the Corporation in their respective capacities as such and in any and all other

Exhibit A-1

capacities in which any of them serves at the request of the Corporation. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in the Bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid, by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

        The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS are amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

        Any repeal or modification of the first two paragraphs of this Article approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between the first two paragraphs of this Article and any other provision of this Amended and Restated Certificate of Incorporation, the terms and provisions of such paragraphs (as applicable) shall control.

ARTICLE IX

        Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation.

        The books of the Corporation may be kept (subject to any provision contained in the NGCL) within or outside of the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE X

        Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an "Entity"), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniary or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a "Related Person"). Any Related Person may be a party to, or may be pecuniary or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that person is a Related Person or is pecuniary or otherwise interested in such contract or transaction is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person or who is pecuniary or otherwise interested in such contract or transaction may be counted in determining the existence of a quorum at any meeting of the Board

Exhibit A-2

during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person or were not pecuniary or otherwise interested in such contract or transaction. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated Entity without regard to the fact that such person is also a director, officer, manager, general partner or other fiduciary of such subsidiary or affiliated Entity.

        Any contract, transaction or act of the Corporation or of the directors of the Corporation that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

        Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, partner, employee, managing director or other affiliate of either Apollo Management VIII, L.P., on behalf of its investment funds ("Apollo"), or any of its respective affiliates (collectively, the "Managers") and (y) the Managers and their affiliates, may, and shall have no duty not to, in each case on behalf of the Managers or their affiliates (the persons and entities in clauses (x) and (y), each a "Covered Manager Person"), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a member or manager in any limited liability company or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their affiliates, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person's or entity's participation in any such business.

        In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in his or her Apollo-related capacity, as the case may be, or Apollo or its affiliates, as the case may be, and (y) the Corporation, to the fullest extent permitted by law, the Covered Manager Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation.

        Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

Exhibit A-3

        This Article X may not be amended, modified or repealed without the prior written consent of each of the Managers.

        In the event of a conflict between this Article X and any other Article or provision of this Amended and Restated Certificate of Incorporation, this Article X shall prevail under all circumstances. Notwithstanding anything to the contrary herein, under no circumstances shall any employee of the Corporation or any of its subsidiaries be deemed to be a "Covered Manager Person", and under no circumstances shall the Corporation waive or renounce any interest or expectancy of the Corporation in, or in being offered any opportunity to participate in, any business opportunities that are presented to any Manager who is also an employee of the Corporation or any of its subsidiaries, irrespective of whether such employee is a director or officer of the Corporation of any of its affiliates.

ARTICLE XI

        Unless the Corporation consents in writing to the selection of an alternative forum, the Second Judicial District Court of the State of Nevada shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the NGCL or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

        The Corporation elects not to be governed by Section 78.411 through 78.444 of the NGCL.

Exhibit A-4

        IN WITNESS WHEREOF, the undersigned corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed by its authorized officer.

Dated:

CLUBCORP HOLDINGS, INC.
By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit A-5

Exhibit B

AMENDED & RESTATED BYLAWS
OF
CLUBCORP HOLDINGS, INC.
(Adopted [    •    ], 2017)
ARTICLE I
Offices

        Section 1.    Registered Office; Registered Agent.     The name of the commercial registered agent of ClubCorp Holdings, Inc. (the "Corporation") in the State of Nevada shall be as set forth in the Articles of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the "Articles of Incorporation"). The Corporation's registered agent in the State of Nevada, and the address of such registered agent, may be changed from time to time by or under the authority of the board of directors of the Corporation (the "Board of Directors") in the manner provided in Chapter 77 of the Nevada Revised Statutes.

        Section 2.    Other Offices.     The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Nevada, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

Stockholders

        Section 1.    Place of Meetings.     All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Nevada, or by means of remote communication, as may be designated by the Board of Directors and stated in the notice of the meeting.

        Section 2.    Annual Meetings.     An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour, as shall be fixed by the Board of Directors and designated in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may properly be brought before the meeting.

        Section 3.    Special Meetings.     A special meeting of the stockholders (or of any class thereof) for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request therefor delivered to the President or Secretary signed by stockholders holding of record more than 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called and the call therefor shall be issued within 60 days after the receipt of said request. Business transacted at all special meetings shall be confined to the objects specifically stated in the call therefor.

        Section 4.    Notice of Meetings.     Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, shall be given at least ten (10) and not more than sixty (60) days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to such stockholder personally or by mailing such notice in a postage prepaid envelope directed to such stockholder at such stockholder's address as it appears on the stock ledger of the Corporation, unless such stockholder shall have filed with the

Exhibit B-1

Secretary of the Corporation a written request that notices intended for such stockholder be directed to another address, in which case such notice shall be directed to such stockholder at the address designated in such request. Notices of each meeting of stockholders, whether annual or special, shall set forth the date, time, place, if any, the means of remote communications, if any, by which stockholders or proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). Notices of each special meeting of stockholders shall also set forth the purpose or purposes for which the meeting is called. In lieu of written notice, notice may be given by electronic transmission if permitted by applicable law and if given in compliance therewith. If electronically transmitted by means of facsimile telecommunication or electronic mail, then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address, as the case may be, at which the stockholder has consented to receive notice. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder in the manner set forth herein. An affidavit of the Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        Section 5.    List of Stockholders.     The Secretary or any Assistant Secretary of the Corporation shall produce, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network (provided that the information required to access such list shall be provided with the notice of the meeting). Except as otherwise provided by law, the original or duplicate stock ledger shall be the only evidence as to the stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

        Section 6.    Quorum; Adjournment of Meetings.     Except as otherwise provided by law, the Articles of Incorporation or these Amended & Restated Bylaws of the Corporation ("Bylaws"), the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If less than a quorum shall be present or represented at the time for which the meeting shall have been called, the stockholders so present in person or by proxy at such meeting may, by a majority in voting power thereof, adjourn the meeting from time to time without any notice or call other than by an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned in like manner without notice or call or upon such notice or call as may be determined by vote of the holders of a majority in voting power voting thereon. If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of

Exhibit B-2

Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

        Section 7.    Voting.     Except as otherwise provided in the Articles of Incorporation, at every meeting of stockholders, each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock having voting power upon the matter in question held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted directly or indirectly; provided, however, that the foregoing shall not limit the right of the Corporation to vote any shares of the Corporation's stock held by it in a fiduciary capacity (and to count such shares for purposes of determining a quorum). Except as otherwise required by the laws of the State of Nevada or the Articles of Incorporation, and except for the election of directors, at all meetings of the stockholders, a quorum being present, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote thereon which are present in person or by proxy. Directors shall be elected by plurality of the votes cast at a meeting for the election of directors at which a quorum is present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat before the meeting begins, or so directed by the person presiding at the meeting or required by the laws of the State of Nevada, the election of directors of the Corporation or the vote on any other question presented at the meeting need not be by ballot. On any vote by ballot, each ballot shall be signed by the stockholder voting, or in such stockholder's name by such stockholder's proxy, if there be such a proxy, and shall state the number of shares voted by such stockholder and the number of votes to which each share is entitled.

        Section 8.    Organization of Meeting.     The Chairman of the Board, if any, shall preside at all meetings of stockholders, or in his or her absence, the Vice Chairman of the Board, if any, shall preside, or in his or her absence, the President of the Corporation shall preside. If neither the Chairman of the Board, the Vice Chairman of the Board or the President is present at the meeting, the holders of a majority of the shares present at the meeting and entitled to vote, in person or by proxy, shall select a person to preside at the meeting. Subject to the requirements of any applicable law or the rules and regulations of any national securities exchange, national securities association or interdealer quotation system upon which the Corporation's securities may be listed, the person presiding at a meeting of stockholders shall determine the order of business and the procedure at the meeting, including, without limitation, the regulation of the manner of voting and the conduct of any discussion, as he or she believes to be in order. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, or in his or her absence, any Assistant Secretary of the Corporation who is present shall act as secretary of the meeting, or if no Assistant Secretary shall be present, the person presiding at such meeting shall appoint a secretary for that particular meeting.

        Section 9.    Action Without a Meeting.     Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or

Exhibit B-3

consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that consent had been given in accordance with the provisions of subsection 78.320 of Chapter 78 (the "NGCL") of the Nevada Revised Statutes (the "NRS"). Without limiting the manner by which consent may be given, written consent may be given by means of electronic transmission in the manner prescribed by Chapter 719 of the Nevada Revised Statutes.

        Section 10.    Ratification of Acts of Directors and Officers.     Except as otherwise provided by law or by the Articles of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

ARTICLE III

Board of Directors

        Section 1.    General Powers.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the NGCL or the Articles of Incorporation.

        Section 2.    Number of Directors; Term of Office.     The Board of Directors shall consist of three members but may be increased or decreased as hereinafter provided. Each director shall hold office until the annual meeting of the stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal from office. At any time or from time to time at a special meeting called for that purpose, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors of the Corporation, or may decrease the number of directors of the Corporation; provided, however, that in no event shall the number of directors of the Corporation be less than one. Directors shall be elected at the annual meeting of stockholders. Directors need not be stockholders or residents of the State of Nevada. Except as otherwise provided in these Bylaws, elections of directors need not be by written ballot.

        Section 3.    Quorum; Manner of Acting; Telephonic Participation.     Unless otherwise provided by law, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, the directors present shall adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Nevada or the Articles of Incorporation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting. The minutes of any meeting of the Board of Directors or of any committee thereof held by telephone shall be prepared in the same manner as a meeting of the Board of Directors or of such committee held in person.

Exhibit B-4

        Section 4.    Place of Meetings.     The Board of Directors may hold its meetings at such place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine.

        Section 5.    Annual Meeting.     As promptly as practicable after each annual meeting of the stockholders for the election of directors, the Board of Directors shall meet for the purpose of the appointment of officers and the transaction of such other business as may properly come before the meeting. Notice of such meeting need not be given if held immediately after the annual meeting of stockholders. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

        Section 6.    Regular Meetings.     Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Nevada, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

        Section 7.    Special Meetings and Notice Thereof.     Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or by a majority of the directors. Notice of the time, date and place of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least four days before the date on which the meeting is to be held, or shall be given to him or her by telegram, telex, mailgram, facsimile transmission, electronic mail or other means of electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place of the meeting, but need not state the purposes thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, electronic mail or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address, electronic address or facsimile number of the director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

        Section 8.    Removal.     Except as otherwise provided by the Articles of Incorporation or applicable law, the entire Board of Directors or any individual director may be removed from office with or without cause by the holders of 2/3 of the voting power of the outstanding stock entitled to vote at an election of directors. In case the Board of Directors or any one or more directors be so removed, one or more individuals may be appointed at the same meeting at which such director or directors have been so removed to fill the vacancy or vacancies created thereby, to serve for the remainder of the terms, respectively, of the director or directors so removed.

        Section 9.    Resignation.     Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Exhibit B-5

        Section 10.    Vacancies on Board of Directors.     If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may fill the vacancy or newly created directorship, as the case may be, or such vacancy or newly created directorship may be filled at an annual meeting or at a special meeting of the stockholders called for that purpose. Each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall be qualified or until his or her death, resignation or removal from office.

        Section 11    Waiver of Notice and Consent.     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though such meeting had been duly held after a regular call and notice, if a quorum be present and if, before or after the meeting, each of the directors not present signs or electronically transmits a written waiver of notice of such meeting whether before or after the date stated therein. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors or members of a committee of directors need be specified in any written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 12.    Committees.     The Board of Directors may, by resolution of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Articles of Incorporation or the laws of the State of Nevada. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Nevada, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he or she shall attend and for his or her expenses, if any, of attendance at each regular or special meeting of such committee as shall be determined by the Board of Directors.

        Section 13.    Action Without Meeting.     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee.

        Section 14.    Fees and Compensation.     Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors may, if it so desires, authorize members of the Board of Directors to be compensated for their expenses, if any, of attendance at each regular or special meeting of the Board of Directors. Such compensation may, in the Board of Directors' discretion, also include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the Board of Directors. Directors who are officers or employees of the Corporation may receive, if the Board of Directors desires, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Exhibit B-6

 ARTICLE IV

Officers

        Section 1.    Officers.     The principal officers of the Corporation shall be chosen by the Board of Directors and may include a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose such other officers, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Senior or Executive Vice Presidents, as may be appointed in accordance with the provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said officers.

        Section 2.    Election or Appointment and Term of Office.     The principal officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

        Section 3.    Subordinate Officers.     In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President, the Chief Executive Officer, if any, or the Board of Directors may from time to time designate. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

        Section 4.    Removal.     Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose at which a quorum is present, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

        Section 5.    Resignations.     Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 6.    Vacancies.     A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for appointment to such office for such term.

        Section 7.    Powers and Duties.     The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors and as may be delegated by the President or the Chief Executive Officer, if any, without limiting the foregoing:

          (a)    Chairman of the Board.    The Chairman of the Board shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

          (b)    Vice Chairman of the Board.    The Vice Chairman of the Board shall be the assistant to the Chairman of the Board of Directors and shall assume the Chairman's responsibilities in the event of his or her absence or disability or as directed by the Chairman of the Board.

          (c)    President; Chief Executive Officer.    Unless a separate Chief Executive Officer is appointed, the President shall serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers,

Exhibit B-7

  officials, employees and agents. In the absence of a Chairman of the Board or Vice Chairman of the Board, he or she shall preside at all meetings of the stockholders, at all meetings of the Board of Directors and any committee thereof of which he or she is a member, unless the Board of Directors or such committee shall have chosen another chairman. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally pertaining to the office of the Chief Executive Officer of a corporation. If a separate Chief Executive Officer is appointed, the President shall have and perform such duties as otherwise generally pertain to such office and as may be assigned to him or her by the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

          (d)    Executive Vice President.    The Executive Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          (e)    Senior Vice President.    The Senior Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          (f)    Vice President.    The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice Presidents and the Senior Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

          (g)    Treasurer.    The principal financial officer of the Corporation shall be the Treasurer of the Corporation unless the Board of Directors has designated another officer to serve as principal financial officer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors or any committee thereof, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or any committee thereof or at the annual meeting of stockholders; he or she shall receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

          (h)    Secretary.    The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties

Exhibit B-8

  incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors

        Section 8.    Salaries.     The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer.

ARTICLE V

Capital Stock

        Section 1.    Certificates of Shares.     The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form; provided, however, that, where any such certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board of Directors shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

        Section 2.    Stock Ledger.     A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date of issuance thereof, and in case of cancellation, the date of cancellation.

        Section 3.    Cancellation.     Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6 of this Article V.

        Section 4.    Transfers of Stock.     Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 5 of this Article V, and on surrender of the certificate or certificates, if any, for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

        Section 5.    Regulations.     The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Articles of Incorporation or these Bylaws, concerning the

Exhibit B-9

issue, transfer and registration of shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

        Section 6.    Lost, Stolen, Mutilated or Destroyed Certificates.     As a condition to the issue of a new certificate or uncertificated shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate or uncertificated shares without any bond when in its judgment it is proper to do so.

        Section 7.    Record Date.

        (a)   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

        (b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        (c)   Unless otherwise restricted by the Articles of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of

Exhibit B-10

Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

Amendments

        Section 1.    Amendments by Stockholders.     These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon.

        Section 2.    Amendments by the Board of Directors.     The Board of Directors may adopt, amend or repeal these Bylaws by the affirmative vote of the Board of Directors at any regular or special meeting of the Board of Directors. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE VII

Miscellaneous Provisions

        Section 1.    Fiscal Year.     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 2.    Voting of Securities Owned by the Corporation.     The Board of Directors may authorize any person on behalf of the Corporation to attend, waive notice, vote or consent and grant proxies (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

        Section 3.    Dividends; Reserves.

        (a)   Subject to any restrictions contained in the Articles of Incorporation or applicable law, the Board of Directors may declare and pay dividends upon the shares of the Corporation's capital stock from the Corporation's surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Articles of Incorporation. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. Dividends shall be payable upon such dates as the Board of Directors may designate.

        (b)   If the dividend is to be paid in shares of the theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors; provided, however, that no such designation as capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its stock.

        (c)   The Board of Directors may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Exhibit B-11

        Section 4.    Corporate Seal.     The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Nevada." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification

        Section 1.    Indemnification of Directors and Officers.

        (a)   For purposes of this Article, (A) "Indemnitee" shall mean each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator or manager) of the Corporation or any predecessor entity thereof, or is or was serving in any capacity at the request of the Corporation as a director, officer, employee or agent (including, without limitation, as a trustee, fiduciary, administrator, partner, member, manager) of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise; and (B) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, or investigative.

        (b)   Each Indemnitee shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding; provided that such Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. Except as so ordered by a court and for advancement of expenses pursuant to this Section, indemnification may not be made to or on behalf of an Indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Notwithstanding anything to the contrary contained in these Bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

        (c)   Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or member, manager or managing member of a predecessor

Exhibit B-12

limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

        (d)   The expenses of Indemnitees must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as such expenses are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of such Indemnitee to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in by him or her in connection with the defense.

        Section 2.    Indemnification of Employees and Other Persons.     The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees.

        Section 3.    Non-Exclusivity of Rights.     The rights to indemnification provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of stockholders or directors, or otherwise.

        Section 4.    Insurance.     The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any Indemnitee for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent, or arising out of his or her status as such, whether or not the Corporation has the authority to indemnify him or her against such liability and expenses.

        Section 5.    Other Financial Arrangements.     The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court.

        Section 6.    Other Matters Relating to Insurance or Financial Arrangements.     Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

        Section 7.    Amendments.     The provisions of this Article VIII relating to indemnification shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person's consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally,

Exhibit B-13

any repeal or amendment of this Article VIII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article VI), no repeal or amendment of these Bylaws shall affect any or all of this Article VIII so as to limit or reduce the indemnification in any manner unless adopted by (i) the unanimous vote of the directors of the Corporation then serving, or (ii) by the stockholders as set forth in Article VI; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

        Section 8.    Saving Clause.     In the case of any change to relevant law which expands the liability of directors or officers of the Corporation or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in this Article VIII, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

Exhibit B-14

ANNEX B

Opinion of Jefferies LLC

July 9, 2017

The Board of Directors
ClubCorp Holdings, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234

The Board of Directors:

        We understand that ClubCorp Holdings, Inc., a Nevada corporation ("ClubCorp"), Constellation Club Parent, Inc., a Delaware corporation ("Constellation") and affiliate of Apollo Global Management, LLC ("Apollo"), and Constellation Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Constellation ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which (i) Merger Sub will be merged with and into ClubCorp (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of ClubCorp ("ClubCorp Common Stock") will be converted into the right to receive $17.12 in cash (the "Per Share Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Per Share Merger Consideration to be received by holders of ClubCorp Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

        In arriving at our opinion, we have, among other things:

(i)
reviewed an execution copy of the Merger Agreement provided to us on July 9, 2017;

(ii)
reviewed certain publicly available financial and other information regarding ClubCorp;

(iii)
reviewed certain information furnished to us by the management of ClubCorp relating to the businesses, operations and prospects of ClubCorp, including financial forecasts and estimates prepared or provided by the management of ClubCorp;

(iv)
held discussions with members of the senior management of ClubCorp concerning the matters described in clauses (ii) and (iii) above;

(v)
at the direction of ClubCorp, held discussions on behalf of ClubCorp with selected third parties to solicit indications of interest in the possible acquisition of all or a portion of, or a strategic investment in, ClubCorp;

(vi)
reviewed the stock trading price history and implied trading multiples for ClubCorp and compared them with those of certain publicly traded companies that we deemed relevant in evaluating ClubCorp;

(vii)
compared the financial terms of the Merger with publicly available financial terms of certain other transactions that we deemed relevant in evaluating the Merger; and

(viii)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by

The Board of Directors ClubCorp Holdings, Inc. July 9, 2017

ClubCorp or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have relied on assurances of the management and other representatives of ClubCorp that they are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In our review, we did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of ClubCorp or any other entity, and we have not been furnished with, and assume no responsibility to obtain, any such evaluations, appraisals or physical inspections. We are not experts in the evaluation of, and express no view or opinion with respect to, any matters related to tax audits or assessments, initiation deposits and/or escheatment of unclaimed or abandoned property or the adequacy or sufficiency of allowances for losses or other matters with respect thereto.

        With respect to the financial forecasts and estimates (including estimates as to potential net operating loss carryforwards of ClubCorp on a standalone basis) provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that the financial forecasts and estimates relating to ClubCorp that we have been directed to utilize in our analyses were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of ClubCorp as to the future financial performance of ClubCorp and the other matters covered thereby. We express no opinion as to any such financial forecasts or estimates or the assumptions on which they are based. We have relied upon the assessments of the management of ClubCorp as to, among other things, (i) the potential impact on ClubCorp of certain market, competitive, seasonal and other trends in and prospects for the leisure industry, including the golf, country club and business club sectors thereof and in the geographic regions in which ClubCorp operates, (ii) membership dues and initiation fees, including matters relating to the timing, amounts and likelihood of initiation deposit refunds and/or related state escheatment claims, proceedings or investigations, (iii) planned or contemplated acquisitions, investments and alliances of ClubCorp, including the timing, amounts and related funding, and capital expenditures associated with ClubCorp's existing properties, and (iv) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, club members and joint ventures and other commercial relationships of ClubCorp. We have assumed that there will not be any developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

        Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        We have made no independent investigation of any legal, regulatory, accounting or tax matters affecting ClubCorp or the Merger and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to ClubCorp and/or the Board of Directors of ClubCorp (the "Board"), including, without limitation, advice as to legal, regulatory, accounting and tax consequences to ClubCorp and its stockholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. In addition, in preparing this opinion, we have not taken into account any tax or other consequences of the Merger to, or individual circumstances of, any holder of ClubCorp Common Stock. We have assumed that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other

The Board of Directors ClubCorp Holdings, Inc. July 9, 2017

requirements and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, waivers and releases for the Merger, including with respect to any divestiture or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on ClubCorp or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the final Merger Agreement, when signed by the parties thereto, will be substantially similar to the execution copy reviewed by us.

        It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Per Share Merger Consideration from a financial point of view. Our opinion does not address the relative merits of the Merger contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to ClubCorp, nor does it address the underlying business decision by ClubCorp to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any guarantee, financing or other arrangements, agreements or understandings entered into in connection with, or contemplated by or resulting from, the Merger or otherwise. Our opinion does not constitute a recommendation as to how any stockholder should vote or act with respect to the Merger or any other matter. In addition, no opinion or view is expressed with respect to, and this opinion does not address the relative fairness of, any consideration to holders of any class of securities, creditors or other constituencies of ClubCorp, other than the holders of ClubCorp Common Stock (other than as specified below) to the extent expressly specified herein. We express no opinion as to the prices at which shares of ClubCorp Common Stock or any other securities of ClubCorp may trade or otherwise be transferable at any time. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Per Share Merger Consideration or otherwise. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.

        We have been engaged by ClubCorp to act as financial advisor to the Board in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. We also are entitled to be reimbursed for expenses incurred in connection with our engagement. In addition, ClubCorp has agreed to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.

        As you are aware, we and our affiliates in the past have provided and in the future may provide financial advisory and financing services unrelated to the Merger to ClubCorp, Apollo and certain of their respective affiliates and/or portfolio companies, as the case may be, for which services we and our affiliates have received and would expect to receive compensation, including, during the past two years, having acted as (i) in the case of ClubCorp and its affiliates, joint lead bookrunning manager for a secondary offering of ClubCorp Common Stock, and (ii) in the case of Apollo and certain of its affiliates and/or portfolio companies, (a) financial advisor to Apollo in connection with an acquisition and financial advisor to a portfolio company of Apollo in connection with a private placement of equity and debt securities, (b) dealer manager in connection with a consent solicitation for a portfolio company of Apollo, (c) joint bookrunning manager for certain senior secured and senior unsecured note offerings for certain portfolio companies of Apollo, and (d) sole lead or joint lead arranger for, and as a lender under, various credit facilities for Apollo and certain of its portfolio companies. In addition, in the ordinary course of business, we and our affiliates may trade or hold securities of

The Board of Directors ClubCorp Holdings, Inc. July 9, 2017

ClubCorp, Apollo and certain of their respective affiliates and/or portfolio companies, as the case may be, for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

        Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Per Share Merger Consideration to be received by holders of ClubCorp Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

JEFFERIES LLC

ANNEX C

Opinion of Wells Fargo Securities, LLC

July 9, 2017

The Board of Directors
ClubCorp Holdings, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas 75234

The Board of Directors:

The Board of Directors (the "Board") of ClubCorp Holdings, Inc., a Nevada corporation ("ClubCorp"), has asked Wells Fargo Securities, LLC ("Wells Fargo Securities") to advise it with respect to the fairness, from a financial point of view, to holders of shares of the common stock, par value $0.01 per share, of ClubCorp ("ClubCorp Common Stock") of the Per Share Merger Consideration (defined below) provided for pursuant to an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among Constellation Club Parent, Inc., a Delaware corporation ("Constellation") and affiliate of Apollo Global Management, LLC ("Apollo"), Constellation Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Constellation ("Merger Sub"), and ClubCorp. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into ClubCorp (the "Merger"), with ClubCorp as the surviving entity, pursuant to which each outstanding share of ClubCorp Common Stock will be converted into the right to receive $17.12 in cash (the "Per Share Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In arriving at our opinion, we have, among other things:

  •
  Reviewed an execution copy, provided to us on July 9, 2017, of the Merger Agreement, including the financial terms thereof;

  •
  Reviewed certain publicly available business, financial and other information regarding ClubCorp, including information set forth in its annual reports on Form 10-K for the fiscal years ended December 27, 2014, December 27, 2015 and December 27, 2016 and quarterly report on Form 10-Q for the period ended March 31, 2017;

  •
  Reviewed certain other business and financial information regarding ClubCorp furnished to us by and discussed with the management of ClubCorp, including financial forecasts and estimates relating to ClubCorp prepared by the management of ClubCorp;

  •
  Discussed with the management of ClubCorp the operations and prospects of ClubCorp, including the historical financial performance and trends in the results of operations of ClubCorp;

  •
  Participated in discussions and negotiations among representatives of ClubCorp, Apollo and their respective advisors regarding the Merger and considered the results of the efforts on behalf of ClubCorp to solicit, at the direction of ClubCorp, indications of interest and definitive proposals from third parties regarding a possible acquisition of all or a portion of, or a strategic investment in, ClubCorp;

  •
  Reviewed reported prices and trading activity for ClubCorp Common Stock;

  •
  Compared certain financial data of ClubCorp with similar data of certain publicly traded companies that we deemed relevant in evaluating ClubCorp;

The Board of Directors ClubCorp Holdings, Inc. July 9, 2017 Page 2

  •
  Compared the proposed financial terms of the Merger with financial terms of certain business combinations and other transactions that we deemed relevant in evaluating the Merger;

  •
  Analyzed the estimated present value of the future cash flows per share of ClubCorp based upon the financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the management of ClubCorp; and

  •
  Considered such other information, such as financial studies and analyses, as well as financial, economic and market criteria, and made such other inquiries, as we deemed relevant.

In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax, regulatory and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of the management and other representatives of ClubCorp that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates (including estimates as to potential net operating loss carryforwards of ClubCorp on a standalone basis) and other information relating to ClubCorp that we have been directed to utilize in our analyses, we have been advised by the management of ClubCorp and we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of ClubCorp as to the future financial performance of ClubCorp and the other matters covered thereby. We assume no responsibility for, and express no view as to, any forecasts, estimates or other information utilized in our analyses or the judgments or assumptions upon which they are based. We also have assumed that there have been no meaningful changes in the condition (financial or otherwise), results of operations, businesses or prospects of ClubCorp since the date of the most recent financial statements and other information provided to us. We have relied, with the consent of ClubCorp, upon the assessments of the management of ClubCorp as to, among other things, (i) the potential impact on ClubCorp of certain market, competitive, seasonal and other trends in and prospects for the leisure industry, including the golf, country club and business club sectors thereof and in the geographic regions in which ClubCorp operates, (ii) membership dues and initiation fees, including matters relating to the timing, amounts and likelihood of initiation deposit refunds and/or related state escheatment claims, proceedings or investigations, (iii) planned or contemplated acquisitions, investments and alliances of ClubCorp, including the timing, amounts and related funding, and capital expenditures associated with ClubCorp's existing properties, and (iv) existing and future relationships, agreements and arrangements with, and the ability to attract and retain, key employees, club members and joint ventures and other commercial relationships of ClubCorp. We have assumed, with ClubCorp's consent, that there will be no developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.

In arriving at our opinion, we have not conducted physical inspections of the properties or assets of ClubCorp or any other entity, nor have we made or been provided with any evaluations or appraisals of the properties, assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of ClubCorp or any other entity. We are not experts in the evaluation of, and express no view or opinion with respect to, any matters related to tax audits or assessments, initiation deposits and/or escheatment of unclaimed or abandoned property or the adequacy or sufficiency of allowances for losses or other matters with respect thereto.

The Board of Directors ClubCorp Holdings, Inc. July 9, 2017 Page 3

In rendering our opinion, we have assumed, at the direction of ClubCorp, that the final form of the Merger Agreement, when signed by the parties thereto, will not differ from the execution copy Merger Agreement reviewed by us in any respect meaningful to our analyses or opinion, that the Merger will be consummated in accordance with the terms described in the Merger Agreement and related documents and in compliance with all applicable laws, documents and other requirements without amendment or waiver of any material terms or conditions and that, in the course of obtaining any necessary governmental, regulatory or third party consents, approvals or agreements for the Merger, no delay, limitation or restriction, including any divestiture or other requirements, will be imposed or occur or action will be taken that will be meaningful in any respect to our analyses or opinion.

Our opinion is necessarily based on economic, market, financial and other conditions existing, and information made available to us, as of the date hereof. Although subsequent developments may affect the matters set forth in this opinion, we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on or consider any such events occurring or coming to our attention after the date hereof.

Our opinion only addresses the fairness, from a financial point of view and as of the date hereof, of the Per Share Merger Consideration to be received by holders of ClubCorp Common Stock (other than as specified below) to the extent expressly specified herein, without regard to individual circumstances of specific holders that may distinguish such holders or the securities of ClubCorp held by such holders, and no opinion or view is expressed as to the relative fairness or otherwise of any consideration or other amounts payable to other securityholders or constituents or in respect of any other securities of ClubCorp. Our opinion does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any guarantee, financing or other arrangements, agreements or understandings entered into in connection with or contemplated by the Merger or otherwise. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors or employees of any parties to the Merger or any related entities, or class of such persons, relative to the Per Share Merger Consideration or otherwise. Our opinion also does not address the merits of the underlying decision by ClubCorp to enter into the Merger Agreement or the relative merits of the Merger compared with other business strategies or transactions available or that have been or might be considered by ClubCorp or the Board or in which ClubCorp might engage. We also are not expressing any opinion or view with respect to, and have relied upon the assessments of representatives of ClubCorp regarding, accounting, tax, regulatory, legal or similar matters as to which we understand that ClubCorp obtained such advice as it deemed necessary from qualified professionals.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to ClubCorp in connection with the Merger and will receive a fee for such services, a portion of which will be payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. ClubCorp also has agreed to reimburse certain of Wells Fargo Securities' expenses and to indemnify us and certain related parties against certain liabilities that may arise out of our engagement. In addition, as you are aware, our affiliate, Wells Fargo Bank, N.A. ("Wells Fargo Bank"), has been requested to provide, and anticipates providing, a consent waiving certain change-of-control provisions that otherwise would be triggered by

The Board of Directors ClubCorp Holdings, Inc. July 9, 2017 Page 4

virtue of the Merger under Wells Fargo Bank's secured mortgage loan to an affiliate of ClubCorp, for which consent our affiliate would receive compensation.

Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which we and such affiliates receive customary fees and, given certain policies and procedures designed to preserve the independence of our research and credit analysts, the views of such analysts may differ from those reflected in our analyses and opinion. In connection with unrelated matters, Wells Fargo Securities and our affiliates in the past have provided, currently are providing and in the future may provide investment banking services to ClubCorp, Apollo and certain of their respective affiliates and/or portfolio companies, as the case may be, for which Wells Fargo Securities and our affiliates have received and would expect to receive fees including, during the past two years, having acted or acting as (i) in the case of ClubCorp and certain of its affiliates, (a) joint bookrunning manager for a secondary offering of ClubCorp Common Stock, (b) joint bookrunning manager for a debt offering of a subsidiary of ClubCorp, and (c) joint lead arranger and joint bookrunner for, and as a lender under, certain credit facilities of ClubCorp and certain of its affiliates, and (ii) in the case of Apollo and certain of its affiliates and/or portfolio companies, (a) joint bookrunning manager and/or placement agent for certain equity offerings of Apollo and certain of its portfolio companies, (b) joint lead or joint bookrunning manager and/or co-manager for certain debt offerings of Apollo and certain of its portfolio companies, (c) joint lead arranger, joint bookrunner and/or syndication agent for, and as a lender under, certain credit facilities of Apollo and certain of its portfolio companies, and (d) broker for certain real estate sales. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of ClubCorp, Apollo and certain of their respective affiliates and/or portfolio companies, as the case may be, for our and our affiliates' own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

It is understood that this opinion is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Merger. Our opinion does not constitute a recommendation to the Board or any other person or entity in respect of the Merger, including as to how any shareholder should vote or act in connection with the Merger or any other matters.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by holders of ClubCorp Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

WELLS FARGO SECURITIES, LLC

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1. To adopt the Agreement and Plan of Merger, dated as of July 9, 2017, as it may be amended or modified from time to time, among ClubCorp, Constellation Club Parent, Inc., and Constellation Merger Sub Inc. (the "merger agreement") 0 0 0 0 0 0 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ClubCorp to its named executive officers that is based on or otherwise relates to the merger To approve any proposal to adjourn the special meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger agreement. 3. NOTE: In their discretion, the persons named as proxies on the reverse of this card are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s)thereof. John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000342332_1 R1.0.1.15 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 CLUBCORP HOLDINGS, INC. 3030 LBJ FREEWAY, SUITE 600 DALLAS, TX 75234 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com CLUBCORP HOLDINGS, INC. Special Meeting of Shareholders [ . ], 2017 This proxy is solicited by the Board of Directors The undersigned hereby appoints Eric L. Affeldt, Curtis D. McClellan and Ingrid J. Keiser, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CLUBCORP HOLDINGS, INC. that the undersigned is entitled to vote at the Special Meeting of shareholders to be held at [ . ], CDT on [ . ], 2017, at La Cima Club, 5215 North O'Connor Boulevard, The Tower at Williams Square, Suite 2600, Irving, Texas 75039 and any adjournment or postponement thereof (the "Special Meeting"). This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "For" proposals 1, 2, and 3 and in the discretion of the proxies with respect to any other business as may properly come before the Special Meeting. Continued and to be signed on reverse side 0000342332_2 R1.0.1.15